As filed with the Securities and Exchange Commission on November 30, 1994

                                             Registration No. 33-_____


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          _______________________
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          _______________________
                       CRESTAR FINANCIAL CORPORATION
           (Exact name of registrant as specified in its charter)

     Virginia                           6711                    54-0722175
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of incorporation or           Classification Code Number)   Identification No.)
organization)

                            919 East Main Street
                               P.O. Box 26665
                       Richmond, Virginia  23261-6665
                               (804) 782-5000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JOHN C. CLARK, III
              Corporate Senior Vice President, General Counsel
                               and Secretary
                       Crestar Financial Corporation
                            919 East Main Street
                               P.O. Box 26665
                       Richmond, Virginia  23261-6665
                               (804) 782-7445
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                 Copies To:
         LATHAN M. EWERS, JR.                     PHILIP ROSS BEVAN
           Hunton & Williams             Elias, Matz, Tiernan & Herrick L.L.P.
           951 E. Byrd Street               12th Floor, The Walker Building
        Riverfront Plaza, East Tower             734 15th Street, N.W.
       Richmond, Virginia 23219-4074            Washington, D.C. 20005
             (804) 788-8269                          (202) 347-0300

 Approximate date of commencement of the proposed sale of the securities to the public:
 As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                      CALCULATION OF REGISTRATION FEE

   Title of Each Class of                Maximum Amount         Proposed Maximum          Proposed Maximum          Amount of
Securities To Be Registered             To Be Registered      Offering Price Per Unit   Aggregate Offering Price   Registration Fee
Common Stock, $5.00 par value per share   1,278,790 shares(1)      $5.1875(2)               $36,190,511(2)            $12,479
Common Stock, $5.00 par value per share      66,667 shares(1)         $10.0000(2)            $2,000,000(2)               $690
Preferred Share Purchase Rights(3)        1,345,457 rights            N/A                        N/A                      N/A

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which are expected to be issued in connection with the transactions described herein.
(2) Estimated solely for purposes of calculating the registration fee (a) in accordance with Rule 457(f)(1) for TideMark Bancorp, Inc. Common Stock, with the market value of TideMark Common Stock being exchanged in the transaction for Crestar Common Stock based on the average of the bid and asked prices for TideMark Common Stock as reported by NASDAQ on November 28, 1994; (b) in accordance with Rule 457(f)(2) for TideMark Series A Preferred Stock, using the per share book value of TideMark Series A at its anticipated issue date of December 15, 1994, and (c) assuming no cash will be paid by Registrant in the exchange.
(3) The Rights to purchase Participating Cumulative Preferred Stock, Series C will be attached to and will trade with shares of the Common Stock of Crestar.
                          _______________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                       CRESTAR FINANCIAL CORPORATION

                           CROSS-REFERENCE SHEET


 Item of Form S-4                Location in Prospectus
 1.       Forepart of            Facing Page; Cross Reference
          Registration           Sheet; Outside Front Cover
          Statement and          Page of Prospectus
          Outside Front
          Cover Page of
          Prospectus

 2.       Inside Front and       Inside Front Cover Page of
          Outside Back Cover     Prospectus; Table of Contents;
          Pages of               Available Information;
          Prospectus             Incorporation of Certain
                                 Information by Reference

 3.       Risk Factors,          Summary; Comparative Per Share
          Ratio of Earnings      Data
          to Fixed Charges
          and Other
          Information
 4.       Terms of the           Summary; The Holding Company
          Transaction            Merger; Comparative Rights of
                                 Shareholders; Annex I; Annex
                                 II; Annex III

 5.       ProForma Financial     Not Applicable
          Information
 6.       Material Contracts     Not Applicable
          with the Company
          Being Acquired

 7.       Additional             Not Applicable
          Information
          Required for
          Reoffering by
          Persons and
          Parties Deemed to
          be Underwriters

 8.       Interests of Named     Not Applicable
          Experts and
          Counsel
 9.       Disclosure of          Not Applicable
          Commission's
          Position on
          Indemnification
          for Securities Act
          Liabilities

 10.      Information with       Available Information;
          Respect to S-3         Incorporation of Certain
          Registrants            Information by Reference;
                                 Summary

 Item of Form S-4                Location in Prospectus

 11.      Incorporation of       Incorporation of Certain
          Certain                Information by Reference
          Information by
          Reference
 12.      Information with       Not Applicable
          Respect to S-2 or
          S-3 Registrants

 13.      Incorporation of       Not Applicable
          Certain
          Information by
          Reference

 14.      Information with       Not Applicable
          Respect to
          Registrants Other
          than S-2 or S-3
          Registrants
 15.      Information with       Not Applicable
          Respect to S-3
          Companies

 16.      Information with       Not Applicable
          Respect to S-2 or
          S-3 Companies
 17.      Information with       Summary; Supervision and
          Respect to             Regulation; Business of
          Companies other        TideMark; Price Range of
          than S-2 or S-3        TideMark Common Stock and
          Companies              Dividend Policy; Experts;
                                 Consolidated Financial
                                 Statements of TideMark

 18.      Information if         Incorporation of Certain
          Proxies, Consents      Information By Reference;
          or Authorizations      Summary -- Shareholder
          are to be              Meeting; The Holding Company
          Solicited              Merger; The Holding Company
                                 Merger -- Rights of
                                 Shareholders Electing to
                                 Exercise Their Right of
                                 Appraisal; Annex III

 19.      Information if         Not Applicable
          Proxies, Consents
          or Authorizations
          are not to be
          Solicited, or in
          an Exchange Offer



                    [TideMark Bancorp, Inc. Letterhead]


                            __________ __, 1994


Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of TideMark Bancorp, Inc. ("TideMark") on January 26, 1995 at 10:00 a.m., Eastern Time, at the Holiday Inn Hampton-Coliseum Hotel and Conference Center, located at 1815 West Mercury Boulevard, Hampton, Virginia. This is a very important meeting regarding your investment in TideMark.

     One purpose of the meeting is to consider and vote upon the Agreement and Plan of Reorganization, dated as of October 31, 1994, by and among TideMark, TideMark Bank, Crestar Financial Corporation ("Crestar") and Crestar Bank, and related Plan of Merger (together, the "Agreement"), pursuant to which, among other things, TideMark will be merged with and into Crestar (the "Holding Company Merger"). In connection with the
Holding Company Merger, each share of common stock of TideMark outstanding immediately prior to consummation of the Holding Company Merger (other than shares held by Crestar or dissenters' shares) will be converted into and represent the right to receive shares of common stock of Crestar and/or, subject to certain limitations, cash, as described in the accompanying Proxy Statement/Prospectus. Your Board of Directors unanimously recommends that you vote in favor of the Agreement and the Holding Company Merger, which the Board believes is in the best interests of the shareholders of TideMark.

     At the Annual Meeting, shareholders will also be asked to elect three directors for terms of three years and until their successors are elected and qualified, to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as TideMark's independent auditors for fiscal year 1995, to approve an adjournment of the Annual Meeting if necessary to obtain additional votes in favor of the Agreement, and to transact such other business as may properly come before the meeting.

     Enclosed is a Notice of the Annual Meeting of Shareholders, a Proxy Statement/Prospectus containing a discussion of the Agreement and the Holding Company Merger, a proxy card and a Cash Option Form, which is described in the Proxy Statement/Prospectus. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the Annual Meeting, you may vote your shares in person whether or not you have previously submitted a proxy. It is important to understand that the Agreement and Holding Company Merger must be approved by the holders of more than two-thirds of all outstanding shares of common stock of TideMark and that the failure to vote will have the same effect as a vote against the proposal. On behalf of the Board, thank you for your attention to this important matter.

                             Very truly yours,


________________________                        ___________________________
Gordon L. Gentry, Jr.                           Robert N. Springer
Chairman of the Board                           President and Chief
                                                   Executive Officer







                           TIDEMARK BANCORP, INC.
                            301 Hiden Boulevard
                        Newport News, Virginia 23606
                               (804)599-1400

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held on January 26, 1995


TO THE SHAREHOLDERS OF TIDEMARK BANCORP, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders has been called by the Board of Directors of TideMark Bancorp, Inc.
("TideMark") and will be held at the Holiday Inn Hampton-Coliseum Hotel and Conference Center, located at 1815 West Mercury Boulevard, Hampton, Virginia, on January 26, 1995 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

     1. Proposed Holding Company Merger. To consider and vote upon the Agreement and Plan of Reorganization dated as of October 31, 1994 and a related Holding Company Plan of Merger (the "Agreement") providing for the merger of TideMark with and into Crestar Financial Corporation (the "Holding Company Merger"). The Agreement is attached to the accompanying Proxy Statement/Prospectus as Annex I;

     2. Election of Directors. To elect three directors for terms of three years and until their successors are elected and qualified;

     3. Ratification of Auditors. To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as TideMark's independent auditors for fiscal year 1995;

     4. Adjournment. To consider and vote upon a proposal to approve an adjournment of the Annual Meeting to another date, time and/or place for the purpose of soliciting additional proxies in favor of the Agreement in the event that there are not sufficient votes at the time of the Annual Meeting to approve the Agreement; and,

     5. Other Business. To consider and vote upon such other matters as may properly come before the meeting.

     Only those holders of TideMark common stock of record at the close of business on December 1, 1994 shall be entitled to notice of and to vote at the meeting. The affirmative vote of the holders of more than two-thirds of the issued and outstanding shares of TideMark common stock entitled to vote at the meeting is required to approve the Holding Company Merger.

     Pursuant to the Virginia Stock Corporation Act (the "VSCA"), holders of TideMark common stock entitled to vote on approval of the Agreement and the related Holding Company Plan of Merger have the right to dissent from the Holding Company Merger and to demand payment of the fair value of each such holder's shares of TideMark common stock in the event the Holding Company Merger is consummated. A holder of TideMark common stock who wishes to assert such holder's dissenters' rights must (i) deliver to TideMark, before such vote is taken on the Agreement and the related Holding Company Plan of Merger, written notice of such holder's intent to demand payment for such shares if the Holding Company Merger is consummated, (ii) not vote such shares in favor of approval of the Agreement and the related Holding Company Plan of Merger, and (iii) comply with the further provisions of the VSCA in order to be entitled to receive in cash, if the Holding Company Merger is consummated, the fair value of such holder's TideMark common stock. A vote against approval of the Agreement and the related Holding Company Plan of Merger will not constitute written notice of an intent to demand payment nor will a failure to vote against such approval constitute a waiver of dissenters' rights. A copy of the applicable provisions of the VSCA referred to above is set forth in Annex IV to the accompanying Proxy Statement/Prospectus and a summary of such provisions is set forth in the accompanying Proxy Statement/Prospectus under "The Holding Company Merger -- Dissenters' Rights."

                              By Order of the Board of Directors,


                              Betty H. Looper
                              Secretary

___________ __, 1994
Newport News, Virginia



THE BOARD OF DIRECTORS OF TIDEMARK UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF TIDEMARK COMMON STOCK VOTE TO APPROVE THE HOLDING COMPANY MERGER PROPOSAL.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS
ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED. ANY PROXY MAY
BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME.



                              PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF SHAREHOLDERS
                                     OF
                           TIDEMARK BANCORP, INC.

                       To Be Held On January 26, 1995
                              _______________

                               PROSPECTUS OF
                       CRESTAR FINANCIAL CORPORATION
                                Common Stock
                              par value $5.00
                              _______________

     This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $0.01 per share (the "TideMark Common Stock"), of TideMark Bancorp, Inc., a Virginia corporation ("TideMark"), in connection with the solicitation of proxies by the TideMark Board of Directors (the "TideMark Board") for use at the Annual Meeting of TideMark shareholders to be held at 10:00 a.m. on January 26, 1995, at the Holiday Inn Hampton-Coliseum Hotel and Conference Center, located at 1815 West Mercury Boulevard, Hampton, Virginia (the "TideMark Shareholder Meeting" or the "Annual Meeting").

     At the TideMark Shareholder Meeting, shareholders of record of TideMark Common Stock as of the close of business on December 1, 1994, will consider and vote upon a proposal to approve the Agreement and Plan of Reorganization (the "Agreement"), dated as of October 31, 1994, by and among Crestar Financial Corporation ("Crestar"), Crestar Bank, a Virginia banking corporation wholly owned by Crestar ("Crestar Bank"), TideMark, and TideMark Bank, a federally chartered stock savings bank wholly owned by TideMark ("TideMark Bank"), pursuant to which, among other things, TideMark will merge with and into Crestar (the "Holding Company Merger").
Thereafter TideMark Bank will merge into Crestar Bank (the "Bank Merger"). The Holding Company Merger and the Bank Merger are sometimes referred to together as the "Transaction". Upon consummation of the Holding Company Merger, which is expected to occur in March, 1995, each outstanding share of TideMark Common Stock (other than shares as to which the holder exercises and perfects the statutory right to an appraisal ("Dissenting Shares") and other than shares held by Crestar) shall be converted into and represent the right to receive (upon a shareholder's election) either
(i) $5.50 in cash per share of TideMark Common Stock (the "Common Stock Price Per Share") (provided that the number of shares of TideMark Common Stock for which shareholders elect to receive cash, when added to the number of Dissenting Shares, shall not exceed 40% of the outstanding shares of TideMark Common Stock) or (ii) a number of shares of Crestar Common Stock, determined by dividing $5.50 (the "Common Stock Price Per Share") by the average closing price of Crestar Common Stock (the "Average Closing Price") as reported on the New York Stock Exchange ("NYSE") for each of the 10 trading days ending on the tenth day prior to the Effective Time of the Holding Company Merger (the "Common Stock Exchange Ratio"), subject to adjustment as set forth in the Agreement. Upon consummation of the Holding Company Merger, each outstanding share of TideMark Non-Cumulative Preferred Stock, Series A ("TideMark Series A") which was issued by TideMark on December 15, 1994 to Crestar Securities Corporation in conjunction with TideMark's acquisition of certain assets and liabilities of Bay Savings Bank, FSB, shall be converted into and represent the right to receive a number of shares of Crestar Common Stock determined by dividing $10.00 per share of TideMark Series A (the "Preferred Stock Price Per Share") by the Average Closing Price as reported on the NYSE for each of the ten trading days ending on the tenth day prior to the Effective Time of the Holding Company Merger (the "Preferred Stock Exchange Ratio"), subject to adjustment as set forth in the Agreement. Based on the closing price of Crestar Common Stock on the NYSE on _____________ __, 1994 of $________, each share of TideMark Common Stock would have been exchanged for _____ shares of Crestar Common Stock and each share of TideMark Series A would have been exchanged for _____ shares of Crestar Common Stock if such date had been the Effective Time of the Holding Company Merger. Such number of shares of Crestar Common Stock may increase or decrease depending on the Average Closing Price as described herein. See "The Holding Company
Merger -- Determination of Exchange Ratios and Exchange for Crestar Common Stock." For a description of the Agreement, which is included herein in its entirety as Annex I to this Proxy Statement/Prospectus, see "The Holding Company Merger."

     At the TideMark Shareholder Meeting, TideMark shareholders will also be asked to elect three directors for terms of three years and until their successors are elected and qualified, to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as TideMark's independent auditors for fiscal year 1995, to approve a proposal to adjourn the Annual Meeting for the purpose of soliciting additional proxies in favor of the Agreement if, at the time of the TideMark Shareholder Meeting, there are not sufficient votes to approve the Agreement and to transact such other business as may properly come before such Annual Meeting.

                              _______________

     This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to shareholders of TideMark on or about _______ __, 1994.

                              _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF CRESTAR COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                              _______________

The date of this Proxy Statement/Prospectus is ________ __, 1994.



                             TABLE OF CONTENTS

                                                                       Page

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .   1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . .   2

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Parties to the Transaction . . . . . . . . . . . . . . . . . . . .   4
     Shareholder Meeting  . . . . . . . . . . . . . . . . . . . . . . .   5
     Vote Required; Record Date . . . . . . . . . . . . . . . . . . . .   6
     The Holding Company Merger . . . . . . . . . . . . . . . . . . . .   6
     The Exchange Ratios  . . . . . . . . . . . . . . . . . . . . . . .   7
     Cash Election  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Rights of Shareholders Electing to Exercise Their Right of
          Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . .   9
     Conditions to Consummation . . . . . . . . . . . . . . . . . . . .   9
     Conduct of Business Pending the Holding Company Merger . . . . . .  10
     Interests of Certain Persons in the Holding Company Merger . . . .  10
     Resale of Crestar Common Stock . . . . . . . . . . . . . . . . . .  10
     Certain Federal Income Tax Consequences of the Transaction . . . .  10
     Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . .  11
     Market Prices Prior to Announcement of the Transaction . . . . . .  11
     Comparative Per Share Data . . . . . . . . . . . . . . . . . . . .  12
     Selected Financial Data  . . . . . . . . . . . . . . . . . . . . .  14

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  18

THE HOLDING COMPANY MERGER  . . . . . . . . . . . . . . . . . . . . . .  21
     Background and Reasons . . . . . . . . . . . . . . . . . . . . . .  21
     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . .  22
     Effective Time of the Holding Company Merger . . . . . . . . . . .  27
     Determination of Exchange Ratios and Exchange for Crestar Common
          Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Cash Election; Election Procedures . . . . . . . . . . . . . . . .  29
     Business of TideMark Pending the Holding Company Merger  . . . . .  30
     Conditions to Consummation of the Holding Company Merger . . . . .  32
     Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . .  33
     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . .  37
     Operations After the Holding Company Merger  . . . . . . . . . . .  37
     Interests of Certain Persons in the Transaction  . . . . . . . . .  37
     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     Effect on TideMark Employee Benefits Plans . . . . . . . . . . . .  39
     Certain Federal Income Tax Consequences  . . . . . . . . . . . . .  41
     Rights of Shareholders Electing to Exercise Their Right of
          Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . .  46


INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
DIRECTORS WHOSE TERMS CONTINUE AND
EXECUTIVE OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     Election of Directors  . . . . . . . . . . . . . . . . . . . . . .  50
     Executive Officers Who Are Not Directors . . . . . . . . . . . . .  53

THE TIDEMARK BOARDS OF DIRECTORS AND COMMITTEES . . . . . . . . . . . .  54
     Committees of TideMark Board . . . . . . . . . . . . . . . . . . .  54

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . .  56
     Summary of Compensation in 1994, 1993 and 1992 . . . . . . . . . .  56
     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Profit Sharing and Savings Plan  . . . . . . . . . . . . . . . . .  57
     Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     Executive Retirement Plan  . . . . . . . . . . . . . . . . . . . .  59
     Key Employee Restricted Stock Incentive Plan . . . . . . . . . . .  60
     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . .  61
     Executive Compensation Committee Report on Executive
          Compensation  . . . . . . . . . . . . . . . . . . . . . . . .  64
     Comparative Performance of TideMark  . . . . . . . . . . . . . . .  65
     Indebtedness of Management . . . . . . . . . . . . . . . . . . . .  68

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT . . . . . . . . . . .  69

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF TIDEMARK . . . .  70
     Independent Auditors . . . . . . . . . . . . . . . . . . . . . . .  70

ADJOURNMENT OF ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . .  71

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

BUSINESS OF CRESTAR . . . . . . . . . . . . . . . . . . . . . . . . . .  72

BUSINESS OF TIDEMARK  . . . . . . . . . . . . . . . . . . . . . . . . .  75

PRICE RANGE OF TIDEMARK COMMON STOCK
AND DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . .  77

TIDEMARK SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS . . . . . . . . . . . . . . . . . . . . . . .  78

SUPERVISION AND REGULATION OF CRESTAR . . . . . . . . . . . . . . . . .  81
     Bank Holding Companies . . . . . . . . . . . . . . . . . . . . . .  81
     Capital Requirements . . . . . . . . . . . . . . . . . . . . . . .  82
     Limits on Dividends and Other Payments . . . . . . . . . . . . . .  84
     Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     Other Safety and Soundness Regulations . . . . . . . . . . . . . .  86

DESCRIPTION OF CRESTAR CAPITAL STOCK  . . . . . . . . . . . . . . . . .  87
     Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  88
     Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     Virginia Stock Corporation Act . . . . . . . . . . . . . . . . . .  89

COMPARATIVE RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . .  91
     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .  91
     Amendment of Articles or Bylaws  . . . . . . . . . . . . . . . . .  91
     Required Shareholder Vote for Certain Actions  . . . . . . . . . .  92
     Director Nominations . . . . . . . . . . . . . . . . . . . . . . .  93
     Directors and Classes of Directors; Vacancies and Removal of
          Directors . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     Anti-Takeover Provisions . . . . . . . . . . . . . . . . . . . . .  95
     Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . .  95
     Assessment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
     Conversion; Redemption; Sinking Fund . . . . . . . . . . . . . . .  95
     Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . .  95
     Dividends and Other Distributions  . . . . . . . . . . . . . . . .  96
     Special Meetings of Shareholders . . . . . . . . . . . . . . . . .  96
     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . .  96
     Shareholder Proposals  . . . . . . . . . . . . . . . . . . . . . .  97
     Shareholder Inspection Rights; Shareholder Lists . . . . . . . . .  98
     Shareholder Rights Plan  . . . . . . . . . . . . . . . . . . . . .  99
     Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . .  99

RESALE OF CRESTAR COMMON STOCK  . . . . . . . . . . . . . . . . . . . .  99

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . 101

ANNUAL REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101


ANNEX I   --  Agreement and Plan of Reorganization dated October 31,
              1994; Plans of Merger
ANNEX II  --  Stock Option Agreement dated September 20, 1994
ANNEX III --  Fairness Opinion of Scott & Stringfellow, Inc.
ANNEX IV  --  Article 15 of the Virginia Stock Corporation Act
              relating to Dissenters' Rights
ANNEX V   --  TideMark Form 10-K for the year-ended June 30, 1994
ANNEX VI  --  TideMark 1994 Annual Report to Shareholders
ANNEX VII --  TideMark Form 10-Q for the quarter ended September 30,
              1994


                           AVAILABLE INFORMATION

     Crestar and TideMark are subject to the reporting and informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511 or Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 for Crestar and at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006 for TideMark. As permitted by the Rules and Regulations of the SEC, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, and exhibits thereto (together with the amendments thereto, the "Registration Statement"), which has been filed by Crestar with the SEC under the Securities Act of 1933 (the "1933 Act") with respect to Crestar Common Stock and to which reference is hereby made.

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Proxy Statement/Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by Crestar or TideMark. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction to whom it would be unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor the distribution of any of the securities to which this Proxy Statement/Prospectus relates shall, at any time, imply that the information herein is correct as of any time subsequent to the date hereof.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATING TO CRESTAR AND TideMark THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. CRESTAR DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM CRESTAR'S INVESTOR RELATIONS DEPARTMENT, CRESTAR FINANCIAL CORPORATION, 919 EAST MAIN STREET, RICHMOND, VIRGINIA 23261-6665, (804) 782-7152. TIDEMARK DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST
FROM BETTY H. LOOPER, SECRETARY, TIDEMARK BANCORP, INC., 301 HIDEN BOULEVARD, NEWPORT NEWS, VIRGINIA 23606, (804) 599-1400. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY JANUARY 12, 1995.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by Crestar are incorporated by reference in this Proxy Statement/Prospectus: (i) Crestar's Annual Report on
Form 10-K for the year ended December 31, 1993; (ii) Crestar's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994; (iii) the description of Crestar Common Stock in Crestar's registration statement filed under the Exchange Act with respect to Crestar Common Stock, including all amendments and reports filed for the purpose of updating such description; (iv) Crestar's Current Report on Form 8-K, dated March 10, 1994; (v) Crestar's Current Report on Form 8-K, dated September 23, 1994; and (vi) Crestar's Current Report on 8-K, dated November 9, 1994.

     The following documents filed by TideMark with the SEC are incorporated by reference in this Proxy Statement/Prospectus: (i) TideMark's Annual Report on Form 10-K for the year ended June 30, 1994;
(ii) TideMark's Quarterly Report on Form 10-Q for the period ended September 30, 1994; (iii) TideMark's Current Report on Form 8-K, dated July 11, 1994; (iv) TideMark's Current Report on Form 8-K, dated September 20, 1994; and (v) TideMark's Current Report on 8-K, dated October 31, 1994.

     All documents filed by Crestar and TideMark pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the TideMark Shareholder Meeting are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement/Prospectus or any supplement hereto.

     Also incorporated by reference herein is the Agreement and Plan of Reorganization among Crestar, Crestar Bank, TideMark and TideMark Bank, dated October 31, 1994, which is attached to this Proxy
Statement/Prospectus as Annex I.



                   CERTAIN INFORMATION REGARDING TIDEMARK

     Selected portions of certain reports filed by TideMark with the SEC are included (without the exhibits thereto) as Annexes to this Proxy Statement/Prospectus. Portions of TideMark's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 (the "TideMark Form 10-K") appear as Annex V; portions of TideMark's 1994 Annual Report to Shareholders (the "TideMark Annual Report"), including the audited financial statements of TideMark and notes thereto, appear as Annex VI; and portions of TideMark's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 appear as Annex VII. Such Annexes (excluding any documents incorporated by reference therein or exhibits thereto) are part of this Proxy Statement/Prospectus and should be carefully reviewed for the information regarding TideMark contained therein. The portions of the reports which do not appear in the Annexes, as well as the documents incorporated by reference by, or included as exhibits to, such reports are NOT a part of this Proxy Statement/Prospectus or the Registration Statement.

                                  SUMMARY

     The following summary is not intended to be a complete description of all material facts regarding Crestar, TideMark and the matters to be considered at the TideMark Shareholder Meeting and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein. Shareholders are urged to carefully read all such information.

Parties to the Transaction

     Crestar. Crestar is the holding company for Crestar Bank (Virginia), Crestar Bank NA (Washington, D.C.) and Crestar Bank MD (Maryland). At September 30, 1994, Crestar had approximately $14.5 billion in total assets, $11.0 billion in total deposits and $1.1 billion in total shareholders' equity.

     In 1963, six Virginia banks combined to form United Virginia Bankshares Incorporated ("UVB"), a bank holding company formed under the Bank Holding Company Act of 1956 (the "BHCA"). UVB (parent company of United Virginia Bank) extended its operations into the District of Columbia by acquiring NS&T Bank, N.A. on December 27, 1985 and into Maryland by acquiring Bank of Bethesda on April 1, 1986. On September 1, 1987, UVB became Crestar Financial Corporation and its bank subsidiaries adopted their present names.

     Crestar serves customers through a network of 336 banking offices and 276 automated teller machines (as of September 30, 1994). Crestar offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. Crestar's subsidiary, Crestar Insurance Agency, Inc., offers a variety of personal and business insurance products. Securities brokerage and investment banking services are offered by Crestar's subsidiary, Crestar Securities Corporation. Mortgage loan origination, servicing and wholesale lending are offered by Crestar Mortgage Corporation, and investment advisory services are offered by Capitoline Investment Services Incorporated, both of which are subsidiaries of Crestar Bank. These various Crestar subsidiaries provide banking and non-banking services throughout Virginia, Maryland and Washington, D.C., as well as certain non-banking services to customers in other states.

     The executive offices of Crestar are located in Richmond, Virginia at Crestar Center, 919 East Main Street. Regional headquarters are located in Norfolk and Roanoke, Virginia and in Washington, D.C. Crestar's principal Operations Center is located in Richmond. See "Business of Crestar."

     TideMark. TideMark is a Virginia-chartered savings and loan holding company headquartered in Newport News, Virginia. Substantially all of TideMark's assets and operations are in TideMark Bank, a federal stock savings bank, formerly known as Newport News Savings Bank. TideMark Bank has been in business since 1887 and is the oldest and largest financial institution headquartered on the Virginia Peninsula. At September 30,
1994, TideMark had consolidated assets of $387.4 million, deposits of $228.5 million and stockholders' equity of $19.4 million. TideMark serves more than 30,000 customers through its nine retail banking offices in its primary market areas - the Virginia Peninsula, Middle Peninsula and Northern Neck. TideMark Bank offers a variety of retail deposit products, all of which are insured through the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), to individuals and businesses. TideMark operates five automated teller machines throughout the market area. TideMark's lending activities focus on meeting the needs in its market area by offering permanent and construction residential loans, second mortgages and equity lines of credit, consumer loans, permanent and construction commercial real estate and business loans and lines of credit to local individuals and businesses. Additionally, TideMark originates mortgage loans through its TideMark Mortgage Division offices located in Newport News and Chesapeake, Virginia.

     On July 12, 1994, TideMark executed an agreement to acquire the branch offices and deposits of Bay Savings Bank, FSB, Newport News, Virginia ("Bay" or "Bay Savings"), and on July 18, 1994, TideMark executed an agreement whereby TideMark agreed to acquire the right to service Bay's residential loan portfolio (collectively, the "Bay Agreement"). TideMark has received regulatory approval of these transactions. In September, 1994, Crestar Securities Corporation, a wholly-owned subsidiary of Crestar, executed a commitment to purchase shares of the TideMark Series A Preferred Stock for $2.0 million in order to finance the Bay Agreement. TideMark expects to consummate the Bay Agreement on December 19, 1994. TideMark sold its Kilmarnock, Virginia branch office on November 10, 1994 to the Bank of Lancaster.

     The executive offices of TideMark are located at 301 Hiden Boulevard, Newport News, Virginia 23606. See "Business of TideMark."

Shareholder Meeting

     The TideMark Shareholders Meeting will be held on January 26, 1995 at 10:00 a.m., at the Holiday Inn Hampton-Coliseum Hotel and Conference Center located at 1815 West Mercury Boulevard, Hampton, Virginia, for the purpose of considering and voting upon (i) a proposal to approve the Agreement and a related Holding Company Plan of Merger; (ii) the election of three directors for terms of three years and until their successors are elected and qualified; (iii) the ratification of the appointment of independent auditors for fiscal year 1995; (iv) the adjournment of the Annual Meeting, if necessary, in order to solicit additional votes in favor of the Agreement; and such other business as may properly come before the meeting.

Vote Required; Record Date

     Only TideMark shareholders of record at the close of business on December 1, 1994 (the "Record Date") will be entitled to vote at the TideMark Shareholder Meeting. The affirmative vote of the holders of more than two-thirds of the shares outstanding on such date is required to approve the Holding Company Merger, a plurality is required to elect the Board's nominees and a majority of votes cast is required to ratify the appointment of the independent auditors and to approve the adjournment proposal. As of the Record Date, there were 6,934,484 shares of TideMark Common Stock entitled to be voted, held by approximately __ shareholders of record.

     The directors of TideMark and their affiliates beneficially owned, as of the Record Date, _________ shares or approximately _____% of the ___________ outstanding shares of TideMark Common Stock. The directors of TideMark have agreed with Crestar to recommend the approval of the Holding Company Merger to the stockholders of TideMark and to vote the shares of TideMark Common Stock beneficially owned by them, and with respect to which they have the power to vote, in favor of the Holding Company Merger. See "TideMark Security Ownership of Certain Beneficial Owners."

     The Board of Directors of Crestar has approved the Holding Company Merger and approval of the Holding Company Merger by Crestar shareholders is not required by the Virginia Stock Corporation Act (the "VSCA").

The Holding Company Merger

     Pursuant to the Agreement, at the Effective Time of the Holding Company Merger, TideMark will merge into Crestar in accordance with the Holding Company Plan of Merger whereby the separate existence of TideMark will cease. At the Effective Time of the Holding Company Merger, each outstanding share of TideMark Common Stock (other than shares held by Crestar or Dissenting Shares) shall be converted into and represent the right to receive (upon a shareholder's election) either (i) $5.50 in cash (provided that the number of shares of TideMark Common Stock that may be exchanged for cash, when added to the Dissenting Shares, shall not exceed 40% of the outstanding shares of TideMark Common Stock) or (ii) a number of shares of Crestar Common Stock, determined by the Common Stock Exchange Ratio, subject to adjustment as set forth in the Agreement. At the Effective Time of Holding Company Merger, each outstanding Share of TideMark Series A (other than shares held by Crestar or Dissenting Shares) shall be converted into and represent the right to receive a number of shares of Crestar Common Stock, determined by the Preferred Stock Exchange Ratio, subject to adjustment as set forth in the Agreement.

     Immediately following the Effective Time of the Holding Company Merger, TideMark Bank will merge into Crestar Bank in accordance with the Bank Plan of Merger, and the separate existence of TideMark Bank will cease. The Bank Merger is intended to qualify as an "Oakar" transaction to avoid the payment of Federal Deposit Insurance Corporation ("FDIC") exit and entrance fees in accordance with Section 5(d)(3) of the Federal Deposit Insurance Act ("FDIA").

The Exchange Ratios

     For the purpose of determining the Common Stock Exchange Ratio, each share of TideMark Common Stock has been valued at $5.50 (the "Common Stock Price Per Share"). The number of shares of Crestar Common Stock to be delivered for each share of TideMark Common Stock will be determined by dividing $5.50 per share of TideMark Common Stock by the average closing price of Crestar Common Stock as reported on the NYSE for each of the ten trading days ending on the tenth day prior to the Effective Time of the Holding Company Merger (the "Average Closing Price"). For the purpose of determining the Preferred Stock Exchange Ratio, each share of TideMark Series A has been valued at $10.00 (the "Preferred Stock Price Per Share"). The number of shares of Crestar Common Stock to be delivered for each share of TideMark Series A will be determined by dividing $10.00 by the Average Closing Price. The Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio are sometimes referred to together as the "Exchange Ratios." The Exchange Ratios would be appropriately adjusted in the event of any distribution (other than cash dividends) with respect to Crestar Common Stock which occurs prior to the effective date of the Transaction. The Common Stock Price Per Share and the Preferred Stock Price Per Share are sometimes referred to together as the "Merger Consideration." At the Effective Time of the Holding Company Merger, outstanding options to purchase TideMark Common Stock (the "TideMark Options"), other than the option held by Crestar as described under "Summary -- Stock Option Agreement" shall, unless the holder of TideMark Options has notified TideMark it is electing the exercise or cash-out feature provided for in the Agreement, be converted, based on the Common Stock Exchange Ratio, into options to acquire Crestar Common Stock. See "The Holding Company Merger -
- - Determination of Exchange Ratios and Exchange for Crestar Common Stock."

Cash Election

     Holders of shares of TideMark Common Stock will be given the option of exchanging all or any part of their shares for $5.50 cash per share of TideMark Common Stock. The number of shares exchanged for cash may not exceed 40% of the outstanding shares of TideMark Common Stock. Because the number of shares exchanged for cash may not exceed 40% of the outstanding shares of TideMark Common Stock, the extent to which the cash elections will be accommodated will depend upon the number of holders of shares of TideMark Common Stock who elect to receive cash. Accordingly, a holder of shares of TideMark Common Stock who elects to receive cash may instead receive a portion of such cash election and/or shares of Crestar Common Stock (plus cash in lieu of fractional shares). Holders of shares of TideMark Series A will not be entitled to exchange their shares of TideMark Series A for cash.

     IF A HOLDER OF SHARES OF TIDEMARK COMMON STOCK ELECTS TO SURRENDER SHARES FOR CASH, HE MUST FILE THE CASH OPTION FORM ACCOMPANYING THIS PROXY STATEMENT/PROSPECTUS PRIOR TO OR AT THE TIDEMARK SHAREHOLDER MEETING. ANY HOLDER OF SHARES OF TIDEMARK COMMON STOCK WHO DOES NOT COMPLETE AND RETURN A CASH OPTION FORM PRIOR TO OR AT THE TIDEMARK SHAREHOLDER MEETING CAN ONLY RECEIVE CRESTAR COMMON STOCK IN THE HOLDING COMPANY MERGER. ONCE THE VOTE ON THE HOLDING COMPANY MERGER HAS BEEN TAKEN AT THE TIDEMARK SHAREHOLDER MEETING, THE CASH ELECTION IS IRREVOCABLE. THE CASH OPTION FORM MUST BE ACCOMPANIED BY THE STOCK CERTIFICATES TO BE EXCHANGED FOR CASH. TideMark will hold the certificates for safekeeping pending the Effective Time of the Holding Company Merger, at which time they will be exchanged for cash, or in the event of proration, cash and Crestar Common Stock. If the Holding Company Merger is not consummated, TideMark will return the certificates. See "The Holding Company Merger -- Cash Election; Election Procedures."

Effective Time

     The Transaction is expected to be consummated in March, 1995. TideMark and Crestar each has the right, acting unilaterally, to terminate the Agreement should the Transaction not be consummated by June 30, 1995. See "The Holding Company Merger -- Termination."

Rights of Shareholders Electing to Exercise Their Right of Appraisal

     Holders of TideMark Common Stock entitled to vote on approval of the Agreement and the related Holding Company Plan of Merger have the right to dissent from the Holding Company Merger and, upon consummation of the Holding Company Merger and the satisfaction of certain specified procedures, to receive payment of the fair value of each such holder's shares of TideMark Common Stock in cash in accordance with Article 15 of the VSCA. The procedures to be followed by shareholders electing to perfect his right of appraisal are summarized under "The Holding Company Merger -- Rights of Shareholders Electing to Exercise Their Right of Appraisal" and a copy of the applicable provisions of the VSCA is set forth in Annex IV to this Proxy Statement/Prospectus. Failure to follow such provisions precisely may result in loss of such appraisal rights.

Opinion of Financial Advisor

     TideMark has received the opinion of Scott & Stringfellow, Inc. ("Scott & Stringfellow") that the Merger Consideration to be received by the holders of the TideMark Common Stock pursuant to the terms of the Holding Company Merger is fair to the TideMark Common shareholders from a financial point of view. Scott & Stringfellow's opinion is directed only to the Merger Consideration to be received by the holders of the TideMark Common Stock and does not constitute a recommendation to any holders of the TideMark Common Stock as to how such holders of TideMark Common Stock should vote at the TideMark Shareholder Meeting or as to any other matter. Scott & Stringfellow will be paid a fee for its services at the closing of the Holding Company Merger. For additional information concerning Scott & Stringfellow and its opinion, see "The Holding Company Merger -- Opinion of Financial Advisor" and the opinion of such firm attached as Annex III to this Proxy Statement/Prospectus.

Conditions to Consummation

     Consummation of the Holding Company Merger would be accomplished by the statutory merger of TideMark into Crestar and consummation of the Bank Merger would be accomplished by the statutory merger of TideMark Bank into Crestar Bank. The Holding Company Merger and the Bank Merger are contingent upon the approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision (the "OTS"), the State Corporation Commission of Virginia (the "SCC") and the Federal Deposit Insurance Corporation (the "FDIC"), which approvals have been applied for and are expected to be received. The Transaction is also subject to other usual conditions, including receipt by Crestar and TideMark of the legal opinion of Hunton & Williams that the Holding Company Merger and the Bank Merger each will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code (the "Code"). See "The Holding Company Merger -- Conditions to Consummation of the Holding Company Merger."

Conduct of Business Pending the Holding Company Merger

     Pursuant to the terms of the Agreement, TideMark has agreed, except for the closing of the Bay Agreement, not to take certain actions relating to the operation of its business pending consummation of the Holding Company Merger, including the payment of cash dividends, without the prior approval of Crestar, except as otherwise permitted by the Agreement. See "The Holding Company Merger -- Business of TideMark Pending the Holding Company Merger."

Interests of Certain Persons in the Holding Company Merger

     Certain members of TideMark's management and the TideMark Board have interests in the Holding Company Merger in addition to their interests as shareholders of TideMark generally. These include, among other things, provisions in the Agreement relating to the honoring by Crestar of severance provisions in existing employment agreements with Messrs. Gentry, Jr., Springer and Meade and Ms. Lawson, election to the Crestar Peninsula advisory board of up to three directors of TideMark, indemnification and directors' and officers' liability insurance for TideMark directors and officers and eligibility for certain Crestar employee benefits. See "The Holding Company Merger -- Interests of Certain Persons in the Transaction."

Resale of Crestar Common Stock

     Shares of Crestar Common Stock received in the Holding Company Merger will be freely transferable by the holders thereof, except for those shares held by those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers and ten percent or more shareholders) of TideMark or Crestar under applicable federal securities laws. See "Resale of Crestar Common Stock."

Certain Federal Income Tax Consequences of the Transaction

     Each of the Holding Company Merger and the Bank Merger is intended to be a tax-free "reorganization" as defined in Section 368(a) of the Code, but the receipt of cash by a TideMark shareholder for any shares of TideMark Common Stock, including cash received as a result of the perfection of dissenters' rights under Article 15 of the VSCA, or in lieu of a fractional share of Crestar Common Stock will be a taxable transaction. A condition to consummation of the Holding Company Merger is the receipt by Crestar and TideMark of an opinion from Hunton & Williams, counsel to Crestar, as to the qualification of the Holding Company Merger as a tax-free reorganization and certain other federal income tax consequences of the Transaction. See "The Holding Company Merger
- -- Certain Federal Income Tax Consequences."

Stock Option Agreement

     Pursuant to a Stock Option Agreement, dated as of September 20, 1994 (the "Stock Option Agreement"), TideMark has granted Crestar an option to purchase up to 1,380,000 shares of TideMark Common Stock at $4.25 per share exercisable upon the occurrence of a Purchase Event (as hereinafter defined). The Stock Option Agreement terminates in accordance with its terms on the date on which occurs the earliest of: (i) the Effective Time of the Holding Company Merger; (ii) a termination of the Agreement in accordance with its terms (other than by Crestar under certain circumstances) prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined); (iii) 12 months following a termination of the Agreement by Crestar under certain circumstances; or
(iv) 12 months after the termination of the Agreement in accordance with its terms following the occurrence of a Purchase Event or a Preliminary Purchase Event. The existence of the Stock Option Agreement might discourage other potential acquirors of TideMark. The Stock Option Agreement is attached hereto as Annex II. See also "The Holding Company Merger--Stock Option Agreement."

Market Prices Prior to Announcement of the Transaction

     The following is information regarding the last reported sale price per share of Crestar Common Stock on the NYSE Composite Transactions Tape on September 19, 1994, and the closing price per share of TideMark Common Stock on the National Association of Securities Dealers, Inc. National Market System (the "NASDAQ/NMS") on September 19, 1994, the date immediately preceding the execution of the binding letter agreement which was superseded by the Agreement on October 31, 1994. See "Price Range of TideMark Common Stock and Dividend Policy" for information concerning recent market prices of the TideMark Common Stock.

                                         Equivalent
                     Historical           Proforma
               Crestar   TideMark(a)     TideMark(a)

Common Stock   $47.50       $4.50           $5.51

_______________

(a) The amount of the equivalent price for TideMark Common Stock is the product of multiplying an assumed Common Stock Exchange Ratio of .116 shares of Crestar Common Stock (the result of dividing $5.50 by the last sale price of Crestar Common Stock on September 19, 1994 of $47.50) by $47.50 per share.

Comparative Per Share Data

     The following table presents historical and pro forma per share data for Crestar, and historical and equivalent pro forma per share data for TideMark. The pro forma combined amounts give effect to an assumed Common Stock Exchange Ratio of 0.141 shares of Crestar Common Stock for each share of TideMark Common Stock (based on the last sale price of Crestar Common Stock on November 16, 1994 of $38.875). The equivalent pro forma TideMark share amounts allow comparison of historical information about one share of TideMark Common Stock to the corresponding data about what one share of TideMark Common Stock will equate to in the combined corporation and are computed by multiplying the pro forma combined amounts by an assumed Common Stock Exchange Ratio of 0.141. As discussed in "The Holding Company
Merger -- Determination of Exchange Ratios and Exchange for Crestar Common Stock," the final Common Stock Exchange Ratio will be determined based on the average closing price for Crestar Common Stock as reported on the NYSE for each of the ten trading days ending on the tenth day prior to the Effective Time of the Holding Company Merger. The following table is based on the assumption that all issued and outstanding shares of TideMark Common Stock are converted into shares of Crestar Common Stock. Other pending acquisitions by Crestar are not reflected in the comparative per share data as they are immaterial.

     Crestar's fiscal year ends December 31 and TideMark's fiscal year ends June 30. In the following table, TideMark financial data are presented consistent with the fiscal year of Crestar. Under the heading "Years Ended December 31, 1993 and 1992," TideMark book value per share is as of December 31, 1993 and 1992, and net income and dividend data reflect results for the twelve months then ended. Under the heading "Nine Months Ended September 30, 1994 and 1993," TideMark book value per share is as of September 30, 1994 and 1993, and net income and dividend data reflect results for the nine months then ended.

     The per share data included in the following table should be read in conjunction with the consolidated financial statements of Crestar incorporated by reference herein and the financial statements of TideMark included herein and the notes accompanying all such financial statements. The data presented below are not necessarily indicative of the results of operations which would have been obtained if the Holding Company Merger had been consummated in the past or which may be obtainable in the future.

                         COMPARATIVE PER SHARE DATA

                                              Nine Months Ended   Years Ended
                                                September 30,     December 31,
                                                  1994   1993     1993   1992

Book Value Per Share at Period End:(4) (5)
Crestar historical . . . . . . . . .            $29.70  $27.77   $28.32 $25.24
TideMark historical  . . . . . . . .               2.79    2.78     2.80   2.58
Pro forma combined per Crestar common share(1)    29.45   27.56    28.11  25.06
Equivalent pro forma per TideMark common share     4.15    3.89     3.96   3.53
Cash Dividends Declared Per Share:(4)(5)
Crestar historical . . . . . . . . .              $1.13   $0.81    $1.14  $0.80
TideMark historical  . . . . . . . .                 --      --       --     --
Pro forma combined per Crestar common share(2)     1.09    0.78     1.10   0.78
Equivalent pro forma per TideMark common share 0.15 0.11 0.15 0.11 Net Income Per Share Before
Cumulative Effect of
Accounting Change:(4)(5)(6)
Crestar historical . . . . . . . . .              $3.34    $2.67   $3.68  $2.32
TideMark historical  . . . . . . . .               0.22     0.09    0.14   0.15
Pro forma combined per Crestar common share(3)     3.30     2.62    3.61   2.29
Equivalent pro forma per TideMark common share 0.46 0.40 0.51 0.32 Net Income Per Share:(4)(5)
Crestar historical . . . . . . . . .              $3.34    $2.67   $3.68  $2.32
TideMark historical  . . . . . . . .               0.22     0.09    0.14   0.44
Pro forma combined per Crestar common share(3)     3.30     2.62    3.61   2.35
Equivalent pro forma per TideMark common share     0.46     0.40    0.51   0.33
_______________

(1) Pro forma combined book value per Crestar common share represents combined common shareholders' equity amounts, divided by pro forma combined period-end common shares outstanding.

(2) Pro forma combined dividends per Crestar common share represent combined common dividends declared, divided by pro forma combined average common shares outstanding.

(3) Pro forma combined net income per Crestar common share represents combined net income available to common shareholders, divided by pro forma combined average common shares outstanding.

(4) Pro forma combined book value per share, cash dividends declared per share and net income per share amounts for Crestar and TideMark do not reflect exercise of options to acquire shares of TideMark Common Stock. Options to acquire 42,000 at an average price per share of $______ shares were outstanding at September 30, 1994. Assumed exercise of these options does not have a significant impact upon the combined shareholders' equity of Crestar and TideMark or the pro forma combined cash dividends declared per share or combined net income per share.

(5) Crestar's fiscal year ends December 31 and TideMark's fiscal year ends June 30. In the above table, TideMark financial data is presented consistent with the fiscal year of Crestar. TideMark's book value per share is as of the dates presented, and net income and dividend data reflect results for the periods presented.

(6) As of July 1, 1992, TideMark changed from the deferral method of accounting for income taxes to the asset and liability method, and recorded a cumulative effect of accounting change of $0.29 per share of TideMark Common Stock.

Selected Financial Data

                       CRESTAR FINANCIAL CORPORATION

     The following Crestar consolidated financial data is qualified in its entirety by the information included in the documents incorporated in this Proxy Statement/Prospectus by reference. Interim financial results, in the opinion of Crestar management, reflect all adjustments necessary for a fair presentation of the results of operations, including adjustments related to completed acquisitions. All such adjustments are of a normal nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period. See "Incorporation of Certain Information by Reference."

                                       Nine Months
                                         Ended
                                      September 30,                       Years ended December 31,
                                    1994         1993        1993        1992        1991        1990        1989

                                         (Dollars in millions, except per share data)

Earnings: (1)
Net interest income               $434.9       $389.1      $527.0      $482.1      $421.1      $414.2      $380.2
Provision for loan losses           27.0         35.3        48.8        99.2       209.5       131.1        44.8
Net interest income after
 provision for loan losses         407.9        353.8       478.2       382.9       211.6       283.1       335.3
Noninterest income                 197.0        184.6       248.3       218.4       233.8       166.8       148.4
Noninterest expense                414.9        392.8       523.0       501.8       405.6       378.8       362.8
Income before income taxes         190.0        145.6       203.5        99.5        39.8        71.1       120.9
Income tax expense                  63.3         43.8        63.0        19.7         6.1         9.9        17.1
Net income                        $126.7       $101.8      $140.5       $79.8       $33.8       $61.1      $103.8
Net income applicable
 to common shares                 $126.7       $ 99.9      $138.3       $77.3       $31.2       $58.5      $101.0

Per Common Share Data:
Net income (primary)               $3.34        $2.67       $3.68       $2.32       $0.98       $1.87       $3.28
Dividends declared (2)              1.13         0.81        1.14        0.80        0.86        1.32        1.20
Book value  . . . .                29.70        27.77       28.32       25.24       23.23       23.15       22.73
Average primary
shares (thousands)                37,933       37,429      37,587      33,286      31,921      31,218      30,739
Selected Period-End Balances:
Total assets....               $14,450.4    $12,987.1   $13,286.9   $12,674.7   $11,828.3   $11,881.2   $11,360.8
Loans (net of unearned income)   8,647.9      7,052.3     7,287.1     6,581.7     7,065.8     7,680.2     7,769.3
Allowance for loan losses          225.9        213.0       211.0       205.0       210.0       149.4        93.2
Nonperforming assets (3)            86.6        134.8        96.8       220.8       350.0       237.2        75.1
Total deposits  . .             10,986.1      9,935.7    10,165.8     9,581.5     8,889.6     8,506.1     8,467.3
Long-term debt  . .                218.6        190.6       191.2       210.4       161.9       168.4       170.1
Common shareholders' equity      1,116.8      1,049.9     1,062.5       913.9       749.9       726.3       705.3
Total shareholders' equity       1,116.8      1,094.9     1,062.5       958.9       794.9       771.3       750.3
Average Balances:
Total assets  . . .            $13,611.5    $12,472.1   $12,585.4   $11,920.4   $11,440.7   $11,673.7   $10,659.4
Loans (net of unearned income)   8,115.6      6,745.9     6,836.5     6,725.3     7,275.3     7,767.2     7,682.1
Total deposits  . .             10,886.6      9,572.9     9,682.8     9,540.6     8,596.9     8,296.8     8,143.6
Long-term debt  . .                214.8        223.8       215.4       185.9       162.8       170.1       175.1
Common shareholders' equity      1,094.1        975.9       994.8       794.6       744.1       731.7       670.5
Total shareholders' equity       1,094.1      1,020.9     1,038.7       839.6       789.1       776.7       719.7
Ratios:
Return on average assets           1.24%        1.09%       1.12%       0.67%       0.30%       0.52%       0.97%
Return on average
shareholders' equity               15.44        13.29       13.53        9.50        4.28        7.87       14.43
Return on average common
shareholders' equity               15.44        13.65       13.90        9.73        4.19        7.99       15.06
Net interest margin (4)             4.81         4.75        4.78        4.67        4.29        4.22        4.36
Nonperforming assets to
loans and foreclosed
properties at period end            1.00         1.90        1.32        3.32        4.90        3.08        0.97
Net charge-offs to average
loans  . . . . . .                  0.46         0.97        0.95        1.69        2.07        0.99        0.55
Allowance for loan losses to:
Loans at period end                 2.61         3.02        2.89        3.11        2.97        1.94        1.20
Nonperforming loans
at period end . .                    359          213         264         144          78          68         137
Nonperforming assets
at period end . .                    261          158         218          93          60          63         124
Total shareholders' equity
to total assets at
period end . . . .                  7.73         8.43        8.00        7.57        6.72        6.49        6.60
Capital ratios at period end:
Tier 1 risk-adjusted capital         9.6         10.5        10.5        10.4         7.9         7.5         7.3
Total risk-adjusted capital         12.2         13.5        13.5        13.7        10.6        10.1         9.6
Tier 1 leverage  .                   7.7          8.1         7.9         7.7         6.7         6.2         6.8

_______________

(1)  Amounts may not add due to rounding.

(2) In April 1991, Crestar announced that, thereafter, its dividend declaration would be made in the month following the end of each quarter instead of in the last month of each quarter. As a result, 1991 included only three dividend declarations; however, four dividend payments were made.

(3) Nonperforming assets include nonaccrual loans, restructured loans and foreclosed properties.

(4) Net interest margin is calculated on a taxable equivalent basis, using a tax rate of 35% for 1994 and 1993 and 34% for 1992, 1991, 1990 and
     1989.

                           TIDEMARK BANCORP, INC.

     The following TideMark consolidated financial data is qualified in its entirety by the information included in the documents included in this Proxy Statement/Prospectus. Interim financial results, in the opinion of management of TideMark, reflect all adjustments necessary for a fair presentation of the results of operations. All such adjustments are of a normal recurring nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period. See "Certain Information Regarding TideMark."

                                      Three Months
                                         Ended
                                      September 30,                            Years ended June 30,
                                    1994         1993        1994        1993      1992        1991        1990
                                                  (Dollars in millions, except per share data)
Earnings: (1)
Net interest income . .           $2,404       $1,858      $8,725      $8,801    $7,675        $5,720       $4,952
Provision for loan losses             11           --          83          65     1,982         1,895        9,436
Net interest income (expense)
after provision for loan
losses . . . . . . . .             2,393        1,858       8,642       8,736     5,693         3,825      (4,484)
Noninterest income  . .            1,436        1,238       5,294       4,197     5,921         5,229        2,092
Noninterest expense . .            2,502        2,615      11,835      11,955     9,892         8,504       11,031
Income (loss) before income
taxes, extraordinary items
and cumulative effect of
accounting change  . .             1,327          481       2,101         978     1,722           550     (13,423)
Provision for (benefit from)
income taxes . . . . .               351           99         776         389       747           461      (1,895)
Income (loss) before extraordinary
items and cumulative effect
of an accounting change              976          382       1,325         589       975            89     (11,528)
Extraordinary item
Reduction of income taxes
arising from the carryforward
of net operating losses               --           --          --         --        590           461           --
Cumulative effect of change
in accounting for
income taxes . . . . .                --           --          --       2,027        --            --           --
Net income (loss) . . .              976          382        1,325      2,616     1,565           550     (11,528)
Net income (loss) applicable
to common shares . . .              $976         $382       $1,325     $2,616    $1,565          $550    $(11,528)
Per Common Share Data:
Net income (loss)(primary)         $0.14        $0.06        $0.19      $0.38     $0.40         $0.40      $(8.35)
Dividends declared (2)                --           --           --         --        --            --           --
Book value  . . . . .             .$2.79        $2.78        $2.69      $2.61     $2.23         $6.25        $5.85
Average primary
shares (thousands) . .             6,937        6,931        6,931      6,931     3,913         1,380        1,380
Selected Period-End Balances:
Total assets  . . . . .         $387,411     $381,426     $386,576   $379,572  $354,894      $359,605     $361,193
Loans (net of allowance for loan
losses and unearned income)      173,841      183,248      170,591    180,319   177,026       204,221      210,136
Allowance for loan losses          4,679        6,847        4,618      6,796     7,187         5,538        5,285
Nonperforming assets (3)          12,381       21,190       13,672     20,888    24,827        21,497       30,416
Total deposits  . . ..           228,490      229,413      232,725    219,324   209,663       227,662      246,648
Long-term debt  . . . .           11,000       26,000       11,000     36,000    66,800        31,800       41,200
Common shareholders' equity       19,366       19,302       18,637     18,064    15,448         8,623        8,073
Total shareholders' equity        19,366       19,302       18,637     18,064    15,448         8,623        8,073
Average Balances:
Total assets  . . . . .         $383,294     $372,683     $371,431   $354,802  $342,950      $366,667     $364,810
Loans (net of allowance for loan
losses and unearned income)      178,800      204,666      170,913    176,995   193,807       219,127      261,337
Total deposits  . . . .          231,486      219,594      225,994    208,066   215,200       230,642      267,538
Long-term debt  . . . .           11,079       32,749       16,921     56,071    45,663        28,812       40,414
Common shareholders' equity       18,906       18,343       19,426     16,356    11,855         8,333       15,669
Total shareholders' equity        18,906       18,343       19,426     16,356    11,855         8,333       15,669
Ratios:
Return on average assets           1.02%        0.41%        0.36%      0.74%     0.46%         0.15%      (3.16)%
Return on average
shareholders' equity .            20.65%        8.33%        6.82%      15.99%   13.19%         6.60%     (73.57)%
Return on average common
shareholders' equity .            20.65%        8.33%        6.82%      15.99%   13.19%         6.60%     (73.57)%
Net interest margin (4)            2.65%        2.13%        2.52%       2.61%    2.41%         1.76%        1.53%
Nonperforming assets to
loans and foreclosed
properties at period end            7.11%      11.12%        7.99%      11.14%   13.47%        10.31%       13.51%
Net charge-offs to average loans  (0.03)%     (0.02)%        1.20%       0.22%    0.20%         0.75%        2.59%
Allowance for loan losses to:
Loans at period end  .              2.69%       3.74%        2.59%       3.20%    4.06%         2.71%        2.52%
Nonperforming loans
at period end . . . .              41.77%      56.30%       39.56%      56.34%    45.46%       37.72%       36.99%
Nonperforming assets
at period end . . . .              37.79%      32.31%       33.78%      32.54%    28.95%       25.76%       17.38%
Total shareholders' equity
to total assets at
period end . . . . . .              5.00%       5.06%        4.82%       4.76%     4.35%        2.40%        2.24%
Capital ratios at period end:
Tier 1 risk-adjusted capital (core) 4.69%       4.61%        4.61%       4.37%     4.13%        2.21%        2.18%
Total risk-adjusted capital        10.88%      10.36%       10.79%       9.78%     9.35%        5.50%        4.92%
Tier 1 leverage (tangible)          4.67%       4.57%        4.58%       4.32%     4.06%        2.11%        2.04%

_______________

                            GENERAL INFORMATION

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the TideMark Board of Directors (the "TideMark Board"), to be voted at the TideMark Shareholder Meeting to be held at the Holiday Inn Hampton-Coliseum Hotel and Conference Center located at 1815 West Mercury Boulevard, Hampton, Virginia, on January 26, 1995, at 10:00 a.m. and at any adjournment thereof. At the TideMark Shareholder Meeting, shareholders will consider and vote upon: (i) the Agreement and the related Holding Company Plan of Merger, pursuant to which TideMark will merge with and into Crestar, and Crestar will succeed to the business of TideMark;
(ii) the election of three directors for terms of three years and until their successors are elected and qualified; (iii) the ratification of the appointment by the Board of Directors of TideMark of Coopers & Lybrand L.L.P. as the independent auditors of TideMark for the 1995 fiscal year;
(iv) the approval of a proposal to adjourn the TideMark Shareholder Meeting to another date, time and/or place for the purpose of soliciting additional proxies in favor of the Agreement in the event that there are not sufficient votes at the TideMark Shareholder Meeting to approve the Agreement; and (v) such other matters as may properly come before such Annual Meeting. Only shareholders of record of TideMark at the close of business on December 1, 1994 are entitled to notice of and to vote at the TideMark Shareholder Meeting. This Proxy Statement/Prospectus is being mailed to all such holders of record of TideMark Common Stock on or about __________ __, 1994.

     The holders of the TideMark Common Stock are entitled to one vote for each share standing in such holder's name on the books of TideMark. Cumulative voting is not permitted. The affirmative vote of: (i) the holders of more than two-thirds of the outstanding shares entitled to vote is required for approval of the Holding Company Merger; (ii) a plurality of the votes cast by the shares of TideMark Common Stock entitled to vote in the election is required to elect each nominee for director; and (iii) a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereon is required to ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors of TideMark for the 1995 fiscal year and to approve the adjournment proposal.

     Under rules of the New York Stock Exchange, the proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" (as well as withheld votes in the case of the election of directors) will be considered in determining the presence of a quorum at the Annual Meeting but will not be counted as a vote cast for a proposal. Because the proposal to adopt the Agreement is required to be approved by the holders of two-thirds of the outstanding shares of TideMark Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal. Assuming the presence of a quorum, abstentions and broker "non-votes" also will not be counted as votes to ratify TideMark's independent public accountants or to adjourn the Annual Meeting to solicit additional proxies to vote on the proposal to approve the Agreement, if required, and accordingly will have the same effect as votes against such proposals. Withheld votes and broker non-votes will not affect the votes required for election of directors.

     The proxies solicited hereby, if properly signed and returned and not revoked prior to their use, will be voted in accordance with the instructions given thereon by the shareholders. If no instructions are so specified, the proxies will be voted FOR the proposed Holding Company Merger, FOR the election of the Board's nominees, FOR the ratification of Coopers & Lybrand L.L.P. as the independent auditors of TideMark for fiscal 1995, FOR the adjournment proposal and otherwise at the discretion of the proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice of revocation with the Secretary of TideMark (Betty H. Looper, Secretary, TideMark Bancorp, Inc., 301 Hiden Boulevard, Newport News, Virginia 23606); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the TideMark Shareholder Meeting and notifying the Secretary of his or her intention to vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Proxies solicited by this Proxy Statement/Prospectus may be exercised only at the TideMark Shareholder Meeting and any adjournment of the TideMark Shareholder Meeting and will not be used for any other meeting.

     The accompanying proxy is being solicited by the TideMark Board. The cost of such solicitation will be borne by TideMark. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and employees of TideMark or Crestar without additional compensation. Arrangements may also be made with brokerage houses and custodians, nominees and fiduciaries for forwarding of solicitation material to beneficial owners of stock held of record by such persons and obtaining proxies from the beneficial owners of TideMark Common Stock entitled to vote at the Annual Meeting, and TideMark will reimburse such persons for their reasonable expenses incurred in doing so. TideMark has retained ____________________, a professional proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting. Such firm will receive a fee of approximately $_________, plus expenses.

     The TideMark Board has no information that other matters will be brought before the meeting. If, however, other matters are presented, the accompanying proxy will be voted in accordance with the recommendations of the TideMark Board with respect to such matters.

     As of the Record Date, the directors and executive officers of TideMark and their affiliates beneficially owned a total of _________ shares (representing _______% of the outstanding shares of TideMark Common Stock), and the directors of Crestar owned no TideMark Common Stock. The TideMark directors have agreed with Crestar to recommend that TideMark stockholders vote in favor of the Holding Company Merger and to vote shares beneficially owned by such directors, and shares with respect to which they have the power to vote, in favor of the Holding Company Merger. See "TideMark Security Ownership of Certain Beneficial Owners."

     For the reasons described below, the TideMark Board has adopted the Agreement, believes the Holding Company Merger is in the best interest of TideMark and its shareholders and recommends that shareholders of TideMark vote FOR approval of the Agreement. In making its recommendation, the TideMark Board considered, among other things, the opinion of Scott & Stringfellow that the Merger Consideration was fair to TideMark Common shareholders from a financial point of view. See "The Holding Company Merger -- Background of the Holding Company Merger," "-- Reasons and Basis for the Holding Company Merger," and "-- Opinion of Financial Advisor."
The TideMark Board also recommends that TideMark shareholders vote FOR the election of the Board's nominees for director, FOR the ratification of Coopers & Lybrand L.L.P. as the independent auditors of TideMark for fiscal 1995 and FOR the adjournment of the TideMark Shareholder Meeting, if necessary to solicit additional votes or proxies in favor of the Agreement.

     The address of Crestar is 919 East Main Street, Richmond, Virginia 23219 and its telephone number is (804) 782-5000. The address of TideMark is 301 Hiden Boulevard, Newport News, Virginia 23606 and its telephone number is (804) 599-1400.

                         THE HOLDING COMPANY MERGER

     The detailed terms of the Holding Company Merger are contained in the Agreement and Plan of Reorganization, attached as Annex I to this Proxy Statement/Prospectus. The following discussion describes the more important aspects of the Holding Company Merger and the terms of the Agreement. This description is not complete and is qualified by reference to the Agreement which is incorporated by reference herein.

Background and Reasons

     The Board of Directors of TideMark has historically investigated various means to maximize shareholder value. Over the years, the Board of Directors, on a periodic basis and formally at its annual strategic planning sessions, generally reviewed merger and acquisition activity in the thrift industry and discussed various possible transactions that might offer value to TideMark shareholders. In 1990, the Board of Directors formed a Merger and Acquisition Committee, composed of its Chairman of the Board, President and three outside directors, for the purpose of following the consolidation of the thrift industry and evaluating possible strategic business combinations for TideMark which were brought to the Board from time to time. During the period of 1990 to 1993, informal and inconclusive discussions in this regard were held with seven local thrift and banking organizations. Such discussions were also held with Crestar in 1993, but were terminated by the parties in late 1993 due to the failure of the parties to reach an agreement with respect to the basic terms of any transaction. In February 1994, a regional investment advisory firm other than Scott & Stringfellow was retained to assist the Board of Directors in its evaluation of strategic options. The advice of that firm was that a sale of TideMark was not timely and that the Board should focus on improving operations and asset quality.

     Thereafter, the TideMark Board entered into discussions with FirstFed Michigan Corporation, Detroit, Michigan, with respect to the possible acquisition of all or part of Bay by TideMark. The Board engaged Scott & Stringfellow as its financial consultant to explore and evaluate the proposed acquisition of Bay. As a result of the recommendations of Scott & Stringfellow and the Board's decision to increase its market share, TideMark executed the Bay Agreement in July 1994. The consummation of the Bay Agreement required that TideMark increase its Tier 1 capital by approximately $2.0 million, which TideMark contemplated raising by means of a rights offering to its shareholders in the autumn of 1994.

     In August 1994, as TideMark was finalizing its plans to effect the rights offering, Crestar's Eastern Region President contacted TideMark's Chairman and indicated a renewed interest in acquiring TideMark. The Board's Merger and Acquisition Committee met on August 9, 1994 and the full Board of Directors was notified of Crestar's interest on August 11, 1994. Crestar executed a confidentiality agreement on August 26, 1994 with TideMark and began its due diligence review of TideMark's books and records. TideMark engaged Scott & Stringfellow, on September 7, 1994, to act as TideMark's financial advisor with respect to the possible offer from Crestar.

     On September 20, 1994, after the performance of its due diligence review, Crestar presented to TideMark a binding offer to acquire TideMark at $5.50 per share, a price consistent with TideMark's expectations expressed earlier to Crestar. The TideMark Board of Directors met on that date, reviewed the offer, considered the recommendations of Scott & Stringfellow, and voted unanimously to accept the offer. The Bank also approved the Stock Option Agreement as an inducement to Crestar and to ensure the prompt negotiation and execution of the definitive merger agreement and Crestar Securities Corporation's commitment to purchase the TideMark Series A.

     To provide the financing needed to close the Bay Agreement, Crestar Securities Corporation has agreed to purchase the TideMark Series A. For more information relating to this commitment, see "Business of TideMark."

     The binding letter agreement was subject to the satisfaction of certain conditions precedent, the most important of which was the negotiation and execution of a definitive merger agreement. On October 31, 1994, the TideMark Board subsequent to its evaluation of the opinion of Scott & Stringfellow that the consideration offered by Crestar was fair from a financial point of view, unanimously approved the Agreement and authorized its execution.

Opinion of Financial Advisor

     TideMark has retained Scott & Stringfellow to act as its financial advisor in connection with rendering a fairness opinion with respect to the Holding Company Merger. Scott & Stringfellow is a full service investment banking and brokerage firm headquartered in Richmond, Virginia, that provides a broad array of services to corporations, financial institutions, individuals and state and local governments. The Financial Institutions Group of Scott & Stringfellow actively works with financial institutions in Virginia, North Carolina, the District of Columbia, Maryland, and West Virginia on these and other matters. As part of its investment banking practice, it is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions, negotiated underwritings, and secondary distributions of listed and unlisted securities. Scott & Stringfellow was selected by the TideMark Board of Directors based upon its expertise and reputation in providing valuation and merger and acquisition and advisory services to financial institutions. Scott & Stringfellow's analysts follow and publish reports about TideMark.

     On October 31, 1994, at the meeting at which the TideMark Board of Directors approved and adopted the Agreement, Scott & Stringfellow delivered a written opinion ("Opinion") to the TideMark Board that as of such date, the Merger Consideration to be received by TideMark Common shareholders in cash, Crestar Common Stock, or a mix thereof (subject to certain limitations on the cash component of the consideration), was fair to the TideMark Common shareholders from a financial point of view. Such Opinion was updated as of the date of this Proxy Statement/ Prospectus. No instructions or limitations were given or imposed by the TideMark Board upon Scott & Stringfellow with respect to the investigations made or procedures followed by them in rendering the Opinion.

     The full text of the Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is set forth and attached hereto in Annex III to this Proxy Statement/Prospectus and is incorporated herein by reference. TideMark shareholders are urged to read the Opinion in its entirety. The following is a summary of certain analyses performed by Scott & Stringfellow which were the bases of such Opinion.

     In developing its Opinion, Scott & Stringfellow reviewed and analyzed:
(i) the Agreement; (ii) the Registration Statement and this Proxy Statement/Prospectus; (iii) TideMark's audited financial statements for the four years ended June 30, 1994; (iv) TideMark's unaudited financial statements for the quarter ended September 30, 1993 and 1994, and other internal information relating to TideMark prepared by TideMark's management; (v) information regarding the trading market for the TideMark Common Stock and the Crestar Common Stock and the price ranges within which the respective stocks have traded; (vi) the relationship of prices paid to relevant financial data such as net worth, earnings, deposits and assets in certain thrift and thrift holding company mergers and acquisitions in the southeastern United States and in Virginia in recent years; (vii) Crestar's annual reports to shareholders and its audited financial statements for the four years ended December 31, 1993; and (viii) Crestar's unaudited financial statements for the quarter and nine months ended September 30, 1993 and 1994 and other internal information relating to Crestar prepared by Crestar's management. Scott & Stringfellow has discussed with members of TideMark's and Crestar's management past and current business operations, the background of the Holding Company Merger, the reasons and basis for the Holding Company Merger, results of regulatory examinations, and the business and future prospects of TideMark and Crestar individually and as combined entity, as well as other matters relevant to its inquiry. Scott & Stringfellow has conducted such other studies, analysis and investigations particularly of the banking and thrift industries, and considered such other information as it deemed appropriate, the material portion of which is described below. Finally, Scott & Stringfellow also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the commercial banking and thrift industries generally.

     Scott & Stringfellow relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it and discussed with it for purposes of its Opinion. With respect to financial forecasts reviewed by Scott & Stringfellow in rendering its Opinion, Scott & Stringfellow assumed that such financial forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgment of the managements of TideMark and Crestar as to the future financial performance of TideMark and Crestar, respectively. Scott & Stringfellow did not make an independent evaluation or appraisal of the assets or liabilities of TideMark and Crestar nor was it furnished with any such appraisal.

     The summary set forth below does not purport to be a complete description of the analyses performed by Scott & Stringfellow in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefor, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors discussed below, Scott & Stringfellow believes that its analyses must be considered as a whole and that selecting portions of its analysis and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its Opinion. In performing its analyses, Scott & Stringfellow made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond TideMark's and Crestar's control. The analyses performed by Scott & Stringfellow are not necessarily indicative of actual values or future results which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which business actually may be sold. No company or transaction utilized in Scott & Stringfellow's analyses was identical to TideMark or Crestar. Accordingly, such analyses are not based solely upon arithmetic calculations; rather they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of relevant transactions, and prospective buyer interest, as well as other factors that could affect public trading values of the company or companies to which they are being compared.

     Scott & Stringfellow evaluated the financial terms of the transaction using standard valuation methods, including a discounted cash flow analysis, a market comparable analysis, a comparable acquisition analysis, and a dilution analysis.

     Discounted Cash Flow Analysis. Scott & Stringfellow performed a discounted cash flow analysis under various projections to estimate the fair market value of TideMark Common Stock. Among other things, Scott & Stringfellow considered a range of asset and earnings growth for TideMark of between 4.0% and 8.0% and required equity capital levels of between 4.25% and 5.0% of assets. A range of discount rates from 10.0% to 12.0% was applied to the cash flows resulting from the projections during the first five years and the residual values. The residual values were estimated by capitalizing the projected final year earnings by the discount rates, less the projected long-term growth rate of TideMark's earnings.
The discount rates, growth rates and capital levels were chosen based on what Scott & Stringfellow, in its judgment, considered to be appropriate taking into account, among other things, TideMark's past and current financial performance and conditions, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and particularly in the banking industry. In all scenarios considered, the present value of TideMark Common Stock was calculated at less than the value of the consideration to be received from Crestar pursuant to the Holding Company Merger.

     Comparable Acquisition Analysis. Scott & Stringfellow compared the relationship of prices paid to relevant financial data such as tangible net worth, assets, deposits and earnings in twenty-nine thrift and thrift holding company mergers and acquisitions in the Southeastern United States (defined for this purpose as the states of Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia and West Virginia) since January 1, 1993, representing all such transactions known to Scott & Stringfellow to have occurred during this period involving thrift and thrift holding companies with assets of less than $1 billion, and in particular to all such transactions that have been announced since January 1, 1993 in Virginia, with the proposed Holding Company Merger and found the consideration to be received from Crestar to be within the relevant pricing ranges acceptable for such recent transactions. Specifically, based upon the eight most recent transactions announced in Virginia since January 1, 1993, other than the Holding Company Merger, the average price to tangible book value in these transactions was 135.2%, compared with 207.6% for TideMark, the average price to earnings ratio was 15.8x, compared with 28.8x for TideMark over the last twelve months prior to the announcement of the Holding Company Merger, the average premium to deposits was 11.5% compared with 16.5% for TideMark, the average price to assets was 8.9% compared with 9.9% for TideMark and the average tangible book premium to core deposits of 2.9% compared to 9.6% for TideMark. For purposes of computing the information with respect to the Holding Company Merger, $5.50 per share of consideration for each share of TideMark Common Stock was used.

     Analysis of Crestar and Virginia Bank Group. Scott & Stringfellow analyzed the performance and financial condition of Crestar relative to the Virginia Bank Group consisting of Crestar, Central Fidelity Banks, Inc., F&M National Corp., First Virginia Banks, Inc., George Mason Bankshares, Inc., Jefferson Bankshares, Inc., Piedmont BankGroup, Inc., Premier Bankshares, Corp., and Signet Banking Corp. Certain financial information compared was, among other things, information relating to tangible equity to assets, loans to deposits, net interest margin, nonperforming assets, total assets, non-accrual loans, and efficiency ratio, as well as a comparison of common stock liquidity and common stock prices as of October 25, 1994. Additional valuation information compared for the twelve-month period ended September 30, 1994, and stock prices as of October 25, 1994, was (i) price to tangible book value ratio which was 157.6% for Crestar, compared to an average of 157.5% for the Virginia Bank Group, (ii) price to last twelve months earnings ratio which was 9.0x for Crestar, compared to an average of 10.6x for the Virginia Bank Group, (iii) return on average assets which was 1.23% for Crestar, compared to an average of 1.27% for the Virginia Bank Group, (iv) return on average equity which was 15.1% for Crestar, compared to an average of 14.1% for the Virginia Bank Group, and (v) a dividend yield of 3.86% for Crestar, compared to an average of 3.21% for the Virginia Bank Group. Overall, in the opinion of Scott & Stringfellow, Crestar's operating performance, financial condition, and liquidity for the Crestar Common Stock were better than the Virginia Bank Group average and Crestar's market value was reasonable when compared to the Virginia Bank Group.

     Dilution Analysis. Based upon publicly available financial information on TideMark and Crestar, Scott & Stringfellow considered the effect of the transaction on the book value, earnings, and market value of TideMark and Crestar. Scott & Stringfellow concluded from this analysis that the transaction would have a significant positive effect on TideMark and the TideMark Common shareholders in that, the Merger Consideration to be received by TideMark Common shareholders would represent a substantial increase in the historical dividends per share (TideMark pays no dividend), net income per share (TideMark earned $.19 per share for the year ended June 30, 1994 compared to $.50 per share it is projected to earn with Crestar or 162.0% increase for the year ended December 31, 1994), and book value per share of TideMark Common Stock (book value will increase $.67 per share or 25.0%). There can be no assurance that pro forma amounts are indicative of future results. See "Comparative Per Share Data."

     Pursuant to an engagement letter dated September 7, 1994 between TideMark and Scott & Stringfellow, in exchange for its services, Scott & Stringfellow will receive a fee of $75,000, payable at closing. If the Holding Company Merger is not consummated, TideMark also has agreed to reimburse Scott & Stringfellow for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel.

Effective Time of the Holding Company Merger

     The Holding Company Merger shall become effective at the time the Articles of Merger for the Holding Company Merger filed with the SCC are made effective (the "Effective Time of the Holding Company Merger"). The Effective Time of the Holding Company Merger is expected to occur late in the first calendar quarter of 1995. It is expected that immediately following the Effective Time of the Holding Company Merger, TideMark Bank will merge directly or indirectly into Crestar Bank. Either TideMark or Crestar may terminate the Agreement if the Transaction has not been consummated by June 30, 1995.

     Until the Effective Time of the Holding Company Merger occurs, TideMark shareholders will retain their rights as shareholders to vote on matters submitted to them by the TideMark Board.

Determination of Exchange Ratios and Exchange for Crestar Common Stock

     Crestar valued TideMark Common Stock for purposes of the exchange at $5.50 per share and valued TideMark Series A for purposes of the exchange at $10.00 per share. The valuation of TideMark Common Stock and TideMark Series A was based upon the potential value of TideMark Common Stock and TideMark Series A, the nature of TideMark's banking and savings bank businesses, and TideMark's deposit base, market share and market franchise in and around the Newport News area. Each share of TideMark Common Stock (other than shares held by Crestar, shares to be exchanged for cash and Dissenting Shares) shall be converted into the number of shares of Crestar Common Stock determined by dividing the Common Stock Price Per Share by the Average Closing Price, subject to adjustment in certain circumstances.
Each share of TideMark Series A (other than shares held by Crestar and Dissenting Shares) shall be converted into the number of shares of Crestar Common Stock determined by dividing the Preferred Stock Price Per Share by the Average Closing Price, subject to adjustment in certain circumstances. The Exchange Ratios at the Effective Time of the Holding Company Merger shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of Crestar Common Stock, any dividend payable in Crestar Common Stock, or any capital reorganization involving the reclassification of Crestar Common Stock subsequent to the date of the Agreement. Based on the $_______ closing price of Crestar Common Stock on the NYSE on ______________ __, 1994, the Common Stock Exchange Ratio would have been ____ shares of Crestar Common Stock per share of TideMark Common Stock and the Preferred Stock Exchange Ratio would have been _____ shares of Crestar Common Stock per share of TideMark Series A. Based on the _____________ shares of TideMark Common Stock outstanding as of the Record Date and _______________ shares of TideMark Series A outstanding as of the Record Date, and assuming that no cash is to be paid to TideMark holders of shares of TideMark Common Stock in connection with the Holding Company Merger, the Exchange Ratios would have resulted in the issuance of an aggregate of approximately _______ shares of Crestar Common Stock in exchange for both the TideMark Common Stock and the TideMark Series A.
Such number of shares will vary to the extent that (i) shares of TideMark Common Stock are exchanged for cash and (ii) the components of the Exchange Ratios calculations change prior to the Effective Time of the Holding Company Merger. The number of shares of Crestar Common Stock to be issued in connection with the Holding Company Merger also will vary to the extent that outstanding options to purchase 42,000 shares of TideMark Common Stock are exercised prior to the Effective Time of the Holding Company Merger. See "-- Effect on TideMark Employee Benefits Plans" below.

     Following the Effective Time of the Holding Company Merger, former holders of shares of TideMark Common Stock will be mailed a Letter of Transmittal which will set forth the procedures that should be followed for exchange of TideMark Common Stock for Crestar Common Stock. Following the Effective Time of the Holding Company Merger, former holders of shares of TideMark Series A will also be mailed a Letter of Transmittal which will set forth the procedures that should be followed for exchange of TideMark Series A for Crestar Common Stock.

     Shareholders of TideMark who elect to receive Crestar Common Stock, who fail to return the Cash Option Form in a timely manner or who fail to perfect their dissenters' rights, upon surrender of their certificates for cancellation, will be entitled to receive certificates representing the number of whole shares of Crestar Common Stock for which such shares have been submitted for exchange and cash in lieu of any fractional share interest on the basis of the Exchange Ratios.

Cash Election; Election Procedures

     Holders of shares of TideMark Common Stock will be given the option of exchanging some or all of their shares for the Common Stock Price Per Share ($5.50) in cash (subject to all applicable withholding taxes), provided that the number of shares that may be exchanged for cash (when added to Dissenting Shares) will not exceed 40% of the outstanding shares of TideMark Common Stock immediately prior to the Effective Time of the Holding Company Merger. The cash election must be made at the time
TideMark shareholders vote on the Holding Company Merger, and, once such vote has been taken, cash elections will be irrevocable. If the aggregate number of shares for which a cash election is made (when added to Dissenting Shares) exceeds 40% of the outstanding shares of TideMark Common Stock immediately prior to the Effective Time of the Holding Company Merger, Crestar first will pay cash for shares submitted for cash exchange by each holder of 100 or fewer TideMark shares (if such holder has submitted all his shares for cash exchange) and then will pay cash for the remaining shares submitted for cash pro rata. Shares not exchanged for cash after proration will be exchanged for Crestar Common Stock at the Common Stock Exchange Ratio. Holders of the TideMark Series A will not be entitled to exchange their shares of TideMark Series A for cash.

     An election to receive cash will be properly made only if TideMark has received a properly completed Cash Option Form in accordance with the procedures and within the time period set forth in the form. A Cash Option Form will be properly completed only if accompanied by certificates representing all shares of TideMark Common Stock covered thereby.

     IF A TIDEMARK SHAREHOLDER ELECTS TO SURRENDER SHARES FOR CASH, HE MUST FILE THE CASH OPTION FORM ACCOMPANYING THIS PROXY STATEMENT/PROSPECTUS PRIOR TO OR AT THE TIDEMARK SHAREHOLDER MEETING. ANY TIDEMARK SHAREHOLDER WHO DOES NOT COMPLETE AND RETURN A CASH OPTION FORM PRIOR TO OR AT THE TIDEMARK SHAREHOLDER MEETING CAN ONLY RECEIVE CRESTAR COMMON STOCK IN THE MERGER. ONCE THE VOTE ON THE MERGER HAS BEEN TAKEN AT THE TIDEMARK SHAREHOLDER MEETING, THE CASH ELECTION IS IRREVOCABLE. TideMark will hold the certificates in safekeeping pending the Effective Time of the Holding Company Merger, at which time they will be exchanged for cash by Crestar, or in the event of proration, cash and Crestar Common Stock. If the Holding Company Merger is not consummated, TideMark will return the certificates.

     Before or promptly after the Effective Time of the Holding Company Merger, Crestar Bank, acting in the capacity of exchange agent for Crestar (the "Exchange Agent"), will mail the Letter of Transmittal to each person who, as of the Effective Time of the Holding Company Merger, holds shares of TideMark Common Stock or TideMark Series A. The Letter of Transmittal will permit holders of shares of TideMark Common Stock to exchange their shares based on the Common Stock Exchange Ratios for shares of Crestar Common Stock, see "-- Determination of Exchange Ratios and Exchange for Crestar Common Stock." The Letter of Transmittal will also permit holders of TideMark Series A to elect to exchange their shares based on the Preferred Stock Exchange Ratio for shares of Crestar Common Stock, see "-- Determination of Exchange Ratios and Exchange for Crestar Common Stock."

     A request to receive Crestar Common Stock will be properly made only if the Exchange Agent has received a properly completed Letter of Transmittal in accordance with the procedures and within the time period set forth in the Letter of Transmittal. A Letter of Transmittal will be properly completed only if accompanied by certificates representing all shares of TideMark Common Stock or TideMark Series A covered thereby.

     TIDEMARK SHAREHOLDERS WHO WISH TO RECEIVE SHARES OF CRESTAR COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.

Business of TideMark Pending the Holding Company Merger

     TideMark has agreed that until the Effective Time of the Holding Company Merger it will operate its business substantially as presently operated and, except for the purchase and assumption transaction with Bay Savings Bank, FSB, only in the ordinary course. In this connection, TideMark has agreed that it will not, without the prior written consent of Crestar, (i) make any change in the salaries, bonuses or title of any officer, except bonuses not exceeding $100,000 in the aggregate which may be paid in connection with the consummation of the Bay Agreement; (ii) make any change in the title, salaries or bonuses of any other employee, other than those permitted by current employment policies in the ordinary course of business and bonuses which may be paid in connection with the consummation of the Bay Agreement, not exceeding $100,000 in the aggregate, any of which changes shall be reported promptly to Crestar; (iii) enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement or increase benefits under existing plans; (iv) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (v) amend its Articles of Incorporation or Bylaws; (vi) issue or contract to issue any shares of TideMark capital stock or securities exchangeable for or convertible into capital stock, except (W) up to 42,000 shares of TideMark Common Stock issuable pursuant to the TideMark Options outstanding as of June 30, 1994, (X) up to 1,380,000 shares of TideMark Common Stock pursuant to the Stock Option Agreement, or (Y) 200,000 shares of TideMark Series A; (vii) purchase any shares of TideMark capital stock; (viii) enter into or assume any material contract or obligation, except in the ordinary course of business;
(ix) other than as provided in (a) below with respect to the work-out of nonperforming assets, waive, release, compromise or assign any right or claim involving $75,000 or more; (x) propose or take any other action which would make any representation or warranty in Section 3.1 of the Agreement untrue; (xi) introduce any new products or services or change the rate of interest on any deposit instrument to above-market interest rates;
(xii) make any change in policies respecting extensions of credit or loan charge-offs; (xiii) change reserve requirement policies; (xiv) change securities portfolio policies; (xv) acquire a policy or enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage, including coverage for its directors and officers, which would result in an additional payment obligation of $50,000 or more;
(xvi) propose or take any action with respect to the closing of any branches; (xvii) amend the terms of the TideMark Options; (xviii) amend the terms of the written severance or employment agreements identified in Schedule E to the Agreement; or (xix) make any change in any tax election or accounting method or system of internal accounting controls, except as may be appropriate to conform to any change in regulatory accounting requirements or generally accepted accounting principles. TideMark and TideMark Bank have further agreed that, between the date of the Agreement and the Effective Time of the Holding Company Merger, they will consult and cooperate with Crestar regarding (a) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures, including notice to Crestar's Credit Review Department Management of any new nonresidential loans in excess of $500,000, and
(b) securities portfolio and funds management, including management of interest rate risk.

     TideMark has further agreed that unless and until the Agreement is terminated pursuant to its terms, neither TideMark, TideMark Bank nor any of their executive officers, directors, representatives, agents or affiliates shall, directly or indirectly, solicit or initiate discussions or negotiations with any person other than Crestar concerning the merger, sale of substantial assets, tender offer, sale of shares of TideMark or TideMark Bank stock, or disclose, directly or indirectly, any information not customarily disclosed to the public concerning TideMark or TideMark Bank, or afford to any person other than Crestar access to TideMark's books, records or properties or otherwise assist any person who may be preparing to make an offer to purchase TideMark or enter into any agreement with any third party for a business combination, equity investment or sale of a significant amount of TideMark's assets except in a situation in which a majority of the full Board of Directors of TideMark has determined in good faith, upon advice of counsel, that the Board has a fiduciary duty to consider and respond to a bona fide proposal by a third party and provides written notice to Crestar of its intention to consider such a proposal and the material terms of such proposal at least five days before responding to such a proposal.

Conditions to Consummation of the Holding Company Merger

     Consummation of the Holding Company Merger is conditioned upon the approval of the holders of more than two-thirds of the outstanding TideMark Common Stock entitled to vote at the TideMark Shareholder Meeting. The Holding Company Merger must be approved by the Federal Reserve Board, the OTS, the SCC and the FDIC, applications for which have been filed and approvals for which are expected to be received. The obligations of TideMark and Crestar to consummate the Holding Company Merger are further conditioned upon (i) the accuracy of the representations and warranties of TideMark and Crestar contained in the Agreement, including without limitation the representation and warranty that there has been no material adverse change in the condition (financial or otherwise) of Crestar or TideMark since September 30, 1994 (other than changes resulting from or attributable to: (i) changes since such date in laws or regulations, generally accepted accounting principles or interpretations of either thereof that affect the banking or savings and loan industries generally,
(ii) changes since such date in the general level of interest rates, (iii) expenses incurred in connection with the Transaction, and, with respect to TideMark, (iv) accruals and reserves by TideMark or TideMark Bank taken since such date pursuant to Section 4.8 of the Agreement, or (v) any other accruals, reserves or expenses incurred by TideMark or TideMark Bank since such date with Crestar's prior written consent); (ii) the performance of all covenants and agreements contained in the Agreement, including without limitation the establishment of the accruals, reserves and charge-offs as may be necessary to conform TideMark's accounting and credit loss reserve practices and methods to those of Crestar Bank as such practices and methods are to be applied from and after the Effective Time of the Holding Company Merger; (iii) the receipt of an opinion of Hunton & Williams, counsel to Crestar and Crestar Bank, with respect to certain of the tax consequences of the Transaction described herein under "-- Certain Federal Income Tax Consequences;" (iv) the receipt by Crestar of certain evidence of title relating to TideMark's branches; (v) the approval for listing on the NYSE of the shares of Crestar Common Stock at the Effective Time of the Holding Company Merger; (vi) the receipt of opinions of counsel with respect to certain legal matters; (vii) the execution and delivery of a commitment and undertaking by each shareholder of TideMark who is an affiliate of TideMark to the effect that (A) such shareholder will dispose of the shares of Crestar Common Stock received by him in connection with the Holding Company Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act, (B) such shareholder will not dispose of any of such shares until Crestar has received, at its expense, an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145 and any applicable securities laws which opinion shall be rendered promptly following counsel's receipt of such shareholder's written notice of its intention to sell shares of Crestar Common Stock and (C) the certificates representing said shares may bear a legend referring to the foregoing restrictions; (viii) the shares of Crestar Common Stock to be issued in the Holding Company Merger shall have been duly registered under the 1933 Act and applicable state securities laws, and such registration shall not be subject to a stop order or any threatened stop order by the SEC or any applicable state securities authority and shall be approved for listing on the NYSE; and (ix) in the case of TideMark, the opinion of Scott & Stringfellow with respect to fairness to TideMark shareholders from a financial point of view shall not have been withdrawn prior to the mailing of this Proxy Statement/Prospectus.

     Crestar and TideMark may waive any condition to their obligations to consummate the Holding Company Merger except requisite approvals of Crestar and TideMark shareholders and regulatory authorities.

Stock Option Agreement

     Crestar and TideMark entered into the Stock Option Agreement, dated as of September 20, 1994 pursuant to which TideMark issued to Crestar an option (the "Option") to purchase up to 1,380,000 shares of TideMark Common Stock at a purchase price of $4.25 per share. The Stock Option Agreement was entered into by TideMark as a condition of, and an inducement to, Crestar to execute the Agreement. The Stock Option Agreement is intended to increase the likelihood that the Holding Company Merger will be consummated in accordance with the terms of the Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Holding Company Merger be interested in acquiring TideMark from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for the TideMark Common Stock than the Common Stock Price Per Share contemplated by the Agreement. Certain attempts to acquire TideMark would cause the Option, granted under the Stock Option Agreement to become exercisable, as described below, and would trigger Crestar's right to exercise the Option. The existence of the Option would significantly increase the cost to a potential acquiror of acquiring TideMark compared to its cost had the Stock Option Agreement not been entered into due to the increase in the number of shares of TideMark Common Stock which would exist as a result of Crestar's exercise of the Option. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition, or might result in a potential acquiror proposing to pay a lower price per share to acquire TideMark than it might otherwise have proposed to pay due to the larger number of shares of TideMark Common Stock then outstanding.

     The Option is exercisable only upon the occurrence of a Purchase Event (as defined below). A Purchase Event means any of the following events:
(i) without Crestar's prior written consent, TideMark shall have authorized, recommended or publicly proposed, or entered into an agreement with any person (other than Crestar or any subsidiary thereof) (A) to effect a merger, consolidation or similar transaction, (B) for the disposition, by sale, lease, exchange or otherwise, of 25% or more of the consolidated assets of TideMark and its subsidiaries or (C) for the issuance, sale or other disposition of securities representing 25% or more of the voting power of TideMark or any of its subsidiaries (collectively referred to as an "Acquisition Transaction"); or (ii) any person (other than Crestar or any subsidiary thereof) shall have acquired beneficial ownership of 25% or more of TideMark Common Stock.

     The Stock Option Agreement terminates in accordance with its terms on the date on which occurs the earliest of: (i) the Effective Time of the Holding Company Merger (as defined in the Agreement); (ii) a termination of the Agreement in accordance with its terms (other than by Crestar due to a breach of the Agreement by TideMark) prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below); (iii) 12 months following a termination of the Agreement by Crestar due to a breach of the Agreement by TideMark; or (iv) 12 months after the termination of the Agreement in accordance with its terms following the occurrence of a Purchase Event or a Preliminary Purchase Event.

     A Preliminary Purchase Event means any of the following events:
(i) any person (other than Crestar or any subsidiary thereof) shall have commenced a tender offer or exchange offer to acquire 10% or more of TideMark Common Stock (a "Tender Offer"); or (ii) TideMark's shareholders shall have failed to adopt the Agreement at a meeting called for such purpose or such meeting shall not have been held or shall have been canceled or the TideMark Board shall have withdrawn its recommendation to shareholders, in each case following the public announcement of (A) a Tender Offer, (B) a proposal to engage in an Acquisition Transaction, or
(C) the filing of an application or notice to engage in an Acquisition Transaction.

Termination

     The Agreement will be terminated, and the Transaction abandoned, if the shareholders of TideMark will not have given the approval of the Holding Company Merger. Notwithstanding such approval by such shareholders, the Agreement also may be terminated at any time prior to the Effective Time of the Holding Company Merger, by: (i) the mutual consent of Crestar, Crestar Bank, TideMark and TideMark Bank, as expressed by their respective Boards of Directors; (ii) either Crestar or Crestar Bank on the one hand or TideMark or TideMark Bank on the other hand, as expressed by their respective Boards of Directors, if the Holding Company Merger has not occurred by June 30, 1995, provided that the failure of the Holding Company Merger to so occur will not be due to a willful breach of any representation, warranty, covenant or agreement by the party seeking to terminate the Agreement; (iii) Crestar and Crestar Bank in writing authorized by their respective Boards of Directors if TideMark or TideMark Bank has, or by TideMark and TideMark Bank in writing authorized by their respective Boards of Directors if Crestar or Crestar Bank has, in any material respect, breached (A) any covenant or agreement contained in the Agreement, or (B) any representation or warranty contained in the Agreement, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date unless such breach by TideMark or TideMark Bank is due to the failure or inability of Crestar Securities Corporation to consummate its commitment to purchase the TideMark Series A in a timely fashion to permit consummation of the Bay Agreement by TideMark Bank pursuant to the terms and conditions thereof; provided that it is understood and agreed that either party may terminate the Agreement on the basis of any such material breach of any representation or warranty which is not cured within 30 days of written notice thereof contained in the Agreement notwithstanding any qualification therein relating to the knowledge of the other party; (iv) either Crestar or Crestar Bank on the one hand or TideMark or TideMark Bank on the other hand, as expressed by their respective Boards of Directors, in the event that any of the conditions precedent to the obligations of such parties to consummate the Transaction have not been satisfied or fulfilled or waived by the party entitled to so waive on or before the Closing Date (as defined in the Agreement), provided that no party shall be entitled to terminate the Agreement if the condition precedent or conditions precedent which provide the basis for termination can reasonably be and are satisfied within a reasonable period of time, in which case, the Closing Date shall be appropriately postponed; (v) Crestar and Crestar Bank, if the Boards of Directors of Crestar and Crestar Bank shall have determined in their sole discretion, exercised in good faith, that the Transaction has become inadvisable or impracticable by reason of (A) the issuance of any order, decree or advisory letter of regulatory authority containing conditions or requirements reasonably deemed objectionable to Crestar, (B) the threat or the institution of any litigation, proceeding or investigation (including under federal antitrust laws) to restrain or prohibit the consummation of the Transaction or to obtain other relief in connection with the Agreement or (C) public commencement of a competing offer for TideMark Common Stock which is significantly better than Crestar's offer, and which Crestar certifies to TideMark, in writing, it is unwilling to meet; (vi) TideMark and TideMark Bank, if the Boards of Directors of TideMark and TideMark Bank shall have determined in their sole discretion, exercised in good faith, that the Transaction has become inadvisable or impracticable by reason of
(A) the issuance of any order, decree or advisory letter of regulatory authority containing conditions or requirements reasonably deemed objectionable to TideMark, (B) the threat or the institution of any litigation, proceeding or investigation (including under federal antitrust laws) to restrain or prohibit the consummation of the Transaction or to obtain other relief in connection with the Agreement, or (C) commencement of a competing offer for TideMark Common Stock which is significantly better than Crestar's offer, and which Crestar has certified to TideMark, in writing, it is unwilling to meet; (vii) Crestar, Crestar Bank, TideMark or TideMark Bank, if the Federal Reserve Board, the OTS, the FDIC or the SCC deny approval of the Transaction and the time period for all appeals or requests for reconsideration has run; (viii) Crestar if, following Crestar's pre-merger review, such pre-merger review reveals that there has been a material adverse change in the asset quality of TideMark which would result in a reduction of TideMark's stockholder's equity by 10% or more from that shown by the TideMark Financial Statements (as defined by the Agreement) as of June 30, 1994, exclusive of (A) changes in the value of TideMark's consolidated assets and liabilities resulting from movements in general market interest rates, (B) changes in laws, rules and regulations and accounting principles, (C) adjustments determined by Crestar resulting from Crestar's due diligence review of TideMark's books and records through July 31, 1994, as disclosed in Schedule N to the Agreement, (D) changes in the capital structure of TideMark due to the issuance of securities to accomplish the transaction contemplated by the Bay Agreement, and (E) any other matters mutually agreed by the parties contained in the Agreement; and (ix) TideMark if there has been a material adverse change in the business operations or consolidated financial condition of Crestar from that shown by the Crestar Financial Statements (as defined by the Agreement) as of June 30, 1994, exclusive of (A) changes resulting from movements in general market interest rates, (B) changes in laws, rules and regulations and accounting principles, and (C) any other matters mutually agreed by the parties contained in the Agreement.

     In the event of the termination and abandonment of the Agreement and the Holding Company Merger pursuant to the above, the Agreement, other than provisions relating to confidentiality of information obtained by the parties and to the payment of expenses relating to the Holding Company Merger, shall become void and of no effect, without any liability on the part of any party or its directors or officers, provided that nothing contained in the Agreement will serve to relieve any party from liability for a willful breach of the Agreement.

Accounting Treatment

     The Transaction is to be accounted for as a purchase in accordance with generally accepted accounting principles as outlined in Accounting Principles Board Opinion No. 16, "Business Combinations."

Operations After the Holding Company Merger

     After the consummation of the Transaction, Crestar Bank will continue generally to conduct the business presently conducted by TideMark Bank.

Interests of Certain Persons in the Transaction

     Certain members of TideMark and TideMark Bank's management may be deemed to have interests in the Transaction in addition to their interests as shareholders of TideMark generally. In each case, the Board of Directors of TideMark or TideMark Bank was aware of their potential interests, and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

     Indemnification; Liability Insurance. After the Effective Time of the Holding Company Merger, Crestar acknowledges its obligation to provide, and has agreed to provide, indemnification to the directors, employees and officers of TideMark and TideMark Bank and the subsidiaries thereof for events occurring prior to or subsequent to the Effective Time of the Holding Company Merger as if they had been directors, employees or officers of Crestar prior to the Effective Time of the Holding Company Merger, to the extent permitted under the VSCA and the Articles of Incorporation and Bylaws of Crestar as in effect as of the date of the Agreement. Such indemnification shall continue for six years after the Effective Time of the Holding Company Merger, provided that any right to indemnification in respect of any claim asserted or made within such six year period shall continue until final disposition of such claim. Crestar will provide officers and directors liability insurance coverage to all TideMark and TideMark Bank and subsidiaries thereof directors and officers, whether or not they become part of the Crestar organization after the Effective Time of the Holding Company Merger, to the same extent it is provided to Crestar's officers and directors, provided that coverage will not extend to acts as to which notice has been given prior to the Effective Time of the Holding Company Merger.

     Employment Agreements. Crestar will honor the severance provisions contained in the written employment agreements ("Employment Agreements") by and among Messrs. Gentry, Jr., Springer and Meade and Ms. Lawson and TideMark Bank. See "Executive Compensation -- Employment Agreements" for a description of the terms and conditions of the Employment Agreements.

     Crestar Bank will undertake to continue employment of those retail branch personnel who meet Crestar's employment qualification requirements and needs, either at existing TideMark or TideMark Bank offices or at Crestar offices. TideMark non-branch personnel displaced as a result of the Holding Company Merger will be interviewed prior to the Effective Time of the Holding Company Merger for open positions within Crestar Bank or a subsidiary of Crestar. Crestar or Crestar Bank will pay a severance benefit to each person, other than those persons who have Employment Agreements as described above, who is an employee of TideMark or TideMark Bank at the Effective Time of the Holding Company Merger and who (x) is not offered a comparable position with Crestar Bank or a subsidiary of Crestar (the acceptance of a position with Crestar Bank or a subsidiary of Crestar shall establish that such position was comparable) or (y) is terminated without cause within six months after the Effective Time of the Holding Company Merger. The amount of such severance benefit will equal one week of such employee's base pay (as in effect immediately before the Effective Time of the Holding Company Merger) for each full year of service with TideMark or TideMark Bank up to 20 years and two weeks of such base pay for each full year of service with TideMark or TideMark Bank over 20 years; provided, however, that the severance benefit shall not be less than six weeks of base pay. Each person who is a TideMark or TideMark Bank employee at the Effective Time of the Holding Company Merger shall be paid promptly after the Effective Time of the Holding Company Merger for all accrued but unused vacation time through the end of the last full month prior to the Effective Time of the Holding Company Merger. TideMark and TideMark Bank shall take such actions as are necessary to terminate its or their severance pay policies or plans effective prior to the Effective Time of the Holding Company Merger. Out-placement counseling will be available through the Virginia Employment Commission for any TideMark or TideMark Bank employees who are entitled to severance benefits from Crestar under the Agreement or under a written severance agreement as identified in the Agreement.

     Prior to the Effective Time of the Holding Company Merger, each member of TideMark Bank's senior management group will be interviewed by his/her Crestar Bank counterpart with the goal of determining if there are mutually beneficial employment opportunities available within Crestar Bank or another subsidiary of Crestar.

     Advisory Board of Directors. Crestar Bank will offer up to three members of the TideMark or TideMark Bank Board of Directors a position on Crestar Bank's Peninsula advisory board. Members who agree to serve on the Peninsula advisory board will be paid on the usual terms and conditions that Crestar Bank pays members of its other, similar, advisory boards. Crestar Bank, TideMark and TideMark Bank will cooperate in identifying the members of the advisory board.

     Other than as set forth above, no director or executive officer of TideMark, TideMark Bank, Crestar or Crestar Bank has any direct or indirect material interest in the Transaction, except in the case of directors and executive officers of TideMark and TideMark Bank insofar as ownership of TideMark Common Stock and existing TideMark Options to purchase such stock might be deemed such an interest.

Stock Options

     Each holder of outstanding TideMark Options shall elect, by giving notice to TideMark prior to the Closing Date (as defined in the Agreement), either to (a) allow the TideMark Options to terminate at the Effective Time of the Holding Company Merger and promptly following the Effective Time of the Holding Company Merger receive a cash payment (subject to all applicable withholding taxes) equal to the excess of (i) the aggregate Price Per Share of the TideMark Common Stock represented by his TideMark Options less (ii) the aggregate exercise price of such TideMark Options,
(b) exercise the TideMark Options for TideMark Common Stock prior to the Closing Date and convert such Common Stock into Crestar Common Stock or elect to receive cash as provided in the Agreement, or (c) have the TideMark Options converted into options to purchase Crestar Common Stock as set forth in the Agreement. Crestar agrees to make any cash payment required under the Agreement with respect to the termination of the TideMark Options promptly following consummation of the Holding Company Merger. TideMark has agreed not to amend any option agreement to extend the three month period following termination of employment during which TideMark Options may be exercised.

Effect on TideMark Employee Benefits Plans

     All employees of TideMark or TideMark Bank immediately prior to the Effective Time of the Holding Company Merger who are employed by Crestar, Crestar Bank or another Crestar subsidiary immediately following the Effective Time of the Holding Company Merger ("Transferred Employees") will be covered by Crestar's employee benefit plans as to which they are eligible based on their length of service, compensation, job classification, and position, including, where applicable, any incentive compensation plan. Notwithstanding the foregoing, Crestar may determine to continue any of the TideMark or TideMark Bank benefit plans for Transferred Employees in lieu of offering participation in Crestar's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the TideMark or TideMark Bank benefit plans, or to merge any such benefit plans with Crestar's benefit plans. Except as specifically provided in the Agreement and as otherwise prohibited by law, Transferred Employees' service with TideMark or TideMark Bank which is recognized by the applicable benefit plan of TideMark or TideMark Bank at the Effective Time of the Holding Company Merger shall be recognized as service with Crestar for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the corresponding Crestar benefit plan, subject to applicable break-in-service rules.

     Crestar agrees that any pre-existing condition, limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by TideMark or TideMark Bank on the date of the Holding Company Merger and who then change that coverage to Crestar's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll in Crestar's health plans.

     Crestar agrees that immediately following the Holding Company Merger, all participants who then have accounts in the 401(k) profit sharing plan maintained by TideMark or TideMark Bank (the "401(k) Plan") shall be fully vested in their account balances. Crestar, at its election, may continue the 401(k) Plan for the benefit of Transferred Employees (as such plan may be amended as of the Effective Time of the Holding Company Merger to provide current contributions and eligibility provisions identical to those under the Crestar Employees' Thrift and Profit Sharing Plan (the "Crestar Thrift Plan")), may merge the 401(k) Plan into the Crestar Thrift Plan or any other defined contribution plan maintained by Crestar, or may cease additional benefit accruals under and contributions to the 401(k) Plan and continue to hold the assets of such Plan until they are distributable in accordance with its terms. In the event of a merger of the 401(k) Plan into the Crestar Thrift Plan or a cessation of accruals and contributions under the 401(k) Plan, the Crestar Thrift Plan will recognize for purposes of eligibility to participate, early retirement, and eligibility for vesting, all Transferred Employees' service which is recognized under the 401(k) Plan, subject to applicable break-in-service rules.

     Crestar agrees that the Retirement Plan for Employees of Crestar Financial Corporation and Affiliated Corporations (the "Crestar Retirement Plan") will recognize for purposes of eligibility to participate, vesting and eligibility for early retirement, but not for benefit accrual purposes, all Transferred Employees' service which is recognized under the Employees' Retirement Plan of Newport News Savings Bank (the "TideMark Pension Plan"), subject to applicable break-in-service rules. Crestar, at its option, may continue the TideMark Pension Plan as a frozen plan or may terminate the TideMark Pension Plan and pay out or annuitize benefits, or may merge the TideMark Pension Plan into the Crestar Retirement Plan. If the TideMark Pension Plan is merged into the Crestar Retirement Plan, each Transferred Employee who becomes a participant in the Crestar Retirement Plan will receive a pension benefit, as calculated by the actuaries for the Crestar Retirement Plan, as the greater of (x) such Transferred Employee's vested accrued benefit under the TideMark Pension Plan or (y) his vested accrued benefit under the Crestar Retirement Plan using service recognized under the TideMark Pension Plan (subject to applicable break-in-service rules) and service recognized with Crestar or a Crestar affiliate on and after the Effective Time of the Holding Company Merger (subject to applicable break-in-service rules). If the TideMark Pension Plan is not merged into the Crestar Retirement Plan, any pension benefit payable to a Transferred Employee from the Crestar Retirement Plan shall be the difference between
(x) his pension benefit under the Crestar Retirement Plan using service recognized under the TideMark Pension Plan (subject to applicable break-in-service rules) and service recognized with Crestar or a Crestar affiliate on and after the Effective Time of the Holding Company Merger (subject to applicable break-in-service rules) and (y) such Employee's pension benefit determined under the TideMark Pension Plan.

Certain Federal Income Tax Consequences

     Crestar and TideMark have received an opinion of Hunton & Williams, counsel to Crestar, to the effect that for federal income tax purposes the Holding Company Merger and the Bank Merger each will be a reorganization under Section 368(a) of the Code, and, consequently, (i) none of Crestar, Crestar Bank, TideMark or TideMark Bank will recognize any taxable gain or loss upon consummation of the Holding Company Merger or consummation of the Bank Merger (but income may be recognized as a result of (a) the termination of the bad-debt reserve maintained by TideMark Bank for federal income tax purposes and (b) other possible changes in tax accounting methods), and (ii) the Holding Company Merger will result in the tax consequences summarized below for TideMark shareholders who receive Crestar Common Stock and/or cash in exchange for TideMark Common Stock pursuant to the Holding Company Merger. Receipt of substantially the same opinion of Hunton & Williams as of the Closing Date is a condition to consummation of the Holding Company Merger. The opinion of Hunton & Williams is based on, and the opinion to be given as of the Closing Date will be based on, certain customary assumptions and representations regarding, among other things, the lack of previous dealings between TideMark and Crestar, the existing and future ownership of TideMark stock and Crestar stock, and the future business plans for Crestar.

     As described below, the federal income tax consequences to a TideMark shareholder will depend on whether the shareholder exchanges shares of TideMark Common Stock for Crestar Common Stock, cash, or a combination of Crestar Common Stock and cash and, if the shareholder exchanges any shares of TideMark Common Stock for cash, on whether certain related shareholders receive Crestar Common Stock or cash. The following summary does not discuss all potentially relevant federal income tax matters, consequences to any shareholders subject to special tax treatment (for example, tax-exempt organizations and foreign persons), or consequences to shareholders who acquired their TideMark Common Stock through the exercise of employee stock options or otherwise as compensation.

Exchange of TideMark Common Stock for Crestar Common Stock

     A holder of shares of TideMark Common Stock who receives solely Crestar Common Stock in exchange for all his shares of TideMark Common Stock will not recognize any gain or loss on the exchange. If a shareholder receives Crestar Common Stock and cash in lieu of a fractional share of Crestar Common Stock, the shareholder will recognize taxable gain or loss solely with respect to such fractional share as if the fractional share had been received and then redeemed for the cash. A shareholder who exchanges all his shares of TideMark Common Stock for Crestar Common Stock will have a tax basis in the shares of Crestar Common Stock (including any fractional share interest) equal to his tax basis in the shares of TideMark Common Stock exchanged therefor. A shareholder's holding period for shares of Crestar Common Stock (including any fractional share interest) received in the Holding Company Merger will include his holding period for the shares of TideMark Common Stock exchanged therefor if they are held as a capital asset at the Effective Time of the Holding Company Merger.

Exchange of TideMark Common Stock for Cash and Crestar Common Stock

     A holder of shares of TideMark Common Stock who receives cash for some shares of TideMark Common Stock and exchanges other shares of TideMark Common Stock for shares of Crestar Common Stock (including any fractional share interest) will recognize any gain realized up to the amount of cash received (excluding cash paid in lieu of a fractional share of Crestar Common Stock) but will not recognize any loss. If the shareholder holds his TideMark Common Stock as a capital asset at the time of the Holding Company Merger, the amount of gain recognized generally will be treated as capital gain unless the receipt of cash is treated as having the effect of a dividend. If the recognized gain is treated as a dividend, it will be taxed as ordinary income.

     A shareholder's receipt of cash will not be treated as a dividend if (after taking into account the constructive ownership rules of Section 318 of the Code summarized below) the requirements for a stock redemption to be treated as a sale of stock under Section 302 of the Code are satisfied. Under a Supreme Court decision (Clark v. Commissioner), to determine whether those requirements are satisfied, a shareholder should be treated as receiving shares of Crestar Common Stock in the Holding Company Merger (instead of the cash actually received) and then receiving cash from Crestar in a hypothetical redemption of those shares. That hypothetical redemption will satisfy the requirements under Section 302 if it (i) is "not essentially equivalent to a dividend" within the meaning of
Section 302(b)(1) of the Code or (ii) has the effect of a "substantially disproportionate" redemption of Crestar Common Stock within the meaning of
Section 302(b)(2) of the Code. Whether the hypothetical redemption of shares of Crestar Common Stock will be essentially equivalent to a dividend depends on the individual shareholder's circumstances; to avoid dividend treatment in any case, the hypothetical redemption must result in a "meaningful reduction" in the percentage of Crestar Common Stock actually and constructively owned by the shareholder (including any Crestar Common Stock deemed received in the Holding Company Merger). The Internal Revenue Service has indicated in a published ruling that any reduction in percentage ownership of a publicly-held corporation by a small minority shareholder who exercises no control over corporate affairs constitutes a meaningful reduction. The hypothetical redemption of shares of Crestar Common Stock will be substantially disproportionate if the percentage of Crestar Common Stock actually and constructively owned by the shareholder after that redemption is less than 80% of the percentage of Crestar Common Stock actually and constructively owned by the shareholder (including Crestar Common Stock deemed received in the Holding Company Merger) immediately before the hypothetical redemption.

     A shareholder's tax basis in the shares of Crestar Common Stock (including any fractional share interest) received will equal his tax basis in his shares of TideMark Common Stock exchanged therefor, reduced by the amount of cash received (excluding cash paid in lieu of a fractional share of Crestar Common Stock) and increased by the amount of gain recognized (including any gain treated as a dividend). A shareholder's holding period for shares of Crestar Common Stock (including any fractional share interest) received in the Holding Company Merger will include his holding period for the shares of TideMark Common Stock exchanged therefor if they are held as a capital asset at the time of the Holding Company Merger. If a shareholder receives cash in lieu of a fractional share of Crestar Common Stock, the shareholder will recognize gain or loss as if the fractional share had been received and then redeemed for the cash.

Exchange of TideMark Common Stock for Cash

     Any holder of shares of TideMark Common Stock who exchanges all of his shares of TideMark Common Stock for cash should consult his tax advisor to determine whether the exchange is to be taxed as a sale of stock or whether the cash received is to be taxed as a dividend. In addition, any shareholder who makes an election to receive cash for all his shares should be aware that he may, in fact, receive some Crestar Common Stock under the proration provisions of the Agreement. Such a holder should therefore be familiar with the rules, described above, that apply to a holder who receives cash and some Crestar Common Stock.

     The criteria for determining the tax treatment of exchanging all of a shareholder's shares of TideMark Common Stock for cash are not certain.
The Supreme Court's decision in the Clark case suggests that a holder of shares of TideMark Common Stock who receives solely cash for all his shares of TideMark Common Stock should be treated as receiving shares of Crestar Common Stock in the Holding Company Merger, rather than the cash actually received, and then receiving cash from Crestar in a hypothetical redemption of those shares. The treatment of the cash received in that hypothetical redemption then would depend first on whether the shareholder is treated as owning any shares of Crestar Common Stock (taking into account the constructive ownership rules of Section 318 of the Code). If a shareholder receiving solely cash in the Holding Company Merger does not actually or constructively own any shares of Crestar Common Stock, the shareholder should recognize gain or loss equal to the difference between the amount of cash received and his tax basis in his shares of TideMark Common Stock surrendered in the Holding Company Merger. Such gain or loss will be capital gain or loss if the shares of TideMark Common Stock are held as a capital asset at the time of the Holding Company Merger. If the shareholder actually or constructively owns shares of Crestar Common Stock, the cash received in a hypothetical redemption should result in the recognition of gain or loss as described above unless the redemption is treated as a dividend distribution. The redemption should not be treated as a dividend distribution if it meets the requirements to be (i) not essentially equivalent to a dividend within the meaning of
Section 302(b)(1) of the Code or (ii) a substantially disproportionate redemption of Crestar Common Stock within the meaning of
Section 302(b)(2) of the Code. See the discussion above under "Exchange of TideMark Common Stock for Cash and Crestar Common Stock" for a summary of those requirements.

     Despite the Clark decision, the Internal Revenue Service might assert that the receipt of solely cash in the Holding Company Merger is to be treated as a distribution in redemption of the shareholder's TideMark Common Stock before, and separate from, the Holding Company Merger. The Internal Revenue Service apparently has taken such a position in private letter rulings, which are not legal precedent, issued after the Clark decision. Under that position, if a holder of shares of TideMark Common Stock receiving solely cash does not constructively own (within the meaning of Section 318 of the Code) shares of TideMark Common Stock held by another shareholder who exchanges such shares for Crestar Common Stock, the shareholder receiving solely cash generally will recognize gain or loss equal to the difference between the amount of cash received and his tax basis in his shares of TideMark Common Stock. Such gain or loss will be capital gain or loss if the shares of TideMark Common Stock are held as a capital asset at the time of the Holding Company Merger. If the holder of shares of TideMark Common Stock does constructively own shares of TideMark Common Stock exchanged for Crestar Common Stock, the cash received in a hypothetical redemption of the TideMark Common Stock generally will be taxable as a dividend unless the redemption meets the requirements to be
(i) not essentially equivalent to a dividend within the meaning of
Section 302(b)(1) of the Code or (ii) a substantially disproportionate redemption of TideMark Common Stock within the meaning of
Section 302(b)(2) of the Code. Those requirements would be applied to the shareholder's actual and constructive ownership of TideMark Common Stock, in contrast to the approach discussed above where they are applied to the shareholder's actual and constructive ownership of Crestar Common Stock.

Section 318 of the Code

     Under Section 318(a) of the Code, a shareholder is treated as owning
(i) stock that the shareholder has an option or other right to acquire,
(ii) stock owned by the shareholder's spouse, children, grandchildren, and parents, and (iii) stock owned by certain trusts of which the shareholder is a beneficiary, any estate of which the shareholder is a beneficiary, any partnership or "S corporation" in which the shareholder is a partner or shareholder, and any non-S corporation of which the shareholder owns at least 50% in value of the stock. A shareholder that is a partnership or S corporation, estate, trust, or non-S corporation is treated as owning stock owned (as the case may be) by partners or S corporation shareholders, by estate beneficiaries, by certain trust beneficiaries, and by 50% shareholders of a non-S corporate shareholder. Stock constructively owned by a person generally is treated as being owned by that person for the purpose of attributing ownership to another person. In certain cases, a shareholder who will actually own no Crestar Common Stock may be able to avoid application of the family attribution rules of Section 318 of the Code by filing a timely waiver agreement with the Internal Revenue Service pursuant to Section 302(c)(2) of the Code and applicable regulations.

Shareholders Electing to Exercise Their Right of Appraisal

     The receipt of cash for shares of TideMark Common Stock pursuant to the exercise of the right to an appraisal will be a taxable transaction. Any shareholder considering the exercise of such right should consult his tax advisor about the tax consequences of receiving cash for his shares.

     The preceding discussion summarizes for general information the material federal income tax consequences of the Holding Company Merger to TideMark shareholders. The tax consequences to any particular shareholder may depend on the shareholder's circumstances. TideMark shareholders are urged to consult their own tax advisors with regard to federal, state, and local tax consequences.

Rights of Shareholders Electing to Exercise Their Right of Appraisal

     Holders of TideMark Common Stock entitled to vote on the approval of the Agreement and the related Holding Company Plan of Merger will be entitled to have the fair value of each such holder's shares of TideMark Common Stock immediately prior to consummation of the Holding Company Merger paid to such holder in cash, together with interest, if any, by complying with the provisions of Article 15 of the VSCA ("Article 15"). Under Article 15, the determination of the fair value of a dissenter's shares ("Dissenting Shares") would exclude any appreciation or depreciation in the value of such shares in anticipation of the Holding Company Merger, unless such exclusion would be inequitable.

     A holder of TideMark Common Stock who desires to exercise such holder's dissenter's rights must satisfy all of the following conditions. A written notice of such holders' intent to demand payment for such holder's Common Stock must be delivered to TideMark before the taking of the vote on approval of the Holding Company Merger. This written notice must be in addition to and separate from voting against, abstaining from voting, or failing to vote on approval of the Agreement and the related Holding Company Plan of Merger. Voting against, abstaining from voting or failing to vote on approval of the Agreement and the related Holding Company Plan of Merger will not constitute written notice of an intent to demand payment within the meaning of Article 15.

     A holder of TideMark Common Stock electing to exercise such holder's dissenters' rights under Article 15 must not vote for approval of the Agreement and the related Holding Company Plan of Merger. Voting for approval of the Agreement and the related Holding Company Plan of Merger, or delivering a proxy in connection with the TideMark Shareholder Meeting (unless the proxy specifies a vote against, or affirmatively abstaining from voting on, approval of the Agreement and the related Holding Company Plan of Merger), will constitute a waiver of such holder's dissenters' rights and will nullify any written notice of an intent to demand payment submitted by such holder.

     A holder of record of TideMark Common Stock may assert dissenters' rights as to less than all of the shares registered in such holder's name only if such holder dissents with respect to all shares beneficially owned by any one person and notifies TideMark in writing of the name and address of each person on whose behalf such holder is asserting dissenters' rights. The rights of a partial dissenter under Article 15 are determined as if the shares as to which the holder dissents and the holder's other shares were registered in the names of different shareholders.

     A beneficial holder of TideMark Common Stock may assert dissenters' rights as to shares held on such holder's behalf only if such holder: (i) submits to TideMark the record holder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights; and
(ii) does so with respect to all shares of which such holder is the beneficial holder or over which such holder has the power to direct the vote.

     If the Holding Company Merger is consummated, Crestar will, within ten days after the Effective Time of the Holding Company Merger, deliver a dissenters' notice to all holders who satisfied the foregoing requirements, which will: (i) state where payment demand is to be sent and where and when certificates for Dissenting Shares are to be deposited; (ii) supply a form for demanding payment that includes the date (September 20, 1994) of the first announcement to news media of the terms of the Holding Company Merger, and requires that the person asserting dissenters' rights certify whether or not such person acquired beneficial ownership of such person's Dissenting Shares before or after such date; (iii) set a date by which Crestar must receive the payment demand, which date may not be less than 30 days nor more than 60 days after the date of delivery of the dissenters' notice; and (iv) be accompanied by a copy of Article 15.

     A shareholder sent a dissenters' notice shall demand payment, certify that such holder acquired beneficial ownership of such holder's Dissenting Shares before, on or after September 20, 1994, and deposit the certificates representing such holder's Dissenting Shares in accordance with the dissenters' notice. A shareholder who deposits such holder's shares as described in the dissenters' notice retains all other rights as a holder of TideMark Common Stock except to the extent such rights are canceled or modified by the consummation of the Holding Company Merger. A shareholder who does not demand payment and deposit his share certificates where required, each by the date set forth in the dissenters' notice, is not entitled to payment for such holder's shares under Article 15.

     Except as provided below with respect to after-acquired shares, within 30 days after receipt of a payment demand, Crestar shall pay the dissenter the amount that Crestar estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of Crestar to make such payment may be enforced: (i) by the Circuit Court for the City of Richmond, Virginia; or (ii) at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has such office. The payment by Crestar will be accompanied by: (i) Crestar's balance sheet as of the end of a fiscal year ended not more than 16 months before the Effective Time of the Holding Company Merger, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (ii) an explanation of how Crestar estimated the fair value of the Dissenting Shares and of how the interest was calculated; (iii) a statement of the dissenter's right to demand payment as described below; and (iv) a copy of Article 15.

     Crestar may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the Dissenting Shares on September 20, 1994, in which case Crestar will estimate the fair value of such after-acquired shares, plus accrued interest, and will offer to pay such amount to each dissenter who agrees to accept it in full satisfaction of such dissenter's demand. Crestar will send with such offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment as described below.

     Within 30 days after Crestar makes or offers payment as described above, a dissenter may notify Crestar in writing of the dissenter's own estimate of the fair value of the Dissenting Shares and the amount of interest due, and demand payment of such estimate (less any payment by Crestar) or reject Crestar's offer and demand payment of such estimate.

     If any such demand for payment remains unsettled, within 60 days after receiving the payment demand Crestar will petition the Circuit Court for the City of Richmond, Virginia to determine the fair value of the shares and the accrued interest and make all dissenters whose demands remain unsettled parties to such proceeding, or pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to such proceeding is entitled to a judgment for: (i) the amount, if any, by which the court finds that the fair value of the Dissenting Shares, plus interest, exceeds the amount paid by Crestar; or (ii) the fair value, plus accrued interest, of the dissenter's after-acquired shares for which Crestar elected to withhold payment. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and assess the costs against Crestar, or against all or some of the dissenters to the extent the court finds the dissenters did not act in good faith in demanding payment.

     The foregoing is only a summary of the rights of a dissenting holder of TideMark Common Stock. Any holder of TideMark Common Stock who intends to dissent from the Holding Company Merger should carefully review the text of the applicable provisions of the VSCA set forth in Annex IV to this Proxy Statement/Prospectus and should also consult with such holder's attorney. The failure of a holder of TideMark Common Stock to follow precisely the procedures summarized above, and set forth in Annex IV, may result in loss of dissenters' rights. No further notice of the events giving rise to dissenter's rights or any steps associated therewith will be furnished to holders of TideMark Common Stock, except as indicated above or otherwise required by law.

     In general, any dissenting shareholder who perfects such holder's right to be paid the fair value of such holder's TideMark Common Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. See "-Federal Income Tax Consequences."

     THE BOARD OF DIRECTORS OF TIDEMARK UNANIMOUSLY RECOMMENDS A VOTE FOR THE HOLDING COMPANY MERGER.

             INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                     DIRECTORS WHOSE TERMS CONTINUE AND
                             EXECUTIVE OFFICERS

Election of Directors

     The persons named below have been nominated to serve as Directors of TideMark. Each nominee has agreed to serve if elected. Unless otherwise directed, each proxy executed and returned by a TideMark shareholder will be voted for the election of the nominees described below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The Bylaws of TideMark provide that the Board of Directors shall be divided into three classes, and a resolution of the Board of Directors adopted pursuant to such Bylaws provides that the Board of Directors shall consist of 10 members. The following tables set forth certain information with respect to the directors of TideMark, including the principal occupation of such persons during at least the past five years. Except for John R. Lawson II, who is the first cousin of the spouse of Pamela B. Lawson, Executive Vice President and Chief Financial Officer of TideMark, no director or nominee for director is related to any director or executive officer of TideMark or its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between the directors, nominees and any other persons pursuant to which such person was selected.

     Nominees for director will be elected by a plurality of the votes cast by the shares of TideMark Common Stock entitled to vote in the election at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote.

     The nominees, if elected, will serve a term of three years and until their successors are elected and qualified, or such shorter term as may occur as a result of the consummation of the Agreement.



                 Nominees for a Three Year Term Expiring in 1997

                       Age as of        Position with TideMark and Principal        Director
 Name                June 30, 1994       Occupation During Last Five Years          Since(1)

 John R. Lawson, II       42            Director of TideMark                          1992
                                        and TideMark Bank.
                                        President and Chief
                                        Executive Officer of
                                        W.M. Jordan Company,
                                        Inc., a general
                                        contractor in Newport
                                        News, Virginia since
                                        1975.

 Anthony R. Santoro       55            Director of TideMark,                         1989
                                        TideMark Bank and
                                        Newport News Service
                                        Corporation, a wholly-
                                        owned subsidiary of
                                        TideMark Bank ("NNSC");
                                        President of
                                        Christopher Newport
                                        University, Newport
                                        News, Virginia since
                                        1987.

 Gary A. Suttle           39            Director of TideMark,                         1989
                                        TideMark Bank and NNSC;
                                        Chief Financial Officer
                                        of Suttle Motor
                                        Corporation, a Newport
                                        News, Virginia based
                                        automobile dealership
                                        since 1980.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                NOMINEES BE ELECTED AS DIRECTORS
      Directors Continuing in Office Term Expires in 1995

                           Age as of        Position with TideMark and Principal        Director
 Name                    June 30, 1994       Occupation During Last Five Years          Since(1)
 Gordon L. Gentry, Jr.       57            Director of TideMark,                         1989
                                            TideMark Bank and NNSC;
                                            Chairman of the Board
                                            since October 1989;
                                            Chief Executive Officer
                                            from February 1989 to
                                            January 1993; President
                                            from February 1989 to
                                            August 1990; and
                                            previously with Signet
                                            Banking Corporation,
                                            Newport News, Virginia
                                            (from 1960 to 1989),
                                            serving during the last
                                            five years as Senior
                                            Vice President and
                                            Senior Retail Officer,
                                            Eastern Region, and as
                                            Peninsula Executive
                                            Officer.

                                             (Footnote appears on page ___)



                           Age as of        Position with TideMark and Principal        Director
 Name                    June 30, 1994       Occupation During Last Five Years          Since(1)
 Nelson L. St. Clair, Jr.      58          Director of TideMark                          1989
                                            and TideMark Bank;
                                            President and Chief
                                            Executive Officer,
                                            Riverside Health System
                                            since 1982, a Newport
                                            News, Virginia based
                                            corporation which owns
                                            and operates various
                                            regional hospitals and
                                            other health care
                                            related facilities.

 Lindsay B. Trittipoe           36          Director of TideMark                          1989
                                            and TideMark Bank;
                                            since November 1989
                                            institutional sales,
                                            Craigie, Inc.,
                                            Richmond, Virginia,
                                            investment bankers;
                                            previously Vice
                                            President, Anderson &
                                            Strudwick, Inc. a
                                            Richmond, Virginia
                                            based stock brokerage
                                            firm from September to
                                            November 1989;
                                            previously in
                                            institutional sales
                                            with Morgan Stanley
                                            Co., New York, New York
                                            from February 1987 to
                                            December 1988.


                           Directors Continuing in Office
                                Term Expiring in 1996




                           Age as of        Position with TideMark and Principal        Director
 Name                    June 30, 1994       Occupation During Last Five Years          Since(1)
 James S. G. Davenport         69           Director of TideMark                          1989
                                            and TideMark Bank;
                                            since 1980 Chairman of
                                            the Board, Davenport
                                            Dukes Associates, Inc.,
                                            a Newport News,
                                            Virginia based
                                            financial planning
                                            firm; since 1972
                                            Chairman of the Board
                                            and Chief Executive
                                            Officer, National
                                            Benefit Plans, Inc., a
                                            Norfolk, Virginia based
                                            third-party insurance
                                            administrator.

 Robert L. Freeman, Jr.       40           Director of TideMark                          1989
                                            and TideMark Bank;
                                            since 1986 Partner,
                                            Jones, Blechman, Woltz
                                            and Kelly, P.C., a
                                            Newport News, Virginia
                                            based law firm which
                                            serves as general
                                            counsel to TideMark
                                            Bank.


                        (Footnote appears on page ___)



                           Age as of        Position with TideMark and Principal        Director
 Name                    June 30, 1994       Occupation During Last Five Years          Since(1)

 Robert N. Springer            39           Director of TideMark                          1990
                                            and TideMark Bank and
                                            NNSC; President and
                                            Chief Executive Officer
                                            since January 1993;
                                            President and Chief
                                            Operating Officer from
                                            October 1990 to January
                                            1993; Senior Vice
                                            President and Chief
                                            Financial Officer from
                                            September 1989 to
                                            October 1990;
                                            previously with Signet
                                            Banking Corporation,
                                            Baltimore, Maryland
                                            from 1986 to 1989 as
                                            Vice President Capital
                                            Markets Group and
                                            Assistant Treasurer.

 Alan S. Witt                  39           Director of TideMark                          1989
                                            and TideMark Bank;
                                            Partner, Rauch Witt &
                                            Co. since 1979 and,
                                            since 1989, managing
                                            partner of Rauch, Witt
                                            & Co., a Newport News,
                                            Virginia based public
                                            accounting firm.

_____________________________
     (1) All of the directors of TideMark except for Mr. Lawson were the initial directors of TideMark when it was incorporated in 1992 and served on TideMark Bank's Board as well. Except with respect to Mr. Lawson, date indicates the year when each director became a member of the Board of Directors of TideMark Bank.



Executive Officers Who Are Not Directors

     The following table sets forth information concerning executive officers of TideMark who do not serve on the TideMark Board of Directors. All executive officers serve for a term of one year. There are no arrangements or understandings pursuant to which any officer was selected as an officer.

                   Age as of        Position with TideMark or TideMark Bank and
Name             June 30, 1994      Principal Occupation During Last Five Years

Ralph R. Allen        47            Senior Vice President of TideMark
                                    Bank since 1986; Chief Compliance
                                    Officer since December 1991; Chief
                                    Lending Officer from 1985 to
                                    December 1991.

Pamela B. Lawson      40            Executive Vice President and Chief
                                    Financial Officer of TideMark and
                                    TideMark Bank since July 1994 and
                                    Senior Vice President and Chief
                                    Financial Officer of TideMark and
                                    TideMark Bank from December 1990 to
                                    July 1994; from 1980 to 1990 served
                                    as Senior Vice President and
                                    Treasurer of Bay Savings Bank, FSB,
                                    Newport News, Virginia.

John M. Lunsford      49            Senior Vice President, Commercial
                                    Lending, since April 1992; from 1971
                                    to 1992 was employed by Crestar
                                    Bank, Newport News, Virginia,
                                    serving as Senior Vice President,
                                    Commercial Lending from 1989 to
                                    1992.

John D. Meade, III    41            Senior Vice President, Retail
                                    Banking, since July 1994. From 1978
                                    to 1994 was employed by NationsBank,
                                    serving as Senior Vice President and
                                    Area Executive Officer since 1984.

Robert L. Midgette    46            Senior Vice President, Mortgage
                                    Banking, since October 1993. Served
                                    as First Vice President and General
                                    Auditor from June 1992 to September
                                    1993; from 1976 to 1992 was employed
                                    by Dominion Bankshares, Roanoke,
                                    Virginia, serving as a general
                                    auditor.



THE TIDEMARK BOARDS OF DIRECTORS AND COMMITTEES

     Regular meetings of the Board of Directors of TideMark are held quarterly. The Board of Directors of TideMark held a total of five regular meetings during fiscal 1994. All directors attended at least 75 percent of the aggregate of all meetings of the TideMark Board and committees on which they served. There are no fees paid to members of TideMark's Board of Directors.

     During fiscal 1994, the Board of Directors of TideMark Bank held 20 regular meetings and one special meeting. All directors attended at least 75 percent of the meetings of the Board of TideMark Bank. Effective in June 1993, the Board of TideMark Bank elected to establish two regular Board meetings per month.

     Each non-employee director of TideMark Bank is paid a fee of $550 per regular meeting. Non-employee directors also receive a fee of $150 per special meeting attended. No fees are paid for non-attendance. Non-employee directors of NNSC, the wholly-owned subsidiary of TideMark Bank, receive $150 per NNSC Board meeting attended. NNSC held no meetings during fiscal 1994. Messrs. Gentry, Santoro, Springer and Suttle are directors of NNSC. Non-employee directors of NNSC serving on any committee of the Board receive $150 per committee meeting attended.

Committees of TideMark Board

     Both the Board of Directors of TideMark and TideMark Bank have established various standing committees composed of members of the Board of Directors of TideMark, including the following:

     The Executive Committee during the interim between TideMark Board meetings, has and may exercise all of the authority of the Board of Directors, except to approve certain extraordinary transactions. Currently, Messrs. Springer (Chairman), Davenport, Freeman, Gentry, St. Clair, Suttle and Trittipoe are members of this committee. This committee did not meet in fiscal 1994.

     The Audit Committee recommends the engagement of independent auditors, reviews the scope of their services, supervises the internal audit function, reviews with management and the independent auditors the systems of internal controls and monitors TideMark's adherence in accounting and financial reporting to generally accepted accounting principles. The current members of the Audit Committee are Messrs. Witt (Chairman), St. Clair, Suttle and Lawson. Messrs. Gentry and Springer and Ms. Lawson are non-voting members of this committee. The Audit Committee met four times in fiscal 1994.

     The Board of Directors of TideMark appointed the following directors to serve as Plan Administrators of the Employee Compensatory Stock Option Plan ("Plan"): Messrs. Davenport (Chairman), Santoro, and Trittipoe. Plan Administrators are given absolute direction under the Plan to select persons to whom options will be granted and to otherwise administer the Plan. The Plan Administrators did not meet in fiscal 1994.

     The Board of Directors of TideMark appointed Messrs. St. Clair (Chairman), Freeman, Gentry, Springer and Witt to serve as the Nominating Committee in connection with the election of directors. The committee met in August 1994 with respect to the Annual Meeting. While there are no established procedures for consideration of stockholder nominees to the TideMark Board of Directors, the Nominating Committee will consider such nominations if they are submitted in writing to the committee prior to its consideration and nomination of nominees. In addition, stockholders may name nominees for election to the Board of TideMark by submitting such written nominations to the Secretary of TideMark prior to the date of the Annual Meeting in accordance with the Bylaws. If such nomination is made, ballots bearing the name of such nominee or nominees will be provided for use by stockholders at the Annual Meeting.

     The Personnel Committee is responsible for reviewing executive compensation, investigating new and different forms of compensation and making recommendations on executive compensation to TideMark's Board of Directors. Currently, Messrs. Davenport (Chairman), Gentry, Lawson, Santoro, Springer and Witt are the members of this committee which met six times in 1994. See "Executive Compensation Committee Report on Executive Compensation" for information regarding executive compensation.

EXECUTIVE COMPENSATION

Summary of Compensation in 1994, 1993 and 1992

     The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to TideMark's Chief Executive Officer and the only other executive officer of TideMark or TideMark Bank whose total compensation during fiscal 1994 exceeded $100,000 for each of the three years ended June 30, 1994. No compensation was paid directly by TideMark to its executive officers, all of which also serve as executive officers of TideMark Bank:





                             Fiscal                              Other Annual           All Other
Name and Principal Position   Year     Salary     Bonus (1)    Compensation (2)     Compensation (3)
Gordon L. Gentry, Jr.         1994    $110,250    $12,500           $4,629               $28,380
Chairman of the Board of      1993     110,250     25,000              -                  24,886
TideMark and TideMark Bank    1992     110,250        -                -                  22,036

Robert N. Springer            1994     100,000     12,500            6,521                 2,769
President and CEO of          1993     100,000     15,000              -                   1,500
TideMark and TideMark Bank    1992     100,000        -                -                   2,481

___________________________________

(1)  Annual profit sharing and any bonus.

(2) Includes compensation value for use of TideMark-owned vehicle and premium value of life insurance, the face value of which exceeds $50,000, the value of which did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the individual.

(3)  All other compensation includes:

     (a) accrued amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986 ("Code"), as amended, in accordance with TideMark Bank's Profit Sharing and Savings Plan which totaled $3,053 for Mr. Gentry and $2,769 for Mr. Springer;

     (b) the cost of a contribution to a non-qualifying executive retirement plan on behalf of Mr. Gentry, which totaled $18,105 for fiscal 1994; and

     (c) the dollar value of the premium paid, $7,222 during fiscal 1994, on a split dollar life insurance policy in which Mr. Gentry has an interest in the cash value, along with the premiums paid by TideMark. Mr. Gentry pays an assumed term cost of the coverage and TideMark pays the remainder of the policy. If all assumptions as to life expectancy and other factors occur in accordance with projections, TideMark expects to recover the cost of the policy.

Stock Options

     The following table sets forth information concerning the value of unexercised TideMark Options at the end of fiscal 1994 held by Messrs. Gentry and Springer. No TideMark Options were granted or exercised by either of these individuals during fiscal 1994.

                       Number of Unexercised    Value of Unexercised
                            Options at        In-The-Money Options at
           Name          June 30, 1994 (1)        June 30, 1994(2)

  Gordon L. Gentry, Jr.        25,000                   $   -
  Robert N. Springer              -                     $   -

_________________________________

(1) During fiscal 1989, options to acquire 25,000 shares of TideMark Common Stock were granted to Mr. Gentry, which options became exercisable in annual 20% installments. All options are currently exercisable and all options may be exercised on a cumulative basis.

(2) The exercise price of $10.00 on all options was greater than the market price of TideMark's Common Stock at June 30, 1994.


Profit Sharing and Savings Plan

     TideMark Bank maintains a non-contributory profit sharing plan intended to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan was amended effective March 1, 1986 primarily to include
Section 401(k) features of the Code.

     Any employee who is at least 21 years old and who has completed 1,000 hours of service during the 12-month period from date of employment will enter the 401(k) Plan as of the January 1 or July 1 coinciding with or next following the date in which the employee has completed such service. Any contributions to the profit sharing portion of the 401(k) Plan by TideMark Bank are to be determined each year by TideMark Bank's Board of Directors. Such contributions, if any, are solely at the discretion of the Board of Directors. Contributions by TideMark Bank generally are allocated among the accounts of participants in proportion to their respective amounts of compensation for the plan year, and vest in accordance with a schedule of years of service set forth in the 401(k) Plan, with full vesting occurring after five years of service.

     Elective contributions to the savings portion of the 401(k) Plan may be made by participants, subject to limitations specified in the 401(k) Plan. Until June 30, 1994, participants could contribute from one percent to ten percent of their base pay to the 401(k) Plan. Effective in 1994, the maximum amount of elective contributions for each participant is $8,994 or 25 percent of the compensation of the employee that is included as gross income for the tax year. TideMark Bank matched employee contributions up to six percent at a rate of 50 percent of employee contributions. In fiscal 1994, TideMark Bank contributed $60,000 to the 401(k) Plan. Beginning July 1, 1994, participants may contribute from one percent to ten percent of their base pay to the plan, with TideMark matching employee contributions up to ten percent of their base pay at a rate of 50 percent of employee contributions.

     Trustees are appointed by TideMark's Board of Directors to administer the 401(k) Plan. Current trustees are Messrs. Davenport, Witt, Gentry, Santoro, Springer and Ms. Lawson. All assets of the Plan are held in trust and invested by the trustees. Payments begin at retirement, subject to vested amounts. Payments may either be lump sum distribution or periodic payments as elected by the participant. The following table sets forth the benefits contributed by TideMark Bank under this plan to the executive officers whose compensation exceeded $100,000.



                                Amount Set Aside for
           Name of Individual     Fiscal Year 1994

          Gordon L. Gentry, Jr.         $3,053
          Robert N. Springer            $2,769

Pension Plan

     Until June 30, 1994, TideMark had a qualified, defined benefit, non-contributory retirement plan in which all employees were eligible to participate after attaining age 21 and completing 12 months of employment which includes at least 1,000 hours of service ("Retirement Plan"). As of June 30, 1994, the accrual of benefits under the Retirement Plan was frozen; thus, all compensation and periods of service after that date are no longer used to compute benefits. The Retirement Plan continues to be in existence, and all participants in the Retirement Plan as of June 30, 1994 became immediately vested in the benefits accrued as of that date. TideMark has no plans to terminate the Retirement Plan at this time, but reserves the right to revise or discontinue the Retirement Plan in the future. No new participants will be allowed to enter the retirement plan after June 30, 1994.

     The Retirement Plan provides for monthly payments to, or on behalf of, each covered employee upon retirement at age 65 or disability or death, with the benefits based upon predetermined formulas reflecting years of credited service and factors applied to average compensation and Social Security benefits.

     The following table sets forth, in annuity amounts payable for life with five years guaranteed, the estimated annual benefits payable upon retirement in fiscal 1994 to participants at normal retirement age in the average annual salary and years of credited service classifications specified.

       Highest
     Consecutive
     Sixty Month               Estimated Annual Pension for
       Average                   Representative Years of
    Compensation                Credited Service (1)(2)(3)

                             10 Years   20 Years   30 Years  40 Years
     $ 20,000                 $ 2,200   $ 4,400    $ 5,800   $ 7,200
       40,000                   5,376    10,752     14,528    17,816
       60,000                   8,796    17,592     23,988    29,286
       80,000                  12,216    24,432     33,448    40,756
      100,000                  15,636    31,272     42,908    52,226
      120,000                  19,056    38,112     52,368    63,696
      140,000                  22,476    44,952     61,828    75,166

____________________________________________

(1) The amounts shown are determined using the 1993 Social Security Covered Compensation for persons having attained age 65 as of June 30, 1994.

(2)  Messrs. Gentry and Springer each have five years of credited service.

(3) Projected annual retirement benefits are $3,022 for Mr. Gentry and $4,406 for Mr. Springer.

Executive Retirement Plan

     TideMark has established a non-qualifying, defined contribution retirement plan for Mr. Gentry. The plan calls for annual contributions of $11,694 until Mr. Gentry attains the age of 60. The non-qualifying plan was amended effective June 30, 1994, commensurate with the freezing of TideMark's Retirement Plan, requiring additional annual contributions of $6,411 until Mr. Gentry attains the age of 65. TideMark has established an account at a local financial institution to which the contributions are deposited and held in trust. At retirement, defined as the first day of the month coincident with or next following Mr. Gentry's attainment of age 60, the plan shall provide benefits equal to monthly, quarterly, semi-annual or annual installments at Mr. Gentry's option over a period of 10 years. Projected annual retirement benefits under the plan are $36,177.

Key Employee Restricted Stock Incentive Plan

     Effective July 1, 1993, the Board of Directors of TideMark adopted a Key Employee Restricted Stock Incentive Plan (the "Restricted Stock Plan"), the purpose of which is to encourage and enable certain key employees to acquire a proprietary interest in TideMark thus enhancing TideMark's ability to attract and retain the services of individuals having managerial and technical talent. The Restricted Stock Plan has not been approved by TideMark shareholders.

     The Board of Directors serves as the administrator of the Restricted Stock Plan (the "Administrator"). The Administrator has full an final authority to select Restricted Stock Plan participants, to determine the times and conditions subject to which stock awards are to be granted and to make stock awards in such amounts and at such times as the Administrator determines to be equitable under the Restricted Stock Plan. Each stock award is evidenced by a written agreement between the Company and the Participant.

     In order to be eligible to be considered for a stock award under the Restricted Stock Plan, the participant must be a key employee of TideMark who, by virtue of the special importance of his or her services to the management, operation or development of TideMark is recognized by the Administrator as having a substantial impact on TideMark's long-term success. There are an unlimited number of shares subject to the Restricted Stock Plan which shares may be obtained from TideMark's authorized but unissued, or Treasury, shares.

     TideMark Common Stock issued to a participant is nontransferable and subject to forfeiture until the lapse of the restricted period, which typically runs for three years from the date of grant. During the restricted period, each participant has all rights of ownership of the TideMark Common Stock, subject to the restriction on transfer. The shares issued under the Restricted Stock Plan are adjustable in the event of a change in the capitalization of TideMark due to, for example, a stock split, stock dividend, or other change in the capital structure of TideMark.

     If TideMark becomes a party to a merger, consolidation or reorganization, the Administrator has the discretion to negotiate an understanding whereby the acquiring corporation would assume all rights of participants pursuant to the Restricted Stock Plan and their individual agreements. [The Administrator is currently negotiating such an understanding.]

     If the participant voluntarily terminates his or her employment or is dismissed for cause during the restricted period, all of the restricted stock awarded is forfeited and returned to TideMark. In the event that a participant's employment is terminated prior to the lapse of all or part of the restrictions on his or her restricted TideMark Common Stock, and such termination is due to his or her death, total and permanent disability, dismissal without cause due to the restructuring of TideMark or retirement in accordance with TideMark policy, the Administrator shall either accelerate the time at which any remaining restrictions lapse or remove all such restrictions in their entirety. In addition, in the event of a merger, consolidation or reorganization, the Administrator has the discretion to accelerate the time at which any remaining restrictions lapse, or may remove all restrictions entirely.

     For information relating to restricted stock awards pursuant to the Restricted Stock Plan, see "-Employment Agreements," below.

Employment Agreements

     In September 1993, TideMark Bank entered into employment agreements with Mr. Gentry, Mr. Springer and Ms. Lawson, which superseded any other contracts in existence at that time. Crestar has agreed to honor these agreements. See "THE HOLDING COMPANY MERGER - Interests of Certain Persons in the Transaction."


     The Employment Agreement with Mr. Gentry provides for employment for a period of three years, commencing January 1, 1993, at an annual base salary of $110,250, plus discretionary bonuses and fringe benefits commensurate with his position as Chairman of the Board of TideMark and TideMark Bank. The base salary can be modified by action of the Board. Mr. Gentry is eligible under the Employment Agreement for a cash bonus in an amount up to $25,000, determined by applying a factor weighted 30 percent towards actual earnings of TideMark compared to budgeted earnings and 70 percent towards actual deposit levels of TideMark Bank compared to budgeted deposit levels. Mr. Gentry is also eligible under the Employment Agreement to be awarded shares of restricted TideMark Common Stock according to the formula described above. The stock awarded is restricted for investment only for a period of three years from the date of the award. The TideMark Common Stock may not be sold, transferred, or assigned during the restrictive period without prior written consent of TideMark. Mr. Gentry was not eligible for a bonus for fiscal 1994 pursuant to his Employment Agreement; however, on July 28, 1994, the Board of Directors awarded Mr. Gentry a discretionary bonus of $10,000 in cash and 3,265 shares of restricted TideMark Common Stock. The restrictions on the restricted stock may be removed as a result of the proposed Holding Company Merger prior to the Effective Time of the Holding Company Merger.

     The Employment Agreement contains a provision which provides Mr. Gentry with specified benefits in the event that he is terminated subsequent to a change in control of TideMark or he terminates his employment subsequent to a change in control for good reason, defined as:
(a) a change in control of TideMark Bank, (b) a failure by TideMark Bank to comply with any material provision of this agreement, (c) subsequent to a change in control of TideMark Bank and without Mr. Gentry's express written consent, any of the following occurring: the assignment to Mr. Gentry of any duties inconsistent with Mr. Gentry's positions, duties, responsibilities and status with TideMark Bank immediately prior to a change in control of TideMark Bank; a change in his reporting responsibilities, titles or offices as in effect immediately prior to a change in control of TideMark Bank; any removal of Mr. Gentry from, or the failure to elect him to, any of such positions, except in connection with a termination of employment for just cause, disability, death or retirement; a reduction by TideMark Bank in Mr. Gentry's annual base salary as in effect immediately prior to a change in control or as the same may be increased from time to time; or the failure of TideMark Bank to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Mr. Gentry is participating at any time of a change in control of TideMark Bank, or the taking of any action by TideMark Bank which would adversely affect Mr. Gentry's participation in or materially reduce his benefits under any of such plans; or (d) any purported termination of Mr. Gentry's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of the Employment Agreement. In such an event, he would be entitled to receive 2.99 times his average annual compensation for the preceding five years. Assuming that such average was Mr. Gentry's existing salary level, his severance pay would amount to approximately $325,000, subject to limitation as set forth below.


     The Employment Agreements with Mr. Springer and Ms. Lawson provide for employment for a one year period, ending June 30, 1995, at an annual base salary of $100,000 and $80,000, respectively, plus discretionary bonuses and fringe benefits commensurate with their positions as President and Chief Executive Officer of TideMark and TideMark Bank, in the case of Mr. Springer, and Executive Vice President and Chief Financial Officer of TideMark and TideMark Bank, in the case of Ms. Lawson. The base salary can be modified by action of the Board of Directors of TideMark Bank. Mr. Springer is eligible under his agreement for a cash bonus in an amount up to $25,000, determined by applying a factor weighted 70 percent towards actual earnings of TideMark compared to budgeted earnings and 30 percent towards actual deposit levels of TideMark Bank compared to budgeted deposit levels. Mr. Springer is also eligible under his agreement to be awarded shares of restricted Common Stock of TideMark in accordance with the same formula described above. The TideMark Common Stock awarded is restricted for investment only for a period of three years from the date of the award. The TideMark Common Stock may not be sold, transferred, or assigned during the restrictive period without prior written consent of TideMark. Mr. Springer was not eligible for a bonus for fiscal 1994 pursuant to his Agreement; however, on July 28, 1994, the Board of Directors awarded Mr. Springer a discretionary bonus of $5,000 in cash and 3,265 shares of restricted TideMark Common Stock. The restrictions on the restricted stock may be removed as a result of the proposed Holding Company Merger prior to the Effective Time of the Holding Company Merger.

     Ms. Lawson is eligible under her Employment Agreement for a bonus in an amount to be determined by the Board of Directors, and based on such factors as the financial performance of TideMark. Ms. Lawson is also eligible under her Employment Agreement to be awarded shares of restricted Common Stock of TideMark in accordance with the formula described above. The TideMark Common Stock awarded is restricted for investment only for a period of three years from the date of the award. The TideMark Common Stock may not be sold, transferred, or assigned during the restrictive period without prior written consent of TideMark. On July 28, 1994, the Board of Directors awarded Ms. Lawson a discretionary bonus of $2,500 in cash and 1,633 shares of restricted TideMark Common Stock. The restrictions on the restricted stock may be removed as a result of the proposed Holding Company Merger prior to the Effective Time of the Holding Company Merger.

     In the event that TideMark or TideMark Bank is sold, merged or consolidated with another financial or other institution or business, and the successor institution does not offer the executive a comparable position of employment for a period of at least one year to the then current position that Mr. Springer or Ms. Lawson has with TideMark Bank (in the Tidewater, Virginia geographical area, with respect to Ms. Lawson), with compensation at least equal to the base salary stated in the respective agreements, then the agreements terminate and the executive is entitled to receive the aggregate sum of $300,000 in the case of Mr. Springer, and $150,000 in the case of Ms. Lawson, payable by TideMark or the successor institution in 12 monthly installments beginning on the date of termination, subject to limitation as set forth below.

     Employment may be terminated under the agreements with Messrs. Gentry and Springer and Ms. Lawson for "just cause," defined therein as dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of other than minor laws or regulations, breach or neglect of duties, persistent negligence or misconduct in the performance of duties, or breach of any provision of the agreement. In the event employment is terminated for just cause, the employee has no right to compensation or other benefits for any period after such date of termination. The agreements can also be terminated by the executives, but in such event, the executives have no right after the date of termination to compensation or other benefits as provided for in the agreements.

     The agreements may be terminated by TideMark for any other reason not constituting "just cause." In such event TideMark shall be obligated to pay the executive's base salary and accrued benefits for the remaining term of the agreements after the date of termination. Further TideMark may provide notice that the agreements shall not be renewed for the next term and shall terminate at the end of the then current term without further expense or obligation of TideMark to the executive.

     All three agreements provide that severance benefits will be limited such that they will not constitute "excess parachute payments" for purposes of the penalties to TideMark and the executive imposed on such payments by the Tax Reform Act of 1984. The agreements do not contain any provision restricting the executives' right to compete against TideMark upon termination of employment.

     On July 5, 1994, TideMark entered into an employment agreement with John D. Meade, III, Senior Vice President, Retail Banking. The agreement provides Mr. Meade for a period of one year from the date of his employment, in the event of a public announcement by TideMark of a sale or merger of TideMark, with specific benefits in the event he is terminated or offered a position with significantly reduced duties and compensation which he does not accept. In such an event, Mr. Meade would be entitled to receive a sum of $75,000 within 30 days after this termination or rejection of an inferior offer.

Executive Compensation Committee Report on Executive Compensation

     Compensation for the Chairman and the President and Chief Executive Officer ("CEO") is determined by the Board of Directors of TideMark in the absence of the Chairman and the President and CEO. In determining compensation for the Chairman and for the President and CEO, the directors consider the recommendation of the Personnel Committee of the Board which bases its recommendations on the consideration of several factors including the financial performance of TideMark Bank, the individual performance of the Chairman and of the CEO, and the compensation paid to persons in comparable positions within the industry.

     Compensation for executive officers other than the Chairman and CEO is determined by the Board of Directors based upon the recommendation of the CEO. Compensation levels of all executive officers are determined with initial consideration being given to the overall performance of TideMark Bank. Additionally, the performance of the individual unit or units for which the executive officer had responsibility is evaluated and compared with budgeted levels of performance. Consideration is also given to the compensation paid to executives in similar positions in the industry, with emphasis placed on pay levels for those operating in TideMark Bank's marketplace.

     The major component of executive compensation during fiscal 1994 was base salary. Increases in base salary are made annually based upon the criteria outlined above. In addition to base salary, bonuses were paid during fiscal 1994 to each of Messrs. Gentry and Springer in the amount of $12,500. These bonuses were paid based upon the subjective evaluation of executive performance as made by the Board of Directors. Additionally, during fiscal year 1994 the Chief Financial Officer, Ms. Lawson, was granted a five percent salary increase and a bonus in the amount of $7,500 based upon corporate performance as well as the performance of the areas for which she was responsible.

     During fiscal 1994 a bonus program was developed for all employees of TideMark Bank based upon subjective and objective evaluation of the employee's performance as well as the performance of TideMark Bank during any period. The plan provides that for any year, the Board of Directors can establish a bonus pool for employees based upon TideMark Bank performance. This pool is divided among operating units based upon that unit's relative performance as determined by the CEO, Chairman and Chief Financial Officer. Each unit head is responsible for making a recommendation as to how the bonus pool is to be divided among the employees of that unit based upon specific employee performance.

                  (SIGNED:)   TideMark BOARD OF DIRECTORS

           James S.G. Davenport         Anthony R. Santoro
           Robert L. Freeman, Jr.       Gary A. Suttle
           John R. Lawson, II           Lindsay B. Trittipoe
           Nelson L. St. Clair, Jr.     Alan S. Witt


Comparative Performance of TideMark

     The following chart compares TideMark's Common Stock with (i) the NASDAQ National Market Index for U.S. Companies, and (ii) the thrift stocks traded on the NASDAQ National Market System. The chart assumes an investment of $100 on July 1, 1989, in each of TideMark's Common Stock, the NASDAQ National Market Index and the stocks in the selected thrift peer group. Each year's performance is for the fiscal year ended June 30. The overall performance assumes dividend reinvestment throughout the period.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                        AMONG TIDEMARK BANCORP, INC.
            NASDAQ NATIONAL MARKET INDEX AND NASDAQ THRIFT INDEX



                                        LEGEND


Symbol   Index Description      6/30/89  6/29/90  6/28/91  6/30/92  6/30/93  6/30/94
  *    TideMark Bancorp, Inc.    100.0     42.1    31.6      28.1    21.1      40.4
       NASDAQ Market Index       100.0    107.8   114.2     137.1   172.4     173.0
       NASDAQ Thrift Index       100.0     80.5    84.6     125.1   183.6     235.3


NOTE: The preceding chart indicates the relative performance of the 1,380,000 shares of TideMark Common Stock issued in TideMark's 1986 initial public offering at $10.00 per share. It excludes the effect of an additional 5,551,321 shares of Common Stock issued on January 15, 1992 at $1.00 per share. Based on the last traded sales price on June 30, 1994 of $2.875, those shares have appreciated 187.5 percent during that period.

Indebtedness of Management

     TideMark offers various types of loans to its directors, officers and employees. Effective August 1989, TideMark did not offer loans of any type to officers or directors at other than market rates or terms. In the judgment of management, the loans do not involve more than the normal risk of collectibility.

     The following table sets forth certain information with respect to each director and executive officer of TideMark during fiscal 1994 and their affiliates who had aggregate borrowings of $60,000 or greater from TideMark during fiscal 1994. These loans were made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons.


                                                     HIGHEST
                                                     PRINCIPAL
                                                   BALANCE FROM        BALANCE          BALANCE          INTEREST
                                          YEAR     JULY 1, 1993           ON               ON            RATE ON
NAME                    TYPE OF LOAN      MADE   TO JUNE 30, 1994   JUNE 30, 1994    SEPT. 30, 1994   SEPT. 30, 1994
Gordon L. Gentry, Jr.     Mortgage        1993     $ 99,685 (1)    $    --- (2)      $    ---  (2)          ---
Chairman of the Board

Robert N. Springer,       Mortgage        1990      201,472             --- (2)           ---  (2)          ---
President and CEO         Equity Line     1990       17,301          16,264            15,644              8.25%

106 Associates            Mortgage        1983      109,173         106,508           105,797              6.375%
James Davenport,
Director, Partner

Robert L. Freeman, Jr.    Unsecured       1993      128,500          28,500                                7.25%
Director                   Line of Credit



______________________________

(1) Mr. Gentry has an approved equity line-of-credit of $40,000 which was not drawn upon during fiscal 1994.
(2)  Loans were sold in the secondary market during fiscal 1994.

Transactions with TideMark

     Director Robert L. Freeman, Jr. is a partner in the law firm of Jones, Blechman, Woltz and Kelly, P.C., which firm serves as general counsel and provides legal services to TideMark and its subsidiaries. Director Lindsay
B. Trittipoe is an institutional salesman with Craigie, Inc., an investment banking firm in Richmond, Virginia which is an approved dealer for TideMark Bank. In the ordinary course of business, and strictly on a competitive bid basis, TideMark Bank has purchased from and sold certain investment securities to Craigie, Inc. using Mr. Trittipoe as the broker for such transactions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires TideMark's executive officers and directors, and persons who own more than ten percent of a registered class of TideMark's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish TideMark with copies of all Forms 3, 4 and 5 they file. Based solely on TideMark's review of the copies of such forms it has received and written representations from certain reporting persons, TideMark believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1994.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF TIDEMARK

     Coopers & Lybrand L.L.P. served as TideMark's independent auditors for fiscal 1993 and 1994. The Board of Directors has reappointed Coopers & Lybrand L.L.P. as its auditors for fiscal 1995.

Independent Auditors

     Ernst & Young audited TideMark Bank's financial statements for the years ended June 30, 1992 and 1991. Ernst & Young advised TideMark Bank on October 15, 1992, that it was resigning as TideMark Bank's independent auditors. Ernst & Young informed TideMark Bank that such resignation was due to turnover in the Norfolk office of Ernst & Young of personnel specializing in the thrift industry and the fact that TideMark Bank would be the only remaining thrift client served by Ernst & Young's Norfolk office, and Ernst & Young concluded that it could not provide the appropriate level of service for TideMark Bank in the future.

     The resignation of Ernst & Young was not due to any disagreements with Ernst & Young as to any matters of accounting principles or practices, audit procedures or scope, or with respect to financial statement disclosure. The independent auditor's reports on TideMark Bank's financial statements for the two most recent fiscal years preceding the resignation of Ernst & Young neither contained an adverse opinion or disclaimer of opinion nor were such reports qualified as to uncertainty, audit scope or accounting principles; except the report on TideMark Bank's 1991 financial statements was modified to disclose uncertainties due to TideMark Bank's failure at the time of such report to meet all applicable regulatory capital requirements. The report of Ernst & Young on TideMark Bank's financial statements at and for the period ended June 30, 1992 was not qualified or modified.

     On May 24, 1993, TideMark engaged Coopers & Lybrand. During TideMark Bank's two most recent fiscal years and the subsequent interim period preceding Coopers & Lybrand's appointment and with the respect to TideMark from the date of its incorporation until Coopers & Lybrand's appointment neither TideMark Bank nor TideMark consulted Coopers & Lybrand regarding the application of accounting principles, either completed or proposed, the type of audit opinion that might be rendered on TideMark Bank's or TideMark's financial statements or any other matters which would be required to be reported herein.

     A representative of Coopers & Lybrand will be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement. TideMark has been advised by Coopers & Lybrand L.L.P. that neither the firm nor any of its associates has any relationship with TideMark or its subsidiaries other than the usual relationship that exists between independent public accountants and clients.

     The Board of Directors unanimously recommends you vote FOR the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditor of TideMark for its fiscal year ending June 30, 1995.

                       ADJOURNMENT OF ANNUAL MEETING

     Each proxy solicited hereby by TideMark requests authority to vote for an adjournment of the TideMark Shareholder Meeting if an adjournment of such meeting is deemed to be necessary. TideMark may seek an adjournment of the TideMark Shareholder Meeting for not more than 29 days in order to enable it to solicit additional votes in favor of the Agreement in the event that such proposal has not received the requisite vote of shareholders at the TideMark Shareholder Meeting and has not received the negative votes of the holders of more than one-third of the outstanding TideMark Common Stock. If TideMark desires to adjourn the TideMark Shareholder Meeting with respect to the foregoing proposal, it will request a motion that the TideMark Shareholder Meeting be adjourned for up to 29 days with respect to such proposal (and solely with respect to such proposal, provided that a quorum is present at such meeting), and no vote will be taken on such proposal at the originally scheduled meeting. Each proxy solicited hereby, if properly signed and returned to TideMark and not revoked prior to its use, will be voted on any such motion for adjournment in accordance with the instruction contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion by TideMark to adjourn the TideMark Shareholder Meeting. Unless revoked prior to its use, any proxy solicited for the TideMark Shareholder Meeting will continue to be valid for any adjournment of such meeting, and will be voted in accordance with the instructions contained therein, and if no contrary instructions are given, FOR the Agreement and the Holding Company Merger, FOR the election of the Board's nominees, FOR the ratification of Coopers & Lybrand L.L.P., and otherwise at the discretion of the proxies.

     Any adjournment will permit TideMark to solicit additional proxies and will permit a greater expression of the shareholders' views with respect to such proposal. Such an adjournment would be disadvantageous to shareholders who are against the Agreement, because an adjournment will give TideMark additional time to solicit favorable votes and thus increase the chances of approving such proposal.

     If a quorum is not present at the TideMark Shareholder Meeting, no proposal will be acted upon and TideMark will adjourn the TideMark Shareholder Meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to shareholders.

     An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. TideMark does not have any reason to believe that an adjournment of the TideMark Shareholder Meeting will be necessary at this time.

     Because the Board of Directors of TideMark unanimously recommends that shareholders vote FOR the Agreement and the Holding Company Merger, as discussed above, the Board of Directors of TideMark unanimously recommends that shareholders vote FOR the possible adjournment of the TideMark Shareholder Meeting on such proposal.

                               OTHER MATTERS

     As of the date of this Prospectus/Proxy Statement, the Board of Directors of TideMark does not know of any other matters to be presented for action at the TideMark Shareholder Meeting other than procedural matters incident to the conduct of the meeting. In addition, shareholders may make proposals for consideration at the TideMark Shareholder Meeting in accordance with the procedures specified in TideMark's Bylaws. If such shareholder proposals are made or any other matters not now known are properly brought before the TideMark Shareholder Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors of TideMark.

                            BUSINESS OF CRESTAR

     Crestar is the holding company for Crestar Bank, Crestar Bank N.A. of Washington, D.C. and Crestar Bank MD of Maryland. At September 30, 1994, Crestar had approximately $14.5 billion in total assets, $11.0 billion in total deposits and $1.1 billion in total shareholders' equity.

     In 1963, six Virginia banks combined to form United Virginia Bankshares Incorporated ("UVB"), a bank holding company formed under the Bank Holding Company Act of 1956 (the "BHCA"). UVB (parent company of United Virginia Bank) extended its operations into the District of Columbia by acquiring NS&T Bank, N.A. on December 27, 1985 and into Maryland by acquiring Bank of Bethesda on April 1, 1986. On September 1, 1987, UVB became Crestar Financial Corporation and its bank subsidiaries adopted their present names.

     Crestar serves customers through a network of 336 banking offices and 276 automated teller machines (as of September 30, 1994). Crestar's subsidiary banks (the "Bank Subsidiaries") offer a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. Crestar's subsidiary, Crestar Insurance Agency, Inc., offers a variety of personal and business insurance products. Securities brokerage and investment banking services are offered by Crestar's subsidiary, Crestar Securities Corporation. Mortgage loan origination, servicing and wholesale lending are offered by Crestar Mortgage Corporation, and investment advisory services are offered by Capitoline Investment Services Incorporated, both of which are subsidiaries of Crestar Bank. These various Crestar subsidiaries provide banking and non-banking services throughout Virginia, Maryland and Washington, D.C., as well as certain non-banking services to customers in other states.

     The executive offices of Crestar are located in Richmond, Virginia at Crestar Center, 919 East Main Street. Crestar's Operations Center is located in Richmond. Regional headquarters are located in Norfolk and Roanoke, Virginia and in Washington, D.C.

Recent Developments

     Acquisitions Completed in 1994. On September 16, 1994, Crestar Bank acquired from the Resolution Trust Corporation approximately $17 million in deposits related to two branches of Second National Federal Savings Association, Salisbury, Maryland located in Fairfax and Woodbridge, Virginia. Upon acquisition, the Woodbridge branch was closed and its deposits assumed by an existing Crestar Bank branch in Woodbridge, Virginia.

     On June 10, 1994, Crestar acquired Annapolis Bancorp, Inc., the holding company for Annapolis Federal Savings Bank, headquartered in Annapolis, Maryland. Approximately $300 million in total assets, $210 million in loans, $275 million in deposits, and nine branches were originally added to Crestar's existing branch network. Crestar issued 264,208 shares of Crestar Common Stock and made cash payments of approximately $3 million in the transaction.

     On May 14, 1994, Crestar Bank acquired from the Resolution Trust Corporation approximately $150 million in deposits related to Piedmont Federal Savings Association, Manassas, Virginia.

     On March 18, 1994, Crestar acquired Providence Savings and Loan Association, F.A. ("Providence") headquartered in Vienna, Virginia. Approximately $300 million in deposits, $250 million in loans and six branches were initially added to Crestar's existing branch network. Crestar paid approximately $27 million in cash in the transaction.

     On March 18, 1994, Crestar Bank acquired substantially all of the assets (approximately $425 million) and assumed certain liabilities of NVR Federal Savings Bank, headquartered in McLean, Virginia. Approximately $340 million in deposits, $210 million in loans and two branches were initially added to Crestar's operations. Crestar Bank paid approximately $42 million in cash in the transaction.

     On January 28, 1994, Crestar acquired Virginia Federal Savings Bank, headquartered in Richmond, Virginia. Approximately $500 million in deposits, $550 million in loans and 10 branches were initially added to Crestar's existing branch network. Crestar paid approximately $52 million in cash in the transaction.

     On January 11, 1994, Crestar Mortgage Corporation acquired the stock of Mortgage Capital Corporation, a wholesale mortgage loan production company, with an initial purchase payment of $5.2 million. Under terms of the purchase agreement, an additional $2.4 million may be paid to the former owners, depending on the future performance of Mortgage Capital's operations over the next five years.

     Pending Acquisitions. On September 1, 1994, Crestar and Crestar Bank entered into an agreement and plan of reorganization with Jefferson Savings & Loan Association, F.A. ("Jefferson"), headquartered in Warrenton, Virginia, providing for the merger of Jefferson into Crestar Bank in which Jefferson shareholders will receive Crestar Common Stock or cash. At June 30, 1994, Jefferson had total assets of approximately $298 million, total deposits of approximately $269 million and stockholders' equity of approximately $11.7 million. The acquisition of Jefferson, which is subject to the receipt of regulatory and shareholder approvals, is expected to occur in January 1995.

     On August 26, 1994, Crestar and Crestar Bank entered into an agreement and plan of reorganization with Independent Bank ("Independent"), headquartered in Manassas, Virginia, providing for the merger of Independent into Crestar Bank in which Independent shareholders will receive Crestar Common Stock or cash. At June 30, 1994, Independent had total assets of $93 million and total deposits of $85 million. The acquisition of Independent, which is subject to the receipt of regulatory and shareholder approvals, is expected to be completed in January 1995.

     Crestar continually seeks acquisition opportunities with other financial institutions in which it may pay cash or issue common stock or other equity or debt securities. As of the date of this Proxy Statement/Prospectus, Crestar has no present agreements or understandings to acquire or merge with any other businesses other than as described in "Business of Crestar -- Recent Developments."

     Subordinated Debt Issuance. On November 16, 1994, Crestar Financial Corporation sold $150 million of 8 3/4% subordinated notes due November 15, 2004. Net of underwriting discounts, the notes resulted in net proceeds of $148.6 million. Proceeds from the sale of the notes will be used for general corporate purposes, including cash requirements for pending acquisitions.

                            BUSINESS OF TIDEMARK

     TideMark is a Virginia-chartered savings and loan holding company headquartered in Newport News, Virginia. Substantially all of TideMark's assets and operations are in TideMark Bank, a federal stock savings bank, formerly known as Newport News Savings Bank. TideMark Bank has been in business since 1887 and is the oldest and largest financial institution headquartered on the Virginia Peninsula. At September 30, 1994, TideMark had consolidated assets of $387.4 million, deposits of $228.5 million and stockholders' equity of $19.4 million.

     TideMark Bank converted from the mutual to the stock form of ownership in June 1986. In December 1992, TideMark Bank reorganized into the holding company form of organization with TideMark becoming the holding company for TideMark Bank.

     TideMark serves more than 30,000 customers throughout its nine retail banking offices in its primary market areas - the Virginia Peninsula, Middle Peninsula and Northern Neck. TideMark offers a variety of retail deposit products, all of which are insured by the SAIF which is administered by the FDIC, to individuals and local businesses. TideMark operates five automated teller machines throughout the market area. TideMark's lending activities focus on meeting the needs in its market area by offering permanent and construction residential loans, second mortgages and equity lines of credit, consumer loans, permanent and construction commercial real estate and business loans and lines of credit to local individuals and businesses. Additionally, TideMark originates mortgages through its TideMark Mortgage Division offices located in Newport News and Chesapeake, Virginia. TideMark Bank has two wholly owned subsidiaries, Newport News Service Corporation and Dominion Motor Inns Inc., both of which are engaged in real estate development and ownership and real estate joint ventures. TideMark Bank is currently operating under a plan to divest all of NNSC's assets by fiscal year end 1995.

     TideMark's operational strategy involves (i) developing efficient, highly automated operations resulting, for example, in the sale of TideMark Bank's Kilmarnock branch in November 1994; (ii) increasing market share by building TideMark Bank's deposit base, focusing on demand deposit accounts;
(iii) ensuring customer satisfaction; and (iv) enhancing profitability through relationship marketing, as evidenced by TideMark's recent affiliation with Bankers Financial Partners, Inc., a subsidiary of Legg Mason Wood Walker, Inc., to offer a wide range of financial products and services to TideMark Bank's customers. On July 12, 1994, TideMark executed an agreement to acquire the branch offices and deposits of Bay, a subsidiary of FirstFed Michigan Corporation. TideMark, on July 28, 1994, also agreed to acquire the right to service Bay's residential loan portfolio. The agreements call for TideMark to pay a premium of $1.8 million (approximately 2.5%) for the Bay deposits of approximately $71.0 million at June 30, 1994. The deposit premium is to be reduced by an amount equal to 2.5% of the difference between $70.0 million and the amount of the deposits to be assumed as of the closing date of that agreement in the event that the amount of deposits assumed falls below $70.0 million.
In addition, TideMark will acquire approximately $581,000 of related customer loans at book value. The Bay premises and equipment and real property are to be purchased for an amount equal to the net book value of such property on the closing date, with the exception of two branch locations which will be adjusted to current market prices estimated by TideMark to be less than net book value. The estimated purchase price for the property and equipment as of September 30, 1994 was $490,000. The residential loan servicing rights were purchased at a price equal to 90 basis points of the outstanding principal balance of the loans on the sale date, which totalled $1.9 million. The servicing rights were purchased during the first quarter of fiscal 1995. The branch purchase and deposit assumption is scheduled to close on December 19, 1994.

     TideMark intends to finance the transaction through the sale of the TideMark Series A to Crestar Securities Corporation ("CSC"). On September 26, 1994, CSC entered into a commitment to purchase from TideMark 200,000 shares of the TideMark Series A for $2.0 million immediately prior to the closing of the Bay Agreement. The TideMark Series A will provide for, among other things: (i) preferred non-cumulative dividends at the rate of $1.00 per year payable quarterly, which will be periodically increased by $.10 per quarter up to a maximum of $1.50 per share beginning on July 1, 1995; (ii) a liquidation preference of $10.00 per share; (iii) redemption, at the option of TideMark's Board of Directors, at $10.00 per share unless a Preliminary Purchase Event or Purchase Event (as defined in the Stock Option Agreement) has occurred, in which event the TideMark Series A will be redeemed at $10.60 per share; (iv) the senior ranking of the TideMark Series A; (v) no voting rights except as otherwise required by law; and
(vi) no conversion or preemptive rights.

     TideMark reinvests deposits raised in each community with loans that meet the residential mortgage, personal and business financial needs of that community. TideMark Bank has achieved an "outstanding" rating from the OTS for its community reinvestment activities. TideMark Bank participates in local home buyers programs and has assisted in a number of community outreach programs.

     TideMark and TideMark Bank are subject to examination and comprehensive regulation by the OTS and the FDIC and the regulations of the Federal Reserve Board relating to reserves required to be maintained against deposits and certain other matters. TideMark Bank is a member of the Federal Home Loan Bank of Atlanta. For a complete description of the business of TideMark and its subsidiaries, see Annex V, TideMark's Form 10-K for the year ended June 30, 1994, and Annex VI, TideMark's 1994 Annual Report to Shareholders, both of which are attached hereto.


                    PRICE RANGE OF TIDEMARK COMMON STOCK
                            AND DIVIDEND POLICY

     TideMark Common Stock is traded on the NASDAQ/NMS under the symbol "TDMK." The following table sets forth the calendar periods indicated, the high and low closing prices of the TideMark Common Stock as reported on the NASDAQ/NMS for the following calendar quarters:

        1994                          High      Low
          Fourth Quarter             $         $
            (through November __,
            1994)
          Third Quarter               5.25      2.50
          Second Quarter              3.50      1.87
          First Quarter               2.25      1.75

        1993                          High       Low
          Fourth Quarter             $2.50     $1.75
          Third Quarter               2.00      1.50
          Second Quarter              2.25      1.50
          First Quarter               2.00      1.50

     On December 1, 1994, the Record Date, the outstanding shares of TideMark Common Stock were held by approximately [1,407] beneficial owners. The closing price per share of the TideMark Common Stock on ________ __, 1994 on the NASDAQ/NMS was $________.

     As a result of losses incurred during the fourth quarter of 1988, TideMark suspended the payment of dividends. The payment and amounts of dividends in the future will be determined by the Board of Directors, based upon the results of operations and financial condition of TideMark, economic conditions at the time of declaration and OTS regulatory restrictions.

     The OTS has adopted a regulation governing capital distributions by savings associations which include cash dividends. "Tier 2" associations, such as TideMark Bank, are associations that before and after the proposed distribution meet or exceed their minimum capital requirements. Such institutions may make capital distributions over the most recent four quarter period up to a specified percentage of their net income during that four quarter period, depending on how close the association is to meeting its fully phased-in capital requirements. Tier 2 associations that meet the capital requirements are permitted to make distributions up to 75% of net income over the four quarter period. In order to meet the "safe harbor" requirements of the OTS regulation, a Tier 2 association must submit a written notice of a proposed dividend to the OTS at least 30 days prior to the proposed payment date. The OTS may object to the distribution during that 30 day period based on safety and soundness concerns.

     See "Comparative Rights of Shareholders -- Dividends and Other Distributions."

                       TIDEMARK SECURITY OWNERSHIP OF
                         CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of TideMark Common Stock as of December 1, 1994 by each of TideMark's directors and by all directors and executive officers of TideMark as a group.

Table continued from prior page
                                 Shares Beneficially Owned
                                  As of December 1, 1994 (1)

 Name                                Amount       Percent

 James S. G. Davenport               52,774          *

 Robert L. Freeman, Jr.             314,000 (2)    4.53%

 Robert N. Springer                  28,565 (3)      *

 Alan S. Witt                        27,833 (4)      *

 John R. Lawson, II                 340,000 (5)    4.91%

 Anthony R. Santoro                   1,600          *

 Gary A. Suttle                      502,000 (6)   7.24%

 Gordon L. Gentry, Jr.                54,265 (7)     *

 Nelson L. St. Clair, Jr.              6,000         *

 Lindsay B. Trittipoe                114,100 (8)   1.65%

 All directors and executive
  officers as a group (20 persons) 1,589,815 (9)  22.93%

- -----------------------
* Represents less than 1%.

(1) For the purposes of these tables, pursuant to rules promulgated under the Exchange Act, an individual is considered to "beneficially own" any shares of TideMark Common Stock if he or she has or shares, (a) voting power, which includes the power to vote or direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. A person is deemed to have beneficial ownership of any shares of TideMark Common Stock which may be acquired within 60 days pursuant to the exercise of stock options. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares of Common Stock which may be acquired within 60 days of the Record Date are deemed to be outstanding shares of TideMark Common Stock beneficially owned by such person(s) but are not deemed to be outstanding for the purposes of computing the percentage of TideMark Common Stock owned by any other period or group.

(2) Does not include 45,500 shares owned directly by Robert L. Freeman, Sr., Mr. Freeman's father, 25,000 shares owned directly by Dorothy Freeman, Mr. Freeman's mother, or 228,500 shares owned directly by Susan Freeman Bryant, Mr. Freeman's sister.

(3) Includes 3,265 shares of restricted TideMark Common Stock granted on July 28, 1994.

(4) Includes 1,500 shares held in a trust account for the benefit of Mr. Witt's children.

(5) Includes 320,000 shares owned directly by W.M. Jordan Company, Inc. Does not include 100,000 shares owned by Mr. Lawson's father, Robert T. Lawson. See table, below.

(6) Includes 168,000 shares held by Suttle Motor Corporation, of which Mr. Suttle is Chief Financial Officer and 333,000 shares held by SMC Associates, of which Mr. Suttle is a general partner. See table, below.

(7) Includes 25,000 shares of TideMark Common Stock which may be acquired through the exercise of options which are exercisable within 60 days after the Record Date, and 3,265 shares of restricted TideMark Common Stock granted on July 28, 1994.

(8) Includes 700 shares owned individually by Mr. Trittipoe's wife.

(9) Included are officers of TideMark Bank. Includes 37,800 shares with respect to which certain officers and directors have the right to acquire beneficial ownership through the exercise of stock options, which stock options are exercisable within 60 days of the Record Date and 8,163 shares of restricted TideMark Common Stock awarded to three executive officers. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of TideMark's Common Stock beneficially owned by directors and executive officers as a group. See "Executive Compensation
- - Stock  Options."   Also includes all beneficial ownership as footnoted above
for Messrs. Lawson and Suttle.

     The following table sets forth information as to TideMark Common Stock beneficially owned, as of December 1, 1994, by the only persons or entities known to TideMark to be the beneficial owners of more than 5% of TideMark Common Stock.

                              Amount and Nature of
 Name and Address of       Beneficial Ownership as of           Percent of
  Beneficial Owner            December 1, 1994 (1)          Outstanding Shares

 W. M. Jordan Company, Inc.         440,000 (2)                     6.35%
 11010 Jefferson Avenue
 Newport News, Virginia 23601

 Gary A. Suttle                     502,000 (3)                     7.24%
 Suttle Motor Corporation
 12525 Jefferson Avenue
 Newport News, Virginia 23602

 Value Partners Ltd. (4)            652,000                        9.41%
 2200 Ross Avenue
 Suite 4600 West
 Dallas, Texas 75201

 All directors and                1,589,815 (5)                   22.93%
 executive officers
 as a group (20
 persons)

- -----------------------
(1) Except as indicated otherwise, based on information furnished by the respective individuals or entity and by filings made pursuant to the Exchange Act. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Includes 100,000 shares  of TideMark  Common Stock owned  directly by
Robert T. Lawson, the Chairman of the Board of W.M. Jordan Company, Inc. ("WMJC"), and 20,000 shares owned directly by John R. Lawson II, the President of WMJC. John R. Lawson is a director of TideMark and is the son of Robert T. Lawson. WMJC has sole voting and dispositive power over the 320,000 shares it owns directly and each of Messrs. Robert T. and John R. Lawson have sole voting and dispositive power over the shares directly owned by them.

(3) Includes 168,000 shares directly owned by Suttle Motor Corporation ("SMC") over which SMC has sole voting and dispositive power, 333,000 shares directly owned by SMC Associates ("Associates"), over which Associates has sole voting and dispositive power, and 1,000 shares directly owned by Gary A. Suttle. Mr. Suttle, a TideMark director, is Secretary-Treasurer of SMC and is the general partner of Associates.

(4) Value Partners Ltd. is a Texas limited partnership ("VP"), the general partner of which is Fisher-Ewing Partners, a Texas general partnership ("FEP"), the general partners of which are Richard W. Fisher and Timothy G. Ewing. VP has sole voting and dispositive power over all 652,000 shares.

(5) Included are officers of TideMark Bank. Includes 37,800 shares with respect to which certain officers and directors have the right to acquire beneficial ownership through the exercise of stock options, which stock options are exercisable within 60 days of the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of TideMark's Common Stock beneficially owned by directors and officers as a group. See "Executive Compensation - Stock Options." Also includes all beneficial ownership as footnoted above for Messrs. Lawson and Suttle.

                   SUPERVISION AND REGULATION OF CRESTAR

     Bank holding companies and banks are extensively regulated under both federal and state law. The following description briefly discusses certain provisions of federal and state laws and certain regulations and proposed regulations and the potential impact of such provisions on Crestar and its Bank Subsidiaries. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions.

Bank Holding Companies

     As a bank holding company registered under the BHCA, Crestar is subject to regulation by the Federal Reserve Board. The Federal Reserve Board has jurisdiction under the BHCA to approve any bank or nonbank acquisition, merger or consolidation proposed by a bank holding company. The BHCA generally limits the activities of a bank holding company and its subsidiaries to that of banking, managing or controlling banks, or any other activity which is so closely related to banking or to managing or controlling banks as to be a proper incident thereto.

     The BHCA currently prohibits the Federal Reserve Board from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's banking subsidiaries are principally conducted, unless such an acquisition is specifically authorized by statute of the state in which the bank whose shares are to be acquired is located. However, under recently enacted federal legislation, the restriction on interstate acquisitions will be abolished effective one year from enactment of such legislation and thereafter, bank holding companies from any state will be able to acquire banks and bank holding companies located in any other state. Banks also will be able to branch across state lines effective June 1, 1997, provided certain conditions are met, including that applicable state law must expressly permit such interstate branching.

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or in default. For example, under a policy of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the "cross-guarantee" provisions of federal law, require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The
FDIC's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

     The Federal Deposit Insurance Act ("FDIA") also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or stockholder. This provision would give depositors a preference over general and subordinated creditors and stockholders in the event a receiver is appointed to distribute the assets of any of the Bank Subsidiaries.

     Crestar is registered under the bank holding company laws of Virginia. Accordingly, Crestar and its Bank Subsidiaries are subject to regulation and supervision by the State Corporation Commission of Virginia.

Capital Requirements

     The Federal Reserve Board, the Office of the Comptroller of the Currency and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels because of its financial condition or actual or anticipated growth. Under the risk-based capital requirements of these federal bank regulatory agencies, Crestar and its Bank Subsidiaries are required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital", which consists principally of common and certain qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder "Tier 2 capital" consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. The Tier 1 and total capital to risk-weighted asset ratios of Crestar Financial Corporation as of September 30, 1994 were 9.6% and 12.2%, respectively, exceeding the minimums required.

     In addition, each of the federal regulatory agencies has established a minimum leverage capital ratio (Tier 1 capital to average tangible assets). These guidelines provide for a minimum ratio of 3% for banks and bank holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above the minimum. The leverage ratio of Crestar as of September 30, 1994, was 7.7%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires each federal banking agency, to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. The Federal Reserve Board, the FDIC and the Office of the Comptroller of the Currency (the "OCC") have issued a joint advance notice of proposed rulemaking, and have issued a revised proposal, soliciting comments on a proposed framework for implementing the interest rate risk component of the risk-based capital guidelines. Under the proposal, an institution's assets, liabilities, and off-balance sheet positions would be weighed by risk factors that approximate the instruments' price sensitivity to a 100 basis point change in interest rates. Institutions with interest rate risk exposure in excess of a threshold level would be required to hold additional capital proportional to that risk. The Federal Reserve Board, the FDIC, the OCC and the OTS also issued a joint notice of proposed rulemaking soliciting comments on a proposed revision to the risk-based capital guidelines to take account of concentration of credit risk and the risk of non-traditional activities. The proposal would amend each agency's risk-based capital standards by explicitly identifying concentration of credit risk and the risk arising from non-traditional activities, as well as an institution's ability to manage those risks, as important factors to be taken into account by the agency in assessing an institution's overall capital adequacy. The proposal was adopted without modification as a final rule by the Federal Reserve Board on August 3, 1994, and by the FDIC on August 9, 1994. Publication of a final interagency rule is subject to the completion of each agency's approval process. The final rule will not become effective until 30 days after publication. Crestar does not expect the final rule to have a material impact on its capital requirements.

Limits on Dividends and Other Payments

     Crestar is a legal entity separate and distinct from its subsidiary institutions. Most of the revenues of Crestar result from dividends paid to Crestar by its Bank Subsidiaries. There are various legal limitations applicable to the payment of dividends to Crestar as well as the payment of dividends by Crestar to its respective shareholders.

     Under federal law, the Bank Subsidiaries may not, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of, Crestar, as the case may be, or take securities of Crestar, as the case may be, as collateral for loans to any borrower. The Bank Subsidiaries are also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions.

     The Bank Subsidiaries are subject to various statutory restrictions on their ability to pay dividends to Crestar. Under the current supervisory practices of the Bank Subsidiaries' regulatory agencies, prior approval from those agencies is required if cash dividends declared in any given year exceed net income for that year plus retained earnings of the two preceding years. Under these supervisory practices, at January 1, 1994, the Bank Subsidiaries could have paid additional dividends to Crestar of approximately $106.0 million, without obtaining prior regulatory approval. The payment of dividends by the Bank Subsidiaries or Crestar may also be limited by other factors, such as requirements to maintain capital above regulatory guidelines. Bank regulatory agencies have authority to prohibit any Bank Subsidiary or Crestar from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Bank Subsidiary in question, or Crestar, could be deemed to constitute such an unsafe or unsound practice. The Federal Reserve Board has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

     Under the FDIA, insured depository institutions such as the Bank Subsidiaries are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on the Bank Subsidiaries' current financial condition, Crestar does not expect that this provision will have any impact on its ability to obtain dividends from its Bank Subsidiaries.

Banks

     The Bank Subsidiaries are supervised and regularly examined by the Federal Reserve Board, the SCC, the Maryland State Bank Commissioner and the OCC, as the case may be. The various laws and regulations administered by the regulatory agencies affect corporate practices, such as payment of dividends, incurring debt and acquisition of financial institutions and other companies, and affect business practices, such as payment of interest on deposits, the charging of interest on loans, types of business conducted and location of offices.

     The Bank Subsidiaries also are subject to the requirements of the Community Reinvestment Act (the "CRA"). The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. Each financial institution's efforts in meeting community credit needs currently are evaluated as part of the examination process pursuant to twelve assessment factors. These factors also are considered in evaluating mergers, acquisitions and applications to open a branch or facility.

     As a result of a Presidential initiative, each of the federal banking agencies, including the FDIC, has issued a notice of proposed rulemaking that would replace the current CRA assessment system with a new evaluation system that would rate institutions based on their actual performance (rather than efforts) in meeting community credit needs. Crestar is currently studying the proposal (which is expected to be substantially revised) and determining whether the regulation, if enacted, would require changes to the CRA action plans of its Bank Subsidiaries.

     As institutions with deposits insured by the BIF, the Bank Subsidiaries also are subject to insurance assessments imposed by the FDIC. The FDIC has implemented a risk-based assessment schedule, imposing assessments ranging from 0.23% to 0.31% of an institution's average assessment base. The actual assessment to be paid by each BIF member is based on the institution's assessment risk classification, which is determined based on whether the institution is considered "well capitalized," "adequately capitalized" or "undercapitalized," as such terms have been defined in applicable federal regulations, and whether such institution is considered by its supervisory agency to be financially sound or to have supervisory concerns. Because a portion of the Bank Subsidiaries' deposits are treated as being insured by the SAIF, however, Crestar's future deposit insurance premium expenses may be affected by changes in the SAIF assessment rate. Under current law, the SAIF assessment is determined pursuant to the same risk-based assessment system that applies to BIF-insured institutions. In addition, current federal law provides that the SAIF assessment rate may not be less than 0.18% from January 1, 1994 through December 31, 1997. After December 31, 1997, the SAIF assessment rate must be a rate determined by the FDIC to be appropriate to increase the SAIF's reserve ratio to 1.25% of insured deposits or such higher percentage as the FDIC determines to be appropriate, but the assessment rate may not be less than 0.15%. As of September 30, 1994, approximately 34% of the total deposits of the Bank Subsidiaries were SAIF-insured and subject to the SAIF assessment rate.

Other Safety and Soundness Regulations

     The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized," as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.

     In addition, FDIC regulations now require that management report on its institution's responsibility for preparing financial statements, and establishing and maintaining an internal control structure and procedures for financial reporting and compliance with designated laws and regulations concerning safety and soundness; and that independent auditors attest to and report separately on assertions in management's reports concerning compliance with such laws and regulations, using FDIC-approved audit procedures.

     Current federal law also requires each of the federal banking agencies to develop regulations addressing certain safety and soundness standards for insured depository institutions and depository institution holding companies, including operational and managerial standards, asset quality, earnings and stock valuation standards, as well as compensation standards (but not dollar levels of compensation). Each of the federal banking agencies have issued a joint notice of proposed rulemaking, which requested comment on the implementation of these standards. The proposed rule sets forth general operational and managerial standards in the areas of internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. The proposal contemplates that each federal agency would determine compliance with these standards through the examination process, and if necessary to correct weaknesses, require an institution to file a written safety and soundness compliance plan.
Crestar has not yet determined the effect that the proposed rule would have on their respective operations and the operations of their depository institution subsidiaries if it is enacted substantially as proposed.


                    DESCRIPTION OF CRESTAR CAPITAL STOCK

     The capital stock of Crestar consists of 100,000,000 authorized shares of Common Stock and 2,000,000 authorized shares of Preferred Stock. The shares of Preferred Stock are issuable in series, with relative rights, preferences and limitations of each series fixed by Crestar's Board of Directors. The following summary does not purport to be complete and is subject in all respects to applicable Virginia law, Crestar's Restated Articles of Incorporation and Bylaws, and the Rights Agreement dated
June 23, 1989 (described below) (the "Rights Agreement").

Common Stock

     Crestar had 37,597,723 shares of Common Stock outstanding at September 30, 1994. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive dividends when and as declared by Crestar's Board of Directors out of funds legally available therefor. Dividends may be paid on the Common Stock only if all dividends on any outstanding Preferred Stock have been paid or provided for.

     The issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by Crestar.

     In the event of the voluntary or involuntary dissolution, liquidation or winding up of Crestar, holders of Common Stock are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of Preferred Stock, if any, all the remaining assets of Crestar available for distribution.

     Directors are elected by a vote of the holders of Common Stock. Holders of Common Stock are not entitled to cumulative voting rights.

     Mellon Bank, N.A. acts as the transfer agent and registrar for the Common Stock.

Preferred Stock

     Crestar's Board of Directors is authorized to designate with respect to each new series of Preferred Stock the number of shares in each series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for, or the rights to purchase, shares of any other class or series, and the voting rights, if any. Any Preferred Stock issued will rank prior to the Common Stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of Crestar. The ability of Crestar's Board of Directors to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of Common Stock and, under certain circumstances, may discourage an attempt by others to gain control of Crestar.

     Pursuant to Crestar's Restated Articles of Incorporation, the Board of Directors has designated a series of 100,000 shares of Participating Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"), none of the shares of which are currently outstanding. The Series C Preferred Stock was created in connection with Crestar's shareholder rights plan which is described below.

Rights

     In 1989, pursuant to the Rights Agreement, Crestar distributed as a dividend one Right for each outstanding share of Common Stock. Each Right entitles the holder to buy one one-thousandth of a share of Junior Preferred Stock at an exercise price of $115, subject to adjustment. The Rights will become exercisable only if a person or group acquires or announces a tender offer for 10% or more of the outstanding Common Stock. When exercisable, Crestar may issue a share of Common Stock in exchange for each Right other than those held by such person or group. If a person or group acquires 30% or more of the outstanding Common Stock, each Right will entitle the holder, other than the acquiring person, upon payment of the exercise price, to acquire Series C Preferred Stock or, at the option of Crestar, Common Stock, having a value equal to twice the Right's exercise price. If Crestar is acquired in a merger or other business combination or if 50% of its earnings power is sold, each Right will entitle the holder, other than the acquiring person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the Right. The Rights will expire on June 23, 1999, and may be redeemed by Crestar at any time prior to the tenth day after an announcement that a 10% position has been acquired, unless such time period has been extended by the Board of Directors.

     Until such time as a person or group acquires or announces a tender offer for 10% or more of the Common Stock, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, and (ii) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Rights may not be transferred, directly or indirectly (i) to any person or group that has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Rights (an "Acquiring Person"), (ii) to any person in connection with a transaction in which such person becomes an Acquiring Person or (iii) to any affiliate or associate of any such person. Any Right that is the subject of a purported transfer to any such person will be null and void.

     The Rights can be expected to have certain anti-takeover effects if an acquisition transaction not approved by the Board of Directors is proposed by a person or group. In such event, the Rights will cause substantial dilution to any person or group that acquires more than 10% of the outstanding shares of Common Stock of Crestar if certain events thereafter occur without the Rights having been redeemed. For example, if thereafter such acquiring person acquires 30% of Crestar's outstanding Common Stock, or effects a business combination with Crestar, the Rights permits shareholders to acquire securities having a value equal to twice the amount of the purchase price specified in the Rights, but rights held by such "acquiring person" are void to the extent permitted by law and may not be exercised. Further, other shareholders may not transfer rights to such "acquiring person" above his 10% ownership threshold. Because of these provisions, it is unlikely that any person or group will propose an acquisition transaction that is not approved by Crestar's Board of Directors. Thus, the Rights could have the effect of discouraging acquisition transactions not approved by Crestar's Board of Directors. The Rights do not interfere with any merger or other business combination approved by Crestar's Board of Directors and shareholders because the rights are redeemable with the concurrence of a majority of the "Continuing Directors," defined as directors in office when the Rights Agreement was adopted any person added thereafter to the Board with the approval of the Continuing Directors.

Virginia Stock Corporation Act

     The VSCA contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

     For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of Crestar's Board of Directors who was (1) a member on the date on which an Interested Shareholder became an Interested Shareholder and (2) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board. At the expiration of the three year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

     The principal exceptions to the special voting requirement apply to transactions proposed after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

     None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Virginia corporation's Disinterested Directors.

     These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated
Transactions provisions shall not apply to the corporation. Crestar has not "opted out" of the Affiliated Transactions provisions.

     Virginia law also provides that shares acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 331/3% or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Virginia corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request.

                     COMPARATIVE RIGHTS OF SHAREHOLDERS

     At the Effective Time of the Holding Company Merger, shareholders of TideMark (except any holder of shares of TideMark Common Stock properly exercising the right to an appraisal or electing the cash option) automatically will become shareholders of Crestar, and their rights as shareholders will be determined by Crestar's Restated Articles of Incorporation and Bylaws. The following is a summary of the material differences in the rights of shareholders of Crestar and TideMark. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the Articles of Incorporation or Charter and Bylaws of each entity.

Capitalization

     TideMark. TideMark Articles of Incorporation (the "TideMark
Articles") authorize the issuance of up to 25,000,000 shares of capital stock of which 20,000,000 are shares of TideMark Common Stock, par value $.01 per share, of which 6,934,484 shares were issued and outstanding as of the Record Date and of which 5,000,000 shares are TideMark preferred stock, par value $.01 per share, of which no shares of the TideMark Series A were issued and outstanding as of the Record Date.

     Crestar. Crestar's authorized capital is set forth under "Description of Crestar Capital Stock."

Amendment of Articles or Bylaws

     TideMark. As permitted by the VSCA, the TideMark Articles provide that, unless a greater vote is required by law or by the TideMark Articles, the TideMark Articles may be amended if the amendment is adopted by the TideMark Board of Directors and approved by a vote of the holders of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon. The TideMark Articles further provide that notwithstanding any provision of such Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote required by law or the TideMark Articles, the affirmative vote of at least 75% of the then outstanding shares of the class or classes entitled to vote at that meeting, voting together as a single class, shall be required to amend or repeal the sections of the TideMark Articles relating to amendment of the TideMark Articles, amendment of the Bylaws, removal of directors and the limitation of liability and the indemnification of the Board of Directors. The TideMark Articles also provide that the TideMark Board of Directors is expressly authorized to amend the Bylaws of TideMark (the "TideMark Bylaws"). Any such amendment of the TideMark Bylaws requires the approval of a majority of the total number authorized directors. The stockholders of TideMark may also amend TideMark Bylaws by the affirmative vote of at least 67% of all of the then-outstanding shares of the capital stock of TideMark entitled to vote generally in the election of directors, voting together as a single class.

     Crestar. As permitted by the VSCA, Crestar's Articles provide that, unless a greater vote is required by law, by the Articles of Crestar or by a resolution of the Board of Directors, Crestar's Articles may be amended if the amendment is adopted by the Board of Directors and approved by a vote of the holders of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon. The Article providing for a classified Board of Directors and establishing criteria for removing Directors requires the approving vote of a majority of "Disinterested Directors" and the holders of at least two-thirds of the votes entitled to be cast on the amendment.

     Crestar's Bylaws generally provide that the Board of Directors may, by a majority vote, amend its Bylaws.

Required Shareholder Vote for Certain Actions

     TideMark and Crestar. The VSCA generally requires the approval of a majority of a corporation's Board of Directors and the holders of more than two-thirds of all the votes entitled to be cast thereon by each voting group entitled to vote on any plan of merger or consolidation, plan of share exchange or sale of substantially all of the assets of a corporation not in the ordinary course of business. The VSCA also specifies additional voting requirements for Affiliated Transactions and transactions that would cause an acquiring person's voting power to meet or exceed specified thresholds, as discussed under "Description of Crestar Capital Stock
- -- Virginia Stock Corporation Act."

     None of the additional voting requirements contained in the VSCA are applicable to the Holding Company Merger since it is not an "Affiliated Transaction."

Director Nominations

     TideMark. The TideMark Bylaws state that nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. The Board of Directors appoints three or more directors to act as a nominating committee for selecting management nominees for election as directors and delivers written nominations to the Secretary of TideMark at least 20 days prior to the date of the Annual Meeting. All nominations made by the nominating committee are ratified by TideMark Board of Directors. A stockholder of TideMark may also nominate persons for election to the Board of Directors so long as such stockholder complies with the nomination requirements set forth in the TideMark Articles. The TideMark Articles require that advance notice of such proposed stockholder nomination be received by the Chairman of the Board, the Nominating Committee or by the Secretary of TideMark not less than 14 days nor more than 60 days prior to any meeting of stockholders called for the election of directors. Each such notice must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of TideMark Common Stock beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by TideMark.

     Crestar. The Bylaws of Crestar provide that any nomination for director made by a shareholder must be made in writing to the Secretary of Crestar not less than 15 days prior to the meeting of shareholders at which directors are to be elected. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of Crestar. A shareholder's nomination for director shall set forth (a) the name and business address of the shareholder's nominee, (b) the fact that the nominee has consented to his name being placed in nomination, (c) the name and address, as they appear on Crestar's books, of the shareholder making the nomination,
(d) the class and number of shares of Crestar's stock beneficially owned by the shareholder, and (e) any material interest of the shareholder in the proposed nomination.

Directors and Classes of Directors; Vacancies and Removal of Directors

     TideMark. The TideMark Articles provide that the number of directors be set forth in the TideMark Bylaws and shall not be fewer than five nor more than 15. A majority of the Whole Board of Directors (defined to be the total number of authorized directors whether or not there exists any vacancies in previously authorized directorships at the time any resolution is presented to the Board for adoption) may vote to increase or decrease the number of directors constituting the Whole Board of Directors, provided that the minimum number of directors shall be five and the maximum number shall be 15. The current number of directors of TideMark is 10. The Board of Directors is divided into three classes, with Class I consisting of three directors, Class II consisting of three directors and Class III consisting of four directors. The term of each class expires on the third anniversary of the class election and directors are elected for a three year term and until their successors are elected and qualified. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next succeeding annual election of directors and until their successors are elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Any director or the entire Board of Directors of TideMark may be removed at any time, with or without cause, only by the affirmative vote, at a meeting of the shareholders called for that purpose, by the holders of 67% or more of the shares of the class or classes entitled to vote at that meeting and that elected the director.

     Crestar. Crestar's Articles provide that the number of Directors shall be set forth in the Bylaws, but the number of directors set forth in the Bylaws may not be increased by more than four during any 12-month period except by the affirmative vote of more than two-thirds of the votes entitled to be cast. The Bylaws provide for a Board of Directors consisting of not less than five nor more than 26 members, with the number to be fixed by the Board. The Board currently has fixed the number of directors at 19. Crestar's Board of Directors is divided into three classes, each as nearly equal in number as possible, with one class being elected annually.

     The Articles of Incorporation of Crestar provide that any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. If at the time any such vacancy is filled, any person, or any associate or affiliate of such person (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, or any successor rule or regulation) is directly or indirectly the beneficial owner of 10% (or more) of outstanding voting shares, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors in the class of directors in which the vacancy has occurred. Directors so chosen shall hold office for a term expiring at the next following annual meeting of shareholders at which directors are elected. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Subject to the rights of the holders of preferred stock then outstanding, any director may be removed, with cause, only by the affirmative vote of the holders of at least two-thirds of outstanding voting shares.

Anti-Takeover Provisions

     TideMark and Crestar. For a description of certain provisions of VSCA which may be deemed to have an anti-takeover effect, see "Description of Crestar Capital Stock -- Virginia Stock Corporation Act." TideMark has "opted out" of certain VSCA provisions relating to "Affiliated
Transactions" and to "Control Share Acquisitions."

Preemptive Rights

     Neither the shareholders of Crestar nor the shareholders of TideMark have preemptive rights. Thus, if additional shares of Crestar Common
Stock, Crestar preferred stock or TideMark Common Stock or TideMark Preferred Stock are issued, holders of such stock, to the extent they do not participate in such additional issuance of shares, would own proportionately smaller interests in a larger amount of outstanding capital stock.

Assessment

     All shares of Crestar Common Stock presently issued are, and those to be issued pursuant to the Agreement will be, fully paid and nonassessable.

     All outstanding shares of TideMark Common Stock and TideMark Series A are deemed to be fully paid and nonassessable.

Conversion; Redemption; Sinking Fund

     Neither Crestar Common Stock nor TideMark Common Stock nor the TideMark Series A is convertible, redeemable or entitled to any sinking fund.

Liquidation Rights

     TideMark and Crestar. The VSCA generally provides that a corporation's board of directors may propose dissolution for submission to shareholders and that to be authorized, the dissolution must be approved by the holders of more than two-thirds of all votes entitled to be cast on the proposal, unless the articles of incorporation of the corporation require a greater or lesser vote. There are no provisions in the Articles of Incorporation of Crestar or TideMark which would modify the statutory requirements for dissolution under the VSCA.

Dividends and Other Distributions

     TideMark and Crestar. The VSCA generally provides that a corporation may make distributions to its shareholders unless, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which in the case of TideMark and Crestar they do not) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
These requirements are applicable to both Crestar and TideMark as Virginia corporations.

     In addition to the limitations set forth in the VSCA, there are various regulatory requirements which are applicable to distributions by bank holding companies such as Crestar and by savings and loan holding companies such as TideMark. For a description of the regulatory limitations on distributions by Crestar, see "Supervision and Regulation
- -- Limits on Dividends and Other Payments." For a description of the regulatory limitations on capital distributions by TideMark, see "Price Range of TideMark Common Stock and Dividend Policy."

Special Meetings of Shareholders

     TideMark. The TideMark Bylaws provide that special meetings of TideMark shareholders, for any purpose, may only be called by the Chairman of the Board, the President or the Board of Directors.

     Crestar. The Bylaws of Crestar provide that special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, by the President, or by a majority of the Board of Directors.

Indemnification

     TideMark. The TideMark Articles state that TideMark shall indemnify and advance expenses to all directors and officers of TideMark, and may indemnify and advance expenses to all employees and agents of TideMark, to the fullest extent permitted by the VSCA as of the date of the TideMark Articles and may provide to such directors and officers such further indemnity, including indemnity with respect to a proceeding by or in right of TideMark but not including indemnity against the willful misconduct of the director or officer or a knowing violation by the director or officer of criminal law. Such further indemnity may include provisions for the advancement and reimbursement of expenses. The indemnification and advancement of expenses provided by the TideMark Articles is not thereby deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any policy of insurance (whether or not TideMark would have the power to indemnify such person against liability under the law), trust fund or fund of any nature (which may be created and funded by the Board of Directors for the purpose of securing or in any manner insuring its obligation to indemnify or advance expenses pursuant to the TideMark Articles) or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding office, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of such person's estate.

     Crestar. The Articles of Incorporation of Crestar provide that to the full extent permitted by the VSCA and any other applicable law, Crestar shall indemnify a director or officer of Crestar who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

Shareholder Proposals

     TideMark. The TideMark Bylaws state that any new business proposed by a shareholder to be taken up at the Annual Meeting of Shareholders must be stated in writing and filed with the Secretary of TideMark at least ten days prior to the date of the meeting. Unless such prior notice is given, any other new business proposed by a shareholder at such meeting may be discussed and considered, but will not be voted upon at the meeting. Shareholders who wish to have their proposals included in TideMark's proxy materials must comply with Proxy Rule 14a-8 under the Exchange Act. See "DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS," herein.

     Crestar. The Bylaws of Crestar provide that at any meeting of shareholders of Crestar, only that business that is properly brought before the meeting may be presented to and acted upon by the shareholders. To be properly brought before the meeting, business must be brought (a) by or at the direction of the Board of Directors or (b) by a shareholder who has given written notice of business he expects to bring before the meeting to the Secretary of Crestar not less than 15 days prior to the meeting. If mailed, such notice shall be sent by certified mail, return receipt requested, and shall be deemed to have been given when received by the Secretary of Crestar. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on Crestar's books, of the shareholder proposing such business, (c) the class and number of shares of Crestar's stock beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in Crestar's Bylaws.

Shareholder Inspection Rights; Shareholder Lists

     TideMark and Crestar. Except as stated below, the Articles of Incorporation and Bylaws of Crestar and TideMark do not contain any provisions which govern shareholder inspection rights or shareholder lists. Under the VSCA, the shareholder of a Virginia corporation is entitled to inspect and copy certain books and records of the corporation, including a list of shareholders, if (i) the shareholder has been a shareholder of record for at least six months immediately preceding his or her written demand or is the holder of at least 5% of the corporation's outstanding shares, (ii) the shareholder's demand is made in good faith and for a proper purpose, (iii) the shareholder describes with reasonable particularity the purpose of the request and the records desired to be inspected and (iv) the records are directly connected with the stated purpose. The VSCA also provides that a corporation shall make available for inspection by any shareholder during usual business hours, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting.

     The TideMark Bylaws require that TideMark's Secretary make, at least ten days prior to each shareholder's meeting, a complete list of the shareholders entitled to vote at such meeting, with the address of, and number of shares held by, each. This list may be inspected by shareholders prior to, and at, the meeting of shareholders. The Bylaws further empower the Board of Directors, subject to the VSCA, as described above, to determine, from time to time, whether and to what extent and at what times and places and under what conditions the account, books and documents of TideMark shall be open to inspection of the shareholders. Shareholders have no right to inspect any account, book or document of TideMark except as conferred by law, unless and until authorized by resolution of the Board of Directors or shareholders of TideMark.

Shareholder Rights Plan

     TideMark. TideMark does not have a shareholders' rights plan.

     Crestar. For a description of a shareholder rights agreement which has been adopted by Crestar, see "Description of Crestar Capital Stock -- Rights."

Dissenters' Rights

     TideMark and Crestar. The provisions of Article 15 of the VSCA which provide shareholders of a Virginia corporation the right to dissent from, and obtain payment of the fair value of his shares in the event of, mergers, consolidations and certain other corporate transactions are applicable to both Crestar and TideMark as Virginia corporations. However, because Crestar has more than 2,000 record shareholders, unlike TideMark, shareholders of Crestar are less likely to have rights to dissent from mergers, consolidations and certain other corporate transactions to which Crestar is a party because Article 15 of the VSCA provides that holders of shares of a Virginia corporation which has shares listed on a national securities exchange or which has at least 2,000 record shareholders are not entitled to dissenters' rights unless certain requirements are met. For additional information in this regard, see "The Holding Company Merger -- Rights of Shareholders Electing to Exercise Their Right of Appraisal."

                       RESALE OF CRESTAR COMMON STOCK

     Crestar Common Stock has been registered under the Securities Act, thereby allowing such shares to be traded freely and without restriction by those holders of TideMark Common Stock who receive such shares following consummation of the Holding Company Merger and who are not deemed to be "affiliates" (as defined under the Securities Act, but generally including directors, certain executive officers and 10% or more shareholders) of TideMark or Crestar. The Agreement provides that each holder of TideMark Common Stock who is deemed by TideMark to be an affiliate of it will enter into an agreement with Crestar prior to the Effective Date of the Holding Company Merger providing, among other things, that such affiliate will not transfer any Crestar Common Stock received by such holder in the Holding Company Merger except in compliance with the Securities Act. This Proxy Statement/Prospectus does not cover any resales of Crestar Common Stock received by affiliates of TideMark.

                                  EXPERTS

     The consolidated financial statements of Crestar Financial Corporation and Subsidiaries incorporated in this Proxy Statement/Prospectus by reference to Crestar's Annual Report on Form 10-K for the year ended December 31, 1993 and Crestar's current report on Form 8-K dated March 10, 1994 have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in accounting for postretirement benefits other than pensions and for income taxes.

     The consolidated balance sheets of TideMark as of June 30, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended June 30, 1994, included in this Proxy Statement/Prospectus, have been included herein in reliance on the report of Coopers and Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The report of Coopers & Lybrand L.L.P. refers to changes in accounting for certain investments in debt and equity securities and accounting for income taxes.

     The consolidated statements of operations, stockholders' equity and cash flows of TideMark Bancorp. Inc. and Subsidiaries for the year ended June 30, 1992, included in the Company's Annual Report on Form 10K for the year ended June 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein in this Proxy Statement/Prospectus. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                               LEGAL OPINION

     The legality of the Crestar Common Stock to be issued in the Holding Company Merger will be passed on for Crestar by Hunton & Williams, Richmond, Virginia. Gordon F. Rainey, Jr., a partner in Hunton &
Williams, is a director of Crestar and Crestar Bank.

     A condition to consummation of the Holding Company Merger is the delivery by Hunton & Williams, counsel for Crestar, of an opinion to Crestar concerning certain federal income tax consequences of the Transaction. See "The Holding Company Merger -- Certain Federal Income Tax Consequences."

     Legal matters will be passed on for TideMark by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used by TideMark in connection with the next Annual Meeting of TideMark must be received at the main office of TideMark, 301 Hiden Boulevard, Newport News, Virginia, 23606, no later than May 31, 1995. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORTS

     A copy of TideMark's Form 10-K, without exhibits, and Annual Report to Stockholders for the year ended June 30, 1994 is attached to this Proxy Statement/Prospectus. See Annexes V and VI, respectively.

     Upon receipt of a written request, TideMark will furnish additional copies of TideMark's Annual Report and Form 10-K, without exhibits, as filed with the SEC. Such requests should be directed to Pamela B. Lawson, Executive Vice President and Chief Financial Officer, TideMark Bancorp, Inc., 301 Hiden Boulevard, Newport News, Virginia, 23606.

                                                                    ANNEX I














                    AGREEMENT AND PLAN OF REORGANIZATION

                                   among

                       CRESTAR FINANCIAL CORPORATION,

                               CRESTAR BANK,

                          TIDEMARK BANCORP, INC.,

                                    and

                               TIDEMARK BANK























                              October 31, 1994







                                   INDEX

                                                                       Page

                                 ARTICLE I
                                  General

          1.1. Holding Company Merger . . . . . . . . . . . . . . . . .   2
          1.2. Bank Merger  . . . . . . . . . . . . . . . . . . . . . .   2
          1.3. Issuance of Crestar Common Stock and Payment of
               Cash . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          1.4. Taking of Necessary Action . . . . . . . . . . . . . . .   2

                                 ARTICLE II
               Effect of Transaction on Common Stock, Assets,
                 Liabilities and Capitalization of Crestar,
                  Crestar Bank, TideMark and TideMark Bank

          2.1. Conversion of Stock; Exchange Ratio; Cash
               Election . . . . . . . . . . . . . . . . . . . . . . . .   3
          2.2. Manner of Exchange . . . . . . . . . . . . . . . . . . .   4
          2.3. No Fractional Shares . . . . . . . . . . . . . . . . . .   7
          2.4. Dissenting Shares  . . . . . . . . . . . . . . . . . . .   7
          2.5. Assets . . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.6. Liabilities  . . . . . . . . . . . . . . . . . . . . . .   8

                                ARTICLE III
                       Representations and Warranties

          3.1. Representations and Warranties of TideMark . . . . . . .   8
               (a)  Organization, Standing and Power  . . . . . . . . .   8
               (b)  Capital Structure . . . . . . . . . . . . . . . . .   9
               (c)  Authority . . . . . . . . . . . . . . . . . . . . .   9
               (d)  Investments . . . . . . . . . . . . . . . . . . . .  11
               (e)  Financial Statements  . . . . . . . . . . . . . . .  11
               (f)  Absence of Undisclosed Liabilities  . . . . . . . .  12
               (g)  Tax Matters . . . . . . . . . . . . . . . . . . . .  13
               (h)  Options, Warrants and Related Matters . . . . . . .  14
               (i)  Property  . . . . . . . . . . . . . . . . . . . . .  14
               (j)  Additional Schedules Furnished to Crestar . . . . .  15
               (k)  Agreements in Force and Effect  . . . . . . . . . .  16
               (l)  Legal Proceedings; Compliance with Laws . . . . . .  17
               (m)     Employee Benefit Plans . . . . . . . . . . . . .  17
               (n)  Insurance . . . . . . . . . . . . . . . . . . . . .  20
               (o)  Loan Portfolio  . . . . . . . . . . . . . . . . . .  21
               (p)  Absence of Changes  . . . . . . . . . . . . . . . .  22
               (q)  Brokers and Finders . . . . . . . . . . . . . . . .  22
               (r)  Subsidiaries  . . . . . . . . . . . . . . . . . . .  22
               (s)  Reports . . . . . . . . . . . . . . . . . . . . . .  23
               (t)  Environmental Matters . . . . . . . . . . . . . . .  23
               (u)  Disclosure  . . . . . . . . . . . . . . . . . . . .  25
               (v)  Accounting; Tax; Regulatory Matters . . . . . . . .  25
               (w)  Regulatory Approvals  . . . . . . . . . . . . . . .  25
          3.2. Representations and Warranties of Crestar and
               Crestar Bank . . . . . . . . . . . . . . . . . . . . . .  25
               (a)  Organization, Standing and Power  . . . . . . . . .  25
               (b)  Capital Structure . . . . . . . . . . . . . . . . .  26
               (c)  Authority . . . . . . . . . . . . . . . . . . . . .  26
               (d)  Financial Statements  . . . . . . . . . . . . . . .  27
               (e)  Absence of Undisclosed Liabilities  . . . . . . . .  28
               (f)  Absence of Changes  . . . . . . . . . . . . . . . .  28
               (g)  Brokers and Finders . . . . . . . . . . . . . . . .  29
               (h)  Subsidiaries  . . . . . . . . . . . . . . . . . . .  29
               (i)  Reports . . . . . . . . . . . . . . . . . . . . . .  29
               (j)  Tax Matters . . . . . . . . . . . . . . . . . . . .  29
               (k)  Property  . . . . . . . . . . . . . . . . . . . . .  30
               (l)  Agreements in Force and Effect  . . . . . . . . . .  30
               (m)  Legal Proceedings; Compliance with Laws . . . . . .  31
               (n)  Employee Benefit Plans  . . . . . . . . . . . . . .  31
               (o)  Regulatory Approvals  . . . . . . . . . . . . . . .  33
               (p)  Disclosure  . . . . . . . . . . . . . . . . . . . .  33

                                 ARTICLE IV
                     Conduct and Transactions Prior to
                        Effective Time of the Merger

          4.1. Access to Records and Properties of Crestar,
               Crestar Bank, TideMark and TideMark Bank;
               Confidentiality  . . . . . . . . . . . . . . . . . . . .  33
          4.2. Registration Statement, Proxy Statement,
               Shareholder Approval . . . . . . . . . . . . . . . . . .  34
          4.3. Operation of the Business of TideMark  . . . . . . . . .  35
          4.4. No Solicitation  . . . . . . . . . . . . . . . . . . . .  37
          4.5. Dividends  . . . . . . . . . . . . . . . . . . . . . . .  37
          4.6. Regulatory Filings; Best Efforts . . . . . . . . . . . .  37
          4.7. Public Announcements . . . . . . . . . . . . . . . . . .  37
          4.8. Operating Synergies; Conformance to Reserve
               Policies, Etc. . . . . . . . . . . . . . . . . . . . . .  38
          4.9. Crestar Rights Agreement . . . . . . . . . . . . . . . .  38
          4.10.        Agreement as to Efforts to Consummate  . . . . .  39
          4.11.        Adverse Changes in Condition . . . . . . . . . .  39
          4.12.        NYSE Listing . . . . . . . . . . . . . . . . . .  39
          4.13.        Updating of Schedules  . . . . . . . . . . . . .  39
          4.14.        Transactions in Crestar Common Stock . . . . . .  40

                                 ARTICLE V
                            Conditions of Merger

          5.1. Conditions of Obligations of Crestar and Crestar
               Bank . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               (a)  Representations and Warranties; Performance
                       of Obligations . . . . . . . . . . . . . . . . .  40
               (b)  Authorization of Transaction  . . . . . . . . . . .  40
               (c)  Opinion of Counsel  . . . . . . . . . . . . . . . .  41
               (d)  The Registration Statement  . . . . . . . . . . . .  41
               (e)  Tax Opinion . . . . . . . . . . . . . . . . . . . .  41
               (f)  Regulatory Approvals  . . . . . . . . . . . . . . .  42
               (g)  Affiliate Letters . . . . . . . . . . . . . . . . .  42
               (h)     Title Matters  . . . . . . . . . . . . . . . . .  42
               (i)  NYSE Listing  . . . . . . . . . . . . . . . . . . .  42
               (j)  Acceptance by Crestar and Crestar Bank
                       Counsel  . . . . . . . . . . . . . . . . . . . .  42
          5.2. Conditions of Obligations of TideMark and TideMark
               Bank . . . . . . . . . . . . . . . . . . . . . . . . . .  43
               (a)  Representations and Warranties; Performance
                       of Obligations . . . . . . . . . . . . . . . . .  43
               (b)  Authorization of Transaction  . . . . . . . . . . .  43
               (c)  Opinion of Counsel  . . . . . . . . . . . . . . . .  43
               (d)  The Registration Statement  . . . . . . . . . . . .  43
               (e)  Regulatory Approvals  . . . . . . . . . . . . . . .  44
               (f)  Tax Opinion . . . . . . . . . . . . . . . . . . . .  44
               (g)  NYSE Listing  . . . . . . . . . . . . . . . . . . .  45
               (h)  Fairness Opinion  . . . . . . . . . . . . . . . . .  45
               (i)  Acceptance by TideMark's Counsel  . . . . . . . . .  45

                                 ARTICLE VI
                        Closing Date; Effective Time

          6.1. Closing Date . . . . . . . . . . . . . . . . . . . . . .  45
          6.2. Filings at Closing . . . . . . . . . . . . . . . . . . .  46
          6.3. Effective Time . . . . . . . . . . . . . . . . . . . . .  46

                                ARTICLE VII
                 Termination; Survival of Representations,
               Warranties and Covenants; Waiver and Amendment

          7.1. Termination  . . . . . . . . . . . . . . . . . . . . . .  46
          7.2. Effect of Termination  . . . . . . . . . . . . . . . . .  49
          7.3. Survival of Representations, Warranties and
               Covenants  . . . . . . . . . . . . . . . . . . . . . . .  49
          7.4. Waiver and Amendment . . . . . . . . . . . . . . . . . .  49

                                ARTICLE VIII
                            Additional Covenants

          8.1. Indemnification of TideMark Officers and
               Directors; Liability Insurance . . . . . . . . . . . . .  50
          8.2. Employee Matters . . . . . . . . . . . . . . . . . . . .  50
          8.3. Employee Benefit Matters . . . . . . . . . . . . . . . .  51
          8.4. Crestar Bank/Peninsula Local Advisory Board of
               Directors  . . . . . . . . . . . . . . . . . . . . . . .  54
          8.5. Stock Options  . . . . . . . . . . . . . . . . . . . . .  54

                                 ARTICLE IX
                               Miscellaneous

          9.1. Expenses . . . . . . . . . . . . . . . . . . . . . . . .  54
          9.2. Entire Agreement . . . . . . . . . . . . . . . . . . . .  54
          9.3. Descriptive Headings . . . . . . . . . . . . . . . . . .  55
          9.4. Notices  . . . . . . . . . . . . . . . . . . . . . . . .  55
          9.5. Counterparts . . . . . . . . . . . . . . . . . . . . . .  55
          9.6. Governing Law  . . . . . . . . . . . . . . . . . . . . .  55



Exhibit A -            Holding Company Plan of Merger of TideMark into
                       Crestar

Exhibit B -    Bank Plan of Merger of TideMark Bank into Crestar Bank

                    AGREEMENT AND PLAN OF REORGANIZATION


          This Agreement and Plan of Reorganization (the "Agreement") dated as of October 31, 1994 among CRESTAR FINANCIAL CORPORATION, a Virginia corporation ("Crestar"), CRESTAR BANK, a Virginia banking corporation wholly-owned by Crestar ("Crestar Bank"), TIDEMARK BANCORP, INC. a Virginia corporation ("TideMark") and TIDEMARK BANK, a federal savings bank ("TideMark Bank"), recites and provides:

          A. TideMark and Crestar have entered into a Letter Agreement (the "Letter Agreement") and a Stock Option Agreement (the "Option Agreement") both dated September 20, 1994, pursuant to which Crestar will acquire TideMark in a statutory merger in exchange for Crestar common stock and cash and TideMark has granted an option to Crestar to purchase shares of TideMark Common Stock in certain events. The Letter Agreement is being merged into the Agreement. The Option Agreement shall survive execution of the Agreement for the term provided in the Option Agreement.

          B. The boards of directors of Crestar and TideMark deem it advisable to merge TideMark into Crestar (the "Holding Company Merger") pursuant to this Agreement and the Plan of Merger attached as Exhibit A (the "Holding Company Plan of Merger") whereby the holders of shares of common stock ("TideMark Common Stock") and preferred stock of TideMark will receive common stock of Crestar ("Crestar Common Stock") and/or cash in exchange therefor.

          C. The boards of directors of Crestar, TideMark, Crestar Bank and TideMark Bank deem it advisable that after the Holding Company Merger, Crestar shall cause TideMark Bank to be merged into Crestar Bank (the "Bank Merger"). The boards of directors deem it advisable that the Bank Merger be accomplished by the merger of TideMark Bank into Crestar Bank pursuant to this Agreement and the Bank Plan of Merger attached as Exhibit B (the "Bank Plan of Merger"). The Holding Company Merger and the Bank Merger are referred to herein collectively as the "Transaction."

          D. To effectuate the foregoing, the parties desire to adopt this Agreement and the Holding Company Plan of Merger, which shall represent a plan of reorganization in accordance with the provisions of
Section 368(a) of the United States Internal Revenue Code, as amended (the "Code"), and the Bank Plan of Merger, which also shall represent a plan of reorganization.

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions and promises herein contained, Crestar, Crestar Bank, TideMark and TideMark Bank hereby adopt this Agreement whereby at the "Effective Time of the Holding Company Merger" (as defined in Article VI hereof) TideMark shall be merged into Crestar in accordance with the Holding Company Plan of Merger. At the Effective Time of the Bank Merger (as defined in Article VI hereof), TideMark Bank will merge directly into Crestar Bank in accordance with the Bank Plan of Merger. The Bank Merger is intended to qualify as an "Oakar" transaction to avoid the payment of Federal Deposit Insurance Corporation ("FDIC") exit and entrance fees in accordance with Section 5(d)(3) of the Federal Deposit Insurance Act ("FDIA"). The outstanding shares of TideMark Common Stock shall be converted into shares of Crestar Common Stock and/or cash as provided in this Agreement on the basis, terms and conditions contained herein and in the Holding Company Plan of Merger. At the Effective Time of the Bank Merger, the outstanding shares of TideMark Bank Common Stock shall be canceled.

          In connection therewith, the parties hereto agree as follows:

                                 ARTICLE I
                                  General

          1.1. Holding Company Merger. Subject to the provisions of this Agreement and the Holding Company Plan of Merger, at the Effective Time of the Holding Company Merger the separate existence of TideMark shall cease and TideMark shall be merged with and into Crestar (the "Surviving Company").

          1.2. Bank Merger. Subject to the provisions of this Agreement and the Bank Plan of Merger, immediately following the Effective Time of the Holding Company Merger Crestar shall cause TideMark Bank to merge into Crestar Bank (the "Surviving Bank"), which merger shall qualify as an "Oakar" transaction in accordance with Section 5(d)(3)(A) of the FDIA and the separate existence of TideMark Bank shall cease.

          1.3. Issuance of Crestar Common Stock and Payment of Cash. Crestar agrees that at the Effective Time of the Holding Company Merger it will issue Crestar Common Stock and/or pay cash to the extent set forth in, and in accordance with, the terms of this Agreement and the Holding Company Plan of Merger.

          1.4. Taking of Necessary Action. In case at any time after the Effective Time of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company and/or Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of TideMark and/or TideMark Bank, the officers and directors of the Surviving Company and/or Surviving Bank shall take all such necessary action.

                                 ARTICLE II
               Effect of Transaction on Common Stock, Assets,
                 Liabilities and Capitalization of Crestar,
                  Crestar Bank, TideMark and TideMark Bank

          2.1. Conversion of Stock; Exchange Ratio; Cash Election. At the Effective Time of the Holding Company Merger:

                (a) Conversion of Stock. Each share of TideMark Common Stock and TideMark Preferred Stock which is issued and outstanding at the Effective Time of the Holding Company Merger (other than shares held directly by Crestar, which shall be cancelled without payment therefore, shares to be exchanged for cash and Dissenting Shares (as defined in Section 2.4)) shall, and without any action by the holder thereof, be converted into the number of shares of Crestar Common Stock determined in accordance with subsection 2.1(b). All such shares shall be validly issued, fully paid and nonassessable.

                (b) Exchange Ratios. Each share of TideMark Common Stock (other than shares held directly by Crestar and shares to be exchanged for cash) shall be converted into the number of shares of Crestar Common Stock determined by dividing $5.50 per share of TideMark Common Stock (the "Common Stock Price Per Share") by the average closing price of Crestar Common Stock as reported on the New York Stock Exchange for each of the 10 trading days ending on the 10th day prior to the day of the Effective Time of the Holding Company Merger (the "Average Closing Price"). Each share of TideMark Non-Cumulative Preferred Stock, Series A ("TideMark Series A") shall be converted into the number of shares of Crestar Common Stock determined by dividing $10 per share of TideMark Series A, (the "Preferred Stock Price Per Share") by the Average Closing Price. The result of the quotient determined by dividing the Common Stock Price Per Share by the Average Closing Price and rounded to the nearest thousandths decimal point is hereinafter called the "Common Stock Exchange Ratio" and the quotient similarly determined with respect to TideMark Series A is hereinafter called the "Preferred Stock Exchange Ratio." Together, the two are called the "Exchange Ratios."

                The Exchange Ratios at the Effective Time of the Holding Company Merger shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of Crestar Common Stock, any dividend payable in Crestar Common Stock, or any capital reorganization involving the reclassification of Crestar Common Stock subsequent to the date of this Agreement.

                (c) Cash Election. Holders of shares of TideMark Common Stock will be given the option of exchanging their shares for the Common Stock Price Per Share in cash (subject to all applicable withholding taxes), provided that the number of shares that may be exchanged for cash when aggregated with Dissenting Shares (as herein defined) shall not exceed 40% of the number of outstanding shares of TideMark Common Stock immediately prior to the Effective Time of the Holding Company Merger. The cash election must be made at or prior to the time TideMark shareholders vote on the Merger, and, once such vote has been taken, cash elections shall be irrevocable. If the aggregate number of shares for which a cash election is made, aggregated with the Dissenting Shares, exceeds 40% of the outstanding shares of TideMark Common Stock immediately prior to the Effective Time of the Holding Company Merger, Crestar first will pay cash for shares submitted for cash exchange by each holder of 100 or fewer TideMark shares (if such holder has submitted all his shares for cash exchange) and then will pay cash for the remaining shares submitted for cash pro rata. Shares not exchanged for cash after proration will be exchanged for Crestar Common Stock at the Common Stock Exchange Ratio. Holders of the TideMark Series A will not be entitled to exchange their shares of TideMark Series A for cash.

          2.2.  Manner of Exchange.

                (a) Shareholders who elect to exchange some or all of their shares of TideMark Common Stock for cash must submit to TideMark certificates for the shares being exchanged for cash at or prior to the meeting of TideMark's shareholders referred to in Section
          4.2. If the Merger is approved by TideMark's shareholders at this meeting, a shareholder's election to receive cash is irrevocable and TideMark will retain certificates for shares submitted for cash purchase until either (1) termination of this Agreement, upon which TideMark will return such certificates, or
          (ii) the Effective Time of the Holding Company Merger, when Crestar Bank (which shall act as exchange agent) will exchange such certificates for cash to the extent required by this Agreement and the Holding Company Plan of Merger.

                (b) After the Effective Time of the Holding Company Merger, each holder of a certificate for theretofore outstanding shares of TideMark Common Stock or TideMark Series A, upon surrender of such certificate to Crestar Bank (which shall act as exchange agent), unless previously surrendered to TideMark in connection with exercise of the cash option, and a Letter of Transmittal, which shall be mailed to each holder of a certificate for theretofore outstanding shares of TideMark Common Stock and TideMark Series A by Crestar Bank promptly following the Effective Time of the Holding Company Merger, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Crestar Common Stock for which shares of TideMark Common Stock or TideMark Series A theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Article II or cash if the cash option provided in subsection 2.1(c) is properly elected, or, in the event of proration, a combination of cash and Crestar Common Stock. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Holding Company Merger, represented TideMark Common Stock or Tidemark Series A will be deemed to evidence the right to receive either (i) the number of full shares of Crestar Common Stock into which the shares of TideMark Common Stock or Tidemark Series A represented thereby may be converted in accordance with the applicable Exchange Ratio or
          (ii) the Common Stock Price Per Share multiplied by the number of shares of TideMark Common Stock represented by such certificate (subject to all applicable withholding taxes) in cash if the cash option provided in subsection 2.1(c) was properly elected by a holder of Tidemark Common Stock, or (iii) a combination thereof; and, after the Effective Time of the Holding Company Merger (unless the cash option was properly elected) will be deemed for all corporate purposes of Crestar to evidence ownership of the number of full shares of Crestar Common Stock into which the shares of TideMark Common Stock or Tidemark Series A represented thereby were converted.

                (c) For shares of TideMark Common Stock or Tidemark Series A to be converted into Crestar Common Stock, until such outstanding certificates formerly representing TideMark Common Stock or Tidemark Series A are surrendered, no dividend payable to holders of record of Crestar Common Stock for any period as of any date subsequent to the Effective Time of the Holding Company Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Holding Company Merger, there shall be no further registry of transfer on the records of TideMark of shares of TideMark Common Stock or Tidemark Series A. If a certificate representing such shares is presented to Crestar, it shall be canceled and exchanged for a certificate representing shares of Crestar Common Stock as herein provided. Upon surrender of certificates of TideMark Common Stock or Tidemark Series A in exchange for Crestar Common Stock, there shall be paid to the recordholder of the certificates of Crestar Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid for such full shares of Crestar Common Stock as of any date subsequent to the Effective Time of the Holding Company Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender. No interest shall be payable on such dividends upon surrender of outstanding certificates.

                (d) At the Effective Time of the Holding Company Merger, each share of TideMark Common Stock held by Crestar shall be canceled, retired and cease to exist and each Dissenting Share shall be treated in accordance with Articles 15 of the Virginia Stock Corporation Act ("VSCA").

                (e) At the Effective Time of the Holding Company Merger and as provided in the Holding Company Plan of Merger, outstanding options to acquire TideMark Common Stock that were granted under the Key Employee Compensatory Stock Option Plan ("TideMark Options," as defined in Section 3.1(j)(1) hereof), and which are identified on Schedule C, shall, unless the holder of the TideMark Options has notified TideMark that he is electing the exercise or cash-out feature provided for in Section 8.5, be converted, based on the Common Stock Exchange Ratio, into options to acquire Crestar Common Stock ("Crestar Options"). The exercise price per share of Crestar Common Stock under a Crestar Option shall be equal to the exercise price per share of TideMark Common Stock under the TideMark Option divided by the Common Stock Exchange Ratio (rounded up to the nearest cent). The number of shares of Crestar Common Stock subject to a Crestar Option shall be equal to the number of shares of TideMark Common Stock subject to the TideMark Option multiplied by the Common Stock Exchange Ratio (rounded down to the nearest whole share). Except as provided in the preceding sentences regarding the price of, and number of shares of Crestar Common Stock subject to, the Crestar Option, the terms of the Crestar Option shall be the same as the terms of the TideMark Option.

          2.3. No Fractional Shares. No certificates or scrip for fractional shares of Crestar Common Stock will be issued. In lieu thereof, Crestar will pay the value of such fractional shares in cash on the basis of the Average Closing Price.

          2.4. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of TideMark Common Stock and Tidemark Series A which are issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and which are held by a shareholder (other than Crestar and its subsidiaries, which waive such right to dissent) who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of TideMark Common Stock or Tidemark Series A pursuant to Section 13.1-730 of the VSCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section
2.1 of this Agreement, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the VSCA, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of TideMark Common Stock or Tidemark Series A shall thereupon be deemed to have been converted into, at the Effective Time of the Holding Company Merger, the right to receive shares of Crestar Common Stock as provided in Section 2.1 of this Agreement.

          2.5. Assets. At the Effective Time of the Holding Company Merger, the corporate existence of TideMark shall be merged into and continued in Crestar as the Surviving Company. At the Effective Time of the Bank Merger, the corporate existence of TideMark Bank shall be merged into and continued in Crestar Bank as the Surviving Bank. All rights, franchises and interests of TideMark and of TideMark Bank in and to any type of property and choses in action shall be transferred to and vested in the Surviving Company or the Surviving Bank, as applicable, by virtue of the Holding Company Merger and the Bank Merger without any deed or other transfer. The Surviving Company or the Surviving Bank, as applicable, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by TideMark or TideMark Bank at the Effective Time of the Holding Company Merger and the Effective Time of the Bank Merger, respectively, as provided in Section 13.1-721 of VSCA, and, with respect to the Bank Merger,
Section 6.1-44 of the Virginia Banking Act ("VBA").

          2.6. Liabilities. At the Effective Time of the Holding Company Merger, the Surviving Company shall be liable for all liabilities of TideMark, as provided in Section 13.1-721 of the VSCA. At the Effective Time of the Bank Merger, the Surviving Bank shall be liable for all liabilities of TideMark Bank, as provided in Section 13.1-721 of the VSCA and Section 6.1-44 of the VBA. All deposits, debts, liabilities and obligations of TideMark and TideMark Bank, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of TideMark or TideMark Bank shall be those of the Surviving Company or the Surviving Bank, respectively, and shall not be released or impaired by the Holding Company Merger or the Bank Merger. All rights of creditors and other obligees and all liens on property of TideMark or of TideMark Bank shall be preserved unimpaired.


                                ARTICLE III
                       Representations and Warranties

          3.1. Representations and Warranties of TideMark and Tidemark Bank. TideMark and Tidemark Bank represent and warrant to Crestar and Crestar Bank as follows:

                (a) Organization, Standing and Power. TideMark is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has all requisite power and authority to own, lease and operate its properties and to carry on its business, as now being conducted and to perform this Agreement and the Holding Company Plan of Merger and to effect the transactions contemplated hereby and thereby. TideMark has delivered to Crestar complete and correct copies of (i) its Articles of Incorporation and (ii) its By-laws.

                TideMark Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to perform this Agreement and the Bank Plan of Merger and to effect the transactions contemplated hereby and thereby. TideMark Bank's deposits are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law. TideMark Bank has delivered to Crestar complete and correct copies of (i) its Charter and
          (ii) its By-laws.

                (b) Capital Structure. The authorized capital stock of TideMark consists of 20,000,000 shares of TideMark Common Stock, par value $0.01, and 5,000,000 shares of preferred stock, par value $0.01. On the date hereof, 6,939,484 shares of TideMark Common Stock and no shares of preferred stock were outstanding; Tidemark has agreed to issue and sell 200,000 shares of TideMark Series A, to Crestar Securities Corporation. All of the outstanding shares of TideMark Common Stock and TideMark Series A were validly issued, fully paid and nonassessable. Other than TideMark Series A, no shares of TideMark preferred stock will be or are issued and outstanding.

                The authorized capital stock of TideMark Bank consists of 20,000,000 shares of Common Stock. On the date hereof, 100 shares of TideMark Bank Common Stock were outstanding and all of such outstanding shares were validly issued, fully paid and nonassessable. TideMark owns all of the issued and outstanding capital stock of TideMark Bank free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever.

                TideMark knows of no person who beneficially owns 5% or more of the outstanding TideMark Common Stock as of the date hereof, except as disclosed on Schedule C.

                (c) Authority. Subject to the approval of this Agreement and the Holding Company Plan of Merger by the shareholders of TideMark as contemplated by Section 4.2, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger have been duly and validly authorized by all necessary action on the part of TideMark, and this Agreement is a valid and binding obligation of TideMark, enforceable in accordance with its terms, except as enforceability may be limited by laws affecting insured depository institutions and similar laws affecting the enforcement of creditors' rights generally and subject to any equitable principles limiting the right to obtain specific performance. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger and compliance by TideMark with any of the provisions hereof or thereof will not
          (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which TideMark is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TideMark or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the FDIC, the Office of Thrift Supervision ("OTS") and the Bureau of Financial Institutions of the Virginia State Corporation Commission ("SCC"), is required in connection with the execution and delivery by TideMark of this Agreement or the consummation by TideMark of the transactions contemplated hereby or by the Holding Company Plan of Merger.

                The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Bank Plan of Merger, as applicable, have been duly and validly authorized by all necessary action on the part of TideMark Bank, and this Agreement is a valid and binding obligation of TideMark Bank, enforceable in accordance with its terms except as enforceability may be limited by laws affecting insured depository institutions and similar laws affecting the enforcement of creditors' rights generally and subject to any equitable principles limiting the right to obtain specific performance. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Bank Plan of Merger, as applicable, and compliance by TideMark Bank with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Charter or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which TideMark Bank is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TideMark Bank or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state banking laws, and regulations of the Federal Reserve Board, the FDIC, the OTS and the SCC, is required in connection with the execution and delivery by TideMark Bank of this Agreement or the consummation by TideMark Bank of the transactions contemplated hereby or by the Bank Plan of Merger.

                (d) Investments. All securities owned by TideMark and TideMark Bank of record and beneficially are free and clear of all mortgages, liens, pledges, encumbrances or any other restriction, whether contractual or statutory, which would materially impair the ability of TideMark or TideMark Bank freely to dispose of any such security at any time, except as noted on Schedule A-1. Any securities owned of record by TideMark and TideMark Bank in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer thereof have been noted on such Schedule A-1. There are no voting trusts or other agreements or undertakings of which TideMark or TideMark Bank is a party with respect to the voting of such securities. With respect to all repurchase agreements to which TideMark or TideMark Bank is a party, TideMark or TideMark Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                (e) Financial Statements. Schedule A-2 contains copies of the following financial statements of TideMark (or TideMark Bank with respect to the year ended June 30, 1992) (the "TideMark Financial Statements"):

                     (i) Consolidated Statement of Financial Condition as of June 30, 1994 and 1993 (audited);

                     (ii) Consolidated Statements of Operations for each of the three years ended June 30, 1994, 1993, and 1992 (audited);

                     (iii) Consolidated Statements of Changes in
                Stockholders' Equity for each of the three years ended June 30, 1994, 1993 and 1992 (audited); and

                     (iv) Consolidated Statements of Cash Flows for each of the three years ended June 30, 1994, 1993 and 1992 (audited).

          Such financial statements and the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated unless otherwise noted in the TideMark Consolidated Financial Statements. Each of such consolidated statements of financial condition, together with the notes thereto, presents fairly as of its date the consolidated financial condition and assets and liabilities of TideMark. The consolidated statements of operations, changes in stockholders' equity and cash flows, together with the notes thereto, present fairly the results of consolidated operations, consolidated changes in stockholders' equity and consolidated cash flows of TideMark or TideMark Bank for the periods indicated in accordance with generally accepted accounting principles ("GAAP").

                Except as disclosed in the TideMark Financial Statements, and in the case of TideMark Bank, compliance with and subject to the requirements of 12 C.F.R. Section 563.134, there are no restrictions precluding TideMark or TideMark Bank from paying dividends when, as and if declared by their respective Boards of Directors.

                (f) Absence of Undisclosed Liabilities. At June 30, 1994, TideMark had no material obligations or liabilities (contingent or otherwise) of any nature which were not reflected in the TideMark Financial Statements or in the TideMark periodic reports filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") as of such dates, or disclosed in the notes thereto, except for those which are disclosed in Schedules specifically referred to herein or which in the aggregate are immaterial.

                (g) Tax Matters. TideMark Bank and all other subsidiaries of TideMark are members of the same "affiliated group," as defined in Section 1504(a)(1) of the Code, as TideMark (collectively, the "TideMark Group"). Each member of the TideMark Group has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for them before the Effective Time of the Holding Company Merger, and all information set forth in such returns or reports is or (in the case of such returns or reports not yet due) will be accurate and complete in all material respects. Each member of the TideMark Group has paid or made adequate provision for, or (with respect to returns or reports not yet filed) before the Effective Time of the Holding Company Merger will pay or make adequate provision for, all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. There are, and at the Effective Time of the Holding Company Merger will be, no unpaid taxes, additions to tax, penalties, or interest due and payable by any member of the TideMark Group that are or could become a lien on any asset, or otherwise materially adversely affect the business, property or financial condition, of any member of the TideMark Group except for taxes and any such related liability (a) incurred in the ordinary course of business for which adequate provision has been made by any member of the TideMark Group or (b) being contested in good faith and disclosed in Schedule B. Each member of the TideMark Group has collected or withheld, or will collect or withhold before the Effective Time of the Holding Company Merger, all amounts required to be collected or withheld by it for any taxes, and all such amounts have been, or before the Effective Time of the Holding Company Merger will have been, paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. Each member of the TideMark Group is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and tax withholding requirements under federal, state, and local laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. The consolidated statements of financial condition contained in the TideMark Financial Statements fully and properly reflect, as of the dates thereof, the aggregate liabilities of the members of the TideMark Group for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. For periods ending after June 30, 1994, the books and records of each member of the TideMark Group fully and properly reflect their liability for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. Except as disclosed in Schedule B, no member of the TideMark Group has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted in writing against or with respect to any member of the TideMark Group by any taxing authority. No member of the TideMark Group has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder. Schedule B describes all tax elections, consents and agreements affecting any member of the TideMark Group. To the best knowledge of TideMark, no TideMark shareholder is a "foreign person" for purposes of Section 1445 of the Code.

                (h) Options, Warrants and Related Matters. There are no outstanding unexercised options, warrants, calls, commitments or agreements of any character to which TideMark or TideMark Bank is a party or by which it is bound, calling for the issuance of securities of TideMark or TideMark Bank or any security representing the right to purchase or otherwise receive any such security, except (i) as set forth on Schedule C and (ii) the Option Agreement, and (iii) the Commitment dated September 26, 1994 (the "Commitment") between Crestar Securities Corporation ("CSC") and TideMark pursuant to which CSC will acquire 200,000 shares of TideMark Series A to enable TideMark Bank to satisfy its obligations under the Asset Purchase and Account Assumption Agreement dated July 11, 1994 (the "Bay Agreement") among TideMark Bank, First Federal of Michigan, Bay Savings Bank, FSB and 1001 Holding, Inc.

                (i) Property. TideMark and TideMark Bank own (or enjoy use of under capital leases) all property reflected on the TideMark Financial Statements as of June 30, 1994 (except property sold or otherwise disposed of in the ordinary course of business). All property shown as being owned is owned free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in such TideMark Financial Statements or the notes thereto, liens for current taxes not yet due and payable, any unfiled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise materially impair TideMark's consolidated business operations. The leases relating to leased property are fairly reflected in such TideMark Financial Statements.

                Except for Other Real Estate Owned ("OREO"), all property and assets material to the business or operations of TideMark and TideMark Bank are in substantially good operating condition and repair and such property and assets are adequate for the business and operations of TideMark and TideMark Bank as currently conducted.

                (j) Additional Schedules Furnished to Crestar. In addition to any Schedules furnished to Crestar pursuant to other provisions of this Agreement, TideMark has furnished to Crestar the following Schedules which are correct and complete as of the date hereof:

                     (1) Employees. Schedule C lists as of the date hereof (A) the names of and current annual salary rates for all present employees of TideMark and TideMark Bank who received, respectively, $60,000 or more in aggregate compensation, whether in salary or otherwise as reported or would be reported on Form W-2, during the year ended June 30, 1994, or are presently scheduled to receive salary in excess of $60,000 during the year ending June 30, 1995,
                (B) the number of shares of TideMark Common Stock owned beneficially by each director of TideMark or TideMark Bank as of the date hereof, (C) the names of and the number of shares of TideMark Common Stock owned by each person known to TideMark who beneficially owns 5% or more of the outstanding TideMark Common Stock as of the date hereof, and (D) the names of, the number of outstanding options of, and the exercise price of, each agreement to make stock awards granted to each person under the TideMark Employee Compensatory Stock Option Plan or the Key Employee Restricted Stock Incentive Plan or any option granted to a director of TideMark or TideMark Bank (collectively, "TideMark Options") and the exercise price of each such TideMark Option.

                     (2) Certain Contracts. Schedule D lists all notes, bonds, mortgages, indentures, licenses, lease agreements and other contracts and obligations to which TideMark or TideMark Bank is an indebted party or a lessee, licensee or obligee as of the date hereof except for those entered into by TideMark or TideMark Bank in the ordinary course of its business consistent with its prior practice and that do not involve an amount remaining greater than $100,000.

                     (3) Employment Contracts and Related Matters. Except in all cases as set forth on Schedule E, neither TideMark nor TideMark Bank is a party to any employment contract not terminable at the option of TideMark or TideMark Bank without liability. Except in all cases as set forth on Schedule E, neither TideMark nor TideMark Bank is a party to (A) any retirement, profit sharing or pension plan or thrift plan or agreement or employee benefit plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA")), (B) any management or consulting agreement not terminable at the option of TideMark or TideMark Bank without liability or (C) any union or labor agreement.

                     (4) Real Estate. Schedule F describes, as of the date hereof, all interests in real property owned, leased or otherwise claimed by TideMark and TideMark Bank, including OREO.

                     (5) Affiliates. Schedule G sets forth the names and number of shares of TideMark Common Stock owned as of the date hereof beneficially or of record by any persons TideMark considers to be affiliates of TideMark ("TideMark Affiliates") as that term is defined for purposes of Rule 145 under the Securities Act of 1933 (the "1933 Act").

                (k) Agreements in Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to in any Schedule of TideMark or TideMark Bank referred to herein are valid and in full force and effect, and neither TideMark nor TideMark Bank has breached any provision of, nor is in default in any respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon either the financial condition, results of operations, or business of TideMark on a consolidated basis.

                (l) Legal Proceedings; Compliance with Laws. Schedule H describes all legal, administrative, arbitration or other proceeding or governmental investigation known to TideMark or TideMark Bank pending or, to the knowledge of TideMark's and TideMark Bank's management, threatened or probable of assertion against TideMark or TideMark Bank. Except as set forth on Schedule H, no such proceeding or investigation, if decided adversely, would have a material adverse effect on either the financial condition, results of operations or business of TideMark on a consolidated basis. Except as set forth in Schedule H, TideMark and TideMark Bank have complied in all material respects with any laws, ordinances, requirements, regulations or orders applicable to its business except where noncompliance would not have a material adverse effect on either the financial condition, results of operations or business of TideMark on a consolidated basis. TideMark and TideMark Bank have all licenses, permits, orders or approvals (collectively, the "Permits") of any federal, state, local or foreign governmental or regulatory body that are necessary for the conduct of its business and the absence of which would have a material adverse effect on the financial condition, results of operations or business of TideMark on a consolidated basis; the Permits are in full force and effect; no violations are or have been recorded in respect of any Permits nor has TideMark or TideMark Bank received written notice of any violations; and no proceeding is pending or, to the knowledge of TideMark and TideMark Bank, threatened to revoke or limit any Permit. Except as set forth in Schedule H, neither TideMark nor TideMark Bank has entered into any agreements or written understandings with the OTS, the FDIC or any other regulatory agency having authority over it. Neither TideMark nor TideMark Bank is subject to any judgment, order, writ, injunction or decree which materially adversely affects, or might reasonably be expected materially adversely to affect either the financial condition, results of operations, or business of TideMark on a consolidated basis.

                (m)  Employee Benefit Plans.

                     (1) Schedule E includes a correct and complete list of, and Crestar has been furnished a true and correct copy of (or an accurate written description thereof in the case of oral agreements or arrangements) (A) all qualified pension and profit-sharing plans, all deferred compensation, consultant, severance, thrift, option, bonus and group insurance contracts and all other incentive, welfare and employee benefit plans, trust, annuity or other funding agreements, and all other agreements (including oral agreements) that are presently in effect, or have been approved prior to the date hereof, maintained for the benefit of employees or former employees of TideMark or TideMark Bank or the dependents or beneficiaries of any employee or former employee of TideMark or TideMark Bank, whether or not subject to ERISA (the "Employee Plans"), (B) the most recent actuarial and financial reports prepared or required to be prepared with respect to any Employee Plan and (C) the most recent annual reports filed with any governmental agency, the most recent favorable determination letter issued by the Internal Revenue Service, and any open requests for rulings or determination letters, that pertain to any such qualified Employee Plan. Schedule E identifies each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each such plan is qualified.

                     (2) Neither TideMark, TideMark Bank nor any employee pension benefit plan (as defined in Section 3(2) of ERISA (a "Pension Plan")) maintained or previously maintained by it, has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or to the Internal Revenue Service with respect to any Pension Plan. There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

                     (3) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the Closing Date, as defined in Section 6.1 hereof, under the terms of each Employee Plan, ERISA, or a collective bargaining agreement, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan (including any Pension Plan previously maintained by TideMark or TideMark
                Bank), and except as set forth on Schedule E, there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Pension Plan.

                     (4) No Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA). Neither TideMark nor TideMark Bank has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA). Neither TideMark nor TideMark Bank has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

                     (5) All Employee Plans that are "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by TideMark or TideMark Bank or previously maintained by TideMark or TideMark Bank comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither TideMark nor TideMark Bank has any material liability under any such plan that is not reflected in the TideMark Financial Statements or on Schedule E hereto.

                     (6) Except as set forth on Schedule E, no prohibited transaction has occurred with respect to any Employee Plan that is an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by TideMark or TideMark Bank or previously maintained by TideMark or TideMark Bank that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.

                     (7) Schedule E identifies each Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and which is funded. The funding under each such plan does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. Neither TideMark nor TideMark Bank is subject to taxation on the income of any such plan or any such plan previously maintained by TideMark or TideMark Bank.

                     (8) Schedule E identifies the method of funding (including any individual accounting) for all post-retirement medical or life insurance benefits for the employees of TideMark and TideMark Bank. Schedule E also discloses the funded status of these Employee Plans.

                     (9) Schedule E identifies each corporate owned life insurance policy, including any key man insurance policy and policy insuring the life of any director or employee of TideMark or TideMark Bank, and indicates for each such policy, the face amount of coverage, cash surrender value, if any, and annual premiums.

                     (10) No trade or business is, or has ever been,
                treated as a single employer with TideMark or TideMark Bank for employee benefit purposes under ERISA and the Code.

                (n) Insurance. All policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of TideMark or TideMark Bank are described on Schedule I and are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by TideMark and TideMark Bank. Neither TideMark nor TideMark Bank is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Neither TideMark nor TideMark Bank has received notice of cancellation or non-renewal of any such policy or binder. Neither TideMark nor TideMark Bank has knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Neither TideMark nor TideMark Bank has knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. Neither TideMark nor TideMark Bank has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

                (o) Loan Portfolio. Each loan outstanding on the books of TideMark and TideMark Bank is in all respects what it purports to be, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, accrues interest (except for loans recorded on TideMark Bank's books as non-accrual) in accordance with the terms of the loan, and with respect to loans originated by TideMark Bank was made in accordance with TideMark Bank's standard loan policies as in effect at the time the loan was negotiated except for loans to facilitate the sale of OREO or loans with renegotiated terms and conditions. The records of TideMark Bank regarding all loans outstanding and OREO by TideMark Bank on its books are accurate in all material respects and the risk classifications for the loans outstanding are, in the best judgment of the management of TideMark, appropriate. The reserves for possible loan losses on the outstanding loans of TideMark Bank, as reflected in the TideMark Financial Statements, have been established in accordance with generally accepted accounting principles and with the requirements of the OTS and the FDIC. In the best judgment of the management of TideMark such reserves are adequate as of the date hereof and will be adequate as of the Effective Time of the Holding Company Merger to absorb all known and anticipated loan losses in the loan portfolio of TideMark Bank. Except as identified on Schedule J, no loan in excess of $50,000 has been classified by examiners (regulatory or internal) as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import. Except as disclosed on Schedule F, the OREO included in any nonperforming asset of TideMark Bank is recorded at the lower of cost or fair value less estimated costs to sell based on independent appraisals that comply with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and Uniform Standards of Professional Appraisal Practice. Except as identified on Schedule J, to the best knowledge of the management of TideMark and TideMark Bank, each loan reflected as an asset on the TideMark Financial Statements is the legal, valid and binding obligation of the obligor and any guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no defense, offset or counterclaim has been asserted with respect to any such loan, which if successful would have a material adverse effect on the financial condition, results of operation or business of TideMark on a consolidated basis.

                (p) Absence of Changes. Except as identified on Schedule K, since June 30, 1994, there has not been any material adverse change in the aggregate assets or liabilities, earnings or business of TideMark, other than changes resulting from or attributable to (i) changes since such date in laws or regulations, generally accepted accounting principles or interpretations of either thereof that affect the banking or savings and loan industries generally, (ii) changes since such date in the general level of interest rates, (iii) expenses since such date incurred in connection with the transactions contemplated by this Agreement (estimated at $250,000), and the transactions contemplated by the Bay Agreement (expenses for which are estimated at $50,000) (iv) accruals and reserves by TideMark or TideMark Bank since such date pursuant to the terms of Section 4.8 hereof, or (v) any other accruals, reserves or expenses incurred by TideMark or TideMark Bank since such date with Crestar's prior written consent. Since June 30, 1994, the business of TideMark has been conducted only in the ordinary course with the exception of the Bay Agreement.

                (q) Brokers and Finders. Neither TideMark, TideMark Bank nor any of their officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except for the engagement of Scott & Stringfellow, Inc., whose fee for its engagement shall not exceed approximately $75,000.

                (r) Subsidiaries; Partnerships and Joint Ventures. TideMark's only subsidiaries, direct or indirect, other than TideMark Bank, are set forth in Schedule R. Such corporations are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now being conducted in all material respects. TideMark owns, directly or indirectly, all of the issued and outstanding common stock of its subsidiaries free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever and is not a party to any joint venture agreement or partnership except as set forth in Schedule R.

                (s) Reports. Since July 1, 1990 TideMark and TideMark Bank have filed all material reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the OTS
          (iii) the SEC and (iv) any other governmental or regulatory authority or agency having jurisdiction over their operations. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, filed with the SEC pursuant to the 1934 Act was in form and substance in compliance in all material respects with the 1934 Act. No such report or statement, or any amendments thereto, contains any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact necessary in order to make the statements contained therein not false or misleading. TideMark is a reporting company under
          Section 12(g) or 15(d) of the 1934 Act and the regulations of the SEC.

                (t) Environmental Matters. For purposes of this subsection, the following terms shall have the indicated meaning:

                "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to
          (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
          Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C.
          Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C.
          Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C.
          Section 300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

                "Loan Portfolio Properties and Other Properties Owned" means those properties owned or operated by TideMark or TideMark Bank or any of their subsidiaries, including those properties serving as collateral for any loans made and retained by TideMark or TideMark Bank or for which TideMark or TideMark Bank serves in a trust relationship for the loans retained in portfolio.

                Except as disclosed in Schedule L, to the best knowledge of TideMark and TideMark Bank,

                     (i) Neither TideMark nor TideMark Bank has been or is in violation of or liable under any Environmental Law;

                     (ii) none of the Loan Portfolio Properties and Other Properties Owned has been or is in violation of or liable under any Environmental Law; and

                     (iii) there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

                (u) Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of TideMark at any time to Crestar, in connection with this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by TideMark to Crestar is or will be a true and complete copy of such document, unmodified except by another document delivered by TideMark.

                (v) Accounting; Tax; Regulatory Matters. Subject to action taken by the Board of Directors of TideMark pursuant to or as a result of the exception clause to the first sentence of
          Section 4.4 hereof, TideMark has not taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Holding Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or materially impede or delay receipt of any approval referred to in Section 4.6.

                (w) Regulatory Approvals. Neither TideMark nor TideMark Bank knows of any reason why the approvals, consents and waivers of governmental authorities referred to in Sections 5.1(f) and 5.2(e) hereof should not be obtained on a timely basis without the imposition of any condition of the type referred to in
          Section 5.1(f) hereof.

          3.2. Representations and Warranties of Crestar and Crestar Bank. Crestar and Crestar Bank represent and warrant to TideMark and TideMark Bank as follows:

                (a) Organization, Standing and Power. Crestar is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Crestar has delivered to TideMark complete and correct copies of its Articles of Incorporation and all amendments thereto to the date hereof and its By-laws as amended to the date hereof.

                (b) Capital Structure. The authorized capital stock of Crestar consists of 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, of which 37,717,023 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of June 30, 1994. All of such issued and outstanding shares of Crestar Common Stock were validly issued, fully paid and nonassessable at such date.

                The authorized capital stock of Crestar Bank consists of 1,500,000 shares of common stock, $150 par value, of which 1,400,000 shares were issued and outstanding as of June 30, 1994, all of which shares are owned by Crestar free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever. All such issued and outstanding shares of common stock of Crestar Bank were validly issued, fully paid and nonassessable.

                (c) Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Crestar; and this Agreement is a valid and binding obligation of Crestar, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Crestar with any of the provisions hereof will not
          (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Crestar is a party, or by which it or any of its properties or assets may be bound or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Crestar or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, the rules of the New York Stock Exchange and regulations of the Federal Reserve Board, the OTS, the FDIC and the SCC is required in connection with the execution and delivery by Crestar of this Agreement or the consummation by Crestar of the transactions contemplated hereby or by the Holding Company Plan of Merger.

                The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Bank Plan of Merger have been duly and validly authorized by all necessary action on the part of Crestar Bank, and this Agreement is a valid and binding obligation of Crestar Bank, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Bank Plan of Merger and compliance by Crestar Bank with any of the provisions hereof or thereof will not
          (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Crestar Bank is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Crestar Bank or any of its properties or assets.
          No consent or approval by any government authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Federal Reserve Board, the OTS, the FDIC and the SCC, is required in connection with the execution and delivery by Crestar Bank of this Agreement or the consummation by Crestar Bank of the transactions contemplated hereby or by the Bank Plan of Merger.

                (d) Financial Statements. Crestar has on or prior to the date hereof delivered to TideMark copies of the following consolidated financial statements of Crestar (the "Crestar Financial Statements"):

                     (i) Consolidated Balance Sheets as of December 31, 1993 and 1992 (audited) and as of June 30, 1994 and 1993 (unaudited);

                   (ii) Consolidated Income Statements for each of the three years ended December 31, 1993, 1992, and 1991 (audited) and the three months and the six months ended June 30, 1994 and 1993 (unaudited);

                  (iii)   Consolidated Statements of Changes in
                Shareholders' Equity for each of the three years ended December 31, 1993, 1992 and 1991 (audited) and the three and six months ended June 30, 1994 and 1993 (unaudited); and

                   (iv) Consolidated Statements of Cash Flows for each of the three years ended December 31, 1993, 1992 and 1991 (audited) and the six months ended June 30, 1994 and 1993 (unaudited).

          Such consolidated financial statements and the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated unless otherwise noted in the Crestar Financial Statements. Each of such consolidated balance sheets, together with the notes thereto, presents fairly as of its date the financial condition and assets and liabilities of Crestar. The consolidated income statements, statements of changes in shareholders' equity and statements of cash flows, together with the notes thereto, present fairly the results of operations, shareholders' equity and cash flows of Crestar for the periods indicated.

                (e) Absence of Undisclosed Liabilities. At June 30, 1994 and December 31, 1993, Crestar and its consolidated subsidiaries had no material obligations or liabilities, (contingent or otherwise) of any nature which were not reflected in the Crestar Financial Statement as of such dates, or disclosed in the notes thereto, except for those which are disclosed in Schedules specifically referred to herein or which in the aggregate are immaterial.

                (f) Absence of Changes. Since June 30, 1994 there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, earnings or business of Crestar, other than changes resulting from or attributable to
          (i) changes since such date in laws or regulations, generally accepted accounting principles or interpretations of either thereof that affect the banking or savings and loan industries generally, (ii) changes since such date in the general level of interest rates, and (iii) expenses since such date incurred in connection with the transactions contemplated by this Agreement. Since June 30, 1994 the business of Crestar has been conducted only in the ordinary course.

                (g) Brokers and Finders. Neither Crestar, Crestar Bank nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

                (h) Subsidiaries. Crestar's first-tier subsidiaries are Crestar Bank, Crestar Bank N.A., Crestar Bank MD, Crestar Insurance Agency, Inc., and Crestar Securities Corporation. Such corporations are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now being conducted in all material respects. As of the date hereof, Crestar, Crestar Bank and Crestar Securities Corporation (other than in a fiduciary capacity) do not own directly or indirectly, or have any rights to acquire, any shares of TideMark Common Stock or TideMark Preferred Stock, other than pursuant to the Option Agreement or the Commitment.

                (i) Reports. Since January 1, 1990, Crestar has filed all material reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the SCC, (iv) the SEC and (v) any other governmental or regulatory authority or agency having jurisdiction over their operations. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, filed with the SEC pursuant to the 1934 Act was in form and substance in compliance with the 1934 Act. No such report or statement, or any amendments thereto, contains any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact necessary in order to make the statements contained therein not false or misleading.

                (j) Tax Matters. Each of Crestar, Crestar Bank, and all other corporations that are members of the same "affiliated group," as defined in Section 1504(a)(1) of the Code, as Crestar (collectively, the "Crestar Group") has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for it before the Effective Time of the Holding Company Merger. Each member of the Crestar Group has paid or made adequate provision for or (with respect to returns or reports not yet filed) before the Effective Time of the Holding Company Merger will pay or make adequate provision for all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. The consolidated balance sheets contained in the Crestar Financial Statements fully and properly reflect, as of the dates thereof, the aggregate liabilities of the members of the Crestar Group for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. For periods ending after June 30, 1994, the books and records of each member of the Crestar Group fully and properly reflect its liability for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. Except as disclosed in Schedule M, no member of the Crestar Group has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted in writing against or with respect to any member of the Crestar Group by any taxing authority.

                (k) Property. Crestar and Crestar Bank own (or enjoy use of under capital leases) all property reflected on the Crestar Financial Statements as of June 30, 1994 and December 31, 1993 as being owned by them (except property sold or otherwise disposed of in the ordinary course of business). All property shown as being owned is owned free and clear of mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in such Crestar Financial Statements or the notes thereto, liens for current taxes not yet due and payable, any unfiled mechanic's liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise would materially impair Crestar's consolidated business operations. The leases relating to leased property are fairly reflected in such Crestar Financial Statements.

                All property and assets material to the business or operations of Crestar and Crestar Bank are in substantially good operating condition and repair, and such property and assets are adequate for the business and operations of Crestar and Crestar Bank.

                (l) Agreements in Force and Effect. All material contracts, agreements, plans, leases, policies and licenses of Crestar and Crestar Bank are valid and in full force and effect; and Crestar and Crestar Bank have not breached any material provision of, or are in default in any material respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon the financial condition, results of operations or business of Crestar and its subsidiaries taken as a whole.

                (m) Legal Proceedings; Compliance with Laws. There is no legal, administrative, arbitration or other proceeding or governmental investigation pending, or, to the knowledge of Crestar's and Crestar Bank's management, threatened or probable of assertion which, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of Crestar on a consolidated basis.
          Crestar and Crestar Bank have complied with any laws, ordinances, requirements, regulations or orders applicable to their respective businesses, except where noncompliance would not have a material adverse effect on the financial condition, results of operations, business or prospects of Crestar on a consolidated basis. Crestar and Crestar Bank have all licenses, permits, orders or approvals of any federal, state, local or foreign governmental or regulatory body that are necessary for the conduct of the respective businesses of Crestar and Crestar Bank and the absence of which would have a material adverse effect on the financial condition, results of operations, business or prospects of Crestar on a consolidated basis; the Permits are in full force and effect; neither Crestar nor Crestar Bank is aware of any material violations that are or have been recorded in respect of any Permit nor has Crestar or Crestar Bank received notice of any violations; and no proceeding is pending or, to the knowledge of Crestar or Crestar Bank, threatened to revoke or limit any Permit. Neither Crestar nor Crestar Bank is subject to any judgment, order, writ, injunction or decree which materially adversely affects, or might reasonably be expected to materially adversely affect, the financial condition, results of operations, business or prospects of Crestar on a consolidated basis.

                (n)  Employee Benefit Plans.

                     (1) Neither Crestar nor any of its subsidiaries, nor any employee benefit pension plan (as defined in Section 3(2) of ERISA (a "Pension Plan")) maintained by it, has incurred any material liability to the PBGC or to the Internal Revenue Service with respect to any Pension Plan, deferred compensation, consultant, severance, thrift, option, bonus and group insurance contract or any other incentive, welfare and employee benefit plan and agreement presently in effect, or approved prior to the date hereof, for the benefit of employees or former employees of Crestar and its subsidiaries or the dependents or beneficiaries of any employee or former employee of Crestar or any subsidiary (the "Crestar Employee Plans"). There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

                     (2) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the Closing Date under the terms of each Crestar Employee Plan, ERISA, or a collective bargaining agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan.

                     (3) No Crestar Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA). Neither Crestar nor Crestar Bank has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). Neither Crestar nor Crestar Bank has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

                     (4)  All "employee benefit plans," as defined in
                Section 3(3) of ERISA, that are maintained by Crestar comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither Crestar nor Crestar Bank has any material liability under any such plan that is not reflected in the Crestar Financial Statements.

                     (5) No prohibited transaction has occurred with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Crestar or Crestar Bank that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.

                (o) Regulatory Approvals. Neither Crestar nor Crestar Bank knows of any reason why the approvals, consents and waivers of governmental authorities referred to in Sections 5.1(f) and 5.2(e) hereof should not be obtained on a timely basis without the imposition of any condition of the type referred to in
          Section 5.1(f) hereof.

                (p) Disclosure. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Crestar at any time to TideMark, in connection with this Agreement when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Crestar to TideMark is or will be a true and complete copy of such document, unmodified except by another document delivered by Crestar.


                                 ARTICLE IV
                     Conduct and Transactions Prior to
                        Effective Time of the Merger

          4.1. Access to Records and Properties of Crestar, Crestar Bank, TideMark and TideMark Bank; Confidentiality. Between the date of this Agreement and the Effective Time of the Holding Company Merger, each of Crestar and Crestar Bank on the one hand, and each of TideMark and TideMark Bank on the other, agree to give to the other reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the representations and warranties set forth herein, preparing the Registration Statement (as defined in Section 4.2) and applicable regulatory filings (as set forth in
Section 4.6), and preparing unaudited financial statements of TideMark as of a date prior to the Effective Time of the Holding Company Merger in order to facilitate Crestar in performance of its post-Closing Date financial reporting requirements and pre-merger review as permitted in
Section 7.1(g), provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other. Crestar and TideMark shall each maintain the confidentiality of all confidential information furnished to it by the other party hereto concerning the business, operations, and financial condition of the party furnishing such information, and shall not use any such information except in furtherance of the Transaction. If this Agreement is terminated, each party hereto shall promptly return all documents and copies of, and all workpapers containing, confidential information received from the other party hereto. The obligations of confidentiality under this Section 4.1 shall survive any such termination of this Agreement and shall remain in effect, except to the extent that (a) one party shall have directly or indirectly acquired the assets and business of the other party; (b) as to any particular confidential information with respect to one party, such information (i) shall become generally available to the public other than as a result of an unauthorized disclosure by the other party or (ii) was available to the other party on a nonconfidential basis prior to its disclosure by the first party; (c) disclosure by any party is required by subpoena or order of a court of competent jurisdiction or by order of a regulatory authority of competent jurisdiction; or (d) disclosure is required by the SEC or bank or thrift regulatory authorities in connection with the transactions contemplated by this Agreement, provided that the disclosing party has, prior to such disclosure, advised the other party of the circumstances necessitating such disclosure and have reached mutually agreeable arrangements relating to such disclosure.

          4.2. Registration Statement, Proxy Statement, Shareholder Approval. TideMark will duly call and will hold a meeting of its shareholders as soon as practicable for the purpose of approving the Holding Company Merger and will comply fully with the provisions of the 1933 Act and the 1934 Act and the rules and regulations of the SEC under such acts to the extent applicable, and the Articles of Incorporation and By-laws of TideMark relating to the call and holding of a meeting of shareholders for such purpose. Subject to action taken by its Board of Directors pursuant to or as a result of the exception clause to the first sentence of Section 4.4 hereof, the Board of Directors of TideMark will recommend to and actively encourage shareholders that they vote in favor of the Holding Company Merger. Crestar and TideMark will jointly prepare the proxy statement-prospectus to be used in connection with such meeting (the "Proxy Statement-Prospectus") and Crestar will prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement"), of which such Proxy Statement-Prospectus shall be a part, and use its best efforts promptly to have the Registration Statement declared effective. In connection with the foregoing, Crestar will comply with the requirements of the 1933 Act, the 1934 Act, the New York Stock Exchange and the rules and regulations of the SEC under such acts with respect to the offering and sale of Crestar Common Stock in connection with the Transaction and with all applicable state Blue Sky and securities laws. The notices of such meetings and the Proxy Statement-Prospectus shall not be mailed to TideMark shareholders until the Registration Statement shall have become effective under the 1933 Act. TideMark covenants that none of the information supplied by TideMark and Crestar covenants that none of the information supplied by Crestar in the Proxy Statement-Prospectus will, at the time of the mailing of the Proxy Statement-Prospectus to TideMark shareholders, contain any untrue statement of a material fact nor will any such information omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and at all times subsequent to the time of the mailing of the Proxy Statement-Prospectus, up to and including the date of the meeting of TideMark shareholders to which the Proxy Statement-Prospectus relates, none of such information in the Proxy Statement-Prospectus, as amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          TideMark, as the sole shareholder of TideMark Bank, and Crestar, as the sole shareholder of Crestar Bank, hereby approve this Agreement and the Bank Plan of Merger.

          4.3. Operation of the Business of TideMark and TideMark Bank. TideMark and TideMark Bank agree that from June 30, 1994 to the Effective Time of the Merger, they have operated, and they will operate, their respective businesses substantially as presently operated and, except for the Bay Agreement, only in the ordinary course and in general conformity with applicable laws and regulations, and, consistent with such operation, they will use their best efforts to preserve intact its present business organizations and its relationships with persons having business dealings with it. Without limiting the generality of the foregoing, TideMark and TideMark Bank agree that they will not, without the prior written consent of Crestar, (i) make any change in the salaries, bonuses or title of any officer except bonuses not exceeding $100,000 in the aggregate which may be paid in connection with the consummation of the Bay Agreement; (ii) make any change in the title, salaries or bonuses of any other employee, other than those permitted by current employment policies in the ordinary course of business and bonuses not exceeding $100,000 in the aggregate which may be paid in connection with the consummation of the Bay Transaction, any of which changes shall be reported promptly to Crestar; (iii) enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement or increase benefits under existing plans; (iv) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (v) amend its Articles of Incorporation or By-laws; (vi) issue or contract to issue any shares of TideMark capital stock or securities exchangeable for or convertible into capital stock except (w) up to 42,000 shares of TideMark Common Stock issuable pursuant to TideMark Options outstanding as of June 30, 1994, (y) up to 1,380,000 shares of TideMark Common Stock pursuant to the Option Agreement; or (z) 200,000 shares of TideMark Series A; (vii) purchase any shares of TideMark capital stock; (viii) enter into or assume any material contract or obligation, except in the ordinary course of business; (ix) other than as provided in (a) below with respect to the work-out of nonperforming assets, waive, release, compromise or assign any right or claim involving $75,000 or more; (x) propose or take any other action which would make any representation or warranty in Section 3.1 hereof untrue; (xi) introduce any new products or services or change the rate of interest on any deposit instrument to above-market interest rates; (xii) make any change in policies respecting extensions of credit or loan charge-offs; (xiii) change reserve requirement policies; (xiv) change securities portfolio policies;
(xv) acquire a policy or enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage, including coverage for its directors and officers, which would result in an additional payment obligation of $50,000 or more; (xvi) propose or take any action with respect to the closing of any branches; (xvii) amend the terms of the TideMark Options; (xviii) amend the terms of the written severance or employment agreements identified in Schedule E; or (xix) make any change in any tax election or accounting method or system of internal accounting controls, except as may be appropriate to conform to any change in regulatory accounting requirements or generally accepted accounting principles. TideMark and TideMark Bank further agree that, between the date of this Agreement and the Effective Time of the Holding Company Merger, they will consult and cooperate with Crestar regarding (a) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures, including notice to Crestar's Credit Review Department Management of any new nonresidential loans in excess of $500,000, and (b) securities portfolio and funds management, including management of interest rate risk.

          4.4. No Solicitation. Unless and until this Agreement shall have been terminated pursuant to its terms, neither TideMark, TideMark Bank nor any of their executive officers, directors, representatives, agents or affiliates shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations (with any person other than Crestar) concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving TideMark or TideMark Bank or disclose, directly or indirectly, any information not customarily disclosed to the public concerning TideMark or TideMark Bank, afford to any other person access to the properties, books or records of TideMark or TideMark Bank or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets, except in a situation in which a majority of the full Board of Directors of TideMark has determined in good faith, upon advice of counsel, that such Board has a fiduciary duty to consider and respond to a bona fide proposal by a third party (which proposal was not directly or indirectly solicited by TideMark or TideMark Bank or any of their officers, directors, representatives, agents or affiliates) and provides written notice of its intention to consider such proposal and the material terms thereof to Crestar at least five days before responding to the proposal. TideMark and TideMark Bank will promptly communicate to Crestar the terms of any proposal which it may receive in respect to any of the foregoing transactions.

          4.5. Dividends. TideMark agrees that since June 30, 1994 it has not, and prior to the Effective Time of the Holding Company Merger it will not, declare any cash dividends without the prior written consent of Crestar.

          4.6. Regulatory Filings; Best Efforts. Crestar and TideMark shall jointly prepare all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan of Merger and submit the filings for approval with the Federal Reserve Board, the OTS, the FDIC and the SCC as soon as practicable after the date hereof. Crestar and TideMark shall use their best efforts to obtain approvals of such filings.

          4.7. Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Transaction and shall not issue any press release or make any such public statement prior to such consultations and approval of the other party, which approval shall not be unreasonably withheld, except as may be required by law.

          4.8. Operating Synergies; Conformance to Reserve Policies, Etc. Between the date hereof and the Effective Time of the Holding Company Merger, TideMark's and TideMark Bank's management will work with Crestar Bank to achieve appropriate operating efficiencies following the Closing Date. Subject to TideMark Bank's approval, which will not be unreasonably withheld, Crestar notification to TideMark Bank's customers and Crestar's direct contact with customers will commence following receipt of Federal Reserve Board approval but not earlier than 60 days prior to the Closing Date. At the request of Crestar Bank and upon receipt by TideMark and TideMark Bank of written confirmation from Crestar and Crestar Bank that there are no conditions to the obligations of Crestar and Crestar Bank under this Agreement set forth in Article V which they believe will not be fulfilled so as to permit them to consummate the Transaction and the other transactions contemplated hereby, not more than three days before the Effective Time of the Holding Company Merger TideMark shall establish such additional accruals, reserves and charge-offs, through appropriate entries in its accounting books and records, provided such adjustments are in accordance with GAAP and applicable law and regulation as may be necessary to conform TideMark's accounting and credit loss reserve practices and methods to those of Crestar Bank (as such practices and methods are to be applied from and after the Effective Time of the Holding Company Merger) and to Crestar Bank's plans with respect to the conduct of the business of TideMark and TideMark Bank following the Transaction, as well as for the anticipated recapture of the bad debt reserve established by TideMark Bank for federal income tax purposes (and state income tax purposes, if applicable) prior thereto and the costs and expenses relating to the consummation by TideMark and TideMark Bank of the Transaction and the other transactions contemplated hereby. Any such accruals, reserves and charge-offs shall not be deemed to cause any representation and warranty of TideMark and TideMark Bank to be untrue or inaccurate as of the Effective Time of the Holding Company Merger.

          At the same time that the accruals referred to in the two immediately preceding sentences are established, TideMark and TideMark Bank will convey any OREO properties that are titled in its name to a TideMark subsidiary to be identified by Crestar. Such subsidiary will be merged into a Crestar or Crestar Bank subsidiary at the time of the Bank Merger.

          4.9. Crestar Rights Agreement. Crestar agrees that any rights issued pursuant to the Rights Agreement adopted by it in 1989 shall be issued with respect to each share of Crestar Common Stock issued pursuant to the terms hereof and the Holding Company Plan of Merger, regardless whether there has occurred a Distribution Date under the terms of such Rights Agreement prior to the occurrence of the Effective Time of the Holding Company Merger.

          4.10. Agreement as to Efforts to Consummate. Subject to action taken by the Board of Directors of TideMark pursuant to or as a result of the exception clause to the first sentence of Section 4.4 hereof and to the other terms and conditions of this Agreement, each of Crestar and TideMark agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using reasonable effort to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated herein. Each of Crestar and TideMark shall use its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          4.11. Adverse Changes in Condition. Crestar and TideMark each agrees to give written notice promptly to the other concerning any event or circumstance which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained herein. Each of Crestar and TideMark shall use its best efforts to prevent or promptly to remedy the same.

          4.12. NYSE Listing. If the shares of Crestar Common Stock to be issued in the Holding Company Merger are not repurchased on the open market, Crestar will file with the New York Stock Exchange a Supplemental Listing Application for the shares of Crestar Common Stock to be issued in the Holding Company Merger and have such shares approved for listing on the New York Stock Exchange prior to the Effective Time of the Merger.

          4.13. Updating of Schedules. TideMark shall notify Crestar, and Crestar shall notify TideMark, of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of same and at the Closing Date by delivery of updates of all Schedules, including future quarterly and annual TideMark Financial Statements. No notification made pursuant to this Section 4.13 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule unless Crestar or TideMark, as the case may be, specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by TideMark or TideMark Bank on the one hand, or Crestar or Crestar Bank on the other hand of any condition set forth in this Agreement.

          4.14. Transactions in Crestar Common Stock. Other than the issuance or acquisition of Crestar Common Stock pursuant to Crestar employee benefit plans, or the purchase or sale of Crestar Common Stock by Crestar Bank in its capacity as trustee under Crestar employee benefit plans or in any other fiduciary capacity in which it is directed to sell or purchase Crestar Common Stock, none of Crestar, Crestar Bank, TideMark or TideMark Bank will, directly or indirectly, purchase, publicly sell or publicly acquire any shares of Crestar Common Stock during the 10 trading days ending on the 10th day prior to the Effective Time of the Holding Company Merger.


                                 ARTICLE V
                            Conditions of Merger

          5.1. Conditions of Obligations of Crestar and Crestar Bank. The obligations of Crestar and Crestar Bank to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions unless waived by Crestar and Crestar Bank.

                (a) Representations and Warranties; Performance of Obligations. The representations and warranties of TideMark and TideMark Bank set forth in Section 3.l hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger as though made on and as of the Effective Time of the Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); TideMark and TideMark Bank shall have in all material respects performed all obligations required to be performed by them and satisfied all conditions required to be satisfied by them under this Agreement prior to the Effective Time of the Merger; and Crestar and Crestar Bank shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of TideMark and TideMark Bank, which may be to their best knowledge after due inquiry, to such effects.

                (b) Authorization of Transaction. All action necessary to authorize the execution, delivery and performance of this Agreement by TideMark and TideMark Bank and the consummation of the transactions contemplated herein (including the shareholder action referred to in Section 4.2) shall have been duly and validly taken by the Boards of Directors of TideMark and TideMark Bank and by the shareholders of TideMark and TideMark Bank, and TideMark and TideMark Bank shall have full power and right to merge into Crestar and Crestar Bank, respectively, on the terms provided herein.

                (c) Opinion of Counsel. Crestar and Crestar Bank shall have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to TideMark and TideMark Bank, dated the Closing Date and satisfactory in form and substance to counsel to Crestar and Crestar Bank, in the form attached hereto as Exhibit C.

                (d) The Registration Statement. The Registration Statement shall be effective under the 1933 Act and Crestar shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the Crestar Common Stock in connection with the Holding Company Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority.

                (e) Tax Opinion. Crestar and Crestar Bank shall have received, in form and substance satisfactory to them, an opinion of Hunton & Williams to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Merger will qualify as a "reorganization" under Section 368(a) of the Code, and no taxable gain will be recognized by Crestar, Crestar Bank, TideMark or TideMark Bank (i) in the Holding Company Merger
          (a) upon the transfer of TideMark's assets to Crestar in exchange for Crestar Common Stock, cash and the assumption of TideMark's liabilities or (b) upon the distribution of such Crestar Common Stock and cash to TideMark shareholders or (ii) in the Bank Merger, (a) upon the transfer of TideMark Bank's assets to Crestar Bank in exchange for the assumption of TideMark Bank's liabilities and in constructive exchange for Crestar Bank common stock (but TideMark Bank or Crestar Bank may be required to include certain amounts in income as a result of the termination of any bad-debt reserve maintained by TideMark Bank for federal income tax purposes and other possible required changes in tax accounting methods) or (b) upon the constructive distribution of such Crestar Bank common stock to Crestar.

                (f) Regulatory Approvals. All required approvals from federal and state regulatory authorities having jurisdiction to permit Crestar and Crestar Bank to consummate the Transaction and to issue Crestar Common Stock to TideMark shareholders shall have been received and shall have contained no conditions deemed in good faith to be materially disadvantageous by Crestar, including such approval necessary to consummate the Bank Merger in an "Oakar" transaction as described in Section 1.1 hereof.

                (g) Affiliate Letters. Within 60 days of the date hereof, each shareholder of TideMark who is a TideMark Affiliate shall have executed and delivered a commitment and undertaking in the form of Exhibit E to the effect that (1) such shareholder will dispose of the shares of Crestar Stock received by him in connection with the Holding Company Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (2) such shareholder will not dispose of any of such shares until Crestar has received, at its expense, an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of paragraph (d) of Rule 145 and any applicable securities laws which opinion shall be rendered promptly following counsel's receipt of such shareholder's written notice of its intent to sell shares of Crestar Common Stock; and (3) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

                (h) Title Matters. Crestar shall have received evidence reasonably satisfactory to it as to the accuracy of the representations made by TideMark and TideMark Bank with respect to branch real estate in Section 3.1(i).

                (i) NYSE Listing. If the shares of Crestar Common Stock to be issued in the Holding Company Merger are not repurchased on the open market, such shares to be issued in the Merger shall have been approved for listing, upon notice of issuance, on the New York Stock Exchange.

                (j) Acceptance by Crestar and Crestar Bank Counsel. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to counsel for Crestar and Crestar Bank.

          5.2. Conditions of Obligations of TideMark and TideMark Bank. The obligations of TideMark and TideMark Bank to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions unless waived by TideMark and TideMark Bank:

                (a) Representations and Warranties; Performance of Obligations. The representations and warranties of Crestar and Crestar Bank set forth in Section 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Merger as though made on and as of the Effective Time of the Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); Crestar and Crestar Bank shall have in all material respects performed all obligations required to be performed by them and satisfied all conditions required to be satisfied by them under this Agreement prior to the Effective Time of the Holding Company Merger; and TideMark and TideMark Bank shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of Crestar and Crestar Bank, which may be to their best knowledge after due inquiry, to such effects.

                (b) Authorization of Transaction. All action necessary to authorize the execution, delivery and performance of this Agreement by Crestar and Crestar Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of Crestar and Crestar Bank and the shareholders of TideMark and the sole shareholder of TideMark Bank, and Crestar and Crestar Bank shall have full power and right to merge with TideMark and TideMark Bank, respectively, on the terms provided herein.

                (c) Opinion of Counsel. TideMark and TideMark Bank shall have received an opinion of Hunton & Williams, counsel to Crestar and Crestar Bank, dated the Closing Date and satisfactory in form and substance to counsel to TideMark and TideMark Bank, in the form attached hereto as Exhibit D.

                (d) The Registration Statement. The Registration Statement shall be effective under the 1933 Act and Crestar shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the Crestar Common Stock in connection with the Holding Company Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority.

                (e) Regulatory Approvals. All required approvals from federal and state regulatory authorities having jurisdiction to permit TideMark and TideMark Bank to consummate the Transaction and to permit Crestar to issue Crestar Common Stock to TideMark shareholders shall have been received, including such approval necessary to consummate the Bank Merger in an "Oakar" transaction as described in Section 1.1 hereof.

                (f) Tax Opinion. Crestar, Crestar Bank, TideMark and TideMark Bank shall have received, in form and substance reasonably satisfactory to them, an opinion of Hunton & Williams to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Merger will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by Crestar, Crestar Bank, TideMark or TideMark Bank (i) in the Holding Company Merger (a) upon the transfer of TideMark's assets to Crestar in exchange for Crestar Common Stock, cash and the assumption of TideMark's liabilities or (b) upon the distribution of such Crestar Common Stock and cash to TideMark shareholders or (ii) in the Bank Merger, (a) upon the transfer of TideMark Bank's assets to Crestar Bank in exchange for the assumption of TideMark Bank's liabilities and in constructive exchange for Crestar Bank stock (but TideMark Bank or Crestar Bank may be required to include certain amounts in income as a result of the termination of any bad-debt reserve maintained by TideMark Bank for federal income tax purposes and other possible required changes in tax accounting methods) or (b) upon the constructive distribution of such Crestar Bank stock to Crestar; no taxable gain will be recognized by a TideMark shareholder on the exchange by such shareholder of shares of TideMark Common Stock solely for shares of Crestar Common Stock (including any fractional share interest) in the Holding Company Merger; a TideMark shareholder who receives cash and shares of Crestar Common Stock (including any fractional share interest) for shares of TideMark Common Stock in the Holding Company Merger pursuant to the cash election will recognize any gain realized (including any gain treated as a dividend) up to the amount of cash received (excluding cash in lieu of a fractional share of Crestar Common Stock), but will not recognize any loss; a TideMark common shareholder's basis in Crestar Common Stock (including any fractional share interest) received in the Holding Company Merger will be the same as the shareholder's basis in the TideMark Common Stock surrendered in exchange therefor, decreased by the amount of any cash received (excluding cash in lieu of a fractional share of Crestar Common Stock) and increased by the amount of any gain recognized (including any gain treated as a dividend) by the shareholder; the holding period of such Crestar Common Stock (including any fractional share interest) for a TideMark shareholder will include the holding period of the TideMark Common Stock surrendered in exchange therefor, if such TideMark Common Stock is held as a capital asset by the shareholder at the Effective Time of the Holding Company Merger; and a TideMark common shareholder who receives cash in lieu of a fractional share of Crestar Common Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest.

                (g) NYSE Listing. If the shares of Crestar Common Stock to be issued in the Holding Company Merger are not repurchased on the open market, such shares to be issued in the Holding Company Merger shall have been approved for listing, upon notice of issuance, on the New York Stock Exchange.

                (h) Fairness Opinion. The opinion of Scott & Stringfellow, Inc., dated the date hereof, to the effect that the consideration to be received by the shareholders of TideMark as a result of the Holding Company Merger is fair to the shareholders of TideMark from a financial point of view, and shall not have been withdrawn prior to the mailing of the Proxy Statement for the meeting of shareholders of TideMark referred to in Section
          4.2 hereof.

                (i) Acceptance by TideMark's Counsel. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be acceptable to counsel for TideMark.


                                 ARTICLE VI
                        Closing Date; Effective Time

          6.1. Closing Date. Unless another date or place is agreed to in writing by the parties, the closing of the transactions contemplated in this Agreement shall take place at the offices of Crestar, 919 East Main Street, Richmond, Virginia, at 10:00 o'clock A.M., local time, on such date as Crestar shall designate to TideMark at least 10 days prior to the designated Closing Date and as reasonably acceptable to TideMark; provided, that the date so designated shall not be earlier than 30 days after Federal Reserve Board approval, and shall not be later than 60 days after such approval and, in no event, shall be later than June 30, 1995 (the "Closing Date"). The parties agree to use their best efforts to make the Merger effective on or before March 31, 1995.

          6.2.  Filings at Closing.  Subject to the provisions of
Article V, at the Closing Date, Crestar shall cause Articles of Merger relating to the Holding Company Plan of Merger to be filed in accordance with the VSCA and Articles of Merger to be filed relating to the Bank Plan of Merger in accordance with the VSCA, the rules and regulations of the OTS and the SCC, and each of Crestar and TideMark shall take any and all lawful actions to cause the Holding Company Merger and the Bank Merger to become effective.

          6.3. Effective Time. Subject to the terms and conditions set forth herein, including receipt of all required regulatory approvals, the Holding Company Merger shall become effective at the time Articles of Merger filed with the SCC are made effective (the "Effective Time of the Holding Company Merger") and the Bank Merger shall become effective at the time the Articles of Merger filed with the SCC are made effective.


                                ARTICLE VII
                 Termination; Survival of Representations,
               Warranties and Covenants; Waiver and Amendment

          7.1. Termination. This Agreement shall be terminated, and the Transaction abandoned, if the shareholders of TideMark shall not have given the approval required by Section 4.2. Notwithstanding such approval by such shareholders, this Agreement may be terminated at any time prior to the Effective Time of the Holding Company Merger, by:

                (a) The mutual consent of Crestar, Crestar Bank, TideMark and TideMark Bank, as expressed by their respective Boards of Directors;

                (b) Either Crestar or Crestar Bank on the one hand or TideMark or TideMark Bank on the other hand, as expressed by their respective Boards of Directors, if the Holding Company Merger has not occurred by June 30, 1995, provided that the failure of the Holding Company Merger to so occur shall not be due to a willful breach of any representation, warranty, covenant or agreement by the party seeking to terminate this Agreement;

                (c) By Crestar and Crestar Bank in writing authorized by its respective Board of Directors if TideMark or TideMark Bank has, or by TideMark or TideMark Bank in writing authorized by their respective Boards of Directors, if Crestar or Crestar Bank has, in any material respect, breached (i) any covenant or agreement contained herein, or (ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date unless such breach by TideMark or TideMark Bank is due to the failure or inability of Crestar Securities Corporation to consummate the Commitment in a timely fashion to permit consummation of the Bay Agreement by TideMark Bank pursuant to the terms and conditions thereof; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty which is not cured within 30 days of written notice thereof contained herein notwithstanding any qualification therein relating to the knowledge of the other party;

                (d) Either Crestar or Crestar Bank on the one hand or TideMark or TideMark Bank on the other hand, as expressed by their respective Boards of Directors, in the event that any of the conditions precedent to the obligations of such parties to consummate the Transaction have not been satisfied or fulfilled or waived by the party entitled to so waive on or before the Closing Date, provided that no party shall be entitled to terminate this Agreement pursuant to this subparagraph (d) if the condition precedent or conditions precedent which provide the basis for termination can reasonably be and are satisfied within a reasonable period of time, in which case, the Closing Date shall be appropriately postponed;

                (e) Crestar and Crestar Bank, if the Boards of Directors of Crestar and Crestar Bank shall have determined in their sole discretion, exercised in good faith, that the Transaction, has become inadvisable or impracticable by reason of (A) the issuance of any order, decree or advisory letter of regulatory authority containing conditions or requirements reasonably deemed objectionable to Crestar, (B) the threat or the institution of any litigation, proceeding or investigation (including under federal antitrust laws) to restrain or prohibit the consummation of the Transaction or to obtain other relief in connection with this Agreement or (C) public commencement of a competing offer for TideMark Common Stock which is significantly better than Crestar's offer, and which Crestar certifies to TideMark, in writing, it is unwilling to meet;

                (f) TideMark and TideMark Bank, if the Boards of Directors of TideMark and TideMark Bank shall have determined in their sole discretion, exercised in good faith, that the Transaction has become inadvisable or impracticable by reason of (A) the issuance of any order, decree or advisory letter of regulatory authority containing conditions or requirements reasonably deemed objectionable to TideMark, (B) the threat or the institution of any litigation, proceeding or investigation (including under federal antitrust laws) to restrain or prohibit the consummation of the Transaction or to obtain other relief in connection with this Agreement, or (C) commencement of a competing offer for TideMark Common Stock which is significantly better than Crestar's offer, and which Crestar has certified to TideMark, in writing, it is unwilling to meet;

                (g) Crestar, Crestar Bank, TideMark or TideMark Bank, if the Federal Reserve Board, the OTS, the FDIC or the SCC deny approval of the Transaction and the time period for all appeals or requests for reconsideration has run;

                (h) Crestar if, following Crestar's pre-merger review, such pre-merger review reveals that there has been a material adverse change in the asset quality of TideMark's loan portfolio which would result in a reduction of TideMark's stockholders' equity by 10% or more from that shown by the TideMark Financial Statements as of June 30, 1994. For purposes of this paragraph
          (h), the term "material adverse change" shall not include the following: (i) changes in the value of TideMark's consolidated assets and liabilities resulting from movements in general market interest rates, (ii) changes in laws, rules and regulations and accounting principles, (iii) adjustments determined by Crestar resulting from Crestar's due diligence review of TideMark's books and records through July 31, 1994, as disclosed in Schedule N attached hereto, (iv) changes in the capital structure of TideMark due to the issuance of securities to accomplish the transaction contemplated by the Bay Agreement, and (v) any other matters mutually agreed by the parties contained in this Agreement;

                (i) TideMark if there has been a material adverse change in the business operations or consolidated financial condition of Crestar from that shown by the Crestar Financial Statements as of June 30, 1994. For purposes of this paragraph (i), the term "material adverse change" shall not include the following: (i) changes resulting from movements in general market interest rates, (ii) changes in laws, rules and regulations and accounting principles, and (iii) any other matters mutually agreed by the parties contained in this Agreement.

          7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement and the Transaction pursuant to Section 7.1, this Agreement, other than the provisions of Sections 4.1 (last three sentences) and 9.1, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, provided that nothing contained in this Section 7.2 shall relieve any party from liability for any willful breach of this Agreement.

          7.3. Survival of Representations, Warranties and Covenants. The respective representations and warranties, obligations, covenants and agreements (except for those contained in Sections 1.2, 1.3, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 4.1 (second sentence), 8.1, 8.2, 8.3, 8.4, 8.5 and 9.1, which shall survive the effectiveness of the Transaction) of Crestar, Crestar Bank, TideMark and TideMark Bank contained herein shall expire with, and be terminated and extinguished by, the effectiveness of the Transaction and shall not survive the Effective Time of the Holding Company Merger.

          7.4. Waiver and Amendment. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented by written instructions duly executed by all parties hereto at any time, whether before or after the meeting of TideMark shareholders referred to in Section 4.2 hereof, excepting statutory requirements and requisite approvals of shareholders and regulatory authorities, provided that any such amendment or waiver executed after shareholders of TideMark have approved this Agreement and the Holding Company Plan of Merger shall not modify either the amount or form of the consideration to be received by such shareholders for their shares of TideMark Common Stock or TideMark Series A or otherwise materially adversely affect such shareholders without their approval.


                                ARTICLE VIII
                            Additional Covenants

          8.1. Indemnification of TideMark Officers and Directors; Liability Insurance. After the Effective Time of the Holding Company Merger, Crestar acknowledges its obligation to provide, and agrees to provide, indemnification to the directors, employees and officers of TideMark and TideMark Bank and the subsidiaries thereof for events occurring prior to or subsequent to the Effective Time of the Holding Company Merger as if they had been directors, employees or officers of Crestar prior to the Effective Time of the Holding Company Merger, to the extent permitted under the VSCA and the Articles of Incorporation and Bylaws of Crestar as in effect as of the date of this Agreement. Such indemnification shall continue for six years after the Effective Time of the Holding Company Merger, provided that any right to indemnification in respect of any claim asserted or made within such six year period shall continue until final disposition of such claim. Crestar will provide officers and directors liability insurance coverage to all TideMark and TideMark Bank and subsidiaries thereof directors and officers, whether or not they become part of the Crestar organization after the Effective Time of the Holding Company Merger, to the same extent it is provided to Crestar's officers and directors, provided that coverage will not extend to acts as to which notice has been given prior to the Effective Time of the Holding Company Merger. The right to indemnification and insurance provided in this Section 8.1 is intended to be for the benefit of directors, employees and officers of TideMark and TideMark Bank and the subsidiaries thereof and as such may be personally enforced by them at law or in equity.

          8.2. Employee Matters. (a) TideMark Bank Senior Management Group. Each member of TideMark Bank's senior management who might be displaced as a result of the Holding Company Merger or Bank Merger will be interviewed by his/her Crestar Bank counterpart with the goal of determining if there are mutually beneficial employment opportunities available within Crestar Bank or another subsidiary of Crestar.

          (b) Gentry, Springer, Meade, Lawson Agreements. Crestar will honor the terms of the employment agreements with Gordon L. Gentry, Jr., Robert Springer, John Meade and Pamela Lawson described on Schedule E.

          (c) Other Employees. Crestar Bank will undertake to continue employment of those retail branch personnel who meet Crestar's employment qualification requirements and needs, either at existing TideMark or TideMark Bank offices or at Crestar offices. TideMark non-branch personnel displaced as a result of the Holding Company Merger will be interviewed prior to the Effective Time of the Holding Company Merger for open positions within Crestar Bank or a subsidiary of Crestar. Crestar or Crestar Bank will pay a severance benefit to each person, other than those persons who have employment agreements described in subsection 8.2(b) with TideMark or TideMark Bank, who is an employee of TideMark or TideMark Bank at the Effective Time of the Holding Company Merger and who (x) is not offered a comparable position with Crestar Bank or a subsidiary of Crestar (the acceptance of a position with Crestar Bank or a subsidiary of Crestar shall establish that such position was comparable) or (y) is terminated without cause within six months after the Effective Time of the Holding Company Merger. The amount of such severance benefit will equal one week of such employee's base pay (as in effect immediately before the Effective Time of the Holding Company Merger) for each full year of service with TideMark or TideMark Bank up to 20 years and two weeks of such base pay for each full year of service with TideMark or TideMark Bank over 20 years; provided, however, that the severance benefit shall not be less than six weeks of base pay. Each person who is a TideMark or TideMark Bank employee at the Effective Time of the Holding Company Merger shall be paid promptly after the Effective Time of the Holding Company Merger for all accrued but unused vacation time through the end of the last full month prior to the Effective Time of the Holding Company Merger. TideMark and TideMark Bank shall take such actions as are necessary to terminate its or their severance pay policies or plans effective prior to the Effective Time of the Merger. Out-placement counseling will be available through the Virginia Employment Commission for any TideMark or TideMark Bank employees who are entitled to severance benefits from Crestar under this
Section 8.2(c) or under a written severance agreement that is identified on Schedule E.

          8.3. Employee Benefit Matters. (a) Transferred Employees. All employees of TideMark or TideMark Bank immediately prior to the Effective Time of the Merger who are employed by Crestar, Crestar Bank or another Crestar subsidiary immediately following the Effective Time of the Merger ("Transferred Employees") will be covered by Crestar's employee benefit plans as to which they are eligible based on their length of service, compensation, job classification, and position, including, where applicable, any incentive compensation plan. Notwithstanding the foregoing, Crestar may determine to continue any of the TideMark or TideMark Bank benefit plans for Transferred Employees in lieu of offering participation in Crestar's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the TideMark or TideMark Bank benefit plans, or to merge any such benefit plans with Crestar's benefit plans. Except as specifically provided in this Section
8.3 and as otherwise prohibited by law, Transferred Employees' service with TideMark or TideMark Bank which is recognized by the applicable benefit plan of TideMark or TideMark Bank at the Effective Time of the Holding Company Merger shall be recognized as service with Crestar for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the corresponding Crestar benefit plan, if any, subject to applicable break-in-service rules.

                (b) Health Plans. Crestar agrees that any pre-existing condition, limitation or exclusion in its health plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by TideMark or TideMark Bank on the date of the Holding Company Merger and who then change that coverage to Crestar's medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll in Crestar's health plans.

                (c) TideMark 401(k) Profit Sharing Plan. Crestar agrees that immediately following the Merger, all participants who then have accounts in the 401(k) profit sharing plan maintained by TideMark or TideMark Bank (the "401(k) Plan") shall be fully vested in their account balances. Crestar, at its election, may continue the 401(k) Plan for the benefit of Transferred Employees (as such plan may be amended as of the Effective Time of the Holding Company Merger to provide current contributions and eligibility provisions identical to those under the Crestar Employees' Thrift and Profit Sharing Plan (the "Thrift Plan")), may merge the 401(k) Plan into the Thrift Plan or any other defined contribution plan maintained by Crestar, or may cease additional benefit accruals under and contributions to the 401(k) Plan and continue to hold the assets of such Plan until they are distributable in accordance with its terms. In the event of a merger of the 401(k) Plan into the Thrift Plan or a cessation of accruals and contributions under the 401(k) Plan, the Thrift Plan will recognize for purposes of eligibility to participate, early retirement, and eligibility for vesting, all Transferred Employees' service which is recognized under the 401(k) Plan, subject to applicable break-in-service rules. TideMark and TideMark Bank agree to cooperate with Crestar in implementing any decision under this subsection (c) with respect to the 401(k) Plan. TideMark and TideMark Bank agree that by December 31, 1994, but in all events prior to the Effective Time of the Holding Company Merger, they will file an application with the Internal Revenue Service requesting a new favorable determination letter for the 401(k) Plan.

                (d) Crestar Retirement Plan. The Retirement Plan for Employees of Crestar Financial Corporation and Affiliated Corporations ("Crestar's Retirement Plan") will recognize for purposes of eligibility to participate, vesting and eligibility for early retirement, but not for benefit accrual purposes (except as provided in this Section 8.3(d)), all Transferred Employees' service which is recognized under the Employees' Retirement Plan of Newport News Savings Bank (the "TideMark Pension Plan"), subject to applicable break-in-service rules. TideMark and TideMark Bank agree that by December 31, 1994, but in all events prior to the Effective Time of the Holding Company Merger, they will file an application with the Internal Revenue Service requesting a new favorable determination letter for the TideMark Pension Plan. Crestar, at its option, may continue the TideMark Pension Plan as a frozen plan or may terminate the TideMark Pension Plan and pay out or annuitize benefits, or may merge the TideMark Pension Plan into Crestar's Retirement Plan. If the TideMark Pension Plan is merged into Crestar's Retirement Plan, each Transferred Employee who becomes a participant in Crestar's Retirement Plan will receive a pension benefit, as calculated by the actuaries for Crestar's Retirement Plan, as the greater of (x) such Transferred Employee's vested accrued benefit under the TideMark Pension Plan with retirement options, actuarial equivalent and early retirement factors protected as required by law, or (y) his vested accrued benefit under Crestar's Retirement Plan using service recognized under the TideMark Pension Plan (subject to applicable break-in service rules) and service recognized with Crestar or a Crestar affiliate on and after the Effective Time of the Holding Company Merger (subject to applicable break-in-service rules). If the TideMark Pension Plan is not merged into Crestar's Retirement Plan, any pension benefit payable to a Transferred Employee from Crestar's Retirement Plan shall be the difference between (x) his pension benefit under Crestar's Retirement Plan using Service recognized under the TideMark Pension Plan (subject to applicable break-in-service rules) and service recognized with Crestar or a Crestar affiliate on and after the Effective Time of the Holding Company Merger (subject to applicable break-in-service rules) and (y) such Employee's pension benefit determined under the TideMark Pension Plan.

          8.4. Crestar Bank/Peninsula Local Advisory Board of Directors. Crestar Bank will offer two to three members of the TideMark or TideMark Bank board of directors a position on Crestar Bank's Peninsula advisory board. Members who agree to serve on the Peninsula advisory board will be paid on the usual terms and conditions that Crestar Bank pays members of its other, similar, advisory boards. Crestar Bank, TideMark and TideMark Bank will cooperate in identifying the members of the advisory board.

          8.5. Stock Options. Each holder of outstanding TideMark Options shall elect, by giving notice to TideMark prior to the Closing Date, either to (a) allow the TideMark Options to terminate at the Effective Time of the Holding Company Merger and promptly following the Effective Time of the Holding Company Merger receive a cash payment (subject to all applicable withholding taxes) equal to the excess of (i) the aggregate Price Per Share of the TideMark Common Stock represented by his TideMark Options less (ii) the aggregate exercise price of such TideMark Options, (b) exercise the TideMark Options for TideMark Common Stock prior to the Closing Date and convert such Common Stock into Crestar Common Stock or elect to receive cash as provided in Section 2.1(c) hereof, or (c) have the TideMark Options converted into options to purchase Crestar Common Stock as set forth in
Section 2.2(e) hereof. Crestar (on behalf of the Surviving Bank) agrees to make any cash payment required under this Section promptly following consummation of the Holding Company Merger. TideMark agrees not to amend any option agreement to extend the three month period following termination of employment during which TideMark Options may be exercised.


                                 ARTICLE IX
                               Miscellaneous

          9.1. Expenses. Each party hereto shall bear and pay the costs and expenses incurred by it relating to the transactions contemplated hereby.

          9.2. Entire Agreement. This Agreement contains the entire agreement among Crestar, Crestar Bank, TideMark and TideMark Bank with respect to the Transaction and the related transactions and supersedes all prior agreements (including the Letter Agreement), arrangements or understandings with respect thereto.

          9.3. Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

          9.4. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                If to Crestar or Crestar Bank:

                     Crestar Financial Corporation
                     P. O. Box 26665
                     919 East Main Street
                     Richmond, Virginia 23261-6665
                     Attention:  John C. Clark III
                                 Corporate Senior Vice President,
                                   Secretary and General Counsel

                Copy to:

                     Lathan M. Ewers, Jr.
                     Hunton & Williams
                     951 East Byrd Street
                     Richmond, Virginia  23219

                If to TideMark or TideMark Bank:

                     TideMark Bancorp Inc.
                     301 Hiden Boulevard
                     Newport News, Virginia  23606
                     Attention:  Gordon L. Gentry, Jr.
                                 Chairman of the Board

                Copy to:

                     Raymond A. Tiernan
                     Philip Ross Bevan
                     Elias, Matz, Tiernan & Herrick L.L.P.
                     12th Floor, The Walker Building
                     734 15th Street, N.W.
                     Washington, D.C.  20005

          9.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          9.6. Governing Law. Except as may otherwise be required by the laws of the United States, this Agreement shall be governed by and construed in accordance with the laws of Virginia.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                               CRESTAR FINANCIAL CORPORATION



                               By /s/C. Garland Hagen
                                   Name:  C. Garland Hagen
                                   Title:  Corporate Executive
                                           Vice President

                               CRESTAR BANK



                               By /s/C. Garland Hagen
                                   Name:  C. Garland Hagen
                                   Title:  Corporate Executive
                                           Vice President

                               TIDEMARK BANCORP, INC.



                               By /s/Gordon L. Gentry, Jr.
                                   Name:  Gordon L. Gentry, Jr.
                                   Title:  Chairman

                               TIDEMARK BANK



                               By /s/Gordon L. Gentry, Jr.
                                   Name:  Gordon L. Gentry, Jr.
                                   Title:  Chairman


          /s/James S.G. Davenport            /s/Anthony R. Santoro

          /s/Robert L. Freeman, Jr.          /s/Robert N. Springer

          /s/John R. Lawson, II              /s/Gary A. Suttle

          /s/Nelson L. St. Clair, Jr.        /s/Lindsay B. Trittipoe

                                             /s/Alan S. Witt

All of the Directors of TideMark affix their signatures hereto for the purpose of agreeing to vote all their shares of TideMark Common Stock beneficially owned by them and with respect to which they have power to vote in favor of the Merger and, subject to their fiduciary duties, to cause the Merger to be recommended by the Board of Directors of TideMark to the shareholders of TideMark in the proxy statement sent to shareholders in connection with such shareholders' meeting.

                                                    Exhibit A

                               PLAN OF MERGER

                                     OF

                           TIDEMARK BANCORP, INC.

                                    INTO

                       CRESTAR FINANCIAL CORPORATION

     Section 1.  Merger.   TideMark BanCorp,  Inc. ("TideMark") shall, upon

the  time  that  Articles  of  Merger  are  made  effective  by  the  State

Corporation Commission  of  Virginia (the  "Effective Time  of the  Holding

Company  Merger"), be  merged (the  "Holding Company Merger")  into Crestar

Financial   Corporation  ("Crestar"),   which  shall   be  the   "Surviving

Corporation".



     Section 2.  Conversion of Stock.  At the Effective Time of the Holding

Company Merger:



          (i)    Each share of Crestar  Financial Corporation Common  Stock outstanding immediately  prior  to the  Effective Time  of the  Merger shall  continue unchanged as an  outstanding share of  Common Stock of the Surviving Corporation.



          (ii)   Subject to Section 4, each  share of TideMark Common Stock which  is issued  and outstanding immediately  prior to  the Effective

     Time of the  Holding Company Merger (other than shares  held of record by Crestar,  shares to be  exchanged for cash  and shares as  to which dissenter's  rights are being exercised) and which, under the terms of

     Section 3, is  to be  converted into  Crestar Common  Stock, shall  be converted into the number of shares of Crestar Common Stock determined by  dividing $5.50 per share of TideMark  Common Stock (the "Price Per

     Share")  by the  average  closing price  of  Crestar Common  Stock  as reported on the  New York Stock  Exchange for each  of the 10  trading days ending on  the 10th day prior to the day of the Effective Time of the  Holding Company Merger (the "Average Closing Price").  The result of the  quotient determined  by dividing  the Price Per  Share by  the

     Average Closing Price  and rounded to the nearest  thousandths decimal point is hereinafter called the "Exchange Ratio".



          (iii)  Subject to Section 4, each  share of TideMark Common Stock outstanding immediately  prior to the  Effective Time  of the  Holding

     Company Merger which, under the terms of Section 3, is to be converted into the right to receive  cash, shall be converted into the  right to receive  the  Price  Per Share  in  cash  (subject  to all  applicable withholding taxes).



          (iv)   Each  share of  TideMark  Non-Cumulative Preferred  Stock,

     Series A ("Series A") other than shares held directly by Crestar shall be  converted  into  the number  of  shares  of  Crestar Common  Stock determined by dividing  $10 per  share by the  Average Closing  Price,

     rounded  to  the nearest  thousandths  decimal  point (the  "Preferred

     Exchange Ratio").



          (v)    At  the  Effective Time  of  the  Holding Company  Merger,

     TideMark's transfer books shall  be closed and no further  transfer of

     TideMark Common Stock or Series A shall be permitted.







          (vi)   Each holder  of outstanding  options to acquire  shares of

     TideMark  Common Stock  ("TideMark  Options") shall  elect, by  giving notice to TideMark prior to the  Closing Date, either to (a) allow the

     TideMark Options to  terminate at  the Effective Time  of the  Holding

     Company  Merger  and  promptly  following the  Effective  Time  of the

     Holding  Company  Merger  receive  a  cash  payment  (subject  to  all applicable withholding taxes) equal to the excess of (i) the aggregate

     Price  Per Share  of  the TideMark  Common  Stock represented  by  his

     TideMark  Options  less (ii)  the  aggregate  exercise price  of  such

     TideMark  Options,  (b) exercise  the  TideMark  Options for  TideMark

     Common Stock prior to  the Closing Date and convert such  Common Stock into Crestar  Common Stock  or elect to  receive cash  as provided  in

     Section 2.(iii)  hereof, or  (c) have  the TideMark Options  converted into  options to purchase  Crestar Common  Stock as  set forth  in the

     Agreement and Plan of Reorganization.



     Section 3.  Manner  of   Conversion.     The  manner  in   which  each

outstanding  share of TideMark Common Stock shall be converted into Crestar

Common Stock or cash, as specified in Section 2 hereof, after the Effective

Time of the Holding Company Merger, shall be as follows:



          (i)    All  shares for which cash  elections shall have been made and  for which certificates  representing such shares  shall have been delivered  to TideMark  subject  to the  terms  of the  Agreement  (as

     hereinafter  defined)  at  or   prior  to  the  meeting   of  TideMark

     shareholders  at which the Holding Company Merger is considered, shall be converted  into the right to  receive the Price Per  Share in cash.







     If the Holding Company Merger is approved by TideMark's  shareholders,

     a shareholder's election to  receive the Price Per Share in cash shall

     be  irrevocable.   Pursuant to  the terms  of the  Agreement, TideMark

     shall retain certificates for shares submitted for cash purchase until either (i) termination of the Agreement (as hereinafter defined), upon which TideMark shall return  such certificates, or (ii) the  Effective

     Time of the Holding Company Merger, when Crestar Bank (which shall act as exchange agent) shall  exchange such certificates for cash,  at the

     Price Per Share,  subject to Section  4.  Certificates  for shares  of

     TideMark  Common  Stock  shall  be  submitted  in  exchange  for  cash accompanied  by a Letter of  Transmittal (to be  promptly furnished by

     Crestar Bank, as exchange agent, to TideMark shareholders of record as

     of  the  Effective Time  of the  Holding  Company Merger).    Until so

     surrendered, each outstanding certificate which prior to the Effective

     Time of the Holding  Company Merger represented TideMark Common  Stock shall be  deemed to evidence only  the right to receive  the Price Per

     Share  (less applicable withholding taxes) multiplied by the number of shares evidenced by the certificates, without interest thereon.



          (ii)   Each  share of  TideMark Common  Stock, other  than shares held of  record by Crestar  and shares for  which a cash  election has been made (and are not exchanged for cash because of Section 4), shall be exchanged for  shares of Crestar Common Stock  as determined by the

     Exchange Ratio.



          (iii)  No  fractional shares  of  Crestar Common  Stock shall  be issued, but  instead the value of  fractional shares shall be  paid in cash (subject to all applicable withholding taxes), for which  purpose the Average Closing Price shall be employed.



          (iv)   Certificates  for  shares  of  TideMark  Common Stock  and

     Series  A  shall be  submitted in  exchange  for Crestar  Common Stock and/or cash accompanied  by a  Letter of Transmittal  (to be  promptly furnished by Crestar Bank  to TideMark's shareholders of record  as of

     the  Effective  Time  of  the  Holding  Company  Merger).    Until  so

     surrendered,  each   outstanding  certificate  which,  prior   to  the

     Effective  Time of  the Holding  Company Merger,  represented TideMark

     Common Stock or Series A,  shall be deemed to evidence only  the right to  receive (a) shares  of Crestar Common  Stock as determined  by the

     Exchange Ratio or the Preferred Exchange Ratio, as appropriate, or (b)

     in the case of shares  for which cash elections shall have  been made,

     the Price Per  Share in  cash (subject to  all applicable  withholding

     taxes)  multiplied  by   the  number  of   shares  evidenced  by   the

     certificates,  without  interest.    Until   such  outstanding  shares

     formerly  representing  TideMark  Common  Stock or  Series  A  are  so surrendered,  no  dividend payable  to  holders of  record  of Crestar

     Common Stock  as of any date  subsequent to the Effective  Time of the

     Merger shall be paid to the holder of such outstanding certificates in respect  thereof.  Upon such  surrender, dividends accrued or declared on Crestar Common  Stock shall be paid in  accordance with Section 2.2 of the  Agreement and Plan  of Reorganization (the  "Agreement") among

     Crestar, Crestar Bank, TideMark and TideMark Bank.



     Section 4.  Proration of  Shares Purchased with  Cash.  The  number of shares of TideMark Common Stock to be exchanged for cash  cannot exceed 40%

of the outstanding shares of TideMark Common Stock immediately prior to the

Effective Time of the Holding Company Merger.  If the number of shares that shareholders of TideMark elect  to exchange for cash, when  aggregated with

Dissenting  Shares  (as  defined  below), exceed  this  percentage  of such

TideMark  Common Stock,  Crestar  shall purchase  all  shares submitted  by holders of 100 or fewer shares (if such holder has submitted all his shares for cash exchange) and then purchase  shares submitted by other holders pro rata  so  as  to  require  Crestar  to  pay  cash  (including payments  for

Dissenting Shares)  for no more than  40% of the shares  of TideMark Common

Stock.  A  shareholder submitting shares  for cash  purchase, all of  whose shares are not exchanged  for cash because  of the proration provisions  of this  Section  4,  shall receive  shares  of  Crestar Common  Stock  at the

Exchange  Ratio for all  shares of TideMark Common  Stock not exchanged for cash.



     Section  5.  Dissenting Shares.  Notwithstanding anything in this Plan of Merger to the contrary, shares of TideMark Common Stock which are issued and  outstanding immediately  prior to  the Effective  Time of  the Holding

Company Merger and  which are held by a  shareholder who has the  right (to the extent such right is available by law) to demand and receive payment of the  fair value of his shares of  TideMark Common Stock pursuant to Section

13.1-730  of the Virginia  Stock Corporation Act  ("VSCA") (the "Dissenting

Shares") shall  be  cancelled,  and  shall  not be  converted  into  or  be exchangeable for the right to receive the consideration provided in Section

2, but the holders  thereof shall be entitled to payment  of the fair value of such shares in accordance with the provisions of Article 15 of the VSCA,

subject  to compliance with the procedures and conditions specified in such

Article  unless and until  such holder shall  fail to perfect  his right to dissent  or shall have  effectively withdrawn or lost  such right under the

VSCA, as the case may  be.  If such holder shall have so  failed to perfect or  shall have  effectively withdrawn  or lost  such right,  his shares  of

TideMark  Common Stock  shall thereupon  be deemed  to have  been converted into, at the  Effective Time of  the Holding Company  Merger, the right  to receive shares of Crestar Common Stock as provided in Section 2.



     Section 6.  Articles  of  Incorporation, Bylaws  and Directors  of the

Surviving Bank.  At the Effective Time of the Holding Company Merger, there shall be no change caused by the Holding Company Merger  in the Articles of

Incorporation (except any change caused by the filing of Articles of Merger relating to the Holding Company Merger), By-laws, or  Board of Directors of the Surviving Corporation.



     Section 7.  Conditions  to  Merger.   Consummation  of  the Merger  is

subject to the following conditions:



          (i)    The approving vote of the  holders of more than two-thirds of the outstanding shares of TideMark Common Stock entitled to vote.



          (ii)   The  approval of the Merger  by the Board  of Governors of the  Federal Reserve System, the Office of Thrift Supervision, and the

     State Corporation Commission of Virginia.



          (iii)  The  satisfaction  of  the  conditions  contained  in  the

     Agreement or  the waiver  of such conditions  by the  party for  whose benefit they were imposed.



     Section 8.  Effect  of the Merger.   The Merger shall  have the effect

provided by Section 13.1-721 of the Code of Virginia.



     Section 9.  Amendment.     Pursuant  to  Section  13.1-718(I)  of  the

Virginia  Stock Corporation Act, the Board of Directors of Crestar reserves the right  to amend this  Plan of Merger  (with TideMark's consent)  at any time  prior  to  issuance  of  the  certificate  of  merger  by  the  State

Corporation  Commission  of  Virginia,  provided, however,  that  any  such amendment made subsequent  to the submission of this Plan  of Merger to the shareholders of TideMark may  not:  (i) alter or change  the amount or kind of shares, securities, cash, property or rights to  be received in exchange for or in conversion of all or any of the shares of TideMark  Common Stock;

(ii) alter or change any of the terms and conditions of this Plan of Merger if such alteration or change would adversely affect the  shares of TideMark

Common  Stock; or  (iii) alter  or change  any term  of the  certificate of incorporation of TideMark (except as provided herein).







                                                                  EXHIBIT B

                               PLAN OF MERGER

                                     OF

                               TIDEMARK BANK

                                    INTO

                                CRESTAR BANK


     Section 1.  TideMark  Bank shall, upon the issuance of certificates of merger  by the State Corporation Commission of Virginia and the Comptroller

of the Currency (the "Effective  Time of the Bank Merger"), be  merged (the

"Bank Merger") into Crestar Bank, which shall be the Surviving Bank.

     Section  2.  Conversion of  Stock.  At the  Effective Time of the Bank

Merger:

          (i)    Each  share  of  Crestar  Bank  Common  Stock  outstanding immediately  prior  to the  Effective Time  of  the Bank  Merger shall continue unchanged as a share of Common Stock of the Surviving Bank.

          (ii)   Each share  of  TideMark  Bank  Common  Stock  outstanding immediately prior to the  Effective Time of  the Bank Merger shall  be cancelled, the transfer books of TideMark Bank shall be closed, and no further transfer of TideMark Bank Common Stock shall be permitted.

     Section 3.   Articles of  Incorporation, Bylaws and  Directors of  the

Surviving Bank.  At  the Effective Time of the Bank Merger,  there shall be no  change caused  by  the Bank  Merger  in the  Articles of  Incorporation

(except  any change caused by the filing  of Articles of Merger relating to the Bank Merger), Bylaws, or Board of Directors of the Surviving Bank.

     Section 4.   Conditions  to  Bank Merger.   Consummation  of the  Bank

Merger is subject to the following conditions:

          (i)    The  approving  vote  of   the  sole  shareholder  of  the

     outstanding shares of TideMark Bank Common Stock entitled to vote.

          (ii)   The approval of  the Bank Merger by  the State Corporation

     Commission  of Virginia, the Board of Governors of the Federal Reserve

     System and the Office of Thrift Supervision.

          (iii)  The  satisfaction  of  the  conditions  contained  in  the

     Agreement  and  the Plan  of  Reorganization  among Crestar  Financial

     Corporation, Crestar Bank, TideMark Bancorp Inc. and Tidemark Bank, or

     the waiver of such conditions by the party for whose benefit they were imposed.

     Section 5.   Effect of the  Bank Merger.   The Bank  Merger, upon  the

Effective  Time  of the  Bank  Merger, shall  have the  effect  provided by

Sections 13.1-721 and 6.1-44 of the Code of Virginia.








                                                                   ANNEX II

                           STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of September 20, 1994 (the "Agreement"), by and between TideMark Bancorp, Inc., a Virginia corporation ("Issuer"), and Crestar Financial Corporation, a Virginia corporation ("Grantee").

     WHEREAS, Grantee and Issuer have entered into a binding letter of agreement dated as of September 20, 1994 (the "Letter Agreement") which Letter Agreement is intended to be merged into a definitive Agreement and Plan of Reorganization (the "Plan"), providing for, among other things, the merger of Issuer into Grantee, with Grantee as the surviving corporation (the "Holding Company Merger") and the subsequent merger of TideMark Bank for Savings FSB into Crestar Bank (together with the Holding Company Merger, the "Transaction"); and

     WHEREAS, as a condition and inducement to Grantee's execution of the Letter Agreement and the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Letter Agreement and to be set forth in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Letter Agreement.

     2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,380,000 shares (adjusted as set forth herein) (the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock ("Issuer Common Stock") of Issuer at a purchase price of $4.25 per Option Share (the "Purchase Price").

     3.   Exercise of Option.

          (a) Provided that Grantee shall not be in material breach of the agreements or covenants contained in this Letter Agreement or, when executed, the Plan, and no preliminary or permanent injunction or other order against delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided, that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Holding Company Merger,
(B) termination of the Letter Agreement or, when executed, the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Letter Agreement or, when executed, the Plan by Grantee due to a breach by Issuer of a covenant or agreement contained in the Letter Agreement or, when executed, the Plan, as the case may be (a "Default Termination")), (C) 12 months after the termination of the Letter Agreement or, when executed, the Plan by Grantee pursuant to a Default Termination (provided, however, that if within 12 months after such a termination of the Letter Agreement or, when executed, the Plan, a Purchase Event or Preliminary Purchase Event shall occur, then notwithstanding anything to the contrary contained herein this option shall terminate 12 months after the first occurrence of such an event), and (D) 12 months after termination of the Letter Agreement or, when executed, the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the "BHC Act").

          (b) As used herein, a "Purchase Event" means any of the following events:

                 (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an, Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its
     subsidiaries   representing  in  either  case  25%   or  more  of  the
     consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                 (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

          (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                 (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the 1934 Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

                 (ii) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the 1933 Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the Bank Merger Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the 1934 Act.

          (d) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision (the "OTS") or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

     4.   Payment and Delivery of Certificates.

          (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in
Section 11(f) hereof.

          (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

          (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER 20, 1994. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the 1933 Act.

     5.   Representations  and   Warranties  of  Issuer.     Issuer  hereby
represents and warrants to Grantee as follows:

          (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not
(i) conflict with or result in a breach of any provision of its Charter or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Federal Reserve Board and the OTS, is required of Issuer in connection with the execution and delivery by Issuer of this Agreement or the consummation by Issuer of the transactions contemplated hereby.

          (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     6.   Representations  and  Warrants  of   Grantee.    Grantee   hereby
represents and warrants to Issuer that:

          (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

          (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

     7.   Adjustment upon Changes in Capitalization, etc.

          (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall he adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Grantee shall receive for each Option Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Issuer Common Stock less the Purchase Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Issuer Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Issuer Common Stock for which the Option is then exercisable).

     8.   Registration Rights.

          (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the 1933 Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf" registration statement under Rule 415 under the 1933 Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

          (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the 1933 Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4; provided, further, however, that such election pursuant to (i) may only be made one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Grantee and any other person (other than the Issuer) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have Issuer Common Stock registered for sale.

          (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the 1933 Act pursuant to subparagraph (a) above:

                 (i) prior to the earliest of (A) termination of the Plan, and (B) a Purchase Event or a Preliminary Purchase Event;

                 (ii)    on more than two occasions;

                 (iii) more than once during any calendar year;

                 (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the 1933 Act and such shares were registered as requested; and

                 (v) unless a request therefor is made to Issuer by the holder or holders of at least 25% or more of the aggregate number of Option Shares then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 120 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided,
however,   that  Issuer  shall  not  be  required  to  consent  to  general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

          (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses and printing expenses incurred by it) in connection with each registration pursuant to subparagraph (a) or (b) above and all other qualifications, notifications or exemptions pursuant to subparagraph
(a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the holders of Option Shares being registered and any other expenses incurred by such holders in connection with any such registration shall be borne by such holders.

          (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above, Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of
Section 15 of the 1933 Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt  by a party indemnified under  this subparagraph
(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     In connection with  any registration pursuant  to subparagraph (a)  or
(b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

          (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation permitting non-registered sales of securities promulgated by the SEC from time to time, including, without limitation, Rule 144A under the 1933 Act. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the 1933 Act or the 1934 Act, or required pursuant to any state securities laws or the rules of any stock exchange.

          (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

     9. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on The Nasdaq National Market or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq National Market or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     10. Division of Option. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11.  Miscellaneous.

          (a) Expenses. Except as otherwise provided in Section 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c)    Entire   Agreement:       No   Third-Party    Beneficiary;
Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 11(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 3 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d)    Governing  Law.   This  Agreement  shall  be governed  and
construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law rules.

          (e)    Descriptive Heading.   The descriptive  headings contained
herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Issuer to: TideMark Bancorp, Inc.
                    301 Hiden Boulevard

                    Newport News, Virginia 23606
                    Attention:  Gordon L. Gentry, Jr.
                                Chairman

with a copy to:  Elias, Matz, Ternan & Herrick L.L.P.
                    12th Floor, The Walker Building
                    734 15th Street, N.W.
                    Washington, D.C.  20005
                    Attention: Philip Ross Revan

If to Grantee to:   Crestar Financial Corporation
                    919 East Main Street
                    Richmond, VA  23219
                    Attention:  John C. Clark, III
                                Corporate Senior Vice
                                President, General Counsel
                                and Corporate Secretary

with a copy to:     Hunton & Williams
                    951 East Byrd Street
                    Richmond, Virginia  23219
                    Attention:  Lathan M. Ewers, Jr.

          (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit and be enforceable by the parties and their respective successors and assigns.

          (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                  TIDEMARK BANCORP, INC.


                                  By: /s/Gordon L. Gentry, Jr.
                                      Gordon L. Gentry, Jr.
                                      Chairman of the Board




                                  CRESTAR FINANCIAL CORPORATION


                                  By: /s/C. Garland Hagen
                                      C. Garland Hagen
                                      Corporate  Executive Vice
                                  President - Investment Bank

                                                                  ANNEX III

                         Scott & Stringfellow, Inc.
                               Established 1893
                       Investment Bankers and Brokers

Member      909 East Main Street    Richmond, VA  23219   TEL (804) 643-1811
NYSE/SIPC                                                 FAX (804) 343-7184

                              October 31, 1994


Board of Directors
TideMark Bancorp, Inc.
301 Hiden Boulevard
Newport News, VA  23606

Gentlemen:

     You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of TideMark Bancorp, Inc. ("TideMark") of the terms of an Agreement and Plan of Reorganization among Crestar Financial Corporation ("Crestar"), Crestar Bank, and TideMark and TideMark Bank dated October 31, 1994 and a related Plan of Merger of Tidemark Bancorp, Inc., into Crestar Financial Corporation (the "Holding Company Plan of Merger") and a related Plan of Merger of TideMark Bank into Crestar Bank (the "Bank Plan of Merger") (collectively the "Merger Agreement"). The Merger Agreement provides that each share of Common Stock of TideMark which is issued and outstanding immediately prior to the Effective Time of the Holding Company Merger (as defined in Article VI of the Merger Agreement) shall be exchanged for cash of $5.50 per share or be converted into, in a tax-free exchange, and shall become the number of shares of Crestar Common Stock determined by dividing $5.50 per share ("Price Per Share") of TideMark Common Stock by the average closing price of Crestar Common Stock as reported on the New York Stock Exchange for each of the 10 trading days ending on the 10th day prior to the day of the Effective Time of the Holding Company Merger. The number of shares that may be exchanged for cash shall not exceed 40% of the outstanding shares of TideMark Common Stock immediately prior to the Effective Time of the Holding Company Merger.

     In developing our opinion, we have, among other things, reviewed and analyzed: (1) the Merger Agreement; (2) TideMark's financial statements for the four years ended June 30, 1994; (3) TideMark's unaudited financial statements for the three months ended September 30, 1993 and 1994, and other internal information relating to TideMark prepared by TideMark's management; (4) information regarding the trading market for the common stocks of TideMark and Crestar and the price ranges within which the respective stocks have traded; (5) the relationship of prices paid to relevant financial data such as net worth, assets, deposits and earnings in certain thrift and thrift holding company mergers and acquisitions in Virginia in recent years; (6) Crestar's annual reports to shareholders and its financial statements for the four years ended December 31, 1993; and
(7) Crestar's unaudited financial statements for the quarter and nine months ended September 30, 1993 and 1994, and other internal information







Board of Directors
TideMark Bancorp, Inc.
October 31, 1994
Page 2 of 2

relating to Crestar prepared by Crestar's management. We have discussed with members of management of TideMark and Crestar the background to the Merger, reasons and basis for the Merger and the business and future prospects of TideMark and Crestar individually and as a combined entity. Finally, we have conducted such other studies, analyses and investigations, particularly of the banking and thrift industry, and considered such other information as we deemed appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of TideMark and Crestar. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of TideMark or Crestar. We have taken into account our assessment of general economic, financial market and industry conditions as they exist and can be evaluated at the date hereof, as well as our experience in business valuation in general.

     On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions noted above, it is our opinion that, as of the date hereof the terms of the Merger Agreement are fair from a financial point of view to the shareholders of TideMark Common Stock.

                         Very truly yours,

                         SCOTT & STRINGFELLOW, INC.






                             G. Jacob Savage III
                             Vice President
                             Financial Institutions Group
                             Corporate Finance Department







                                                                   ANNEX IV

                                ARTICLE 15.

                            Dissenters' Rights.

     Section 13.1-729.  Definitions.   In this article:

     "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

     "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 13.1-730 and who exercises that right when and in the manner required by Sections 13.1-732 through 13.1-739.

     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     "Shareholder"   means  the   record  shareholder  or   the  beneficial
shareholder.  (1985, c. 522; 1992, c. 575.)

     Section 13.1-730.   Right to dissent.    A.   A Shareholder  is entitled
to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 13.1-719;

     2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

     1. The articles of incorporation of the corporation issuing such shares provide otherwise;

     2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

     a.   Cash;

     b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

     c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

     3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in Section 13.1-725.

     D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

     1.   The proposed corporate action is abandoned or rescinded;

     2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     3.   His demand for payment  is withdrawn with the written  consent of the
corporation.   (Code 1950,  Sections 13-85, 13.1-75, 13.1-78;  1956, c.  428;
1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 1986, c.
540; 1988, c. 442; 1990, c. 229; 1992, c. 575.)

     Section 13.1-731.   Dissent by nominees and beneficial owners.   A. A
record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts
dissenters'  rights.    The  rights  of  a  partial  dissenter  under  this
subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Code 1950, Sections 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733;
1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

     Section 13.1-732.  Notice of dissenters' rights.   A.  If proposed
corporate action  creating dissenters' rights under Section 13.1-730 is
submitted to a vote at  a   shareholders'  meeting,  the   meeting  notice
shall   state  that shareholders are or may be entitled to assert dissenters'
rights under this article and be accompanied by a copy of this article.

     B. If corporate action creating dissenters' rights under Section 13.1-730 is taken without a vote of shareholders, the corporation, during the ten- day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 13.1-734. (1985, c. 522.)

     Section 13.1-733.  Notice  of intent to  demand payment.    A.  If
proposed corporate action creating dissenters' rights under Section 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article. (Code 1950, Sections 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733;
1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

     Section 13.1-734.   Dissenters' notice.    A.  If  proposed corporate
action creating   dissenters'  rights   under  Section 13.1-730   is  authorized
at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of Section 13.1- 733.

     B.   The dissenters' notice shall:

     1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

     2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

     4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

     5.   Be accompanied by a copy of this article.   (Code 1950, Sections
13-85, 13.1-75, 13.1-78;  1956, c. 428; 1968, c. 733; 1972,  c. 425; 1975, c.
500; 1984, c. 613; 1985, c. 522.)

     Section 13.1-735. Duty to demand payment. A. A shareholder sent a dissenters' notice described in Section 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of Section 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

     B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

     C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1950, Sections 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733;
1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

     Section 13.1-736.   Share restrictions.    A.  The  corporation may
restrict the transfer of uncertificated shares from the date the demand for their payment is received.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action. (Code 1950, Sections 13-85, 13.1-75, 13.1-78; 1956, c. 428;
1968, c.  733; 1972, c. 425; 1975,  c. 500; 1984, c. 613;  1985, c. 522.)

     Section 13.1-737.  Payment.    A.  Except as provided  in Section 13.1-738,
within thirty days after receipt of a payment demand made pursuant to Section 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

     B.   The payment shall be accompanied by:

     1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

     3.   A  statement of  the dissenters'  right to  demand  payment under
Section 13.1-739; and

     4.   A  copy of this article.  (Code 1950, Section 13-85, 13.1-75, 13.1-78;
1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c.
522.)

     Section 13.1-738.   After-acquired shares.   A.   A corporation may elect
to withhold payment required by Section 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

     B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 13.1-739. (1985, c. 522).

     Section 13.1-739.   Procedure  if shareholder  dissatisfied with  payment
or offer.   A.   A dissenter may notify the corporation  in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 13.1-737), or reject the corporation's offer under Section 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under Section 13.1-737 or offered under Section 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares. (Code 1950, Sections 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c.
522.)

     Section 13.1-740.  Court action.   A.  If a demand for payment under
Section 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest.
If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

     E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 13.1-738. (Code 1950, Sections 13-85, 13.1-75, 13.1-78; 1956,
c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

     Section 13.1-741.   Court costs and  counsel fees.    A.   The  court in
an appraisal proceeding commenced under Section 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses
of appraisers  appointed by  the  court.   The court  shall  assess the  costs
against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under Section 13.1-739.

     B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

     1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 13.1-732 through 13.1-739; or

     2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

     D. In a proceeding commenced under subsection A of Section 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. (Code 1950, Sections 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968,
c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

                                                                    ANNEX V


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

             X ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

               For the Fiscal Year Ended    June 30, 1994
                                     OR
           TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

            For the transition period from          to
                      Commission File Number  0-21058

                                 FORM 10-K
               ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                           TIDEMARK BANCORP, INC.
           (exact name of registrant as specified in its charter)

                      VIRGINIA                           54-1642520
          (State or other jurisdiction of       (IRS Employer Identification
           incorporation or organization)     No.)

                301 Hiden Boulevard
               Newport News, Virginia                      23606
          (Address of principal executive                (Zip code)
          offices)

     Registrant's telephone number, including area code: (804) 599-1400

      Securities registered pursuant to Section 12(b) of the Act: None
        Securities registered pursuant to Section 12(g) of the Act:

                       Common Stock, $0.01 par value
                              (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
Yes X   No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.
The aggregate market value of the 5,455,619 shares of Common Stock held by nonaffiliates of the registrant based upon the last reported sales price of $4.00 of its Common Stock on September 15, 1994, on the National Association of Securities Dealers Automated Quotations National Market System was $21,822,476.

The number of shares of Common  Stock outstanding as of September 15, 1994:
6,931,321
                    DOCUMENTS INCORPORATED BY REFERENCE

PART I - Portions of the Annual Report to Stockholders for the fiscal year ended June 30, 1994, are incorporated by reference into Part I, Items 1 - 3 hereof.
PART II - Portions of the Annual Report to Stockholders for the fiscal year ended June 30, 1994, are incorporated by reference into Part II, Items 5 - 8 hereof.







                                   PART I

ITEM 1.  BUSINESS

Information relating to the business of TideMark Bancorp, Inc. ("TideMark" or "the Company") and its subsidiaries is incorporated by reference from pages 26 through 37 of the Annual Report to Stockholders for the fiscal year ended June 30, 1994 and included herein as Exhibit 13 ("Annual Report"). Information relating to the Company only is incorporated by reference from Note 25 of the Annual Report included herein as Exhibit 13.

                                SUBSIDIARIES

The Company's sole subsidiary is TideMark Bank, a federally chartered savings Bank ("TideMark Bank" or "the Bank"). Pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Bank is permitted to invest in the capital stock, obligations and other securities of its service corporation in an aggregate amount not to exceed 2% of the Bank's assets, plus an additional 1% of assets, if such investment is used for community development or inner-city purposes. In addition, if the Bank's regulatory capital is in compliance with applicable regulations, it can make additional conforming loans in an amount not exceeding 50% of the Bank's regulatory capital to service corporations of which the Bank owns more than 10% of the stock. This is a significant reduction from equity investments permitted to the Bank in prior years.

FIRREA contains provisions which discourage thrift institution investments in service corporation real estate development and other activities. FIRREA requires that all of a savings association's investments and extensions of credit prior to April 12, 1989 to subsidiaries engaged in activities not permissible for a national bank must be deducted in calculating capital in accordance with a five year phase-out schedule, which ends June 30, 1994.

All investments made after April 12, 1989 in subsidiaries engaged in impermissible activities must be fully deducted from capital.

Since investment in certain service corporation activities must be deducted in accordance with the phase-out schedule in calculating an institution's capital for compliance purposes and the Bank's subsidiaries are involved in those types of activities, management has decided to divest the assets of the subsidiaries of the Bank. During 1993, the Bank did not make any new investments through its service corporation. The Bank is currently operating under a plan to divest all of NNSC's assets by fiscal year end 1995. During fiscal 1994, the Company reduced its investment in NNSC from $1.9 million to $1.8 million.

NNSC has 13 subsidiaries, all but one of which, Dominion Motor Inns, Inc. ("DMI"), are inactive. The Bank's divestiture plan involves transferring all investments that are allowable activities for a national bank to the Bank. The remaining assets, which are principally investments in real estate joint ventures, are being dissolved as quickly as can be prudently accomplished. In January 1990, the Bank filed a divestiture plan with the FDIC. NNSC had total assets of $1.9 million at June 30, 1994, and 1993.

                                 REGULATION







Set forth below is a brief description of certain laws and regulations which relate to the regulation of the Company and TideMark Bank. The description of these laws and regulations does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.


Regulation of the Company

Federal Regulation-General The Company is a savings and loan holding company within the meaning of the Home Owners' Loan Act. As such, the Company was required to register with the Office of Thrift Supervision ("OTS") and is subject to OTS regulations, examinations, supervision and reporting requirements. As a subsidiary of a savings and loan holding company, TideMark Bank is subject to certain restrictions in its dealings with the Company and affiliates thereof.

Federal Activities Restrictions There are generally no restrictions on the activities of a savings and loan holding company which holds only one subsidiary savings association. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings association, the Director may impose such restrictions as deemed necessary to address such risk, including limiting (i) payment of dividends by the savings association; (ii) transactions between the savings association and its affiliates; and (iii) any activities of the savings association that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings association. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings association subsidiary of such a holding company fails to meet the Qualified Thrift Lender ("QTL") test, then such unitary holding company also shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings association requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company. See "Regulation of TideMark Bank - Qualified Thrift Lender Test."

If the Company were to acquire control of another savings association, other than through merger or other business combination with TideMark Bank, the Company would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings association meets the QTL test, the activities of the Company and any of its subsidiaries (other than TideMark Bank or other subsidiary savings associations) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings association shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity, upon prior notice to, and no objection by the OTS, other than: (i) furnishing or performing management services for a subsidiary savings association; (ii) conducting an insurance agency or escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary savings association; (iv) holding or managing properties used or occupied by a subsidiary savings association; (v) acting as trustee under deeds of trust;
(vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the Federal Reserve Board as permissible for bank holding companies. Those activities described in (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

Federal Limitations on Transactions with Affiliates Transactions between savings associations and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings association is any company or entity which controls, is controlled by or is under common control with the savings association. In a holding company context, the parent holding company of a savings association (such as the Company) and any companies which are controlled by such parent holding company are affiliates of the savings association. Generally, Sections 23A and 23B (i) limit the extent to which the savings association or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such association's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the association or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. In addition to the restrictions imposed by Sections 23A and 23B, no savings association may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings association.


In addition, Sections 22(g) and (h) of the Federal Reserve Act places restrictions on loans by savings associations to executive officers, directors and principal stockholders of the Company and TideMark Bank. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings association or the company that controls the savings association, and certain affiliated interests of such insiders, may not exceed, together with all other outstanding loans to such person and affiliated interests, the association's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings association to all insiders cannot exceed the association's unimpaired capital and surplus. Furthermore,
Section 22(g) places additional restrictions on loans to executive officers. At June 30, 1994, TideMark Bank was in compliance with the above restrictions.


Restrictions on Acquisitions Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the OTS, (i) control of any other savings association or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings association or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings association, other than a subsidiary savings association, or of any other savings and loan holding company.

The Director of the OTS may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings associations in more than one state if (i) the multiple savings and loan holding company involved controls a savings association which operated a home or branch office located in the state of the association to be acquired as of March 5, 1987, (ii) the acquiror is authorized to acquire control of the savings association pursuant to the emergency acquisition provisions of the FDIA, or (iii) the statutes of the state in which the association to be acquired is located specifically permit institutions to be acquired by the state-chartered associations or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings associations).

FIRREA amended provisions of the Bank Holding Company Act of 1956 ("BHCA") to specifically authorize the Federal Reserve Board to approve an application by a bank holding company to acquire control of a savings association. FIRREA also authorized a bank holding company that controls a savings association to merge or consolidate the assets and liabilities of the savings association with, or transfer assets and liabilities to, any subsidiary bank which is a member of the Bank Insurance Fund ("BIF") with the approval of the appropriate federal banking agency and the Federal Reserve Board. FDICIA further amended the BHCA to permit federal savings associations to acquire or be acquired by any insured depository institution. As a result of these provisions, there have been a number of acquisitions of savings associations by bank holding companies in recent years.

Regulation of TideMark Bank

General The OTS has extensive authority over the operations of savings associations. As part of this authority, savings associations are required to file periodic reports with the OTS and are subject to periodic examinations by the OTS and the FDIC. The investment and lending authority of savings associations are prescribed by federal laws and regulations and they are prohibited from engaging in any activities not permitted by such laws and regulations. Those laws and regulations generally are applicable to all federally chartered savings associations and may also apply to state-chartered savings associations. Such regulation and supervision is primarily intended for the protection of depositors.

The OTS's enforcement authority over all savings associations and their holding companies was substantially enhanced by FIRREA. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. FIRREA significantly increased the amount of and grounds for civil money penalties. FIRREA requires, except under certain circumstances, public disclosure of final enforcement actions by the OTS.







Insurance of Accounts The deposits of TideMark Bank are insured up to $100,000 per depositor (as defined by law and regulation) by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"), and are backed by the full faith and credit of the United States Government. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions, such as TideMark Bank. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC. The FDIC also has the authority to initiate enforcement actions where the OTS has failed or declined to take such action after receiving a request to do so from the FDIC.

The annual assessment for SAIF members for deposit insurance for the period from January 1, 1991 through December 31, 1992 was equal to .23% of insured deposits, which was payable on a semiannual basis. The Federal Deposit Insurance Corporation Improvement Act ("FDICIA"), which is discussed under " - Prompt Corrective Regulatory Action" eliminated limitations on increases in federal deposit insurance premiums and authorized the FDIC to increase the assessment rates to the extent necessary to protect the SAIF (as well as the comparable Bank Insurance Fund ("BIF") administered by the FDIC which insures the deposits of commercial banks). The FDICIA also requires the FDIC to adopt a regulation for assessing federal deposit insurance premiums based on the riskiness of the activities conducted by an individual institution, which must be effective no later than July 1, 1993. Effective January 1, 1993, new rules increase the BIF and SAIF assessment rates within the range of .23% to .31% of insured deposits, depending on, among other things, the institution's regulatory capital levels and other factors which relate to the institution's risk to the insurance funds administered by the FDIC.

The FDIC may terminate the deposit insurance of any insured depository institution, including TideMark Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which could result in termination of TideMark Bank's deposit insurance.

Regulatory Capital Requirements TideMark Bank is required to maintain minimum levels of regulatory capital, as prescribed by OTS regulations. These requirements, along with TideMark Bank's regulatory capital ratios, are described in Note 18 of the Annual Report.

Real Estate Lending Standards Effective March 19, 1993, all financial institutions were required to adopt and maintain comprehensive written real estate lending policies that are consistent with safe and sound banking practices. These lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies adopted by the federal banking agencies, including the OTS, in December 1992 ("Guidelines"). The Guidelines set forth, pursuant to the mandates of FDICIA, uniform regulations prescribing standards for real estate lending. Real estate lending is defined as extension of credit secured by liens on interests in real estate or made for the purpose of financing the construction of a building or other improvements to real estate, regardless of whether a lien has been taken on the property.

The policies must address certain lending considerations set forth in the Guidelines, including loan-to-value ("LTV") limits, loan administration procedures, underwriting standards, portfolio diversification standards, and documentation, approval and reporting requirements. These policies must also be appropriate to the size of the institution and the nature and scope of its operations, and must be reviewed and approved by the institution's board of directors at least annually. The LTV ratio framework, with a LTV ratio being the total amount of credit to be extended divided by the appraised value of the property at the time the credit is originated, must be established for each category of real estate loans. If not a first lien, the lender must combine all senior liens when calculating this ratio. The Guidelines, among other things, establish the following supervisory LTV limits: raw land (65%); land development (75%); construction (commercial, multi-family and nonresidential) (80%); improved property (85%) and one-to-four family residential (owner occupied) (no maximum ratio, however any LTV ratio in excess of 90% should require appropriate insurance or readily marketable collateral).

Certain institutions can make real estate loans that do not conform with the established LTV ratio limits up to 100% of the institution's total capital. Within this aggregate limit, total loans for all commercial, agricultural, multi-family and other non-one-to-four family residential properties should not exceed 30% of total capital. An institution will come under increased supervisory scrutiny as the total of such loans approaches these levels. Certain loans are exempt from the LTV ratios (e.g. those guaranteed by a government agency, loans to facilitate the sale of real estate owned, loans renewed, refinanced or restructured by the original lender(s) to the same borrower(s) where there is no advancement of new funds, etc.).

Accounting Requirements FIRREA requires the OTS to establish accounting standards to be applicable to all savings associations for purposes of complying with regulations, except to the extent otherwise specified in the capital standards. Such standards must incorporate generally accepted accounting principles to the same degree as is prescribed by the Federal banking agencies for banks or may be more stringent than such requirements. Such standards must be fully implemented by January 1, 1994 and must be phased-in as provided in Federal regulations in effect on May 1, 1989.

The OTS incorporates the following standards: (i) regulatory reports will incorporate generally accepted accounting principles ("GAAP") when GAAP is used by federal banking agencies; (ii) savings association transactions, financial condition and regulatory capital must be reported and disclosed in accordance with OTS regulatory reporting requirements that will be at least as stringent as for national banks; and (iii) the Director of the OTS may prescribe regulatory reporting requirements more stringent than GAAP whenever the Director determines that such requirements are necessary to ensure the safe and sound reporting and operation of savings associations.

The OTS has adopted a statement of policy ("Statement") set forth in Thrift Bulletin 52 concerning (i) procedures to be used in the selection of a securities dealer, (ii) the need to document and implement prudent policies and strategies for securities, whether held for investment, trading or for sale, and to establish systems and internal controls to ensure that securities activities are consistent with the financial institution's policies and strategies, (iii) securities trading and sales practices that may be unsuitable in connection with securities held in an investment portfolio, (iv) high-risk mortgage securities that are not suitable for investment portfolio holdings for financial institutions, and (v) disproportionately large holdings of long-term, zero-coupon bonds that may constitute an imprudent investment practice. The Statement applies to investment securities, high-yield corporate debt securities, loans, mortgage-backed securities and derivative securities, and provides guidance concerning the proper classification of an accounting for securities held for investment, sale, and trading. Securities held for investment, sale or trading may be differentiated based upon an institution's desire to earn an interest yield (held for investment), to realize a holding gain from assets held for indefinite periods of time (held for sale), or to earn a dealer's spread between the bid and asked prices (held for trading). Depository institution investment portfolios are maintained to provide earnings consistent with the safety factors of quality, maturity, marketability and risk diversification. Securities that are purchased to accomplish these objectives may be reported at their amortized cost only when the depository institution has both the intent and ability to hold the assets for long-term investment purposes. Securities held for investment purposes may be accounted for at amortized cost, securities held for sale are to be accounted for at the lower of cost or market, and securities held for trading are to be accounted for at market. TideMark Bank believes that its investment activities have been and will continue to be conducted in accordance with the requirements of OTS policies and generally accepted accounting principles.

The FASB currently is reviewing the accounting requirements regarding employee stock compensation plans, particularly stock option plans, set forth in Accounting Principles Board Opinion No. 25. Recently, a committee of the U.S. Senate heard testimony on this issue and certain members thereof indicated that, in the absence of action by the FASB, they may introduce legislation in the U.S. Congress which requires companies to recognize compensation expense from employee stock option plans, which currently generally do not result in expense for financial reporting purposes either at the time of grant or exercise of options thereunder.

Financial Reporting Insured institutions are required by FDICIA to submit independently audited annual reports to the FDIC and the appropriate agency (and state supervisor when applicable). These publicly available reports must include (a) annual financial statements prepared in accordance with generally accepted accounting principles and such other disclosure requirements as required by the FDIC or the appropriate agency and (b) a report, signed by the chief executive officer and the chief financial officer or chief accounting officer of the institution which contains statements, attested to by independent auditors, about the adequacy of internal controls and compliance with laws and regulations.

Insured institutions are required to monitor the above activities through an independent audit committee which has access to independent legal counsel.

Prompt Corrective Regulatory Action Under Section 38 of the Federal Deposit Insurance Act ("FDIA"), as added by the FDICIA, each appropriate agency and the FDIC is required to take prompt corrective action to resolve the problems of insured depository institutions that do not meet minimum capital ratios. Such action must be accomplished at the least possible long-term cost to the appropriate deposit insurance fund.

In early September 1992, the federal banking agencies, including the OTS, adopted substantially similar regulations which are intended to implement
Section 38 of the FDIA. These regulations became effective December 19, 1992. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any order or final capital directive to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Section 38 of the FDIA and the regulations promulgated thereunder also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

An institution generally must file a written capital restoration plan which meets specified requirements with an appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. A federal banking agency must provide the institution with written notice of approval or disapproval within 60 days after receiving a capital restoration plan, subject to extensions by the agency.

An institution which is required to submit a capital restoration plan must concurrently submit a performance guaranty by each company that controls the institution. Such guaranty shall be limited to the lesser of (i) an amount equal to 5.0% of the institution's total assets at the time the institution was notified or deemed to have notice that it was undercapitalized or (ii) the amount necessary to restore the relevant capital measures of the institution to the levels required for the institution to be classified as adequately capitalized. Such a guarantee shall expire after the federal banking agency notifies the institution that it has remained adequately capitalized for each of four consecutive calendar quarters. An institution which fails to submit a written capital restoration plan within the requisite period, including any required performance guarantee(s), or fails in any material respect to implement a capital restoration plan, shall be subject to the restrictions in Section 38 of the FDIA which are applicable to significantly undercapitalized institutions.

Immediately upon becoming undercapitalized, an institution shall become subject to the provisions of Section 38 of the FDIA (i) restricting payment of capital distributions and management fees, (ii) requiring that the appropriate federal banking agency monitor the condition of the institution and its efforts to restore its capital, (iii) requiring submission of a capital restoration plan, (iv) restricting the growth of the institution's assets and (v) requiring prior approval of certain expansion proposals. The appropriate federal banking agency for an undercapitalized institution also may take any number of discretionary supervisory actions if the agency determines that any of these actions is necessary to resolve the problems of the institution at the least possible long-term cost to the deposit insurance fund, subject in certain cases to specified procedures. These discretionary supervisory actions include: requiring the institution to raise additional capital; restricting transactions with affiliates; restricting interest rates paid by the institution on deposits; requiring replacement of senior executive officers and directors; restricting the activities of the institution and its affiliates; requiring divestiture of the institution or the sale of the institution to a willing purchaser; and any other supervisory action that the agency deems appropriate. These and additional mandatory and permissive supervisory actions may be taken with respect to significantly undercapitalized and critically undercapitalized institutions.

TideMark Bank has been notified by the OTS that it is classified as an adequately capitalized institution.

Qualified Thrift Lender Test All savings associations, including TideMark Bank, are required to meet a QTL test to avoid certain restrictions on their operations. Under the recently enacted FDICIA, a depository institution must have at least 65% of its portfolio assets (which consist of total assets less intangibles, properties used to conduct the savings association's business and liquid assets not exceeding 20% of total assets) in qualified thrift investments on a monthly average basis in nine of every 12 months. Loans and mortgage-backed securities secured by domestic residential housing, as well as certain obligations of the FDIC and certain other related entities may be included in qualifying thrift investments without limit. Certain other housing-related and non-residential real estate loans and investments, including loans to develop churches, nursing homes, hospitals and schools, and consumer loans and investments in subsidiaries engaged in housing-related activities may also be included. Qualifying assets for the QTL test include investments related to domestic residential real estate or manufactured housing, the book value of property used by an association or its subsidiaries for the conduct of its business, an amount of residential mortgage loans that the association or its subsidiaries sold within 90 days of origination, shares of stock issued by any Federal Home Loan Bank ("FHLB") and shares of stock issued by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA"). TideMark Bank was in compliance with the new QTL test as of June 30, 1994, with 73.24% of its assets invested in qualified thrift investments.

Any savings association that fails to meet the test on or after August 9, 1990 must convert to a bank charter, unless it requalifies as a QTL on an average basis in at least three out of every four quarters for two out of three years and thereafter remains a QTL. If such an association does not requalify and converts to a bank charter, it must remain SAIF-insured until at least December 31, 1993, or until the FDIC permits it to transfer to the BIF, if later. Generally, such transfers are not permitted until August 1994. If an association that fails the test has not yet requalified and has not converted to a bank, its new investments and activities are limited to those permissible for a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB advances and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a bank three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB advances.

Restrictions on Capital Distributions The OTS has adopted a regulation governing capital distributions by savings associations, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings association to make capital distributions. Generally, the regulation creates a safe harbor for specified levels of capital distributions from associations meeting at least their minimum capital  requirements,  so long  as such  associations  notify the  OTS and receive no objection to the distribution from the OTS. Savings associations and distributions that do not qualify for the safe harbor are required to obtain prior OTS approval before making any capital distributions.

Generally, Tier 1 associations, which are savings associations that before and after the proposed distribution meet or exceed their fully phased-in capital requirements, may make capital distributions during any calendar year equal to 100% of net income for the calendar year-to-date plus 50% of its "surplus capital ratio" at the beginning of the calendar year. The "surplus capital ratio" is defined to mean the percentage by which the association's ratio of total capital to assets exceeds the ratio of its fully phased-in capital requirement to assets, and "fully phased-in capital requirement" is defined to mean an association's capital requirement under the statutory and regulatory standards to be applicable on December 31, 1994, as modified to reflect any applicable individual minimum capital requirements imposed upon an association. The OTS has proposed an amendment to this regulation to clarify the authority of such institutions to make distributions equal to the greater of the standard set out above or 75% of net income over the most recent four quarter period.

Tier 2 associations, which are associations that before and after the proposed distribution meet or exceed their minimum capital requirements, may make capital distributions over the most recent four quarter period up to a specified percentage of their net income during that four quarter period, depending on how close the association is to meeting its fully phased-in capital requirements. Tier 2 associations that meet the capital requirements to be in effect on January 1, 1993 (including the 8% risk-based requirement and then-applicable exclusions on non-permissible subsidiary investments and goodwill) are permitted to make distributions totalling up to 75% of net income over the four quarter period. Tier 2 associations that meet the January 1, 1991 capital requirements (including the 7.2% risk-based requirement and the then-applicable exclusions of non-permissible subsidiary investments and goodwill) are permitted to make distributions totalling up to 50% of net income over the four quarter period.







In order to make distributions under these safe harbors, Tier 1 and Tier 2 associations must submit 30 days written notice to the OTS prior to making the distribution. The OTS may object to the distribution during that 30-day period based on safety and soundness concerns. In addition, a Tier 1 association deemed to be in need of more than normal supervision by the OTS may be downgraded to a Tier 2 or Tier 3 association as a result of such a determination.

Tier 3 associations, which are associations that do not meet current minimum capital requirements, or that have capital in excess of either their fully phased-in capital requirement or minimum capital requirement but which have been notified by the OTS that it will be treated as a Tier 3 association because they are in need of more than normal supervision, cannot make any capital distribution without obtaining OTS approval prior to making such distributions. TideMark Bank currently is a Tier 2
institution   for  purposes   of  the   regulation  dealing   with  capital
distributions.

Branching by Federal Associations The OTS Policy Statement on Branching by Federal Savings Associations permits interstate branching to the full extent permitted by statute (which is essentially unlimited). Generally, federal law prohibits federal thrifts from establishing, retaining or operating a branch outside the state in which the federal association has its home office unless the association meets the Internal Revenue's domestic building and loan test (generally, 60% of a thrift's assets must be housing-related) ("IRS Test"). The IRS Test requirement does not apply if: (i) the branch(es) result(s) from an emergency acquisition of a troubled thrift (however, if the troubled association is acquired by a bank holding company, does not have its home office in the state of the bank holding company bank subsidiary and does not qualify under the IRS Test, its branching is limited to the branching laws for state-chartered banks in the state where the thrift is located); (ii) the law of the state where the branch would be located would permit the branch to be established if the federal association were chartered by the state in which its home office is located; or (iii) the branch was operated lawfully as a branch under state law prior to the association's conversion to a federal charter.

Furthermore, the OTS will evaluate a branching applicant's record of compliance with the Community Reinvestment Act ("CRA"). A poor CRA record may be the basis for denial of a branching application.

Federal Home Loan Bank System TideMark Bank is a member of the FHLB of Atlanta, which is one of 12 regional FHLBs that administers the home financing credit function of savings associations and commercial banks. Each FHLB serves as a source of liquidity for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by its Board of Directors. As of June 30, 1994, TideMark Bank's advances from the FHLB of Atlanta amounted to $73.0 million.

As a member, TideMark Bank is required to purchase and maintain stock in the FHLB of Atlanta in an amount equal to the greater of 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of total advances. At June 30, 1994, TideMark Bank had $4.6 million in FHLB stock, which was in compliance with this requirement.







As a result of FIRREA, the FHLBs are required to provide funds for the resolution of troubled savings associations and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid and could continue to do so in the future. These contributions also could have an adverse effect on the value of FHLB stock in the future. For the fiscal year ended June 30, 1994, dividends paid by the FHLB of Atlanta to TideMark Bank totaled $242,000.

Federal Reserve System The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. At June 30, 1994, TideMark Bank was in compliance with such requirements.

The balances maintained  to meet  the reserve requirements  imposed by  the
Federal Reserve Board may be used to satisfy applicable liquidity requirements. Because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce an association's earning assets. The amount of funds necessary to satisfy this requirement has not had a material affect on TideMark Bank's operations.

TAXATION

Federal  Income  Tax       TideMark  Bancorp  and  its   subsidiaries  file
consolidated federal income tax returns reporting their income on the accrual basis and generally must pay federal income taxes based on the rules applicable to all corporations, except for certain special provisions applicable to TideMark because of its status as a "savings and loan association" and "financial institution."

Savings and loan associations are permitted to establish a reserve for bad debts and to make annual additions thereto which qualify as deductions from taxable income. For tax years beginning on or before December 30, 1986, a qualifying savings and loan association could select annually one of three methods to compute its allowable additions to bad debt reserves on qualifying real property loans: (i) the percentage of taxable income method, (ii) the experience method, or (iii) the percentage of eligible loans method.

The Tax Reform Act of 1986 (the "1986 Act") repealed the percentage of eligible loans method for tax years beginning after December 31, 1986. The 1986 Act also changed the percentage of taxable income method for such years by reducing the deduction percentage from 40% (which was effectively only 32% because of certain tax preference provisions) to 8%. Under the percentage of taxable income method, a savings and loan association is permitted, in general, to claim a deduction for additions to bad debt reserves equal to 8% of the savings and loan association's taxable income (calculated before taking such deduction into account), reduced by any addition to bad debt reserves with respect to nonqualifying loans. For this purpose, the taxable income of a savings and loan association for a taxable year is calculated after utilization of net operating loss ("NOL") carryforwards.

Under the Internal Revenue Code of 1986 (the "Code"), a portion of TideMark's bad debt reserves that exceeds the amount that would have been included under the experience method and certain supplemental reserves may be reduced on account of dividends or other distributions with respect to TideMark's capital stock (including distributions in redemption of stock or in liquidation). The amount charged against TideMark's bad debt reserves with respect to a distribution will be includable in TideMark's gross income and will equal the amount of such distribution, increased by the amount of federal income tax resulting from such inclusion. However, TideMark's bad debt reserves will not be reduced on account of dividends to the extent they do not exceed TideMark's current or accumulated earnings and profits for years after 1951 as computed for federal income tax purposes.

In order to be able to make additions to a bad debt reserve under a percentage of taxable income method, at least 60% of the assets of a savings and loan association must consist of "qualifying assets" (generally, cash, obligations of the United States or an instrumentality thereof, certain obligations of a state or political subdivision thereof, certain residential and other real property related loans, loans secured by deposits, and property used by the savings and loan association in the conduct of its business). If such 60% of assets requirement is not met, TideMark could be required to include in its income over a period of four years the amount of its bad debt reserve. TideMark currently holds in excess of 60% of its assets in the form of "qualifying assets" and anticipates that it will continue to do so.

The 1986 Act made several other changes relating specifically to savings and loan associations and other financial institutions. For example, the Act added rules, effective for tax years ending after December 31, 1986, that deny financial institutions any deduction for interest that is allocable to the purchase or carrying of tax exempt obligations acquired after August 7, 1986, (except for certain "qualified" tax exempt obligations). The Act also provides that net operating losses incurred by financial institutions in tax years beginning after December 31, 1986, may be carried back not ten years, as under prior law, but only three years; and may be carried forward not five years, as under prior law, but up to fifteen years.

The 1986 Act made numerous changes in the Code that are applicable to corporations in general. The Act lowered income tax rates and eliminated the lower rates for capital gains. The Act also made significant changes to the alternative minimum tax. Under the new provisions, a corporation's income tax liability is equal to the greater of the regular tax or the alternative minimum tax. The minimum tax is equal to 20% of a
corporation's   alternative   minimum   taxable   income,   which   is  the
corporation's regular taxable income increased by tax preferences and adjusted for certain items such as depreciation and a portion of book income. Tax preferences that must be added to taxable income for purposes of the minimum tax include certain tax-exempt interest and the excess of a financial institution's bad debt deduction over the deduction that would have been allowable had the institution maintained its bad debt reserve for all taxable years on the basis of actual experience. The book income adjustment for the corporation minimum tax involves adding to taxable income 50% of the excess, if any, of book income (or 75% of the excess of current earnings and profits for tax years beginning after 1989) over alternative minimum taxable income (determined without regard to the book income adjustment). In addition, alternative minimum tax net operating losses may offset up to 90% of alternative minimum taxable income. The changes in the alternative minimum tax increase the probability that a savings and loan association such as TideMark will be subject to the alternative minimum tax.

TideMark elected to use the experience method in fiscal 1994, 1993 and 1992 to calculate additions to its bad debt reserve, compared to previous years when the percentage of taxable income method has been used. The experience method is advantageous because of the amount of charge offs occurring during the fiscal years.

The Bank's federal income tax returns open under the statute of limitations are subject to review by the Internal Revenue Service ("IRS"). The Bank's federal income tax returns for the fiscal years beginning July 1, 1987, 1988 and 1989 were audited by the IRS during fiscal year 1992 and material adjustments to the returns filed have been recorded. Income tax returns for fiscal years beginning July 1, 1990 are still open for review by the IRS.

State Taxation Virginia imposes a corporate income tax on a base which is similar to federal income tax, as adjusted by adding back the federal bad debt deduction but taking into account a state bad debt deduction. The tax rate is 6% of Virginia taxable income.


ITEM 2.  PROPERTIES
Information relating to the properties of the Company is incorporated by reference herein from Notes 9 and 10 of the Annual Report.

ITEM 3.  LEGAL PROCEEDINGS

Not applicable.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Not applicable.


                                  PART II


ITEM  5.   MARKET FOR  REGISTRANT'S COMMON  EQUITY AND  RELATED STOCKHOLDER
MATTERS
Information relating to the market for the Company's common stock and related stockholder matters is incorporated by reference herein from the inside back cover of the Annual Report included herein as Exhibit 13.

ITEM 6.  SELECTED FINANCIAL DATA
The information required herein is incorporated by reference from page 1 of the Annual Report included herein as Exhibit 13.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information required herein is incorporated by reference from pages 10 through 40 of the Annual Report included herein as Exhibit 13.



ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
The financial statements and supplementary data required herein are incorporated by reference from pages 43 through 78 of the Annual Report included herein as Exhibit 13.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
Ernst & Young audited the Bank's financial statements for the years ended June 30, 1992 and 1991. Ernst & Young advised the Bank on October 15, 1992, that it was resigning as the Bank's independent auditors. Ernst and Young informed the Bank that such resignation was due to turnover in the Norfolk office of Ernst & Young of personnel specializing in the thrift industry and the fact that the Bank would be the only remaining thrift client served by Ernst & Young's Norfolk office, and Ernst & Young concluded that it could not provide the appropriate level of service for the Bank in the future.

The resignation of Ernst & Young was not due to any disagreements with Ernst & Young as to any matters of accounting principles or practices,
audit  procedures  or  scope,  or   with  respect  to  financial  statement
disclosure. The independent auditor's reports on the Bank's financial statements for the two most recent fiscal years preceding the resignation of Ernst & Young neither contained an adverse opinion or disclaimer of opinion nor were such reports qualified as to uncertainty, audit scope or accounting principles; except the report on the Bank's 1991 financial statements was modified to disclose uncertainties due to the Bank's failure at the time of such report to meet all applicable regulatory capital requirements. The report of Ernst & Young on the Bank's financial statements at and for the period ended June 30, 1992 was not qualified or modified.

During the fiscal years 1992 and 1991, and the subsequent interim period preceding the resignation of Ernst & Young, there were no disagreements with such firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreements in connection with the issuance of its report.

During the Bank's two fiscal years and the subsequent interim period preceding Ernst & Young's resignation, Ernst & Young did not advise, and has indicated to the Bank that it had no reason to advise, the Bank of any of the following:

l. that the internal controls necessary for the Bank to develop reliable financial statements did not exist; however, Ernst & Young did advise the Bank of a material weakness whereby the internal control structure, primarily the accounting system and control procedures for timely reconciliation, review and approval of various custodial and consumer loan accounts had not functioned effectively during the year ended June 30, 1991. Ernst & Young did consider this matter in considering the nature, timing and extent of procedures performed in its audit of the Bank's 1991 financial statements and such matter did not affect its report on such financial statements;

2. that information had come to Ernst & Young's attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

3. (a) of the need to expand significantly the scope of the Bank's audit, or that information had come to Ernst & Young's attention during such time period that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Bank's financial statements, and (b) that due to Ernst & Young's resignation or for another reason, the issue has not been resolved to Ernst & Young's satisfaction prior to its resignation;







4. (a) that information had come to Ernst & Young's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or
(ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the then most recent financial statements covered by an audit report (including information that, unless resolved to Ernst & Young's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (b) due to Ernst & Young's resignation, or for any other reason, the issue was not resolved to Ernst & Young's satisfaction prior to its resignation.

On May 24, 1993, the Company engaged Coopers & Lybrand. During the Bank's two most recent fiscal years and the subsequent interim period preceding Coopers & Lybrand's appointment and with the respect to the Company from the date of its incorporation until Coopers & Lybrand's appointment neither the Bank nor the Company consulted Coopers & Lybrand regarding the application of accounting principles, either completed or proposed, the type of audit opinion that might be rendered on the Bank's or the Company's financial statements or any other matters which would be required to be reported herein.


                                  PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
The following   table sets  forth information  concerning Directors of  the
Company:



                                     Position with TideMark                                       Amount and Percentage of
                      Age as of     and Principal Occupation                 Director     Term    Shares Beneficially Owned as of
Name                June 30, 1994    During Last Five Years                  Since (2)   Expires    the Voting Record Date (1)
                                                                                                     Amount            Percentage
John R. Lawson, II        42         Director of TideMark and the Bank;        1992        1997     340,000 (3)           4.9l%
                                     President and Chief Executive Officer
                                     of W.M. Jordan Company, Inc., a general
                                     contractor in Newport News, Virginia,
                                     since 1975.

Anthony R. Santoro        55         Director of TideMark, the Bank and        1989        1997       1,600                  *
                                     Newport News Service Corporation
                                     ("NNSC"), a wholly-owned subsidiary of
                                     the Bank;  President of Christopher
                                     Newport University, Newport News,
                                     Virginia, since 1987.

Gary A. Suttle            39         Director of TideMark, the Bank and        1989        1997     502,000 (4)           7.24%
                                     NNSC; Chief Financial Officer of Suttle
                                     Motor Corporation, a Newport News,
                                     Virginia based automobile dealership
                                     since 1980.


Gordon L. Gentry, Jr.     57         Director  of TideMark,  the Bank          1989        1995      51,000  (5)            *
                                     and NNSC; Chief Executive Officer
                                     from February 1989 to January 1993;
                                     Chairman of the Board since
                                     October 1989; President from February
                                     1989 to August 1990; and previously with
                                     Signet Banking Corporation, Newport
                                     News, Virginia (from 1960 to 1989),
                                     serving during the last five years as
                                     Senior Vice President and Senior Retail
                                     Officer, Eastern Region, and as
                                     Peninsula Executive Officer.

Nelson L. St. Clair, Jr.  58         Director of TideMark and the Bank;        1989        1995       6,000                   *
                                     President and Chief Executive Officer,
                                     Riverside Health System since 1982, a
                                     Newport News, Virginia based corporation
                                     which owns and operates various regional
                                     hospitals and other health care related
                                     facilities.

Lindsay B. Trittipoe      36         Director of TideMark and the Bank; since   1989       1995      113,100 (6)            1.63%
                                     November 1989 institutional sales,
                                     Craigie, Inc., Richmond, Virginia,
                                     investment bankers; previously Vice
                                     President, Anderson & Strudwick, Inc. a
                                     Richmond, Virginia based stock brokerage
                                     firm from September to November 1989;
                                     previously in institutional sales with
                                     Morgan Stanley Co., New York, New York
                                     from February 1987 to December 1988.

James S. G. Davenport     69         Director of TideMark and the                1989      1996       52,774                  *
                                     Bank; since 1980 Chairman of the Board,
                                     Davenport Dukes Associates, Inc., a
                                     Newport News, Virginia based financial
                                     planning firm.



Robert L. Freeman, Jr.    40         Director of Tidemark and the                1989      1996      314,000 (7)            4.53%
                                     Bank; since 1986 Partner, Jones,
                                     Blechman, Woltz and Kelly, P.C.,
                                     a Newport News, Virginia based law
                                     firm which serves as general counsel
                                     to the Bank.

Robert N. Springer        39         Director of TideMark, the Bank and NNSC;    1990      1996       25,300                  *
                                     President and Chief Executive Officer
                                     since January 1993; President and Chief
                                     Operating Officer from October 1990 to
                                     January 1993. Previously, Senior Vice
                                     President and Chief Financial Officer
                                     from September 1989 to October 1990;
                                     previously with Signet Banking
                                     Corporation, Baltimore, Maryland from
                                     1986 to 1989 as Vice President Capital
                                     Markets Group and Assistant Treasurer.

Alan S. Witt              39         Director of TideMark and the Bank;          1989      1996       27,833 (8)               *
                                     Partner, Rauch Witt & Co. since 1979
                                     and, since 1989, managing partner of
                                     Rauch, Witt & Co., a Newport News,
                                     Virginia based public accounting firm.


____________________________________
(Footnotes for pages 13 and 14)

*Represents less than 1%

(l)  For the purposes of these tables, pursuant to  rules promulgated under the Exchange Act,  an individual  is considered to  "beneficially own"  any shares of Common Stock if he or she has or shares, (a)  voting power, which includes the  power to vote  or direct  the voting  of the  shares; or  (b)
investment  power,  which  includes the  power  to  dispose  or direct  the disposition of the shares.  A person is deemed to have beneficial ownership of any shares of  Common Stock which  may be acquired within  60 days of  a specific date pursuant to  the exercise of stock options.  Unless otherwise indicated, a director has sole voting  power and sole investment power with
respect  to the  indicated shares.   Shares  of Common  Stock which  may be
acquired  within  60 days  of  the  Voting Record  Date  are  deemed to  be outstanding shares of Common Stock beneficially owned by such person(s) but are  not  deemed to  be  outstanding  for  the  purpose  of  computing  the percentage of Common Stock owned by any other person or group.

(2) All of the directors of the Company except Mr. Lawson were the initial directors of the Company when it was incorporated in 1992 and served on the Bank's Board as well. Except with respect to Mr. Lawson, date indicates the year when each director became a member of the Board of Directors of the Bank.

(3)  Includes  320,000 shares owned  directly by W.M. Jordan  Company, Inc.
Does not  include 100,000 shares  owned by Mr.  Lawson's father, Robert  T.
Lawson.    See  "Security  Ownership   of  Certain  Beneficial  Owners  and
Management."

(4)  Includes  168,000 shares  held by SMC,  of which Mr.  Suttle is  Chief
Financial  Officer  and 333,000  shares held  by  Associates, of  which Mr.
Suttle is a general partner.  See "Security Ownership of Certain Beneficial
Owners and Management."

(5) Includes 25,000 shares of Common Stock which may be acquired through the exercise of options which are exercisable within 60 days after the Voting Record Date.

(6)  Includes 700 shares owned individually by Mr. Trittipoe's wife.

(7) Does not include 45,500 shares owned directly by Robert L. Freeman, Sr., Mr. Freeman's father, 25,000 shares owned directly by Dorothy Freeman,
Mr. Freeman's mother,  or 228,500  shares owned directly  by Susan  Freeman
Bryant, Mr. Freeman's sister.

(8)  Includes 1,500 shares held  in a trust account for the benefit  of Mr.
Witt's children.



Executive Officers Who Are Not Directors

The following table sets forth information concerning executive officers of
the Company  who do  not serve on  the Company's Board  of Directors.   All
executive officers serve for a term of one year.  There are no arrangements or understandings pursuant to which any officer was selected as an officer.


                                        Position with the Bank or the Company
                       Age as of             and Principal Occupation
   Name              June 30, 1994            During Last Five Years


Ralph R. Allen           47                   Senior Vice  President of the
                                              Bank   since    1986;   Chief
                                              Compliance    Officer   since
                                              December 1991;  Chief Lending
                                              Officer from 1985 to December
                                              1991.

Pamela B. Lawson         40                   Executive Vice  President and
                                              Chief Financial Officer since
                                              July  1994  and  Senior  Vice
                                              Pesident and  Chief Financial
                                              Officer   of   the   Bank and
                                              the  Company   from  December
                                              l990 to July  1994; from 1980
                                              to  1990   served  as  Senior
                                              Vice President  and Treasurer
                                              of  Bay  Savings  Bank,  FSB,
                                              Newport News, Virginia.

John M. Lunsford         49                   Senior     Vice    President,
                                              Commercial   Lending,   since
                                              April 1992; from 1971 to 1992
                                              was employed by Crestar Bank,
                                              Newport    News,    Virginia,
                                              serving   as    Senior   Vice
                                              President, Commercial Lending
                                              from 1989 to 1992.

John D. Meade, III       41                   Senior Vice President, Retail
                                              Banking, since July 1994.
                                              From 1978 to 1994 was employed
                                              by NationsBank, serving as Senior
                                              Vice President and Area Executive
                                              Officer since 1984.

Robert L. Midgette       46                   Senior Vice President,
                                              Mortgage Banking, since
                                              October  1993. Served  as
                                              First  Vice   President   and
                                              General  Auditor   from  June
                                              1992 to  September 1993; from
                                              1976 to 1992  was employed by
                                              Dominion Bankshares, Roanoke,
                                              Virginia,   serving    as   a
                                              general auditor.




ITEM 11.  EXECUTIVE COMPENSATION

Summary of Compensation in 1994, 1993 and 1992:

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to the Company's
Chief Executive Officer and the only other executive officer of the Company or the Bank whose total compensation during fiscal 1994 exceeded $100,000 for each of the three years ended June 30, 1994. No compensation was paid directly by the Company to its executive officers, all of which also serve as executive officers of the Bank:



 Name and Principal      Fiscal                           Other Annual     All Other Position
                          Year    Salary     Bonus(1)   Compensation (2)   Compensation(3)

 Gordon L. Gentry, Jr.   l994    $110,250     $12,500        $4,629            $28,380
 Chairman of             1993     110,250      25,000           -               24,886
 the Board of the        1992     110,250        -              -               22,036
 Company and the Bank

 Robert N. Springer      1994     100,000      12,500         6,521              2,769
 President and CEO       1993     100,000      15,000           -                1,500
 of the Company and      1992     100,000         -             -                2,481
 the Bank

____________________

(l)  Annual profit sharing and any bonus.

(2)  Includes  value for use  of Company-owned  vehicle and  value of life
insurance which exceeds $   50,000, the value of which did not exceed the
lesser of either $50,000 or 10%     of the total annual salary and  bonus
reported for the individual.

(3)  All other compensation includes:

     (a) accrued amounts deferred pursuant to Section 40l(k) of the Internal Revenue Code of 1986 ("Code"), as amended, in accordance with the Bank's Profit Sharing and Savings Plan which totaled
          $3,053 for Mr. Gentry and  $2,769 for Mr. Springer,

     (b) the cost of a contribution to a non-qualifying executive retirement plan on behalf of Mr. Gentry, which totaled $18,105 for fiscal 1994.

     (c) the dollar value of the premium paid,  $7,222 during fiscal 1994, on
         a split      dollar  life insurance policy in which Mr. Gentry has an
         interest in the cash value, along with  the premiums paid by the
         Company.  Mr. Gentry pays an assumed term cost of the coverage and the Company pays the remainder of the policy. If  all assumptions as to life expectancy and other factors occur in accordance with projections, the Company expects to recover the cost of the policy.

Stock Options

The  following  table  sets  forth  information  concerning  the  value  of unexercised stock  options at the end of fiscal 1994 held by Messrs. Gentry
and  Springer.   No stock options  were granted  or exercised  by either of these individuals during fiscal 1994.

                       Number of Unexercised      Value of Unexercised
                           Options at           In-The-Money Options at
       Name             June 30, 1994 (1)           June 30, 1994(2)

Gordon L. Gentry, Jr.       25,000                      $   -
Robert N. Springer            -                         $   -
__________________________________
(l)  During  fiscal 1989, options to acquire 25,000  shares of common stock were granted to Mr. Gentry, which options became exercisable in annual  20%
installments.  All options are currently exercisable and all options may be exercised on a cumulative basis.
(2)  The  exercise price on all options is greater than the market price of the Company's common stock at June 30, 1994.

Profit Sharing and Savings Plan

The  Bank  maintains a  non-contributory  profit sharing  plan  intended to qualify under Section 401 of the Code (the "401(k) Plan").  The 401(k) Plan
was  amended effective  March 1, 1986  primarily to  include Section 401(k)
features of the Code.
Any employee who is at least 21 years old and who has completed 1,000 hours of service during the  12-month period from date  of employment will  enter the  401(k) Plan  as of the  January 1  or July  1 coinciding with  or next following the date  in which the employee has completed  such service.  Any contributions to  the profit sharing portion of the 401(k) Plan by the Bank
are to  be determined  each year  by the Banks  Board of  Directors.   Such
contributions,  if  any, are  solely  at  the discretion  of  the Board  of
Directors.   Contributions by  the Bank generally  are allocated  among the accounts  of  participants in  proportion  to their  respective  amounts of compensation for the  plan year, and vest in accordance  with a schedule of years of  service set forth in the 40l(k) plan, with full vesting occurring after five years of service.

Voluntary  contributions to the savings  portion of the  401(k) Plan may be made  by participants, subject to limitations specified in the 401(k) Plan.
Until June 30, 1994, participants could  contribute from one percent to ten
percent  of their base  pay to the  Plan.   Effective in 1994,  the maximum
amount  of  elective contributions  for each  participant  is $8,994  or 25 percent  of the  compensation of  the  employee that  is included  as gross income for the tax year.  The Bank matched employee contributions up to six percent at a rate of 50 percent of employee contributions.  In fiscal 1994, the  Bank contributed $60,000 to the 401(k)  Plan.  Beginning July 1, 1994,
participants may contribute from one  percent to ten percent of their  base pay to the plan, with the Company matching employee contributions up to ten
percent   of  their  base  pay  at  a   rate  of  50  percent  of  employee
contributions.
Trustees are appointed by TideMark's  Board of Directors to administer  the
plan.    Current trustees  are  Messrs. Davenport,  Witt,  Gentry, Santoro,
Springer  and Ms. Lawson.   All assets  of the  Plan are held  in trust and
invested by the trustees.  Payments begin at retirement, subject to  vested amounts.  Payments may either be lump sum distribution or periodic payments as elected by the participant.  The following table sets forth the benefits contributed by  the Bank under  this plan  to the executive  officers whose compensation exceeded $100,000.
                                   Amount Set Aside for
            Name of Individual      Fiscal Year 1994

           Gordon L. Gentry, Jr.        $3,053
           Robert N. Springer           $2,769


Pension Plan

Until  June 30,  1994,  TideMark had  a  qualified, defined  benefit,  non-
contributory  retirement  plan  in which  all  employees  were eligible  to participate after attaining age  21 and completing 12 months  of employment which includes  at least 1,000 hours of service ("Retirement Plan").  As of
June  30, 1994,  the  accrual of  benefits  under the  Retirement  Plan was frozen; thus, all compensation and periods  of service after that date  are no longer used to compute benefits.  The Retirement Plan continues to be in existence, and all participants in the Retirement Plan as of  June 30, 1994
became immediately  vested in the  benefits accrued as  of that date.   The
Company  has no plans  to terminate the  Retirement Plan at  this time, but reserves the  right to  revise or  discontinue the Retirement  Plan in  the future.  No  new participants will be allowed to  enter the retirement plan after June 30, 1994.

The Retirement Plan provides for monthly payments to, or on behalf of, each covered employee upon retirement at age 65 or disability or death, with the benefits based upon predetermined formulas reflecting years of credited service and factors applied to average compensation and Social Security benefits.

The following table sets  forth, in annuity  amounts payable for life  with
five  years   guaranteed,  the  estimated  annual   benefits  payable  upon
retirement  in fiscal 1994 to participants at  normal retirement age in the average  annual  salary  and  years  of  credited  service  classifications specified.

       Highest
     Consecutive
     Sixty Month                    Estimated Annual Pension for
       Average                        Representative Years of
    Compensation                     Credited Service (1)(2)(3)

                             10 Years   20 Years   30 Years   40 Years
      $20,000                 $ 2,200    $ 4,400   $ 5,800$    7,200
       40,000                   5,376     10,752    14,528    17,816
       60,000                   8,796     17,592    23,988    29,286
       80,000                  12,216     24,432    33,448    40,756
      100,000                  15,636     31,272    42,908    52,226
      120,000                  19,056     38,112    52,368    63,696
      140,000                  22,476     44,952    61,828    75,166

____________________________________________
(1)   The  amounts  shown are determined using  the  1993 Social  Security
Covered  Compensation for persons having attained age 65 as of June 30, 1994.

(2)  Messrs. Gentry and Springer each have five years of credited service.

(3) Projected annual retirement benefits are $3,022 for Mr. Gentry and $4,406 for Mr. Springer.

Executive Retirement Plan
TideMark has established a non-qualifying,  defined contribution retirement plan for  Mr. Gentry.  The  plan calls for annual  contributions of $11,694
until  Mr. Gentry  attains the  age  of 60.   The  non-qualifying plan  was
amended  effective June  30, 1994,  commensurate with  the freezing  of the
Company's Retirement  Plan, requiring  additional  annual contributions  of
$6,411 until Mr. Gentry attains the age of 65.  The Company has established an account at a local financial institution to which the  contributions are deposited and held in  trust.  At retirement,  defined as the first  day of the month coincident  with or next following Mr. Gentry's attainment of age
60,  the plan  shall provide  benefits equal  to monthly,  quarterly, semi-
annual or  annual installments at Mr.  Gentry's option over a  period of l0 years.  Projected annual retirement benefits under the plan are $26,272.
Employment Agreements

In  September 1993,  TideMark entered into  employment agreements  with Mr.
Gentry,  Mr. Springer and Ms. Lawson,  which superseded any other contracts in existence at that time.
The agreement with Mr. Gentry provides for employment for a period of three years,  commencing January 1, 1993,  at an annual  base salary of $110,250, plus  discretionary  bonuses  and  fringe benefits  commensurate  with  his position as Chairman  of the Board of  the Company and  the Bank. The  base
salary can  be modified by  action of  the Board.   Mr. Gentry is  eligible
under the agreement for a cash bonus in an amount up to $25,000, determined by  applying a factor  weighted 30 percent  towards actual earnings  of the
Company compared to budgeted earnings and 70 percent towards actual deposit levels of the Bank compared to budgeted deposit levels.  Mr. Gentry is also eligible  under the  agreement to  be awarded  shares of  restricted Common
Stock of the  Company according to the formula described  above.  The stock awarded is  restricted for investment only for a period of three years from the date of the award.  The  Common Stock may not be sold, transferred,  or assigned during the restrictive period without prior written consent of the
Company.  Mr. Gentry was not eligible for  a bonus for fiscal 1994 pursuant to his agreement; however, on July 28, 1994, the Board of Directors awarded
Mr. Gentry  a discretionary bonus  of $10,000 in  cash and 3,265  shares of restricted Common Stock of the Company.

The agreement contains a provision which provides Mr. Gentry with specified benefits  in the  event that  he is  terminated subsequent  to a  change in control of TideMark  or he terminates his employment subsequent to a change in  control for good  reason, defined  as: (a) a  change in control  of the
Bank,  (b) a failure by  the Bank to comply with  any material provision of this  agreement, (c)  subsequent to  a change  in control  of the  Bank and without  Mr.  Gentry's  express  written  consent,  any  of  the  following
occurring:   the assignment to Mr.  Gentry of any  duties inconsistent with
Mr. Gentry's positions, duties, responsibilities  and status with the  Bank immediately  prior to  a change  in control of  the Bank;  a change  in his reporting  responsibilities, titles  or  offices as  in effect  immediately prior to a  change in control of the Bank; any  removal of Mr. Gentry from, or the failure to elect him to, any of such positions, except in connection with  a termination  of employment  for  just cause,  disability, death  or retirement; a reduction by the  Bank in Mr. Gentry's annual base  salary as in  effect immediately prior to a  change in control or as  the same may be increased  from time to  time; or  the failure of  the Bank to  continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability  plan in which Mr. Gentry  is participating at any time of a change in control of the Bank, or the taking of any action by the Bank  which would adversely affect Mr. Gentry's  participation in or materially  reduce  his  benefits  under any  of  such  plans;  or  (d) any purported  termination of  Mr.  Gentry's employment  which is  not effected pursuant  to a  Notice of  Termination satisfying  the requirements  of the agreement.  In such an  event, he would be  entitled to receive 2.99  times
his average annual  compensation for  the preceding five  years.   Assuming
that such average was Mr. Gentry's existing salary level, his severance pay would amount to approximately $330,000.
The agreements with Mr. Springer and Ms.  Lawson provide for employment for a one  year period,  ending June  30,  1995, at  an annual  base salary  of
$100,000 and  $80,000, respectively, plus discretionary  bonuses and fringe benefits commensurate with their positions as President and Chief Executive
Officer  of the  Company and  the Bank,  in the case  of Mr.  Springer, and
Executive Vice President and Chief Financial Officer of the Company and the
Bank, in the case of Ms. Lawson.  The base salary can be modified by action of the Board  of Directors of the Bank.  Mr. Springer is eligible under his agreement  for a  cash bonus  in  an amount  up to  $25,000, determined  by applying a  factor  weighted 70  percent  towards  actual earnings  of  the
Company compared to budgeted earnings and 30 percent towards actual deposit
levels of  the Bank compared to  budgeted deposit levels.   Mr. Springer is
also eligible under his agreement to be awarded shares of restricted common stock of the  Company in accordance with the  same formula described above.
The common stock awarded is restricted  for investment only for a period of three years from the date of the award.  The  common stock may not be sold, transferred,  or  assigned  during  the restrictive  period  without  prior written consent  of the Company.  Mr. Springer was not eligible for a bonus for fiscal 1994 pursuant to  his agreement; however, on July 28,  1994, the
Board  of Directors awarded Mr. Springer a discretionary bonus of $5,000 in cash and 3,265 shares of restricted Common Stock of the Company.

Ms. Lawson is eligible under  her agreement for a bonus in an  amount to be determined  by the  Board of Directors,  and based  on such  factors as the
financial performance  of the Company.   Ms. Lawson is also  eligible under
her agreement  to  be awarded  shares  of restricted  common stock  of  the
Company in  accordance with the formula described above.   The common stock
awarded is restricted for investment only  for a period of three years from the  date of the award.  The common  stock may not be sold, transferred, or assigned during the restrictive period without prior written consent of the
Company.  On July  28, 1994, the  Board of Directors  awarded Ms. Lawson  a discretionary bonus of $2,500 in cash and 1,633 shares of restricted Common
Stock of the Company.
In the event that the Company  or the Bank is sold, merged  or consolidated with another financial or other institution or business, and  the successor
institution  does  not  offer  the  executive   a  comparable  position  of
employment  for a period of at least one  year to the then current position that  Mr.  Springer or  Ms. Lawson  has with  the  Bank (in  the Tidewater,
Virginia geographical area,  with respect to Ms. Lawson), with compensation at least equal to the base salary stated in the respective agreements, then the agreements  terminate and  the  executive is  entitled to  receive  the aggregate sum of $300,000 in the case of Mr. Springer,  and $150,000 in the case of Ms. Lawson, payable by  the Company or the successor institution in
12 monthly installments beginning on the date of termination.

Employment may be  terminated under the agreements with  Messrs. Gentry and
Springer and  Ms. Lawson for  "just cause," defined therein  as dishonesty, incompetence, willful  misconduct,  breach of  fiduciary duty,  intentional failure to  perform stated  duties, willful violation  of other  than minor laws or regulations, breach or  neglect of duties, persistent negligence or misconduct in  the performance of duties, or breach of any provision of the
agreement.   In  the event  employment is  terminated for  just cause,  the employee  has no  right to compensation  or other  benefits for  any period after  such date of termination.  The  agreements can also be terminated by the executives, but  in such event, the executives have  no right after the date of termination to  compensation or other benefits  as provided for  in the agreements.
The agreements  may be terminated by  the Company for any  other reason not constituting "just cause."  In such event the Company shall be obligated to pay the executive's base salary and accrued benefits for the remaining term
of the agreements  after the date of termination.   Further the Company may
provide notice that the agreements  shall not be renewed for the  next term and shall terminate  at the end  of the then  current term without  further expense or obligation of the Company to the executive.

All  three agreements provide that severance  benefits will be limited such that  they will not constitute "excess  parachute payments" for purposes of the penalties to TideMark and the executive imposed on such payments by the
Tax  Reform  Act of  1984.   The agreements  do  not contain  any provision
restricting  the  executives'  right   to  compete  against  TideMark  upon
termination of employment.
On July 5, 1994, TideMark entered into an employment agreement with John D.
Meade, III, Senior Vice President, Retail Banking.  The  agreement provides
Mr. Meade  for a period of one year from the date of his employment, in the event  of a  public announcement  by TideMark  of a sale  or merger  of the
Company, with specific benefits in the event he is terminated  or offered a position  with significantly reduced duties and  compensation which he does not accept.  In such an event, Mr. Meade would be entitled to receive a sum of  $75,000 within  30  days  after this  termination  or  rejection of  an inferior offer.

Compensation of the Board

In fiscal 1994, Directors who were not officers of the Company or the Bank, received $550 for attendance at each Board meeting and $150 for each Committee meeting attended. No executive officer who serves as a director receives any remuneration for such service.

Executive Compensation Committee Report on Executive Compensation

Compensation for the Chairman and the President and Chief Executive Officer
("CEO")  is determined  by the  Board of  Directors in  the absence  of the
Chairman and the President  and CEO.   In determining compensation for  the
Chairman  and for  the  President  and  CEO,  the  directors  consider  the recommendation  of the Executive Compensation Committee  of the Board which bases its recommendations on the consideration of several factors including the  financial performance of the  Bank, the individual  performance of the
Chairman and of the President and CEO, and the compensation paid to persons in comparable positions within the industry.

Compensation  for executive  officers  other  than  the  Chairman  and  the
President and  CEO is determined by  the Board of Directors  based upon the
recommendation  of the  President  and CEO.    Compensation levels  of  all
executive officers are determined with initial consideration being given to the overall  performance of the Bank.  Additionally, the performance of the individual unit or units for which the executive officer had responsibility
is   evaluated  and   compared   with  budgeted   levels  of   performance.
Consideration  is  also given  to the  compensation  paid to  executives in similar positions  in the industry, with emphasis  placed on pay levels for those operating in the Bank's marketplace.

The major component of  executive compensation during fiscal 1994  was base salary.  Increases in base salary are made annually based upon the criteria
outlined  above.   In  addition to  base salary,  bonuses were  paid during
fiscal  1994  to each  of  Messrs. Gentry  and  Springer in  the  amount of
$12,500.   These bonuses were  paid based upon the subjective evaluation of
executive performance as  made by  the Board of  Directors.   Additionally,
during  fiscal year  1994  the Chief  Financial  Officer, Ms.  Lawson,  was granted a five percent salary increase and  a bonus in the amount of $7,500 based upon corporate  performance as well  as the performance of  the areas for which she was responsible.

During fiscal 1994 a bonus program was developed for all employees of the Bank based upon subjective and objective evaluation of the employee's performance as well as the performance of the Bank during any period. The plan provides that for any year, the Board of Directors can establish a bonus pool for employees based upon Bank performance. This pool is divided among operating units based upon that unit's relative performance as determined by the President, Chairman and Chief Financial Officer. Each unit head is responsible for making a recommendation as to how the bonus pool is to be divided among the employees of that unit based upon specific employee performance.

                        TIDEMARK BOARD OF DIRECTORS

             James S.G. Davenport      Anthony R. Santoro
             Robert L. Freeman, Jr.    Gary A. Suttle
             John R. Lawson, II        Lindsay B. Trittipoe
             Nelson L. St. Clair, Jr.  Alan S. Witt


Comparative Performance of the Company

The following chart compares the Company's common stock with (i) the NASDAQ
National Market Index for U.S. Companies, and (ii) the thrift stocks traded on the NASDAQ National Market System. The chart assumes an investment of $100 on July 1, 1989, in each of the Company's common stock, the NASDAQ
National Market  Index and the  stocks in the  selected thrift peer  group.
Each year's performance is for the fiscal year ended June 30. The overall performance assumes dividend reinvestment throughout the period.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                        AMONG TIDEMARK BANCORP, INC.
            NASDAQ NATIONAL MARKET INDEX AND NASDAQ THRIFT INDEX


                              LEGEND

 Symbol       Index Description       6/30/89   6/29/90   6/28/91   6/30/92   6/30/93   6/30/94

 (star)       TideMark Bancorp, Inc.   100.0      42.1      31.6      28.1      21.1      40.4
 (triangle)   NASDAQ Market Index      100.0     107.8     114.2     137.1     172.4     173.0
 (box)        NASDAQ Thrift Index      100.0      80.5      84.6     125.1     183.6     235.3


NOTE:    The  preceding chart  indicates  the relative  performance  of the
1,380,000  shares of  Common  Stock issued  in the  Company's  1986 initial
public  offering issued  at $10 per  share.   It excludes the  effect of an
additional 5,551,321  shares of Common Stock issued  on January 15, 1992 at
$1.00 per  share. Based on the last traded sales  price on June 30, 1994 of
$2.875, those shares have appreciated 287.5 percent during that period.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table  sets forth information as  to TideMark's Common  Stock beneficially  owned,  as of  September  16, 1994,  by  the only  persons or entities known to the Company to be the beneficial owners of more than five percent of TideMark  Common Stock and by all directors  and officers of the
Company  and  TideMark  Bank   (the  "Bank"),  the  Company's  wholly-owned
subsidiary, as a  group.  For information regarding the ownership interests in  TideMark  Common  Stock  by  individual  directors  and  nominees,  see
"Information with Respect to Nominees  for Director, Directors Whose  Terms
Continue and Executive Officers."

                                    Amount and Nature of
  Name and Address of           Beneficial Ownership as of       Percent of
  Beneficial Owner                 September 16, 1994 (1)    Outstanding Shares

W. M. Jordan Company, Inc.            440,000 (2)                   6.35%
11010 Jefferson Avenue
Newport News, Virginia  23601

Gary A. Suttle                        502,000 (3)                   7.24%
Suttle Motor Corporation
12525 Jefferson Avenue
Newport News, Virginia  23602

Value Partners Ltd. (4)               652,000                       9.41%
2200 Ross Avenue
Suite 4600 West
Dallas, Texas  75201

Directors and Officers              1,475,702 (5)                  21.17%
as a group (20 persons)

________________________________________
(l)  Except  as indicated otherwise, based  on information furnished by the
respective  individuals  or  entity  and   filings  made  pursuant  to  the
Securities  Exchange  Act  of 1934,  as  amended ("Exchange  Act").   Under
applicable regulations,  shares are deemed  to be  beneficially owned by  a person if he or she directly or indirectly has  or shares the power to vote or  dispose of  the shares,  whether  or not  he  or she  has any  economic interest  in the shares.  Unless  otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)  Includes 100,000 shares  of Common Stock owned  directly by Robert  T.
Lawson, the Chairman of  the Board of W.M.  Jordan Company, Inc.  ("WMJC"),
and  20,000 shares owned  directly by John  R. Lawson II,  the President of
WMJC.  John R. Lawson is a director of the Company and is the son of Robert
T. Lawson.   WMJC has  sole voting and  dispositive power over  the 320,000 shares it  owns directly and each of Messrs. Robert  T. and John R. Lawson,
II have sole voting and dispositive power over the shares directly owned by them.

(3)  Includes  168,000 shares  directly owned  by Suttle  Motor Corporation
("SMC")  over which  SMC  has sole  voting and  dispositive  power, 333,000
shares  directly  owned  by   SMC  Associates  ("Associates"),  over  which
Associates has sole voting and dispositive power, and 1,000 shares directly
owned  by Gary  A.  Suttle.   Mr.  Suttle, a  TideMark  director, is  Chief
Financial Officer of SMC and is the general partner of Associates.

(4) Value Partners Ltd. ("VP") is a Texas limited partnership, the general partner of which is Fisher-Ewing Partners, a Texas general partnership, the general partners of which are Richard W. Fisher and Timothy G. Ewing. VP has sole voting and dispositive power over all 652,000 shares.

(5)  Included  are officers  of  the Bank.    Includes 37,800  shares  with
respect to which certain  officers and directors have the  right to acquire beneficial ownership  through the  exercise of  stock options,  which stock options  are exercisable within  60 days of  the Voting Record  Date.  Such shares  are  deemed to  be  outstanding for  the purpose  of  computing the percentage of  outstanding shares  of TideMark's Common  Stock beneficially owned by  directors and officers as a group.  See "Executive Compensation -
Employee Compensation Stock  Option Plan."   Also  includes all  beneficial
ownership as footnoted above for Messrs. Lawson and Suttle.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
TideMark offers various types of loans to its directors, officers and employees. Effective August 1989, the Company does not offer loans of any type to officers or directors at other than market rates or terms. In the judgment of management, the loans do not involve more than the normal risk of collectibility.

The following  table sets forth  certain information  with respect to  each director and executive officer of the Company during fiscal 1994  and their affiliates  who had  aggregate borrowings  of $60,000  or greater  from the
Company during  fiscal 1994.   These loans  were made on  substantially the
same terms as those prevailing at the time for comparable transactions with unaffiliated persons.


                                                  HIGHEST
                                                 PRINCIPAL
                                                BALANCE FROM       BALANCE          INTEREST
                                        YEAR   JULY 1, 1993 TO        ON            RATE ON
NAME                     TYPE OF LOAN   MADE    JUNE 30, 1994    JUNE 30, 1994   JUNE 30, 1994

Gordon L. Gentry, Jr.    Mortgage       1993     $ 99,685 (l)     $    ---  (2)        ---
Chairman of the Board

Robert N. Springer,      Mortgage       1990      201,472              ---  (2)        ---
President and CEO        Equity Line    1990       17,301            16,264            8.75%

106 Associates           Mortgage       1983      109,173           106,508           6.375%
James Davenport,
Director, Partner

Robert L. Freeman, Jr.   Unsecured      1993      128,500            28,500            7.25%
Director                 Line of Credit

______________________________

(1) Mr. Gentry has an approved equity line-of-credit of $40,000 which was not drawn upon during fiscal 1994.
(2)  Loans were sold in the secondary market during fiscal 1994.

Transactions with the Company

Director  Robert L. Freeman,  Jr. is  a partner in  the law  firm of Jones,
Blechman, Woltz and  Kelly, P.C., which firm serves as  general counsel and
provides  legal services  to the  Company and  its subsidiaries.   Director
Lindsay  B. Trittipoe is an  institutional salesman with  Craigie, Inc., an investment banking firm in  Richmond, Virginia which is an  approved dealer
for the  Bank.   In the  ordinary  course of  business, and  strictly on  a competitive  bid  basis,  the Bank  has  purchased  from  and sold  certain investment  securities to Craigie, Inc.  using Mr. Trittipoe  as the broker for such transactions.


                                  PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)(1) The following financial statements are incorporated by reference to Item 8 hereof from Exhibit 13 hereof:

               Report of Coopers & Lybrand, L.L.P.

               Consolidated Statements  of Financial Condition  as of  June
               30, 1994 and 1993

               Consolidated Statements of Operations for each of the years in the three-year period ended June 30, 1994

               Consolidated Statements of Changes in Stockholders' Equity for each of the years in the three-year period ended June
               30, 1994

               Consolidated Statements of Cash Flows for each of the years in the three-year period ended June 30, 1994

               Notes to Consolidated Financial Statements

(a)(2) Financial statement schedules are omitted because of the absence of the conditions under which they are required or because the required information is set forth in the Con-solidated Financial Statements or Notes thereto.




(a)(3) The following exhibits are filed as part of this annual report on Form 10-K and this list includes the Exhibit
               Index.


        No.                Exhibits                     Page

        3.1    Articles of Incorporation                  *
        3.2    Bylaws                                     *
        4      Specimen Stock Certificate                 *
        10.1   Employee Compensatory Stock Option Plan    *
        10.2   Employment Agreement by and between
               TideMark and Gordon L. Gentry, Jr.         **
        10.3   Employment Agreement by and between
               TideMark and Pamela B. Lawson              **
        10.4   Employment Agreement by and between
               TideMark and Robert N. Springer            **
        10.5   Employment Agreement by and between        E-1
               TideMark and John D. Meade, III
        11     Computation of per share earnings -
               the computation of earnings per share
               can be clearly determined from the
               financial statements of the Registrant
               contained herein                           ---
        13     Annual Report to Stockholders              E-2
        22     Subsidiaries of the Registrant --
               Reference is made to Item 1,
               "Business - Subsidiaries" for the
               required information                       ---
        99     Report of Ernst & Young, L.L.P.            E-3


- -----------------------


*      Incorporated herein  by  reference  from the  like  numbered exhibit included in the Registrant's registration statement on Form S-4 (File No. 33-5254).

**     Incorporated herein be  reference from the Registrant's Form
       10-K filed September 27, 1993.

(b) The Company filed no current reports on Form 8-K during the last quarter of the period covered by this report.

(c)    See  (a)(3) above  for all exhibits  filed herewith  and the
       Exhibit Index.

(d)    See (a)(2) above.


                                 SIGNATURES

Pursuant  to the  requirements of  Section 13  or 15(d)  of  the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

                                              TIDEMARK BANCORP, INC.
                                              The Registrant

                                              by:
                                                  /s/ Robert N. Springer
                                              Robert N. Springer, President
                                              and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on September 22, 1994 by the following officers in the capacities indicated.

                                              TIDEMARK BANCORP, INC.
                                              The Registrant

                                              by:
                                              /s/ Gordon L. Gentry, Jr.

                                              Gordon L. Gentry, Jr., Chairman
                                              of the Board


          /s/Robert N. Springer               /s/Pamela B. Lawson

          Robert N. Springer                  Pamela B. Lawson, C.P.A.
          President and  Chief  Executive     Executive  Vice  President  and
          Officer                             Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on September 22, 1994 by the following persons
(constituting a majority of the Registrant's Board of Directors) on behalf of the Registrant.


          /s/James S. G. Davenport            /s/Robert N. Springer
          James S. G. Davenport, Director     Robert N. Springer, Director

          /s/Robert L. Freeman, Jr.           /s/Nelson L. St. Clair
          Robert    L.    Freeman,   Jr.,     Nelson L. St. Clair, Director
          Director
                                              /s/Gary A. Suttle
          /s/John R. Lawson, II               Gary A. Suttle, Director
          John R. Lawson, II, Director
                                              /s/ Lindsay B. Trittipoe
          /s/Gordon L. Gentry, Jr.            Lindsay B. Trittipoe, Director
          Gordon L. Gentry, Jr., Director
                                              /s/Alan S. Witt
          /s/ Anthony R. Santoro              Alan S. Witt, Director
          Anthony R. Santoro, Director














                                                                   ANNEX VI



























                             TIDEMARK BANCORP, INC.
                              1994 ANNUAL REPORT





          Contents     1 Selected Financial and Other Data

                       2 Report To Our Stockholders

                       4 Our Strategy for Success

                      10 Management's Discussion and Analysis of Financial
                         Condition and Results of Operations

                      43 Consolidated Statements of Financial Condition

                      44 Consolidated Statements of Operations

                      45 Consolidated Statements of Changes in
                         Stockholders' Equity

                      46 Consolidated Statements of Cash Flows

                      48 Notes to Consolidated Financial Statements

                      75 Report of Independent Accountants

                      76 Consolidated Financial History

                      79 Glossary of Financial Terms

                      80 Board of Directors, Corporate Officers and
                         Corporate Information


                             Corporate Profile


TideMark Bancorp, Inc. ("TideMark" or the "Company") is a Virginia-chartered savings and loan holding company headquartered in Newport News, Virginia.
Substantially  all of  TideMark's assets and  operations are  in TideMark Bank
(the "Bank"), a federal stock savings bank, formerly known as Newport News
Savings Bank.

At  June  30, 1994,  TideMark had  consolidated  assets of  $386.6 million, deposits of $232.7 million  and stockholders' equity of $18.6  million. The Bank converted from mutual to stock ownership in June 1986 with an offering of
1,380,000  shares  of  common  stock.    In  December  1992,  the  Bank
reorganized  into the holding company form of organization with the Company becoming the  holding company for the  Bank.  In January  1992, the Company issued  an additional 5,551,321 shares  of common stock  resulting in total outstanding shares of 6,931,321 at June 30, 1994.

TideMark serves more than 30,000 customers through its ten retail banking offices in its primary market areas - the Virginia Peninsula, Middle
Peninsula and Northern Neck. Additionally, TideMark originates mortgage loans through its TideMark Mortgage Division offices located in Newport News and Chesapeake, Virginia.





Through  its  retail banking  offices, TideMark  delivers  a wide  range of banking  products and services to meet the needs of individuals, businesses and organizations.  TideMark Bank attracts retail deposits from the general public  and the business community  through a variety  of deposit products.
Deposits   are  insured   by  the   Savings  Association   Insurance  Fund,
administered  by   the  Federal   Deposit  Insurance   Corporation,  within
applicable limits.


The Company's lending activities focus on meeting the needs in its market area by offering permanent and construction residential loans, second mortgages and equity lines of credit, consumer loans, commercial real estate and business loans and lines of credit to local individuals and businesses.


The  Company's common  stock trades  on the  NASDAQ National  Market System under the  symbol "TDMK."  The Bank has been  in business since 1887 and is the oldest and largest financial institution  headquartered on the Virginia
Peninsula.   The Virginia Peninsula,  along with the  cities of Chesapeake,
Norfolk, Portsmouth, Suffolk and Virginia Beach comprise Hampton Roads, the
United States' 27th largest metropolitan statistical area.

                     Selected Financial and Other Data



As of June 30,                                   1994       1993       1992       1991       1990
(Dollars in thousands, except per share data)

Financial Condition Data
Total assets                                   $386,576   $379,572   $354,894   $359,605   $361,193
Trading account assets                            1,997        ---        ---        ---        ---
Securities available for sale                    19,722      7,765     17,805        ---        ---
Mortgage-backed securities available for sale    56,705        ---        ---        ---                                    ---
Loans held for sale                               3,331     24,961     20,900     16,817        ---
Investment securities and federal funds sold        ---      8,849      7,997      9,991     30,080
Mortgage-backed securities                      102,952    125,213    100,614     93,222     81,321
Loans receivable                                170,591    180,319    177,026    204,221    210,136
Deposits                                        232,725    219,324    209,663    227,662    246,648
Borrowed funds                                  131,111    136,402    125,512    112,601     99,931
Stockholders' equity                             18,637     18,064     15,448      8,623      8,073

Book value per share                            $  2.69     $ 2.61     $ 2.23    $  6.25   $   5.85
Book value per share
   excluding effect of SFAS 115                 $  2.80     $ 2.61     $ 2.23    $  6.25   $   5.85
Other Data
Mortgage loans serviced for others             $199,850   $194,850   $194,465   $170,831   $165,427
Full service offices                                 10         10          9          9         11
Mortgage loan origination offices                     2          5          5          6        ---

Fiscal Year Ended June 30,                       1994        1993       1992      1991        1990
(Dollars in thousands, except per share data)
Operating Data
Interest income                                 $23,711    $25,699    $28,496    $32,479   $ 34,412
Interest expense                                 14,986     16,898     20,821     26,759     29,460
Net interest income                               8,725      8,801      7,675      5,720      4,952
Provision for losses on loans                        83         65      1,982      1,895      9,436
Total other income                                5,294      4,197      5,921      5,229      2,092
Total other expense                              11,835     11,955      9,892      8,504     11,031
Provision for (benefit from) income taxes           776        389        747        461     (1,895)
Extraordinary item                                  ---        ---        590        461        ---
Cumulative effect of accounting change              ---      2,027        ---        ---        ---
Net income (loss)                               $ 1,325     $2,616     $1,565    $   550   $(11,528)
Earnings (loss) per share                       $  0.19     $ 0.38     $ 0.40    $  0.40   $  (8.35)

Average number of shares outstanding          6,931,321  6,931,321  3,912,980  1,380,000  1,380,000


Selected Ratios
Return (loss) on average assets                    0.36%      0.74%      0.46%      0.15%     (3.16)%
Return (loss) on average equity                    6.82%     15.99%     13.19%      6.60%    (73.57)%
Average equity to average assets                   5.23%      4.61%      3.46%      2.31%      4.29%
Average yield on earning assets                    6.84%      7.61%      8.94%     10.00%     10.61%
Average cost of funds                              4.36%      5.07%      6.56%      7.90%      8.73%
Net interest rate spread                           2.48%      2.54%      2.38%      2.10%      1.88%
Net interest rate margin                           2.52%      2.61%      2.41%      1.76%      1.53%
Nonperforming and restructured assets
   to total assets                                 3.54%      5.50%      6.99%      5.97%      8.42%


To Our Stockholders:

As  we  reflect  on  the  year  just  ended,  we  are  most  proud  of  the accomplishments made in the Company's balance sheet. The asset and liability improvements which were initiated during the past year should prove to have a significant impact on the Bank's earnings potential over both the near- and long-term future. In last year's letter and in our report to you at our annual meeting, we stated that we would focus our efforts on three areas during fiscal 1994 - the enhancement of our retail banking capabilities, the continued improvement in troubled assets and more efficient operation of the Bank. It is largely because of these improvements that were able to announce on September 20, 1994 the execution of an agreement with Crestar Financial Corporation whereby they will acquire TideMark. While the future of the Company is now tied to the performance of our new partner, it is still appropriate that we review with you our activities over the past year.

Retail Banking In the area of retail banking and expanding market share we continued the progress which began in 1993 with our name change and retail product promotion. As of June 30, 1994, we have increased the number of transaction accounts by 21% to more than 13,000 customers. This important measure of market acceptance reflects the success the Bank is realizing in achieving its stated strategy of becoming the premier banking organization on the Virginia Peninsula. Perhaps the most important retail banking action of the year is the acquisition announced in July 1994 of the deposits and branches of Newport News based Bay Savings Bank, FSB. This transaction will increase deposit levels by over 30%. In the important category of transaction accounts, the number of accounts will increase by approximately 70%. The proposed acquisition will significantly enhance TideMark's position as a leader in providing retail banking products to the Virginia Peninsula market. This transaction is proceeding on schedule and we anticipate closing by December 1994. During the year we installed five Automated Teller Machines ("ATMs") throughout the market and have continued to see the volume of transactions increase at these locations. We continued our program of upgrading our delivery system by relocating our Newmarket branch to a larger and more convenient location and improving our Coliseum office and have finalized plans for renovation of the Grafton office.

Asset Quality The second area of focus last year was that of continuing improvement in the quality of the Bank's assets. During the fiscal year ended June 30, 1994, we succeeded in reducing the level of nonperforming assets by $8.3 million or 58% to a June 30, 1994 level of $6.1 million. A broader definition of troubled assets often used by our industry is termed "classified assets". We are pleased that fiscal 1994 also showed significant improvement in this broad-based measure of asset quality, with classified assets declining by $8.0 million or 31% from June 30, 1993 levels.

Several ratios are used within the industry and its regulatory agencies to measure the quality of an institution's asset base. One of the most widely used is the ratio of classified assets to capital plus general loss allowances. This ratio is generally used to compare an institution's potential problems with its ability to withstand those potential problems. As of June 30, 1994, TideMark's ratio was 78%, down from 115% at June 30, 1993 and an annual high of 136% as of December 31, 1993. One additional ratio used is that of nonperforming assets to capital plus general loss allowance. As of June 30, 1994 this ratio was 27%, down from 65% as of June 30, 1993. We are extremely pleased with these accomplishments made in asset quality during the past year.

Efficient Bank Operations Improved operating efficiency is always an important component of bottom line performance of any company but becomes increasingly so during times of intense competition and challenging external factors. We see the 1990's as just such a time and are committed to keeping expenses at levels which are appropriate for institutions with strategies, markets and size similar to our own. During fiscal 1994, some of the major tactics undertaken in order to maintain expense levels related to branch offices. We chose to sell three mortgage loan origination offices which were outside of our targeted market areas. The branches were sold during the height of the refinance boom in mortgage originations in recognition that the market could not maintain such activity and that the branch offices had little ability to add value to the core banking franchise of TideMark. Additionally, we agreed during fiscal 1994 to sell our Kilmarnock branch office. Our reason for exiting this market relates largely to its distance from our major market and a resulting inability to effectively and efficiently service our customers in that area.


Merger with Crestar Over the past two years, consolidation within the financial services industry has been increasing rapidly. It has been expedited by the interstate banking movement, the relatively high profitability of commercial banks, decreased loan demand due to a relatively slow economic recovery and the opportunity to reduce operating costs through consolidation and merger of institutions. For TideMark, the opportunity to enhance shareholder value through a merger came as we were going to press with this letter. On September 20, 1994, TideMark announced that it had signed a binding letter agreement under which Crestar will acquire TideMark. TideMark shareholders would receive $5.50 per share, or
2.1 times the stock's book value at June 30, 1994, in cash or a tax-free exchange of Crestar common stock for each share of TideMark common stock held. TideMark has granted Crestar an option to purchase an additional 1.4 million shares of common stock under certain conditions. The merger is expected to be completed during the first quarter of 1995 and is subject to the execution of a definitive agreement and to approval by TideMark shareholders and applicable regulatory authorities. It is expected that prior to its acquisition by Crestar, TideMark will complete the acquisition, announced in July 1994, of Bay Savings, a division of FirstFed Michigan Corporation. It would also conclude the pending sale of its Kilmarnock branch. To facilitate the timely completion of the Bay Savings acquisition, Crestar has agreed to negotiate a firm commitment with TideMark by September 26, 1994 to infuse approximately $2.0 million into TideMark, which would become Tier 1 capital in TideMark Bank. The investment would be in the form of TideMark preferred stock, and would be subject to certain redemption provisions should the merger be abandoned. This is a move we are undertaking because of the immediate and substantially increased value it brings to our shareholders. We attribute our success and the creation of this value to the hard work and dedication of our staff and officers and to the support of our directors, stockholders and customers. To each of you, we extend our most sincere appreciation for your valued support and loyalty.

Sincerely,



Gordon L. Gentry, Jr.                    Robert N. Springer
Chairman of the Board                    President and Chief Executive Officer

(Tidemark ad showing two checks side-by-side with the caption "We're smart enough to know that free checking alone isn't enough to make you switch banks.")



                          OUR STRATEGY FOR SUCCESS


The mission of TideMark Bank focuses on creating value for its stockholders, customers, employees and the communities it serves by becoming the premier community banking organization in the greater Virginia Peninsula area. TideMark's long-term strategy centers on attaining consistent, sustained high-performing levels of profitability, developing a solid capital position with adequate reserves and increasing its market share by becoming a customer-driven, service-oriented bank delivering top quality financial products and services. IMPROVING ASSET QUALITY has been a constant focus at TideMark since 1989, when management began to address its nonperforming loans, primarily its concentration in the hospitality industry. Since that time nonperforming assets, excluding troubled-debt restructurings, have been reduced by 57.6% to $6.1 million or 1.6% of assets. TideMark's current lending activities focus on residential mortgage lending, which has traditionally been characterized by low credit risk, commercial loans to small and medium sized local businesses, retail loans to individuals and construction loans. Prudent underwriting guidelines and appraisal standards, avoidance of speculative lending activities and actively pursuing permanent resolutions to previously identified problem assets have been responsible for not only bringing delinquent loans to a level below industry standards but for significantly reducing the level of nonperforming assets. DEVELOPING EFFICIENT, HIGHLY AUTOMATED OPERATIONS is part of a commitment to increasing operating efficiency and focusing marketing and lending efforts in the local community. During the year, TideMark consummated the sale of three of its mortgage origination offices located outside its primary market area. In addition, TideMark announced the sale, subject to regulatory approval, of its Kilmarnock branch office, which is expected to be completed during fiscal 1995. A profit enhancement program was implemented during the year, designed to focus the attention of every employee on ways to improve the efficiency and operating results of the Bank. The program is beginning to show results and management remains committed to continuing and expanding upon those efforts already underway. TideMark installed a state-of-the-art


                                 [LOGO and the words, "PrimeMark Checking"]


computer system to manage its new indirect automobile lending division, automated its mortgage origination and processing functions and selected new commercial and construction lending systems which should be installed during 1995. The efficiency of its operating systems is one key component of the Bank's goal of becoming a low-cost provider of financial services. In addition to reducing operating costs, these efficiencies significantly enhance the Bank's ability to deliver outstanding customer service. EXPANDING THE FRANCHISE THROUGH INCREASED MARKET SHARE For the second


                        [Headline that reads, "Tidemark to buy Bay Savings"]




consecutive year, TideMark increased its deposit base, reversing a four-year trend of declining deposit balances. Of particular importance has been the growth in demand deposit accounts, a primary focus of the Bank and the major deposit account on which profitable relationships are built. The successful emphasis on retail banking should continue to enable TideMark to widen the spread between its yield on earning assets and its cost of funds, as well as realize greater fee income. Obtaining more retail deposits and increasing the levels of short-term and adjustable-rate assets are areas of particular focus. ENSURING CUSTOMER SATISFACTION The Bank is driven by a commitment to meet and exceed its customers' expectations in retail service, product design and operational efficiency. Achieving a high level of customer satisfaction enables TideMark to build customer loyalty, retain its existing customers, increase the number of services used by those customers and attract new customers. ENHANCING PROFITABILITY THROUGH RELATIONSHIP MARKETING Customer loyalty and longevity in the banking business are often directly related to the number of services utilized. TideMark has developed several programs designed to track and increase cross-selling and customer-retention ratios for purposes of enhancing the value of each customer relationship over time. We believe our success in retail banking will largely be attributable to our success in this area, along with referrals from our existing customers. To further enhance services provided to our customers, TideMark recently instituted an affiliation with Bankers Financial Partners, Inc., a subsidiary of Legg Mason, Inc., a Mid-Atlantic financial services company, to offer a wide range of investment products and services to Bank customers. EXPANDING OUR MARKET SHARE On July 12, 1994 TideMark entered into an agreement to acquire the branch offices and deposits of Bay Savings Bank, FSB, headquartered in Newport News, Virginia, a wholly-owned subsidiary of First Federal of Michigan. Bay Savings operates eight branch offices on the Virginia Peninsula, with deposits of over $74 million. As a result of the acquisition, which is scheduled to close in the Fall of 1994, TideMark's deposit base will grow by more than 30% and transaction accounts will grow by more than 75%. In addition, Tidemark will purchase the residential loan servicing portfolio of Bay Savings, which totals more than $209 million, increasing the loan servicing portfolio by 67%. SERVING OUR CUSTOMER NEEDS TideMark provides customers with a complete line of retail and commercial banking products and services, offering professionalism and courtesy with a personalized touch. RESIDENTIAL MORTGAGE LENDING TideMark has increased its residential mortgage lending activities significantly over the last



[Ad for Mortgage lending at TideMark Bank that reads, "Yes"]



three years by understanding and meeting the needs of both buyers and sellers of residential real estate. TideMark serves home buyers with a full range of mortgage products, including 15- and 30-year fixed-rate loans, adjustable-rate mortgages with a lifetime convertibility feature and FHA/VA loans. These products provide financing alternatives to suit a variety of consumers and produce a stable source of revenue for the Bank. In addition, an on-line application and processing system and computerized document preparation have helped TideMark deliver fast, efficient service. RETAIL DEPOSITS Gathering retail deposits, which provide the most economical and least volatile funding source for TideMark's operations, is one of the Bank's primary business activities. A complete range of savings and checking programs, competitive pricing and excellent service are primary reasons why more and more consumers bank with TideMark. The Bank offers checking accounts, savings accounts, money market accounts and certificates of deposit with maturities ranging from several days to ten years. The customer relationships gained and preserved through these programs should be beneficial to the Bank for years to come. ELECTRONIC BANKING TideMark offers a variety of electronic banking services, which allow customers to transact business with the Bank 24 hours a day, seven days a week. TideMark installed 5 ATM's this year and has plans to have an ATM in every market it serves by the end of next year. TideMark is a member of the MOST network which provides our customers with access to over 40,000 MOST ATM and point of sale terminals around the world. TideMark also offers customers the ability to have their paycheck, pension or social security checks automatically deposited and their loan and insurance payments automatically drafted, free of charge, into or from their savings or checking accounts - added convenience at no added cost. CONSUMER LENDING TideMark offers a wide variety of secured and unsecured loans to meet the borrowing needs of its customers. Short-term and adjustable-rate consumer loans help the Bank's asset/liability management efforts because they can be funded with retail deposits on a closely matched, profitable basis. The Bank's principal consumer loan product is the home equity line, which offers the borrower certain tax advantages and is secured by residential real estate. The Bank also furnishes fixed-rate home equity loans for borrowers who seek potential tax savings but prefer a fixed interest rate and repayment term. Automobile loans, personal and boat loans are also available. TideMark began an indirect automobile lending program in June 1994 which finances automobile loans for customers' purchases through local automobile dealers. RESIDENTIAL MORTGAGE LOAN SERVICING TideMark believes in the value of mortgage loan servicing and


[AD for loans at TideMark Bank, that reads, "YOU DON'T HAVE TO BE A BIG SHOT, BIG WHEEL, BIG WIG, FAT CAT, OIL BARON, ROBBER BARON, TOP CAT, TOP DOG, MONEY GRUBBER, MOGUL, HIGH ROLLER, MAGNATE, MILLIONAIRE, HEIRESS, SHEIK, KING, CZAR, MERCHANT PRINCE OR ROCKEFELLER TO GET A LOAN AT TIDEMARK.]




continues to add to its servicing portfolio. Loan servicing provides an opportunity to generate additional revenue in the form of loan servicing fees and other income. Besides servicing loans in its own portfolio, the Bank services loans which it has originated and sold in the secondary market and loans the servicing rights for which it has purchased from other lenders. COMMERCIAL LENDING TideMark offers a complement of small-business and commercial loans and services, including short-term business loans, commercial lines of credit, secured commercial lines of credit, secured commercial loans, Small Business Administration ("SBA") loans and letters of credit, among others. Other non-credit products offered include lock box services, sweep accounts and various commercial checking and savings products. Additionally, the Bank has a very active construction lending program, which focuses on residential properties and developments. The one closing construction-to-permanent loan has been very popular with customers seeking to minimize the paperwork and cost associated with building a home. TIDEMARK AND THE COMMUNITY TideMark reinvests in the communities it serves in order to maintain its position as a corporate leader and to help ensure the potential for long-term growth and profitability. The Company reinvests deposits raised in each community with loans that meet the residential mortgage, personal and business financial needs of that community. The Company's primary regulator, the Office of Thrift Supervision, has granted its highest rating of "Outstanding" to TideMark Bank for its community reinvestment activities. The Company employs a community reinvestment officer who spearheads our efforts to maintain active dialogue with community groups, administers affirmative marketing programs and organizes community homebuyer's seminars and other community programs. COMMUNITY REINVESTMENT PROGRAMS AND COMMUNITY OUTREACH ACTIVITIES More than just offering loan products and


[TideMark logo with 55 superimposed on the word TideMark]



services in accordance with uniform non-discriminatory credit standards, community reinvestment has been the commitment of TideMark's financial and human resources to the communities it serves for over 100 years. Following are just a few examples of our community reinvestment commitment. COMMUNITY HOME BUYERS PROGRAM The Community Home Buyers Program makes home mortgage loans more affordable by increasing the maximum debt-to-income ratios and using alternative credit sources in lieu of conventional credit histories. The Federal National Mortgage Association (FNMA) has authorized TideMark to present the Community Home Buyers Seminar. The seminar covers a wide range of topics of particular benefit to prospective low- and moderate-income home buyers. The seminars are presented to groups in a workshop format and to individuals in home study and individual counseling sessions. The Company issues graduation certificates to seminar participants. The certificates document successful completion of the seminar, which is required by FNMA for any borrower who wishes to qualify under the more liberal underwriting ratios contained in the Community Home Buyer Program. TRANSITIONAL HOUSING TideMark provided bridge financing and played a vital role in bringing together local and state agency representatives for the creation of a transitional housing shelter for battered women. The coordinated efforts of all involved were acknowledged by receipt of the FNMA Foundation's Award of Excellence. LOW/MODERATE INCOME HOME BUYERS: THE AFFORDABLE HOUSING PROGRAM ("AHP") TideMark sponsored two local organizations in their efforts to obtain financial assistance for the construction of 24 homes for very low-to- moderate income families within our Community. TideMark submitted applications to the Federal Home Loan Bank of Atlanta on behalf of Peninsula Habitat for Humanity and the James City County Office of Housing and Community Development. Although the competition for AHP funds is intense, both applications were approved. Now 24 families who thought home ownership was only a dream are moving into their new homes. EDUCATION: AN ACHIEVABLE DREAM / ADOPT-A-SCHOOL TideMark's Chairman serves as Finance Chairman of An Achievable Dream, an educational enhancement program designed to assist at-risk students in the Newport News public school system. The Company's branch offices participate in the Virginia Peninsula Business and Educational Partnership Program. Branch staff adopted a school nearest their branch office and donated their time tutoring students from their adopted school and providing other valuable educational resources. This program is administered in conjunction with the Virginia Peninsula Chamber of Commerce and a TideMark Bank officer serves on the program's steering committee. COMMUNITY RELATIONS: PEOPLE-TO-PEOPLE People-to-People is a city-wide committee of concerned citizens whose purpose is to improve the quality of life of the citizens of Newport News by improving race relations within the city. The Company's Chairman was a founder of this Committee and serves on its Executive Committee. OTHER COMMUNITY REINVESTMENT ACTIVITIES TideMark Bank actively supports many activities and




[Ad showing ocean waves saying "Today, in these turbulent times, you need a smarter bank than you had yesterday."]





organizations that benefit our communities including the Mariners Museum, the Virginia Air and Space Museum, the Association for Retarded Citizens, the Virginia Living Museum, the Peninsula Fine Arts Museum, the Peninsula Crime Line, USO, Habitat for Humanity, the Peninsula Food Bank, the United Way Day of Caring, D.A.R.E., Christopher Newport University, Yorktown Art Foundation, the American Red Cross, the Literacy Council and Williamsburg Community Hospital. CORPORATE CITIZENSHIP Your Bank is most fortunate to have associates who seek out ways in which to make a positive difference in our communities. Some of the other community organizations served by TideMark and its associates include: Junior Achievement, United Way and many of its member agencies, Cystic Fibrosis Foundation, Riverside Rehabilitation Hospital, Girl Scouts, Boys and Girls Clubs, Leukemia Society, Virginia Stage Company, American Heart Association, Special Olympics, March of Dimes, Boy Scouts, Chamber of Commerce, Lion's Club, Rotary Club, Kiwanis, Newport News Now, YMCA, National Conference of Christians and Jews and Virginia Peninsula Economic Development Council. While we are most pleased with our "Outstanding" community reinvestment rating, we will not rest on our laurels. TideMark remains deeply committed to the letter and the spirit of the of the Community Reinvestment Act. We will continue to search for new ways to meet the changing financial needs of the communities we serve because . . . it's just good business.

        Management's Discussion and Analysis of Financial Condition
                         and Results of Operations

The following discussion and analysis is intended to assist readers in understanding the results of operations and changes in financial position of TideMark for the fiscal years ended June 30, 1992 through 1994. This review should be read in conjunction with TideMark's audited consolidated financial statements, accompanying footnotes and supplemental financial data included herein.

                           Results of Operations
TideMark reported net income for the fiscal year ended June 30, 1994 of $1.3 million or $0.19 per share, compared with $2.6 million or $0.38 per share for fiscal 1993 and $1.6 million or $0.40 per share for fiscal 1992. The fiscal 1994 performance reflected stable net interest income as compared to fiscal 1993, growth in noninterest sources of revenue and stable operating expenses in a year of expanding services. However, fiscal 1994 financial results also reflected the effects of the operating costs associated with the achievement  of the  significant improvement  made in asset  quality
during  the  fiscal  year.    Fiscal  1993  results  were positively  impacted
by increased net interest income and the gains generated by TideMark's mortgage banking division, offset in part by a $1.1 million settlement with the Company's former Chairman of his claim for indemnification under Virginia
law as well as  loss   provisions  and  operating  costs   associated  with
properties foreclosed during the fiscal year. Fiscal 1993 results were also impacted by a $2.0 million benefit from the cumulative effect of a change
in accounting   for  income  taxes.     Fiscal  1992  earnings   were  net  of
extraordinary income of $590,000 arising from the utilization of a net operating loss carryforward.

The following table highlights major components of net income for the fiscal years ended June 30, 1994, 1993 and 1992:

Fiscal Year Ended June 30,            1994      1993      1992
(Dollars in thousands)
Interest income                    $23,711    $25,699   $28,496
Interest expense                   14,986     16,898    20,821
Net interest income                 8,725      8,801     7,675
Provision for losses on loans          83         65     1,982

Net interest income after
 provision for losses on loans      8,642      8,736     5,693
Other income                        5,294      4,197     5,921
Provision for losses on REO
 and losses from real estate
 operations                         1,824      1,226       827
Other expense                      10,011      9,612     9,065

Net operating income                2,101      2,095     1,722
Legal settlement expense              ---      1,117       ---
Income before income taxes,
 extraordinary item and
 cumulative effect of an
 accounting change                  2,101        978     1,722
Provision for income taxes            776        389       747
Income before extraordinary
 item and cumulative effect
 of an accounting change            1,325        589       975
Extraordinary item - Reduction
 of income taxes arising
 from the carryforward of
 prior years' operating losses        ---        ---       590
Cumulative effect of change in
 accounting for income taxes          ---      2,027       ---

Net income                         $1,325     $2,616    $1,565

Core Operating Results
To ensure continued financial strength, TideMark must continue its focus on increasing core operating earnings such as net interest income, loan fees and gains derived from mortgage-banking operations and deposit-related fees
and charges.  Over the past   four  years,  TideMark's  reported   earnings
have been impacted significantly by certain non-core income and expense items including gains on sales of securities, expenses associated with operating and selling real estate owned properties and a nonrecurring legal settlement expense. The graph which follows shows the progress which has been made since fiscal 1991 in improving the core operating results of the
Bank.   Core operating  income for this  purpose is equal  to income before taxes, extraordinary item and cumulative effect of an accounting change, less gains on sales of securities, provisions for losses on REO and losses from real estate operations and certain nonrecurring income and expense items.



                     Core Operating Income before Taxes

(Dollars in thousands)



[Graph as defined by the following data points:]



PRETAX INCOME              $550       $1,722      $978      $2,101
CORE OPERATING INCOME     ($509)        $554    $3,114      $2,946







Net Interest Income

Net interest income is the Bank's fundamental source of recurring earnings and is impacted by the volume and mix of interest-earning assets and interest-bearing liabilities, the general level of interest rates and other factors.

Fiscal 1994 began with market interest rates declining slightly during the first two quarters. Low inflation rates and a sluggish economy during the period resulted in little action being taken by the Federal Reserve Board, following actions taken in 1991 and 1992 to lower the general level of interest rates. Long-term rates fell by a greater degree than short-term
rates  during the  first half  of fiscal  1994.   In response  to perceived
strength in the economy and the fear of inflation, the Federal Reserve raised the discount rate it charges to banks four times during the last half of the fiscal year,  resulting  in  general increases  in  both short-
term and long-term    interest rates.    Net interest income for the fiscal
year ended June 30, 1994 totaled $8.7 million, substantially the same as the prior fiscal year. The Company's net interest income was affected by the decline in long-term interest rates during the first two quarters of fiscal 1994 which led to significant prepayments in the mortgage loan and mortgage-related securities portfolios, as borrowers refinanced their loans to take
advantage  of  the low  interest rate  environment.   The  rapid prepayment
activity resulted in increased amortization of premiums paid on many mortgage-related securities, causing a significant decline in interest income. Increasing market rates during the latter part of the fiscal year have significantly reduced prepayment rates; consequently, yields on these portfolios have returned to anticipated levels. Net interest income for fiscal year 1994 was also adversely affected by the high level of real estate acquired through foreclosure ("REO"), substantially all of which were sold as of June 30, 1994.

Interest income totaled $23.7 million for the fiscal year ended June 30, 1994, down $2.0 million or 7.7% from the prior year's level. The Company's average interest-earning assets increased by $9.1 million or 2.7% over fiscal 1993 levels to $346.6 million for the year ended June 30, 1994. Interest income was reduced by the 77 basis point decrease in the yield on average interest-earning assets to 6.84% for fiscal 1994 from 7.61% for fiscal 1993 reflecting the effect of generally lower levels of market interest rates, which led to significant prepayments in TideMark's mortgage loan and mortgage-backed securities portfolios for much of the year as well as the downward repricing of a significant portion of the Company's adjustable-rate loans and securities. Although interest income also suffered as the result of high levels of nonperforming assets during the year, TideMark disposed of substantially all its REO during the last two quarters of fiscal 1994, returning those assets to earning status. This should result in an improvement in interest income.

Interest expense for the fiscal year ended June 30, 1994 totaled $15.0 million, a decline of $1.9 million or 11.3% from fiscal 1993. The declining levels of market interest rates combined with a change in the composition of the Company's deposit portfolio reduced the average cost of interest-bearing liabilities for the fiscal year ended June 30, 1994 by 71 basis points from 5.07% in fiscal 1993 to 4.36% for fiscal 1994. Levels of average interest-bearing liabilities increased by $10.8 million over fiscal 1993 levels to $344.0 million for the fiscal year ended June 30, 1994. In addition, the mix of core deposits continued to change during the year as depositors transferred funds from savings and time deposits into higher-yielding money market and demand deposit products as a result of the lower interest rate environment. Interest expense for fiscal years 1994 and 1993 was increased somewhat by the decision to reduce the Company's exposure to changes in interest rates through several methods including interest-rate caps and borrowing on a longer term basis from the Federal Home Loan Bank of Atlanta ("FHLB"). For a further discussion of these transactions, refer to "Asset/Liability Management" and Note 21 of the Notes to Consolidated Financial Statements.

The increased premium amortization on mortgage-backed securities discussed above, along with a general compression in interest rate spreads and a reduction in net interest-earning assets experienced during the second half of the year, partially offset by improved net interest income resulting from increased levels of core deposits and reductions in nonearning assets throughout fiscal 1994, combined to decrease TideMark's net interest margin to 2.52% during the fiscal year ended June 30, 1994, compared to 2.61% during the prior year.


Fiscal 1993 Compared to Fiscal 1992 Net interest income for fiscal 1993 totaled $8.8 million, an increase of $1.1 million or 14.7% from fiscal year 1992 net interest income of $7.7 million. This improvement reflected several factors, the most significant being the effect of the decline in market interest rates experienced during the period. The yield on average interest-earning assets declined by 133 basis points from the fiscal 1992 level to 7.61% for fiscal 1993. Net interest income was also affected by a $18.8 million increase in average earning assets for fiscal year 1993 to $337.5 million, from $318.7 million in fiscal 1992 as TideMark began to leverage the capital raised during the subscription rights and community stock offering completed in January 1992. The net result of these two factors was a $2.8 million or 9.8% decline in interest income to $25.7 million in fiscal 1993 from $28.5 million in fiscal 1992. Interest expense for the fiscal year ended June 30, 1993 totaled $16.9 million, down $3.9 million or 18.8% from fiscal 1992. The declining levels of market interest rates in combination with a change in the composition of the Company's deposit portfolio reduced the average cost of the Company's interest-bearing liabilities for the fiscal year ended June 30, 1993 by 149 basis points from 6.56% in fiscal 1992 to 5.07% for fiscal 1993. Levels of average interest-bearing liabilities increased by $15.5 million over fiscal 1992 levels to $333.2 million for the fiscal year ended June 30, 1993. In addition, the mix of core deposits changed dramatically during the year as depositors transferred funds from savings and time deposits into money market and demand products as a result of the lower interest rate envi-ronment. Interest expense for fiscal years 1993 and 1992 was also affected by the decision to reduce the Company's exposure to changes in interest rates through several methods including interest-rate swaps, interest-rate caps and borrowing on a longer term basis from the FHLB.


The combination of lower levels of market interest rates discussed above and the $3.3 million increase in the Company's excess of average interest-earning assets over average interest-bearing liabilities increased TideMark's net interest margin to 2.61% during the fiscal year ended June 30, 1993, compared to 2.41% during the prior year.

                        Yields Earned and Rates Paid

The following table sets forth for the years indicated information regarding (i) the total dollar amount of interest income of the Company from interest-earning assets and resultant average yields, (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost, (iii) net interest income, (iv) interest rate spread and (v) net yield on interest-earning assets (net interest margin). Average balances are determined on a monthly basis and nonaccrual loans are included in the average loan amounts.

                                                                                                                    June
Fiscal Year Ended June 30,                1994                         1993                        1992             1994
(Dollars in thousands)        Average             Average   Average           Average   Average            Average
                              Balance(1) Interest  Rate     Balance  Interest  Rate     Balance  Interest   Rate    Rate
Interest-earning assets
  Loans                      $187,890    $15,078   8.02%   $208,051  $17,576   8.45%   $218,893   $20,776    9.49%  8.36%
  Mortgage-backed securities  140,387      7,456   5.31     112,471    7,037   6.26      81,547     6,505    7.98   5.71
  Investment securities        16,815      1,128   6.71      15,161    1,028   6.78      11,855       944    7.96   6.66
  Other interest-earning
   assets                       1,531         49   3.21       1,800       58   3.23       6,368       271    4.25   4.33
    Total                    $346,623    $23,711   6.84%   $337,483  $25,699   7.61%   $318,663   $28,496    8.94%  7.08%
Interest-bearing liabilities
  Deposits                   $225,994     $9,249   4.09%   $208,066   $9,907   4.76%   $215,200   $13,963    6.49%  3.95%
  FHLB advances and
   other borrowings           117,970      5,737   4.86     125,129    6,991   5.59     102,463     6,858    6.69   5.02
    Total                    $343,964    $14,986   4.36%   $333,195  $16,898   5.07%   $317,663   $20,821    6.56%  4.32%
Net interest-earning assets
  and interest rate spread   $  2,659              2.48%     $4,288            2.54%   $  1,000              2.38%  2.76%
Net interest income                       $8,725                      $8,801                       $7,675
Net interest margin                                2.52%                       2.61%                         2.41%

(1) Average balances reflect average historical cost and exclude adjustments for net unrealized holding gains (losses) which are not considered basis adjustments for yield calculations.


The following table presents certain information regarding changes in interest income and interest expense of the Company for the years indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided with respect to changes attributable to (1) changes in volume (change in volume multiplied by old rate); (2) changes in rate (change in rate multiplied by old volume); and
(3) changes in volume and rate (change in rate multiplied by the change in volume).


                                           Fiscal 1994                                 Fiscal 1993
                                      Compared to Fiscal 1993                     Compared to Fiscal 1992
                               Volume      Rate   Volume/Rate  Total     Volume       Rate    Volume/Rate  Total
(Dollars in thousands)

Interest-earning assets
  Loans                       $(1,704)   $  (884)     $ 90    $(2,498)  $ (1,029)  $ (2,276)     $  105   $(3,200)
  Mortgage-backed securities    1,748     (1,068)     (261)       419      2,468     (1,405)       (531)      532
  Investment securities           112        (11)       (1)       100        263       (140)        (39)       84
  Other interest-earning assets    (9)       ---       ---         (9)      (194)       (65)         46      (213)
    Total                        $147    $(1,963)  $  (172)   $(1,988)  $  1,508   $ (3,886)     $ (419)  $(2,797)
Interest-bearing liabilities
  Deposits                       $853    $(1,386)  $  (125)   $  (658)  $   (463)  $ (3,720)     $  127   $(4,056)
  FHLB advances and other
   borrowings                    (400)      (910)       56     (1,254)     1,516     (1,127)       (256)      133
    Total                        $453    $(2,296)  $   (69)   $(1,912)  $  1,053   $ (4,847)     $ (129)  $(3,923)

Change in net interest income $  (306)      $333   $  (103)   $   (76)  $    455   $    961      $ (290)  $ 1,126

Provisions and Allowances for Losses

The provision for loan losses is the periodic expense of maintaining an adequate allowance to absorb possible future losses, net of recoveries, inherent in the existing loan portfolio. In evaluating the adequacy of the provision and the allowance for loan losses, management takes into consideration several factors including national and local economic trends and conditions; historical losses; trends in delinquencies, bankruptcies and nonperforming loans; off-balance sheet credit risk; known deterioration and concentrations of credit; effects of any changes in lending policies and
procedures;   credit evaluations;   experience  and ability of  lending
management and staff; and  the liquidity and volatility  of the markets  in
which TideMark conducts business.   In making these evaluations, particular
emphasis is placed on adversely classified loans. TideMark's charge-off policy is closely integrated with the loan review process. Commercial and real estate loan charge-offs are recorded when any loan or portions of loans are determined to be uncollectible. Consumer loans are typically charged off when they are 120 days past due. TideMark continues to pursue the collection of principal and interest even after the loan has been charged off. In addition to specific allowances provided, a general allowance for losses is maintained and analyzed no less frequently than quarterly. The level of the general allowance is established based upon an analysis of the potential for losses which may exist in the Company's asset portfolio. The Company's method of calculating the general allowance requires that assets be analyzed
according  to perceived  risk category.    Certain percentage  allowances  are
provided based  upon  the perceived risk associated with each asset category.

The following table summarizes the activity in the allowances for loan and real estate owned losses during fiscal years 1993 and 1994:

                                                           Real
                                          Loans           Estate  Equity
                                 General Specific  Total  Owned Investments Total
(Dollars in thousands)

Balance June 30, 1992            $5,014   $2,173  $7,187  $1,076   $782     $9,045
Fiscal 1993 provisions               65      ---      65     435    ---        500
Charge-offs                        (197)    (886) (1,083)   (764)   ---     (1,847)
Recoveries                          627      ---     627     ---    ---        627
Transfers to specific allowances (1,541)   1,541     ---     ---    ---        ---
Balance June 30, 1993             3,968    2,828   6,796     747    782      8,325
Fiscal 1994 provisions               83      ---      83     627    ---        710
Charge-offs                        (263)  (2,278) (2,541)   (754)   ---     (3,295)
Recoveries                          280      ---     280     ---    ---        280
Transfers to specific allowances   (300)     300     ---     ---    ---        ---
Balance June 30, 1994            $3,768     $850  $4,618  $  620   $782     $6,020

The Company reported provisions for losses on loans  for fiscal years ended
June 30, 1994 and 1993 of $83,000 and $65,000, respectively, and provisions for  losses  on  REO properties  of  $627,000  and  $435,000 for  the  same
respective periods.   Net charge-offs amounted  to $3.0 million  for fiscal
1994, compared to $1.2 million for fiscal 1993, as a  result of the charge-
off of specific allowances allocated to  properties sold   or  restructured
during the year. (See "Asset Quality".) Charge-offs during fiscal 1994 and 1993 related primarily to the hospitality loan portfolio, as indicated in the
chart on the following page.   TideMark allocated $300,000 and $1.5 million from
its general allowance for loan losses during the years ended June 30, 1994 and 1993, respectively, to allowances for specific loans, substantially all of which were in the hospitality industry.

The following table summarizes loan charge-offs and recoveries, by major loan category, for the periods indicated:



Fiscal Year Ended June 30,      1994    1993     1992    1991    1990
(Dollars in thousands)

Loans charged off
   Residential                 $   71  $   57   $  123  $   70  $  256
   Multi-family                   ---     ---       54      39     339
   Hospitality industry         2,426     563      157     573   4,550
   Commercial real estate         ---     230      ---     ---     ---
   Other commercial               ---      50       97     ---     ---
   Consumer                       ---       3       30     ---      12
   Community Finance Company       44     180      734   1,763   1,408
Total loans charged off         2,541   1,083    1,195   2,445   6,565

Recoveries of loans previously
 charged off
   Residential                     20      18        7     140     ---
   Multi-family                   ---     ---      960      20     ---
   Hospitality industry           ---     114      332      87     ---
   Commercial real estate         ---     129      ---     ---     ---
   Other commercial               ---     ---       22     ---     ---
   Consumer                        11     ---      ---     ---     ---
   Community Finance Company      249     366      323     556     104
Total recoveries                  280     627    1,644     803     104

Net loans charged off
 (recovered)                   $2,261  $  456   $ (449) $1,642  $6,461


The following table sets forth more detailed information concerning the activity in the Company's allowance for losses on loans during the periods indicated:


Fiscal Year Ended June 30,              1994      1993      1992      1991      1990
(Dollars in thousands)
Average loans outstanding             $187,890  $208,051  $218,893  $219,127  $249,645

Allowance at the beginning of period  $  6,796  $  7,187  $  5,538  $  5,285  $  2,310
Total charge-offs and
 reclassifications                      (2,541)   (1,083)   (1,195)   (2,445)   (6,565)
Recoveries                                 280       627     1,644       803       104
Additions charged to operating expense      83        65     1,200     1,895     9,436
Allowance at the end of period        $  4,618  $  6,796  $  7,187  $  5,538  $  5,285

Ratio of net charge-offs to
 average loans outstanding                1.20%     0.22%     0.20%     0.75%     2.59%
Ratio of total allowance to
 period-end loans                         2.59%     3.20%     4.06%     2.71%     2.52%

On December 21, 1993 the OTS with three other federal banking agencies issued an Interagency Policy Statement on the Allowance for Loan and Lease Losses, which provides guidance to savings associations and OTS examination staff regarding the appropriate level of general valuation allowances an association should maintain. The policy requires that a savings association classify its assets on a regular basis and establish general valuation allowances that are adequate to absorb probable losses in their portfolios that are not clearly attributable to specific loans. For classified assets, the OTS recommends general valuation allowances equal to 15% of assets classified substandard and 50% of assets classified doubtful. For unclassified and unreviewed assets, the OTS policy states that general valuation allowances should equal expected credit losses during the next year, which should be based on the level of annual net charge-offs experienced by the institution over the previous two to three years on similar assets, adjusted for current economic conditions and trends and certain qualitative factors. The policy only addresses the loan and lease portfolio and does not address allowances on other assets, such as REO, investments in subsidiaries or real estate held for investment. Allowances on assets other than loans should continue to be established based on current OTS policy. Furthermore, such policy statement is only a guideline and not a requirement establishing either a floor or a ceiling. Management has reviewed the allowance for loan and lease losses in accordance with the guidelines set forth therein and believes it to be adequate to comply with the policy.

The allowance for loan losses at June 30, 1994 was $4.6 million, or 2.6% of year-end loans, compared with the June 30, 1993 allowance of $6.8 million, or 3.2% of loans. The fiscal 1994 allowance for loan losses was 39.4% of year-end gross nonperforming loans and 30.5% of year-end gross nonperforming assets, compared to 47.6% and 27.6%, respectively, in the prior year. Management believes that the current level of the allowance should provide adequate protection against currently estimated losses from credit risk. However, changes in the economy or operating results of the properties could result in the need for additional allowances in future periods.

Other Income

While TideMark's net interest income provided a stable base for total reve-nues, income from other operating sources improved during fiscal 1994. Other income totaled $5.3 million for the fiscal year ended June 30, 1994 compared to $4.2 million for the prior year. Income derived from mortgage banking operations, consisting of loan fees, service charges and gains on sales of loans, declined in the aggregate by $551,000 or 19.1% compared to the prior year's levels to $2.3 million in fiscal 1994. The high level of residential loan refinance activity occurring during fiscal 1993 and much of fiscal 1994 resulted in increases in income from mortgage-banking operations, notwithstanding management's decision to retain servicing rights on many of the residential loans originated and sold. Rising market interest rates during the last quarter of fiscal 1994 resulted in significant declines in refinancing activity, as well as smaller gains on loans sold. Additionally, the carrying value on loans held for sale as of June 30, 1994 was reduced to current market prices, resulting in a loss of $75,000,
which  was recognized as  of June 30, 1994.   The level  of future sales  and
gains is  dependent  upon  the level  and  composition of  loan originations and
the general level of market interest rates.   Due to these factors, gains
recognized upon the sales of loans are subject to significant fluctuations from period to period and no assurance can be given that the current levels of activity will be maintained. In response to decreased mortgage activity experienced during the last quarter of fiscal 1994, the Company has reduced the staff in that division and closed loan origination offices outside of its
primary market area.   The Company   continually monitors  this important
business unit to ensure continued profitability.

Income from loan servicing fees increased by $361,000 from fiscal 1993 to $558,000 during fiscal 1994. The increase resulted primarily from decreased amortization during fiscal 1994 of the cost of TideMark's purchased mortgage servicing rights as the result of slowing levels of loan repayments experienced in the serviced portfolio along with increased fees from loans serviced. At June 30, 1994, loans serviced for others totaled $271.7 million, an increase of $28.2 million compared to the $243.5 million serviced at June 30, 1993. In addition to loan servicing fee income (net of the amortization of purchased mortgage servicing rights), the Company derives net interest income from loan servicing as a result of the use of the related cash balances.

Gains on sales of mortgage-backed and investment securities available for sale totaled $1.1 million for the fiscal year ended June 30, 1994, compared to $282,000 in the prior fiscal year. Net gains recorded during the current fiscal year resulted from sales of certain assets available for sale, as described more fully in the "Financial Condition" section. While certain unrealized holding losses currently exist in the Company's portfolio of assets available for sale as of June 30, 1994 which have been recorded in the equity section of the balance sheet, the level of future sales and gains or losses is dependent upon the levels and composition of the assets available for sale and the general levels of market interest rates. Due to these factors, gains recognized upon the sales of such assets are subject to significant fluctuations from period to period.

Fiscal 1993 Compared to Fiscal 1992 Other income totaled $4.2 million for the fiscal year ended June 30, 1993 compared to $5.9 million for the prior year. Income derived from mortgage-banking operations, consisting of loan fees, service charges and gains on sales of loans, increased in the aggregate by $533,000 or 22.7% over the prior year's level to $2.9 million in fiscal 1993. The high level of residential loan refinancing activity which occurred during fiscal 1993 resulted in significant increases in income from mortgage-banking operations as new loans were originated in connection with such refinancing and sold into the secondary market. Income from loan servicing fees declined by $390,000 from fiscal 1992 levels to $197,000
during fiscal 1993.   The  decrease  resulted  primarily from increased
amortization  during fiscal 1993 of  the cost of  TideMark's purchased  mortgage
servicing  rights  caused  by  high  levels  of   loan repayments experienced in
the serviced portfolio during such period. Net gains on sales of mortgage-backed and investment securities available for sale totaled $207,000
for the  fiscal year ended June  30, 1993, a  decrease from   $2.0 million for
the prior fiscal year. Fiscal 1992 gains related largely to the sale of $70.0 million of mortgage- backed securities undertaken in preparation for potential downsizing to meet regulatory capital requirements in the event the subscription rights and community stock offering completed in January 1992 had not been successful. Fiscal 1993 gains were attributable to the sale of certain U.S. Treasury securities held for sale.

Other Expense

The following table presents the Company's overhead efficiency ratio, a widely used industry measure of its ability to manage and control costs. As this ratio decreases, more of the net interest income earned flows through to net income.

Fiscal Year Ended June 30,              1994      1993     1992
(Dollars in thousands)
Operating and administrative expense   $10,011   $9,612   $9,065
Real estate operations                   1,824    1,226      827
Legal settlement                           ---    1,117      ---
                                       $11,835  $11,955   $9,892
Net operating revenue
  (net interest income plus
  other recurring operating income)    $13,146  $12,791  $11,601
Efficiency Ratio
  Operating and administrative expenses   76.1%    75.1%    78.1%
  Real estate operations                  13.9%     9.6%     7.1%
  Total                                   90.0%    84.7%(1) 85.2%
(1)  Excludes legal settlement

These ratios indicate that the weak net interest margin caused largely by high levels of nonperforming assets, the high cost of operating and selling REO properties, along with the relative operating inefficiencies which exist in a company the size of TideMark operating in an expensive regulatory environment tend to make it inefficient. Progress has been made during fiscal 1994 in implementing various programs aimed at improving customer service and reducing delivery cost. A Profit Enhancement Program has been implemented and is designed to focus the attention of every employee of the Company on ways to improve the efficiency and operating results of their respective department. The program is beginning to show results and management is committed to improve the Company's efficiency ratio during fiscal 1995.

Other expenses totaled $11.8 million for the fiscal year ended June 30, 1994, a decrease of $120,000 from the prior fiscal year. As indicated in the table on the following page, operating and administrative expense for the fiscal year ended June 30, 1994 totaled $10.0 million, compared to $9.6 million in fiscal 1993 and $9.1 million in fiscal 1992. Compensation and benefits represent the largest component of this expense category. The slightly higher expense reflects an increase in the number of employees needed to service the commercial, private banking and indirect lending operations of the Company and to support a new retail facility as well as expenses required to aggressively deal with the Company's problem assets. These expenses were offset in fiscal 1994 by reductions arising from the closing and sale of three out-of-market  mortgage-origination offices,  staff  reductions  and  cost
reduction  programs.    Fiscal 1992 compensation  included the  addition  of the
mortgage-banking  staff of  a former  subsidiary which  was  merged into  the
Company during  the  first quarter of fiscal 1992.   The number of
full-time-equivalent employees was 152 at June 30, 1994, compared with 157 and 143 at June 30, 1993 and 1992, respectively.

The following table presents major components of other expense for the periods indicated:



Fiscal Year Ended June 30,                    1994     1993     1992
(Dollars in thousands)
Compensation and employee benefits           $5,000   $4,957   $4,554
Occupancy and equipment                       1,783    1,634    1,551
Federal deposit insurance premiums              660      510      507
Professional services                           507      597      624
Other                                         2,061    1,914    1,829
 Total operating and administrative
  expenses                                   10,011    9,612    9,065

Provision for losses and operating costs
 of real estate operations                    1,824    1,226      827
Legal settlement expense                        ---    1,117      ---
 Total other expense                        $11,835  $11,955   $9,892
 Total operating and administrative
  expenses as a percentage of
  average assets                               2.70%    2.70%    2.66%
 Total other expense as a
  percentage of average assets                 3.19%    3.43%    2.89%


Occupancy and equipment expense increased by $149,000 or 9.1% for the fiscal year ended June 30, 1994 over fiscal 1993, due to the increased cost associated with maintaining and operating ATMs and an additional retail branch, partially offset by savings resulting from the closure of three outlying mortgage origination offices. Occupancy expense increases during fiscal 1992 reflected the addition of the mortgage division as discussed above. Federal deposit insurance premiums increased by $150,000 or 29.4% from fiscal 1993 levels to $660,000 for fiscal 1994, as the result of growing deposit levels. Federal deposit insurance premiums were relatively constant over the two-year period ended June 30, 1993, as the declining levels of insured deposits during much of the period offset continuing increases in the deposit insurance premium rates established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA").

Provision for losses and operating costs associated with REO properties totaled $1.8 million for fiscal 1994, compared with $1.2 million for fiscal 1993 and $827,000 for fiscal 1992. While aggressively pursuing the resolution of problem assets serves to improve the future earnings potential of the Company, it can have a detrimental effect on current earnings, as evidenced in fiscal 1994. Costs include not only the provision for losses and gains and losses on sales of REO, but also the operating costs associated with managing and improving the operating REO
properties (largely hotels) during the period of ownership.   See "Asset
Quality" for a further  discussion of REO properties.

Legal settlement expense for fiscal year ended June 30, 1993, which totaled $1.1 million represented the Company's settlement with its former Chairman of the legal expenses incurred in his successful defense of an action brought against him by the OTS, the Bank's primary regulator, along with TideMark's expenses associated with such settlement.

Provision for Income Taxes

The provision for income taxes for fiscal 1994 totaled $776,000, or 36.9% of income before taxes compared with $389,000 or 39.8% and $747,000 or 43.4% for fiscal 1993 and 1992, respectively. TideMark implemented Statement of Financial Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") as of July 1, 1992 and recorded $2.0 million of income from the cumulative effect of this accounting change. SFAS 109 generally allows recognition of a deferred tax asset for an institution's book bad debt reserve and requires the recognition of a deferred tax liability for increases in tax bad debt reserves subsequent to 1987. See Note 15 to the Notes to Consolidated Financial Statements for a further discussion of the implementation of SFAS 109. The Company's net income for fiscal 1992 was affected by a $590,000 reduction arising from the utilization of net operating loss carryforwards, which were fully utilized in the fiscal year ended June 30, 1992 and refunds of state income taxes totaling $206,000 received during the year.

                               Asset Quality

One of management's primary areas of focus during the past four years has been reducing the level of nonperforming and classified assets held by the Company while concurrently developing quality loans supporting area businesses and the local community. In addition to changing its lending practices and de-emphasizing nontraditional savings association activities, the Company has sought to reduce the risk inherent in its lending operations by improving its ability to identify and resolve existing and potential problem assets. The steps which have been taken over the past four years by the Company in furtherance of such goal include:

(bullet) improved credit administration through the hiring of additional loan officers with more direct experience in the origination, evaluation and management of commercial business and real estate loan portfolios;

(bullet) the  establishment of  a  Loan  Administration Department  and  an
         Asset Review Committee to review, evaluate and adopt plans to resolve as well as establish appropriate allowances on problem assets. TideMark's Asset Review Committee, composed of both senior officers of the lending and finance divisions and executive officers meets on a quarterly basis to review the status of loans and other assets which have either become delinquent or exhibited other indications
         that their collectibility  is in doubt.   The  Loan Administration
         Department is responsible for the day-to-day review and evaluation of new and existing loans; and

(bullet) more aggressive collection efforts.


Nonperforming Assets

Nonperforming assets consist  of nonaccrual  loans, accruing   loans   past due
90 days or more, REO, real estate held for development or resale equity investments in troubled projects and troubled-debt restructurings.
Generally, the accrual of income is discontinued if management believes, after considering economic conditions, the borrower's financial condition and collection efforts, that the collection of principal or interest is in doubt, or when the payment of principal or interest has become contractually 90 days past due.



Real estate acquired by the Company as a result of foreclosure, deed-in-lieu of foreclosure or deemed in-substance foreclosure is classified as REO. When property is acquired, or in-substance acquired, it is recorded at the lower of cost or fair market value less estimated costs to sell. Any subsequent write-down is charged to the allowance for estimated losses on REO. Interest accrual ceases on the date of acquisition, if not sooner and all costs incurred in maintaining the property from that date forward are expensed. Costs incurred for the improvement or development of such property may be capitalized as long as the capitalization of such costs would not result in the property being carried at more than the estimated fair value of the property. In-substance foreclosure classifications are made under generally accepted accounting principles for those loans that meet certain established criteria. Although the collateral underlying these loans has not been formally repossessed, the borrower has little or no equity in the collateral at its current estimated fair value, proceeds for repayment are expected to come only from the operation or sale of the collateral and the borrower has either abandoned the project or it is doubtful that the borrower will rebuild sufficient equity in the collateral or repay the loan by other means in the foreseeable future. The properties collateralizing such loans are accordingly reflected by the Company in its consolidated financial statements as REO at their respective fair values.

The following table represents TideMark's nonperforming assets and restructured loans, net of specific loss allowances, for the five years ended June 30, 1994. Nonperforming assets without restructured loans declined by $8.3 million or 57.6% from $14.4 million as of June 30, 1993 to $6.1 million as of June 30, 1994. Total nonperforming and restructured assets decreased $7.2 million or 34.5% from $20.9 million as of June 30, 1993 to $13.7 million as of June 30, 1994. Significant changes are discussed below, by category of nonperforming assets.


As of June 30,                        1994    1993     1992      1991     1990
(Dollars in thousands)
Nonaccrual loans

Residential, 1-4 family homes       $  887  $   359  $   574  $ 2,338   $1,130
          Multi-family                 578      ---      973      ---      ---
          Hospitality industry       2,464    5,142   10,260    1,000      ---
          Other commercial              43      ---       90      117    1,878
          Consumer                     152      107      250      103      148
Accruing loans past due
  90 days or more                      ---      ---      ---      ---      ---
                                     4,124    5,608   12,147    3,558    3,156
Real estate acquired in
  settlement of loans
  or in-substance foreclosure

Residential, 1-4 family homes          431      796    1,547    2,031    2,941
          Hospitality industry         ---    6,344    5,627    2,000    7,570
          Other commercial             ---       38       96      176    4,569
                                       431    7,178    7,270    4,207   15,080
Real estate held for
  development or resale                786      865      965    1,044    1,049
Equity investment                      782      782      782    1,563      ---

  Total nonperforming assets         6,123   14,433   21,164   10,372   19,285

Troubled debt restructurings         7,549    6,455    3,663   11,125   11,131

  Total nonperforming and
   troubled debt restructurings    $13,672  $20,888  $24,827  $21,497  $30,416

Ratio of nonperforming assets
  to total assets                     1.58%    3.80%    5.96%    2.88%    5.34%
  Ratio of nonperforming
  and troubled debt restructurings
  to total assets                     3.54%    5.50%    6.99%    5.97%    8.42%



As previously noted, the Company began a p rogram in 1990 to aggressively pursue the resolution of problem assets a nd reduce the Company's overall exposure to the risks associated with a concentration of loans in the
hospitality industry.  The program focused   on the following areas:

(bullet)  Disposing of existing  REO properties.   During fiscal 1994,  the
          Company sold all REO properties it owned, with the exception of several residential properties, having an aggregate carrying value of $431,000;

(bullet) Taking advantage of discounts from loan participants (including the Resolution Trust Corporation ("RTC") and the Federal Deposit Insurance Corporation ("FDIC")) to restructure loans and reduce the Company's exposure;

(bullet) Offering discounts to borrowers on selected hospitality industry properties to encourage refinancing of the loans;

(bullet) Utilizing all available opportunities to improve the legal documentation of and the Company's collateral position related to problem loans;

(bullet) Working with borrowers on selected problem assets to restructure the terms of the loans to ones which can be supported by the operations of the properties securing them, obtaining additional principal curtailments or collateral, whenever possible; and

(bullet)  Exercising call options, when possible.


Nonaccrual Loans

Nonaccrual residential and multi-family loans increased by $1.1 million to $1.5 million as of June 30, 1994, as a result of certain loans on small multi-family and single-family investor properties extended to two individual borrowers. The Company is in the process of restructuring those relationships to gain additional collateral and improve the borrowers' ability to service the debt.

Nonaccrual hospitality loans decreased by $2.7 million from June 30, 1993 to a level of $2.5 million at June 30, 1994, largely as the result of the restructuring of a loan on a hotel property located in Virginia Beach, Virginia which had a carrying value of $1.4 million at June 30, 1993. The loan was restructured in December 1993, with the Company purchasing a participant's interest at a discount and the borrower infusing funds to reduce the principal balance and make certain capital improvements, in exchange for reamortizing the loan over 25 years and reducing the interest rate to 8.5% for the first two years. The loan is carried as a restructured loan at June 30, 1994 and was performing in accordance with its restructured terms. Nonaccrual hospitality loans were additionally reduced by the prepayment of a loan secured by a hotel in North Carolina, which had a carrying value of $1.3 million. The borrower was offered a discount to prepay the loan at the $1.2 million level and obtained the refinancing funds from another bank.

Hospitality industry loans remaining on nonaccrual status as of June 30, 1994 include two loans secured by properties located in Colonial Heights, Virginia and Pennsylvania, both of which are operating in bankruptcy. Such loans were
also on nonaccrual status as of June 30, 1993 and 1992.   One is a participation
loan in the amount of $1.7 million, which was current at June 30, 1994, in which the Company owns a $1.3 million interest in subordinated deeds of
trust on two hotel properties in Pennsylvania.   The borrower placed  these
properties in  bankruptcy in May 1992.   According to recent  appraisals,  these
properties have  a combined value of more than $9.0 million.   Since the
Company's loan is subordinated to only $3.4 million of prior liens, no loss of principal is anticipated. The Company has filed suit against two individual guarantors of this loan but no prediction can be made as to the ultimate outcome of such action. Adequate protection payments are being made monthly to the Company until the borrower's Chapter 11 Plan of Reorganization is approved. The other hospitality loan classified as nonaccrual status at June 30, 1994 totaled $1.1 million and is secured by a property located in
Colonial  Heights, Virginia.    The  property is  operating  in  bankruptcy
with the Company receiving adequate protection payments, which were current as of June 30, 1994. The property has been listed for sale for more than one
year, with no success.    If the borrower fails  to make any of the  required
payments within 20 days of the due  date, the Company will be automatically
entitled to  relief  from the  stay to  proceed with  foreclosure.   The
Company is currently working with the borrower to negotiate a payment plan which can be supported by the operations of the property and anticipates a plan will be in place in the first quarter of fiscal 1995.

In May 1993, the FASB issued Statement of Financial Accounting Standards 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"), which requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. SFAS 114 applies to financial statements for fiscal years beginning after December 15, 1994, and is not expected to have a material effect on the financial condition of the Company based on current accounting guidance.


In a related matter, in August 1993, the Office of Thrift Supervision ("OTS") issued Regulatory Bulletin 31, "Classification of Assets", which incorporates the OTS's policy on the classification of troubled,
collateral-dependent loans.    Effective  September 1993,  OTS's policy  for
troubled,  collateral-dependent  loans  (where  proceeds   for repayment can be
expected to come only from the operation and sale of the collateral) is as follows:

(bullet) For a loan where it is probable that the lender will be unable to collect all amounts due (both principal and interest) according to the original contractual terms, any excess of the recorded investment in the loan over its fair value should be classified Loss and the remainder should generally be classified Substandard.


(bullet) For  a   troubled,   collateral-dependent   loan   (whether   or   not
         restructured) where, based on current information it is probable, but not reasonably assured, that the lender will be able to collect all amounts due according to the original contractual terms, any excess of the recorded investment in the loan over its value should be classified Doubtful and the remainder should generally be classified Substandard.

For loans restructured before March 31, 1994, the evaluation for probability of collection may be based on the collectibility of principal and interest under the restructured contractual terms. For all restructured loans, including loans modified before and after March 31, 1994, that become impaired after modification, the measurement of value is based on the same standard discussed above.

OTS does not allow savings associations to use general valuation allowances to cover any amount considered to be a Loss under the above policy; however, specific valuation allowances may be used in lieu of charge-offs. The Bank experienced no material write-downs as the result of complying with Regulatory Bulletin 31.



Real Estate  Acquired in Settlement  of Loans  or In-substance  Foreclosure
("REO")

REO levels decreased by $6.7 million or 94.0%  from $7.2 million as of June
30, 1993 to $431,000 as of June 30, 1994.  REO properties collateralized by
residential   one-to-four family homes decreased by  $365,000  during  that time
as a result of  the sale of thirteen  properties   at  an   aggregate loss of
$8,000 partially offset by the foreclosure of one residential property with a carrying value of $39,000. Additionally, the Company has classified as in-substance foreclosure six loans on residential properties made to one investor, due to the lack of equity on the part of the owner. The Company is in the process of restructuring the loans, requiring the borrower to make necessary improvements to the properties so that operating income from the properties can support the debt service. The only remaining property in REO as of June 30, 1994 consisted of five residential building lots in a development in Middlesex County, Virginia, near the town of Urbanna, with an aggregate carrying value of $137,000.

The Company owned no REO secured by hospitality industry properties at June 30, 1994, compared with owning four properties with carrying values of $6.3 million at June 30, 1993.


During fiscal 1994, the Company sold three hotel properties and returned one hotel property previously classified as an in-substance foreclosure to accruing loan status. One property sold in March 1994 was a hotel located in South Carolina, which had a carrying value of $3.1 million. The property was sold for $3.1 million, with the Company providing financing of $2.4 million at market rates and terms. The new loan has been placed on accrual status. The second hotel property sold during March 1994 was a small independent motel in Williamsburg, Virginia, with a carrying value of $509,000. The property was sold for $560,000, with the Company providing $475,000 in financing at market rates and terms. The new loan has been placed on accrual status. The final hotel property sold in June 1994 had a carrying value of $637,000 and was located in Illinois. The property was sold for $600,000, with the Company providing financing of $200,000 for improvements. Total losses on the sales of the three REO properties recorded in fiscal 1994 were $191,000. The last hotel removed from REO was an oceanfront property located in North Carolina with a carrying value of $3.0 million. TideMark bought one of the participants' interest in the loan at a discount and received a $1.0 million principal curtailment from the borrower, reducing the loan balance to a level which can be supported by the operations of the property. As a result, the loan was returned to accruing status. Both the discount and the recovery of a previous writedown on the property are being accreted to interest income using the level yield method over the life of the loan.

Real Estate Held for Development or Resale


Real estate held for development or resale consists of two unimproved properties owned by Newport News Service Corporation ("Service
Corporation"), the Bank's wholly-owned subsidiary, in Charlotte, North Carolina, which are zoned for multi-family housing. These properties are carried at values of $654,000 and $132,000, which represent their current appraised values less selling costs. The $56,000 reduction in carrying values between June 30, 1993 and June 30, 1994 represents an additional loss allowance taken to write the properties down to their reduced sales price. The market for these properties in Charlotte is improving, but remains limited due to over construction in past years and as a result, disposal of the properties cannot be anticipated in the near future. Due to the limited expense of holding these properties, the Company has elected to retain them until the market for such properties strengthens.


Equity Investment

The Company's only equity investment consists of the Service Corporation's limited partnership interest in a time-share development located in Williamsburg, Virginia in which the managing partner filed for Chapter 11 bankruptcy in October 1990. The managing partner's reorganization plan received final approval from the bankruptcy judge in August 1992 and the Company anticipates that the equity investment will be dissolved during the first quarter of fiscal 1995. In accordance with the plan, the Company will exchange its partnership interest for a note and common stock from the managing partner. See Note 11 to the Notes to Consolidated Financial Statements for a further discussion of this equity investment.

Troubled Debt Restructurings

Troubled debt restructurings ("TDR's") totaled $7.5 million at June 30, 1994, compared to $6.5 million at June 30, 1993. The $1.0 million increase during fiscal 1994 was the result of additional restructuring of a hotel loan which was also included in restructured loans as of June 30, 1993, along with the addition of one hotel loan during fiscal 1994.

The loan listed as restructured at both June 30, 1993 and 1994 is a relationship secured by a hotel in Richmond, Virginia. The loan has been modified several times over the past three years in an effort to improve the collateral position of the Company and the ability of the property to service the debt from operations. During fiscal 1994, the Company offered the borrower a discount to encourage infusion of cash to reduce the outstanding balance of the note to $5.4 million, which was accomplished in June, 1994. As a result of the restructuring, two related collateral notes were released and the Company now carries one adjustable-rate loan of $5.4 million, secured by the hotel having an estimated fair value of $6.1 million.

Based on the hotel's historical ability to service the debt at this level, the Bank has deleted the loan from its classified assets and expects to remove it from nonperforming loan status at the end of fiscal 1995, assuming satisfactory performance under the restructured terms. The remaining loan classified as restructured during fiscal 1994 totaled $2.1 million and is secured by a hotel property in Virginia Beach, Virginia. The loan is discussed in "Nonaccrual Loans," which precedes this section.

Although carried as nonaccrual or restructured loans, many of the loans listed in the nonperforming assets table are earning income. The table below provides additional information as to the nonaccrual and restructured loans.

                                           Book       Contractual
June 30, 1994                            Balance        Balance
(Dollars in thousands)
Contractually past due with
  Limited performance                      $2,516         $2,516
  No performance                            1,608          1,658
Contractually current, however
  Payment in full of principal or
   interest in doubt                   7,5497,549
     Total                                $11,673        $11,723


Asset Classification

In addition to rating loans according to their performance, the Bank has adopted a policy concerning the classification of problem assets pursuant to applicable OTS regulations. Under the policy, problem loans and other assets are classified into three categories: (i) substandard, (ii) doubtful and (iii) loss.


An asset  is classified "substandard"  if it is  determined to  involve   a
distinct  possibility that the Bank could sustain some loss if deficiencies
associated with  the loan are  not corrected.   An asset  is classified  as
"doubtful" if full  collection is  highly questionable or  improbable.   An
asset is classified as  "loss" if it is  considered  uncollectible,    even if a
partial recovery could be expected  in the future.   While nonperforming status
indicates a current problem with a loan, the classification process encompasses a much broader review, including current and potential credit
or  collateral weaknesses.   The following table details information concerning
the Bank's classified assets, net of  specific allowances for losses, at June
30, 1994 and  June  30,  1993.    Included   in  classified  assets  below  are
all nonperforming assets previously discussed. All such nonperforming assets were classified as substandard as of June 30, 1994 with the exception of the Service Corporation's investment in the Williamsburg time-share of $782,000 and consumer loans more than 120 days delinquent aggregating $30,000, which assets were classified as doubtful.

The following table represents TideMark's classified assets as of June 30, 1994 and 1993.



                                     June 30, 1994                              June 30, 1993
                        Substandard   Doubtful   Loss     Total   Substandard    Doubtful    Loss    Total
(Dollars in thousands)
Loans receivable
  Residential              $   826       $---     $---    $ 826      $418          $---      $---    $ 418
  Multi-family                 578        ---      ---      578       ---           ---       ---      ---
  Hospitality Industry      13,629        ---      ---   13,629    15,822           ---       ---   15,822
  Other Commercial             181        ---      ---      181       182           ---       ---      182
  Consumer                     172         30      ---      202       103           104       ---      207
                            15,386         30      ---   15,416    16,525           104       ---   16,629
REO
  Residential                  431        ---      ---      431       796           ---       ---      796
  Hospitality Industry         ---        ---      ---      ---     6,344           ---       ---    6,344
  Other Commercial             ---        ---      ---      ---        38           ---       ---       38
                               431        ---      ---      431     7,178           ---       ---    7,178
Real estate
  held for development         786        ---      ---      786       865           ---       ---      865
Equity investment              ---        782      ---      782       ---           782       ---      782
Total classified assets    $16,603       $812    $ ---  $17,415   $24,568          $886      $---  $25,454

% of total assets             4.29%       .21%     ---     4.50%     6.47%         0.23%      ---     6.70%



Total classified assets decreased by $8.0 million or 31.6% to $17.4 million as of June 30, 1994 from $25.5 million as of June 30, 1993. This decrease substantially mirrors the changes in nonperforming assets and reflects the effects of the substantial decrease in REO

As of June 30, 1994 assets classified substandard totaled $16.6 million; of this total, $5.3 million were nonperforming and were discussed in the
previous    section.      The    remaining   significant performing loans
classified as substandard are discussed below.

One hospitality loan classified substandard relates to a loan on a hotel property located in North Carolina with a carrying value of $1.8 million. Renovations to improve the hotel's condition to franchise standards were
substantially complete and the loan was  current as of June 30, 1994.   Due to
the lack of experienced management and timely financial information, the Bank has continued to classify the loan. Management estimates that this loan is carried at its fair value.

The second loan classified substandard relates to a loan on a hotel property located in Florida which has a carrying value of $1.8 million and is classified due to both poor operating performance of the hotel and the need for maintenance and furniture replacement. A hotel in North Carolina with a carrying value of $645,000 is also classified because it is cross-collateralized with this property. Management estimates that the loans are carried at fair value. As of June 30, 1994 these loans were 60 days and 30 days delinquent, respectively.

Another hotel loan classified  as substandard is secured   by   a   former
REO property located in Richmond, Virginia which has a carrying value of $1.0 million. The loan was modified in December 1992 and extended for six months in February 1994, allowing the owner to make needed capital improvements in exchange for a short term reduction in interest rate. The owner has substantially completed the improvements needed to meet franchise requirements and is attempting to sell the property. The loan was current in accordance with the modified terms as of June 30, 1994.

Added to substandard classification in fiscal 1994 was one relationship consisting of three loans which are cross-collateralized and secured by hotel properties located in eastern Virginia, which have a carrying value of $5.4 million. The loans were restructured in December 1992, with the Bank receiving additional collateral property and were current under their restructured terms at June 30, 1994. While cash flows from operations are sufficient to cover the debt service on two of the properties, the remaining property has a deficiency which must be supported by cash flows from other properties. Due to the cross-collateralization of the loans, the entire relationship has been classified as substandard. The loans were current as of June 30, 1994.


While levels of nonperforming and classified assets remain a concern, management continues to deal with the problem credits aggressively, assess their fair values realistically and provide specific allowances where indicated. In addition to addressing known problem assets within the loan portfolio, management reviews delinquency trends and certain concentrations of loans quarterly and performs regular financial reviews and inspections of operating properties securing loans.

The following graph shows trends in nonperforming and classified assets, net of specific allowances, for the past five years as well as the level of total capital plus general allowances compared to total problem assets:


            Trends in Capital and General Allowances, Nonperforming
                          Assets and Classified Assets
(Dollars in thousands)


[graph as defined by the following data points:]


CLASSIFIED ASSETS       $37,818     $23,723    $25,960    $25,454   $17,415
NONPERFORMING ASSETS    $30,416     $21,497    $24,827    $20,888   $13,672
CAPITAL PLUS GENERAL
 ALLOWANCE              $12,746     $13,697    $20,462    $22,032   $22,405








                            Financial Condition

A financial institution's primary sources of revenue are generated by its interest-earning assets, while its major expenses are produced by the interest-bearing liabilities which fund those assets. Effective management of those sources and uses of funds is essential in attaining a financial institution's maximum profitability while maintaining acceptable levels of credit and interest-rate risk.

In fiscal 1994, average earning assets grew to $346.6 million, a 2.7% increase over fiscal 1993. Average deposits, the primary source of funds supporting earning assets, increased 8.6% over fiscal 1993 levels to $226.0 million at June 30, 1994.

Consolidated assets of TideMark grew 1.8% from June 30, 1993 to $386.6 million as of June 30, 1994. The following graph shows major changes in the asset profile of the Company at June 30, 1994 and 1993 and the discussion which follows focuses on changes in interest-earning assets and interest-bearing liabilities.


                               ASSET PROFILE
(Dollars in thousands)



[graph as defined by the following data points]



                                     1994              1993
Loans                              $173,922         $205,280
Investments                         $28,198          $18,814
Other Assets                        $23,582          $22,222
MBS                                $159,657         $125,213
REO & Equity Investments             $1,217           $8,043









Securities

The investment and mortgage-backed securities portfolios play a primary role in the management of interest rate sensitivity of TideMark and generate substantial interest income. In addition, the portfolios serve as a source of
liquidity  and  are  used  as   needed  to  meet  collateral requirements.   The
decision to purchase securities is based upon an assessment of economic conditions, TideMark's liquidity position and the interest rate environment.
These conditions   are  subject  to  unexpected changes and, as a result,
restructuring the composition of the portfolios may be appropriate. Trading Account Assets

Trading account assets are those which are held principally for the purpose of selling them in the near term. As of June 30, 1994, trading account assets totaled $2.0 million and consisted of three mortgage-backed securities pools arising from the securitization of loans originated for resale.

Assets Available for Sale

Assets available for sale at June 30, 1994 totaled $76.4 million, an increase of $68.7 million over the June 1993 levels of $7.8 million and included $19.7 million of securities and $56.7 million of mortgage-related securities. The objective of the securities portfolios is to complement TideMark's asset/liability position while offering a balanced rate of return with attention to liquidity needs for funding future loan growth. As a result, the growth of the securities portfolio available for sale was blended between fixed and variable-rate short to intermediate-term U.S. Treasury and government agency securities. Mortgage-related securities available for sale consist primarily of adjustable-rate U.S. Government agency securities with expected average lives of three to five years and certain short-term collateralized mortgage obligations with average lives of less than two years. These securities are liquid assets that carry little or no credit risk and should have a favorable impact on interest rate sensitivity and margin. Due to the lifting of regulatory lending restrictions with respect to the Company in fiscal 1992 and hiring of new commercial lending personnel, it is expected that the importance and level of mortgage-backed securities in the future will decline as new loan activity becomes the predominant means for reinvesting proceeds from loan principal reductions and repayments. On July 1, 1993 the Company adopted Statement of Financial Accounting Standard No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). It expands the use of fair value accounting but retains the use of the amortized cost method for investments in debt securities that the Company has the positive intent and ability to hold to maturity. Under SFAS 115, investments are classified in three categories based on the Company's current intent. The Company has reclassified substantially all of its investment securities as available for sale. Such securities are reported on a fair value basis, with unrealized gains and losses excluded from earnings but reported as a separate component of stockholders' equity. See Note 3 of the Notes to Consolidated Financial Statements.


Investment Securities

No securities  were identified  as held  to maturity as  of June  30, 1994.
Investment securities  totaling $8.8  million  as of  June 30,  1993   were
transferred to the available for sale classification upon the adoption of SFAS No. 115, as discussed above.

Mortgage-backed Securities

The Company's level of mortgage-backed and mortgage-related securities held to maturity totaled $103.0 million as of June 30, 1994, a decline of $22.2 million from prior year levels of $125.2 million. The decrease was primarily attributable to the reclassification of certain securities as available for sale, as described above. Additionally, during the first half of fiscal 1994, significant prepayment activity was experienced on the assets underlying the Company's portfolio of mortgage-related securities, causing yields to decline. Increasing market interest rates during the last quarter of fiscal 1994 have resulted in lower prepayments;
consequently, yields on these investments have returned to anticipated levels.

REO

Real estate as of June 30, 1994 totaled $1.2 million, a decline of $6.8 million or 84.5% from the June 30, 1993 level of $8.0 million. For additional information concerning REO, please refer to Note 9 of the Notes to Consolidated Financial Statements as well as "Asset Quality".


Lending

TideMark's lending activities for the fiscal year ended June 30, 1994 focused on the origination of one-to-four family residential mortgage loans, construction loans, commercial real estate and business loans to businesses in its market area and consumer loans consisting primarily of home equity lines of credit, automobile and deposit loans.

Interest rates charged by the Company on loans are affected principally by the demand for such loans and the supply of funds available for lending purposes. These factors are in turn affected by general economic conditions, monetary policies of the federal government, including the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), legislative tax policies and governmental budgetary matters.



The following table sets forth information concerning the composition of the Company's loan portfolio by type of loan at the dates indicated:


As of June 30,                        1994     1993       1992     1991       1990
(Dollars in thousands)
Loans receivable
Real estate mortgage loans

 Residential - one-to-four family   $85,898  $104,175   $98,167  $126,833   $123,057
 Residential - multi-family           2,560     6,567     6,790     3,336      3,089
 Construction - one-to-four family   17,481    13,919     8,097     3,633      3,193
 Commercial - existing property      55,416    48,731    55,970    56,692     67,495
 Commercial - construction            1,425     1,526       ---       ---        ---
 Loans to facilitate sale of REO      6,263     8,230     8,222    10,630      4,796
                                    169,043   183,148   177,246   201,124    201,630
Less Loans in process               (11,522)   (9,654)   (3,568)   (1,054)    (1,690)
  Deferred fees and discounts          (818)     (872)     (734)   (1,410)      (703)
  Allowance for losses               (4,395)   (6,605)   (6,629)   (4,893)    (4,654)

  Net real estate mortgage loans    152,308   166,017   166,315   193,767    194,583
Commercial business loans             7,318     4,239       ---       ---        ---

Consumer loans                       19,166    15,047    14,141    11,973     18,518
Less  Loans in process               (7,957)   (4,756)   (2,584)     (121)       ---
      Unearned income                   (21)      (37)     (288)     (753)    (2,334)
      Allowance for losses             (223)     (191)     (558)     (645)      (631)

      Net consumer loans             10,965    10,063    10,711    10,454     15,553
      Net loans receivable         $170,591  $180,319  $177,026  $204,221   $210,136



Origination, Purchase and Sale of Loans

The following table shows the Company's lending activity during the periods indicated:


Fiscal Year Ended June 30,       1994      1993      1992       1991     1990
(Dollars in thousands)
Net loans receivable and
 loans held for sale,
 beginning of year            $205,280  $197,926   $221,038  $210,136 $289,155
Loans originated
 Residential real estate        90,731   155,082    103,479   107,087   62,973
 Commercial real estate         15,973     2,312        110       ---      400
 Construction                   15,012    21,533     10,222       ---    1,000
 Commercial business             7,192     1,613        679       ---      ---
 Consumer                       11,801     8,901      7,102     4,775   14,388

   Total loans originated      140,709   189,441    121,592   111,862   78,761
Loans purchased
 Residential real estate           ---       ---        ---       643      163
 Commercial real estate          1,628       ---        ---       ---      ---

   Total loans purchased         1,628       ---        ---       643      163

Loans sold                      20,037    15,690     61,894    71,538   19,137
Securitization of mortgage
 loans                          89,771   114,194     38,357       ---   27,212
Loan principal repayments       63,511    50,478     37,764    24,015   94,712
Provision for losses on loans       83        65      1,200     1,895    9,436
Reclassification as real
 estate owned                      293     1,660      5,489     4,155    7,446

Total loan repayments, sales
 and allowance for losses      173,695   182,087    144,704   101,603  157,943

Net increase (decrease) in
 balances                      (31,358)    7,354    (23,112)   10,902  (79,019)

Net loans receivable and
 loans held for sale, end
  of year                     $173,922  $205,280   $197,926  $221,038 $210,136


Real Estate Lending - Residential

Residential one-to-four family loans decreased by $18.3 million or 17.5% from fiscal year end 1993 to $85.9 million as of June 30, 1994 and comprised 50.8% of the total real estate mortgage loan portfolio. Exclusive of the securitization of $24.0 million of adjustable-rate loans during the first quarter of fiscal 1994, residential mortgage loan balances grew by $5.7 million, or 5.49% from June 1993 levels. Residential loan growth was generally the result of retaining certain loans (primarily ARMs) originated by the mortgage division in the Company's portfolio, offset by increased levels of prepayments during the first half of fiscal 1994, which were the result of declining market interest rates. During fiscal 1994, TideMark originated $90.7 million of mortgage loans on single-family residential properties, compared with $155.1 million during fiscal 1993. Of that amount, $18.9 million were retained for the Bank's portfolio during fiscal 1994. Loan principal repayments reduced the loan portfolio by $63.5 million for the fiscal year ended June 30, 1994, compared to $50.5 million for fiscal 1993.

The primary lending activity of TideMark has been granting loans to enable borrowers to purchase existing homes, refinance existing home loans or construct new homes located in its primary market areas. Residential loans originated generally fall in three categories:

(bullet) Loans  which are  insured  by the  Federal  Housing Authority  ("FHA")
         or partially  guaranteed by  the  Department  of Veteran's  Affairs
         ("VA"). These  loans  are   originated  through  the  mortgage
         division's loan origination offices and are generally sold in the secondary market to a variety of private investors after being packaged into securities guaranteed by the Government National Mortgage Association ("GNMA");

(bullet) Conforming conventional loans, which are loans with principal balances of less than $203,150, which are not guaranteed by a government agency. These loans may be held in the Company's loan portfolio or sold in the secondary market to such investors as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"); and

(bullet) Nonconforming conventional loans,  which are loans with  balances greater than $203,150 for which  there  is  no ready market for sale.
         These loans   are  either  held  by  the  Company  in  its portfolio
         and have adjustable rates of interest or fixed rates of interest with terms of 15 years or less, or are sold to investors on an individual loan basis.

The Company currently offers both fixed-rate and adjustable-rate mortgage loans. Of the residential mortgage loans, 25.7% were invested in fixed-rate mortgage loans and 74.3% were invested in ARMs, with terms from 15 to 30 years. The ARMs currently offered by the Company have up to 30-year terms and interest rates which adjust periodically based upon changes in an index of United States Treasury securities published by the Federal Reserve Board or the monthly weighted average cost of funds for the Eleventh District Savings Institutions plus a margin. Currently, the amount of any increase or decrease in the interest rate is limited to 2% per year and generally has a 6% lifetime cap based on the initial interest rate of the loans. Some of these loans can be converted to fixed-rate loans.


The Company does not offer ARM loans that contain provisions permitting negative amortization. ARM loans generally decrease the Company's exposure to interest-rate risk arising from increases in prevailing interest rates but create other potential risks for the Company in a steadily rising interest rate environment. If general interest rates were to rise steadily over several years, interest rates on the Company's ARM portfolio could reach fully indexed levels and the resulting higher mortgage payments for the Company's borrowers could increase the potential for loan defaults.

The Company requires appraisals on all property securing first mortgage loans. The Company has specific appraisal guidelines for use by appraisers evaluating real property securing residential mortgage loans made by the Company. The Company's policy is also to obtain a physical survey and a title insurance policy on all residential first mortgage loans. Borrowers must obtain paid hazard insurance policies before closing as well as paid flood insurance policies when the real property that secures the loan is located in a designated flood plain. In addition to the monthly payment of principal and interest, borrowers are generally required to pay on a monthly basis money sufficient to fund a mortgage escrow account from which the Company makes disbursements for items such as real estate taxes and hazard and flood insurance.


The Company's policy is generally to make residential mortgage loans in amounts up to 80% of the appraised value of the real property securing the loan where such properties are to be occupied by the borrower and up to 75% of the appraised value of the real property securing the loan where the property will not be occupied by the borrower. When the loan-to-value ratio for a residential mortgage loan exceeds these amounts, the Company requires the borrower to purchase private mortgage insurance to secure further the repayment of the loan.

The Company has established written, non-discriminatory loan origination and underwriting policies for residential mortgage loans. Before making a residential mortgage loan, the Company assesses the applicant's ability to repay the loan and the value of the property securing the loan. Loans must be approved at various levels of management depending on the amount of the loan.

The Company sells substantially all government insured or guaranteed loans originated by the mortgage division and may from time to time sell other loans from its portfolio to fund additional loan production as well as to meet the objectives of the Company's asset/liability management policies. The Company's residential loans are sold both to private investors, as well as to FNMA, FHLMC and GNMA in pools of loans, which are exchanged for an equal amount of their participation certificates ("PCs"). During fiscal 1994, TideMark securitized $89.8 million of loans, of which $76.3 million were sold, compared to $114.6 million securitized and sold during fiscal 1993. Securitizing and selling loans to the various agencies increases the liquidity of TideMark's loan portfolio and reduces its credit exposure. In these transactions, TideMark retains a negotiated yield on the loans or participation interests sold or exchanged. In addition, these types of loans may be used as collateral for borrowings or to secure local devel-opment bonds.

In certain instances, purchasers of loans sold by TideMark may have recourse against the Company for a specified period of time, generally ranging from 30 days to one year if, among other factors, the loan sold
does not  perform in accordance  with its terms.   At June 30,  1994, under such
recourse arrangements, which generally require the Company to repur- chase loans sold, the Company had exposure with respect to $5.5 million of recourse liabilities. The Company attempts to minimize the potential for recourse against it by selling to institutions which either do not require recourse or which require it for shorter periods of time. During fiscal 1994, the mortgage division sold $20.0 million of residential mort- gage loans.


Construction Lending

The Company has an active construction lending program, which consists primarily of one-to-four family residential properties being constructed by established builders. These loans are generally originated for individual home buyers for the construction of their primary residence or are originated under lines of credit established for builders based upon their financial strength and secured by the property under construction. Most of the homes are pre-sold to borrowers who have been prequalified for permanent financing. The Company's residential construction loans have floating rates and are indexed to the prime interest rate. Construction loans are generally for a term of six to nine months with advances made on a percentage of completion basis. A limited number of residential land acquisition and development loans have been approved during 1994 and the Company plans to continue to provide such financing on a limited basis in the future.

The Company also makes loans for the construction of business facilities and other nonresidential projects if the borrower will occupy or use the property in connection with its normal business operations. The Company will also consider making such nonresidential construction loans to borrowers for other purposes if those borrowers have a strong financial condition and present a substantial business opportunity for the Company. Commercial construction loans may be for longer terms, but generally do not exceed 18 months and have interest rates indexed to the prime rate. The
Company may also provide the permanent financing upon completion of the construction loan.

Construction loans for nonresidential projects and multi-unit residential projects are generally larger and involve a greater degree of risk to the Company than residential mortgage loans. The Company attempts to minimize such risks by making construction loans in accordance with the Company's underwriting standards to customers in its primary market area, by monitor-ing the quality, progress and cost of construction and by obtaining the personal guarantees of the borrower. The maximum loan-to-value established by
the   Company   for   nonresidential projects and  multi-unit  residential
projects is 75%. At June 30, 1994, $18.9 million, or 11.0%, of the Company's total net loans held for investment were construction loans, of
which $11.5 million remained  to be disbursed.   Of these  construction loans,
all but  $1.4 million  were for residences.


Commercial Real Estate

One of TideMark's primary lending focuses is on commercial and mortgage loans to small and medium-sized businesses in its local market area. During the last three years, the Bank has hired four commercial account officers who are dedicated to this function. Loan originations for com-mercial real estate loans totaled $16.0 million in fiscal 1994, compared to $2.3 million in fiscal 1993. Prior to fiscal 1990, multi-family residential and commercial real estate loans, including construction loans, had been emphasized in order to shorten the average maturity of the Company's loan portfolio, generate increased fee income and increase the
loan  portfolio  yield.    The  majority  of   the  Company's  multi-family
residential and commercial real estate loans are secured by properties located in Virginia, although the Company has, prior to fiscal 1988, originated and purchased participations in such loans secured by properties in several states, including Florida, Georgia, North Carolina and Texas. The majority of the Company's commercial real estate loans are secured by hospitality industry properties. See Note 20 of the Notes to Consolidated Financial Statements, "Concentration of Credit Risk". The Company is no longer involved in commercial real estate lending out of its local market area, except in loan workout situations. For information with respect to possible loss exposure on such loans, see "Asset Quality".

At June 30, 1994, commercial real estate and construction loans, including loans made to facilitate the sale of REO properties, totaled $61.7 million or 36.2% of gross loans receivable compared to $57.0 million at June 30, 1993. The majority of the loans in the portfolio were made in the late 1980's on income-producing properties such as hotels and motels, condominiums, apartment buildings and shopping centers.

Commercial  real  estate  lending  entails   significant  additional  risks
compared with residential property lending. Commercial real estate loans typically involve large balances to single borrowers or groups of related borrowers and the payment experience on such loans is typically dependent on the successful operation of the real estate project. To lessen the risks
associated with commercial  lending,  the  Company   has    established
strict   lending guidelines  which  detail  the  limits  under  which  such loans will be originated. In addition, the Company has established a Loan Administration Department which reviews loan originations to ensure that the Company's underwriting standards have been followed and credit risk has been
assessed in accordance  with such standards.   All loan  relationships in excess
of $250,000 require approval  by a  committee comprised of  senior credit  and
executive  officers of  the  Bank.   All loan  relationships  in excess  of
$750,000 require  approval by  the  Bank's Executive  Loan Committee  which consists of executive officers of the Bank as well as outside Directors, and any loan relationship exceeding $1.5 million requires approval by the full Board of Directors. Under FIRREA, the aggregate amount of loans secured by non-residential real estate which can be maintained by a savings association
such as the Company may  not exceed 400% of total capital.   At June 30, 1994,
the Company's commercial real estate and construction loans, including loans made in connection with the sale of REO properties, totaled $63.1 million, or approximately 338.6% of capital.

FIRREA mandated new loans-to-one-borrower limits for savings associations, generally equal to 15% of the Bank's unimpaired capital and surplus. At June 30, 1994, the largest amount the Bank could lend to one borrower under the 15% standard was approximately $3.3 million. At such date, three relationships exceeded the Bank's loans-to-one-borrower limitations, with loans aggregating $15.8 million. However, all of such loans were originated prior to the enactment of FIRREA. Loans and extensions of credit committed to prior to enactment of FIRREA are grandfathered; however, the Bank continues its efforts to reduce those loan balances to within allowable limits. Management does not believe the loans-to-one-borrower limit has had or will have a substantial impact on the Bank with respect to loan originations to new customers, but the limitation will affect certain historical lending relationships with borrowers. As to such borrowers, the Bank could be obliged to sell existing loans, enter into participation agreements (without recourse), or not enter into any additional loans pending reduction of outstanding loan balances with such borrowers before making any new loans or other extensions of credit.

As discussed above,  the Company originated numerous loans secured by hotel and motel properties in the  late 1980's, many of which have  required that
significant loss  allowances be established.   At June  30, 1994   and   1993,
the Company had $42.0 million and $49.6 million, respectively, in permanent loans secured by hospitality industry properties. Due to the significant
risks involved  and the  losses  incurred by   the  Company  in past  years
related to these  loans, in 1989, TideMark imposed a  moratorium on any new
loans to projects   in   the   hospitality industry.   Other than loans  to
facilitate the sale of REO and refinancings of existing loans, the Company has made no new loan commitments with respect to the hospitality industry since its imposition of the moratorium and it has no present intention to resume this type of lending.


Commercial Business Lending

The objective of the Company's commercial business lending program is to make commercial business loans available, consistent with the Company's underwriting policies and procedures, as an additional service to existing and prospective business customers. The types of commercial business loan products offered by the Company include short-term general business loans, commercial lines of credit, secured commercial loans, letters of credit and other commercial loans. As of June 30, 1994 and 1993, the Company had a total of $7.3 million and $4.2 million, respectively, of commercial business loans.


Consumer Lending

The Company offers a variety of consumer loans, including home equity and second mortgage loans and other consumer loans, which include automobile loans, personal loans (secured and unsecured) and loans secured by deposit
accounts.   The Company offers consumer  loans to its customers  as part of its
consumer and small business banking strategy and because  the   shorter terms
and   generally  higher interest   rates    on  such   loans  help the   Company
maintain a profitable spread between its average loan yield and its average cost
of funds.   The  Company's underwriting standards  for consumer  loans include detailed,  written  loan  applications,  a  determination  of  the applicant's
payment   history  on other  debts and an  assessment  of the borrower's ability to meet existing  obligations and payments  on the pro- posed loan.

Home equity loans generally have terms of five to fifteen years and interest rates ranging from 7.25% to 9.5%. The home equity lines of credit may require a minimum initial disbursement of $10,000 when the Company funds the closing costs and are a revolving credit facility to the bor-rower. The loans have a five-year term, but are subject to annual credit reviews and annual renewals at the option of the lender. The interest rates on these loans are tied to the prime rate and therefore float with any changes in general interest rate levels. The new and used car financing currently provided by the Company ranges in terms of 24 to 60 months with interest rates ranging between 8.50% and 10.00% depending on the length of the loan, the amount of funds borrowed and the age of the automobile. The interest rate on deposit account loans is typically 3.0% above the rate paid on the underlying deposit account and adjusts if the rate on the deposit account changes. Such loans are generally made for up to 90% of the amount in the deposit account, with interest accrued monthly. At June 30, 1994, $19.2 million or 11.23% of TideMark's loan portfolio consisted of consumer loans, compared to $15.0 million as of June 30, 1993. Although the Company has not experienced significant difficulties, outside the activities of Community Finance Company ("CFC"), a former subsidiary of the Bank, related to consumer lending, such loans typically involve more credit risk than mortgage loans because of the type or lack of collateral. In addition, consumer lending collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, marital status, illness or personal bankruptcy.

Loan and Mortgage-backed Securities Portfolios Maturities
The following table sets forth the contractual maturities of the loan and mortgage-backed securities portfolios of TideMark as of June 30, 1994, by type of loan and type of interest rate. Adjustable, variable-rate and fixed-rate loans, net of undisbursed proceeds, are shown in the period in which they are contractually due.



                      Principal
                      Balance at      Contractual Maturities as of June 30,
                       June 30,                              1998-      2000-     2005 and
                        1994      1995     1996     1997     1999       2004     thereafter
(Dollars in thousands)
Residential loans       $90,682  $ 6,042  $  750   $  305   $ 1,319    $ 5,607   $ 76,659
Commercial loans         70,969   18,723   6,520    4,202     7,663     11,736     22,125
Mortgage-backed
  securities            161,209      ---     ---      258     4,166     38,571    118,214
Consumer loans           14,397    4,150   1,781    2,757     3,998      1,195        516
   Total               $337,257  $28,915  $9,051   $7,522   $17,146    $57,109   $217,514

Fixed-rate
 Residential loans     $ 23,347  $   269  $   44   $  285   $   831    $ 3,306   $ 18,612
 Commercial loans        32,844    6,840   2,024    1,359     2,622      8,357     11,642
 Mortgage-backed
  securities            113,648      ---     ---      258     4,166     38,571     70,653
 Consumer loans           6,590    1,420     508    1,151     2,051      1,195        265
   Total fixed-rate     176,429    8,529   2,576    3,053     9,670     51,429    101,172

Adjustable and
 variable-rate
 Residential loans       67,335    5,773     706       20       488      2,301     58,047
  Commercial loans       38,125   11,883   4,496    2,843     5,041      3,379     10,483
  Mortgage-backed
   securities            47,561      ---     ---      ---       ---        ---     47,561
  Consumer loans          7,807    2,730   1,273    1,606     1,947        ---        251
    Total adjustable
     and variable-rate  160,828   20,386   6,475    4,469     7,476      5,680    116,342

    Total              $337,257  $28,915  $9,051   $7,522   $17,146    $57,109   $217,514



Contractual  maturities of loans do not necessarily reflect the actual term
of the  Company's loan portfolio.   The average  life of mortgage  loans is
substantially less than their contractual terms because of loan prepayments and because of enforcement of due-on-sale clauses giving the Company the right to declare a loan immediately due and payable in the event that the borrower sells the real property subject to the mortgage. The average life of mortgage loans tends to increase when current mortgage loan rates substantially exceed rates on existing mortgage loans and conversely, decrease when rates on existing mortgage loans substantially exceed current mortgage
loan rates. The effect  of this can  be seen  in the  high level    of
residential mortgage   loan   repayments experienced by the Company during
fiscal years ended June 30, 1994 and 1993.

                    Liabilities and Stockholders' Equity

The Company's primary funding sources include deposits, capital, borrowings from the FHLB and other sources, including securities sold under agreements to repurchase.

The following chart shows the major components of the Company's liabilities and equity as of June 30, 1994 and 1993:


                       LIABILITIES AND EQUITY PROFILE
(Dollars in thousands)

[graph as defined by the following data points:]


                                 1994          1993
Time Deposits                 $146,534       $143,305
Other Liabilities               $4,103         $5,782
Transaction Accounts           $86,191        $76,019
Borrowings                    $131,111       $136,402
Equity                         $18,637        $18,064





Deposits

The most effective way for a retail banking institution to maximize net interest income without undue credit or interest-rate risk is to use retail liabilities, such as savings, checking and demand deposit accounts, to fund its retail and commercial lending operations. As such, TideMark's business plan emphasizes growth in core deposit relationships which tend to be more stable and relatively less expensive funds. Sustained deposit growth is necessary to support growth in earning assets and also represents the foundation on which additional business relationships are based.

The following table shows the distribution and weighted average rate of the Company's deposits by type of deposit as of the dates indicated:



As of June 30,                    1994                         1993                            1992
(Dollars in thousands)            % of    Average               % of      Average               % of     Average
Type of Account      Balance    Deposits   Rate     Balance    Deposits    Rate    Balance    Deposits    Rate
Demand deposits     $10,365       4.45%     ---%    $ 9,777      4.46%      ---%   $ 5,519      2.63%      ---%
NOW accounts         12,114       5.21     2.34      13,856      6.32      2.10     12,647      6.03      3.68
Money market
 deposits            41,022      17.63     3.17      33,381     15.22      3.74     14,380      6.86      3.98
Savings deposits     22,690       9.75     2.92      19,005      8.66      3.08     18,889      9.01      4.03
Time deposits       146,534      62.96     4.72     143,305     65.34      5.05    158,228     75.47      6.10

Total deposits
 and weighted
 average rates     $232,725     100.00%    3.94%   $219,324    100.00%     4.27%  $209,663    100.00%     5.46%



Total deposits rose by $13.4 million, or 6.1%, during fiscal 1994 to a level of $232.7 million as of June 30, 1994, following growth of $9.7 million or 4.6% in deposits for fiscal 1993. Several factors contributed to the growth including retail deposits from a new branch office opened during fiscal 1993, growth in small business checking accounts generated through the efforts of TideMark's commercial officers and a money market deposit promotion offering designed to compete aggressively with money funds. Noninterest bearing demand deposits grew by $588,000 from fiscal year end 1993 to $10.4 million at June 30, 1994. This followed an increase of $4.3 million during the prior year. While growth in small business and organization checking accounts, which comprise a large percentage of the demand deposit accounts, is difficult to achieve quickly, the programs developed and officers hired during the past three fiscal years are having a positive impact on the level of demand accounts.



Money market deposit accounts grew by $7.6 million during fiscal 1994 to a level of $41.0 million, following an increase of $19.0 million during fiscal 1993. This increase was the result of declining rates for much of fiscal 1994 and the related response by consumers to shorten maturities and increase liquidity, along with a special promotion offered during the
fourth  quarter of  fiscal 1993.    In response  to rising  interest rates,
Tidemark offered a promotion during the last quarter of fiscal 1994 to entice customers to move certain funds into intermediate-term certificates of deposit. The $3.2 million, or 2.3%, increase in certificates of deposit ("CDs") during fiscal 1994, while modest, is evidence of the beginning movement by customers of funds back into intermediate-term CDs, as rates have begun to rise.

TideMark competes for deposits not only with other savings institutions, but also with commercial banks, the bond and stock markets and non-bank financial service providers, including money market funds and credit unions. Deposits are obtained primarily from residents of the communities in the Company's market area. TideMark has increased its deposit and customer base during the year through new products, innovative marketing techniques, competitive interest rates and quality customer service; however, the competition among the various financial institutions and consumer awareness and desire for a higher return on their funds have effectively increased the relative cost of the deposits.

The Company also offers large denomination certificates ("Jumbo Certificates"), which have balances of $99,000 or more. Large denomination certificates are sold to existing customers, both individual and corporate, and the demand for such funds depends upon the customer's varying financing needs and also reflects the previously mentioned shifting of deposits to shorter, more liquid products. As a result, the interest rates are based upon market competition for these funds. As of June 30, 1994, the Company had $33.1 million in Jumbo certificates, an increase of $8.0 million compared to the June 30, 1993 level. Jumbo certificates have been allowed to grow during fiscal 1994 in anticipation of the funding needs which may be required to complete the sale of TideMark's Kilmarnock branch, which is currently anticipated to be consummated during fiscal 1995. See Note 22 of Notes to Consolidated Financial Statements.

The following table sets forth the deposit account activity for the years indicated:

For Year Ended June 30,            1994          1993          1992
(Dollars in thousands)
Total deposits at beginning
 of year                         $219,324      $209,663      $227,662
Deposit increase (decrease)
 before interest credited           7,146         2,386       (29,889)
Interest credited                   6,255         7,275        11,890
Net increase (decrease)
 in deposits                       13,401         9,661       (17,999)
Total deposits at end
 of year                         $232,725      $219,324      $209,663


Borrowings

While it is generally preferable to fund assets with core deposits, borrowings such as reverse repurchase agreements and FHLB advances are an accessible source of moderately priced funds and are an important part of TideMark's asset/liability management program. As of June 30, 1994, the Company had $58.1 million in reverse repurchase agreements and other short- term
borrowings, an  increase of  $509,000  from prior  year  levels.   In addition
FHLB advances totaled $73.0 million  at June 30, 1994, compared to $78.8 million
at  June 30, 1993.   The decreased borrowing requirements  of the Company  were the result of the growth in deposits, offset in part by growth in assets. TideMark borrows funds on both a short-term and long- term basis, depending
upon    the    funding    needs   of   the Company, market conditions and the
availability of other funding sources (primarily deposits). The balance between short- and long-term borrowings is monitored on an ongoing basis by the
Asset  and Liability   Management   Committee   as   described   in
"Asset/Liability Management."

The following table sets forth certain information regarding the short-term borrowings (borrowings with a remaining maturity of one year or less) of TideMark during the years indicated. The Company also had long-term borrowings totaling $11.0 million and $36.4 million at June 30, 1994 and 1993, respectively. The weighted average interest rate during fiscal 1994 on short-term FHLB advances was decreased by the payoff of two 11.95% advances totaling $9.8 million which matured in the first quarter of fiscal 1994.

Fiscal Year Ended June 30,                    1994      1993      1992
(Dollars in thousands)
Securities sold under agreements to
 repurchase identical securities
  Average daily balance outstanding         $26,845   $51,125   $44,483
  Maximum amount outstanding at any
    month-end during the year               $47,917   $65,603   $76,526
  Weighted average interest rate during
   the year                                    3.37%     3.42%     4.94%
Securities sold under agreements to
 repurchase substantially identical
 securities
   Average daily balance outstanding        $14,477      ---        ---
   Maximum amount outstanding at any
    month-end during the year               $32,823      ---        ---
   Weighted average interest rate during
    the year                                   3.00%      ---       ---

Short-term FHLB advances
  Average daily balance outstanding         $59,727   $17,933   $12,317
  Maximum amount outstanding at any
    month-end during the year               $68,000   $42,800   $25,400
  Weighted average interest rate during
   the year                                    4.96%     8.98%     7.04%

Total average short-term borrowings        $101,049   $69,058   $56,800
Weighted average interest rate on total
    average short-term borrowings              4.25%     4.86%      5.40%
Total short-term borrowings at end of year $119,566  $100,015    $57,764


Stockholders' Equity

Stockholders' equity  provides a  source of  permanent
funding, allows for future growth and provides the Company a cushion to withstand unforeseen, adverse developments. At June 30, 1994, stockholders' equity totaled $18.6 million, an increase of $573,000 from the previous fiscal
year-end level of $18.1  million.   Stockholders'  equity  at  June  30,  1994
contained    a writedown  of   $752,000   required  to reduce the  carrying
value of  assets classified as  available for sale  to their current market
prices, as required  by   SFAS  No. 115.  See  "Assets Available for Sale."
Book value per share was $2.69.   Consolidated equity of the Company included
$23,000 attributable to the parent company, which is not a component of TideMark Bank's regulatory capital.

At June 30, 1994, TideMark Bank was in compliance with all current regulatory capital ratio requirements of the OTS, with a tangible ratio of 4.58%, a core capital ratio of 4.61% and a risk-based capital ratio of 10.79%. These compared to regulatory requirements of 1.5%, 3.0% and 8.0%, respectively.

Under current requirements, the regulatory capital requirements must be fully phased in at January 1, 1995. At that time the Bank's investment in its service corporations and equity investments will be eliminated as a component of core and total capital. TideMark Bank's capital ratios as of June 30, 1994 exceed the fully phased-in 1995 required levels. See
Note 18 of the Notes to Consolidated Financial Statements for a discussion of the capital rules.

The Bank is subject to certain operating restrictions as imposed by a supervisory agreement with the OTS. These restrictions are discussed more fully in Note 18 of the Notes to Consolidated Financial Statements. As a result of the losses incurred during the fourth quarter of fiscal 1988, the payment of dividends was suspended. The payment and amount of future dividends will be determined by the Board of Directors of the Company, based upon the results of operations and financial condition of TideMark, economic conditions at the time of declaration and regulatory restrictions.

The following graph shows TideMark Bank's regulatory capital position as of June 30, 1994, along with its regulatory requirements:

                             REGULATORY CAPITAL
(Dollars in thousands)

[graph as defined by the following data points]


ACTUAL         $17,658      $17,756     $20,070
REQUIREMENT     $5,782      $11,566     $14,887




                         Asset/Liability Management

The objective of TideMark's Asset/Liability Management Committee ("ALCO") is to direct management in the acquisition and deployment of funds in order to optimize the Company's net interest income within the constraints of interest rate sensitivity, liquidity and capital adequacy. The ALCO monitors the Company's exposure to interest-rate risk using a third-party simulation model which is well recognized in the industry. The ALCO then develops strategies to attain profitability and performance goals under various interest rate scenarios.

Interest rate sensitivity is a function of the repricing characteristics of the Company's portfolio of assets and liabilities --- the time and extent to which interest-earning assets and interest-bearing liabilities mature or are subject to changes in interest rates.

Due to the low interest rate environment which has existed since fiscal 1991 and continued through the first half of fiscal 1994, many of the Company's deposit customers have opted for shorter term certificates of deposit with maturities of two years or less or money market accounts which allow for immediate withdrawal. During fiscal years 1993 and 1994, the Company was successful in attracting primary checking accounts which are typically less sensitive to interest rate movements. As interest rates moved upward toward the end of fiscal 1994, the Company began a promotion designed to entice customers into intermediate-term CDs, in an attempt to reduce its exposure to continued interest rate increases.


To better match their funding sources, proceeds from repayments and prepayments of the Company's loans and mortgage-backed securities during fiscal 1994 were reinvested in mortgage-backed securities with estimated average lives of one to three years.

To  the extent that  liabilities reprice more quickly  than assets within a
given  time  period,  an  institution  is said   to   be   "negatively  gapped".
Conversely,   a "positive   gap" indicates  a  situation  where   assets reprice
more quickly than liabili- ties. TideMark has maintained a negative one year gap over the last three years and has benefited from the general decline in
interest rates.   To minimize the risks associated with rising interest rates, the Company began a program two years ago of systematically reducing its exposure to such shifts in interest rates through the use of interest-rate caps and swaps and longer term borrowings. During fiscal 1994, the Company purchased five interest-rate caps with notional amounts totaling $25.0 million.

Interest-rate agreements, including interest-rate swaps and caps, obligate two parties to exchange one or more payments calculated with reference to fixed or periodically reset rates of interest applied to a specified notional principal amount. Notional principal is the amount upon which interest rates are applied to determine the payment streams under interest-rate agreements. Such notional principal amounts often are used to express the volume of these transactions but are not actually exchanged between the counterparties. Interest-rate swaps obligate each party to make periodic payments based upon a contractually fixed or periodically reset rate of interest. Interest- rate caps obligate a contract "seller" to make pay-ments to the Company in the event a designated interest rate index exceeds a contractual "ceiling" level. As of June 30, 1994 the Company had entered into $45.0 million of interest-rate caps to reduce its exposure to increases in market rates of interest.

Interest-Rate Sensitivity

The following table displays the distribution of TideMark's interest-earning assets and interest-bearing liabilities at June 30, 1994, maturing or repricing over various time periods, adjusted for estimated loan prepayments, deposit decay and for the effect of its interest-rate caps:

                                    Maturity/Rate Sensitivity at June 30, 1994
                                0-6       7-12       1-3        3-5   More than 5
                              Months     Months     Years      Years     Years      Total
(Dollars in thousands)
Interest-earning
   assets                    $104,795   $91,879    $75,413     $50,766   $53,406   $376,259
Interest-bearing
   liabilities                202,204    62,251     58,381      24,586    15,951    363,373
(Deficiency) excess of
   interest-earning assets
   over interest-bearing
   liabilities                (97,409)   29,628     17,032      26,180    37,455     12,886
Effect of interest-
   rate caps and
   exchange
   agreements (1)              45,000     ---      (30,000)    (15,000)      ---       ---
Adjusted GAP                  (52,409)   29,628    (12,968)     11,180    37,455     12,866
Cumulative adjusted GAP     $ (52,409) $(22,781)  $(35,749)   $(24,569)  $12,886        ---
Cumulative adjusted GAP as
  a percent of total assets     (13.6)%   (5.9)%     (9.2)%      (6.4)%    3.33%        ---

  (1)    Interest-rate   caps  are  included  at  100%  of  their
        notional amounts.   The  strike rates  or  the rates  at
        which the  index (three-month  London Interbank Offering
        Rate, "LIBOR")  must exceed before the  Company would be
        entitled to  interest payments range from  5.0% to 6.5%.
        As of June 30, 1994, the three-month LIBOR was 4.8125%.


Liquidity

Liquidity represents TideMark's ability to provide adequate funding sources for loan growth as well as unforeseen transactional  requirements affecting
the  asset and  liability structure  of  the balance  sheet.   The standard
measure of  liquidity in  the  thrift industry  is the  ratio  of cash  and eligible  investments,  as  defined  by  regulation,  to  the  sum  of  net withdrawable deposits and borrowings due within one year.

All savings associations  are required to maintain an average daily balance of
liquid assets equal  to a  certain  percentage   of   the  sum   of its average
daily balance  of net withdrawable deposit accounts and borrowings payable in
one year or  less.   The  liquidity  requirement may  vary  from time  to  time
(between 4% and 10%)  depending upon economic conditions and  deposit flows of
all savings associations.   At  the present  time, the  required liquid asset
ratio  is 5%.  Short-term liquid  assets currently must constitute at least  1%
of  an association's  average daily  balance of  net withdrawable deposit accounts and current borrowings.  Monetary penalties may be imposed upon associations for violations of liquidity requirements.

TideMark Bank, as a component of its overall asset and liability management strategy,  maintains  qualifying  liquid  assets  at  levels  which  exceed
regulatory requirements.   At June  30, 1994 and  1993, the Bank's  average
liquidity ratios were 5.1% and 6.8%, respectively.

The  Company's primary  sources of  funds are  customer deposits,  loan and mortgage-backed security principal repayments and sales,  advances from the
FHLB, reverse repurchase agreements, net interest income and cash generated
from  operations.   While  these  sources are  expected to  continue  to be
available to provide funds in the future, the mix and availability of funds will depend upon future economic and market conditions.  TideMark does  not foresee any difficulty in meeting its liquidity requirements.

Mortgage-backed security principal repayments totaled $45.1 million  during fiscal 1994, representing an  increase of $23.6 million compared  to fiscal
1993.   The increase  was primarily attributable  to a general  decline  in
the  levels  of   interest  rates which resulted in  a significant increase
in the volume of customer refinances during early parts of the year.

Sales of one-to-four family mortgage loans and mortgage-backed securities arising from the securitization of mortgage loans totaled $84.5 million in fiscal 1994, compared to $129.9 million sold in fiscal 1993. The decreased level of sales recorded during fiscal 1994 was generally due to waning demand for single-family loan refinancings in the increasing interest rate environment experienced during the later half of the fiscal year.

Customer deposits increased $13.4 million, or 6.1%, from fiscal 1993 levels to $232.7 million at June 30, 1994.

The Company borrows funds in a variety of ways including reverse repurchase agreements which generally range  in maturities from overnight to  90 days.
The    total amount  borrowed by  reverse  repurchase agreements  was $58.1 million at June  30, 1994, compared to  $57.6 million at the  end of fiscal
1993.

During fiscal 1994, the  Company decreased its borrowings from  the FHLB by
$5.8  million.   The  Company utilizes  this  borrowing source  to  provide operational liquidity and to assist in funding its level of mortgage-backed security investments as well as loan originations.

Stockholders'  equity increased $573,000 to $18.6 million at June 30, 1994.
This level of stockholders' equity represented 4.8% of total assets at June
30, 1994.


Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

TideMark  has an asset and liability structure that is essentially monetary
in nature.   As a result, interest rates have  a more significant impact on the  Company's performance than the effects of general levels of inflation.
Periods  of high  inflation  are  often  accompanied by  relatively  higher interest rates and periods  of low inflation are accompanied  by relatively lower interest rates.  As market interest rates rise or fall in relation to the rates  earned on TideMark's loans  and investments, the value  of these assets  decreases or increases, respectively.



                                [Tidemark Logo]

                   1994 Consolidated Financial Statements

                  Statement of Management's Responsibility

TideMark Bancorp,  Inc. is responsible  for the preparation,  integrity and
fair presentation of  its published  financial statements.   The  financial
statements, presented on pages 43  to 74, have been prepared in  accordance with generally accepted accounting principles and, as such, include amounts
based  on judgments  and estimates  made by management.   The  Company also
prepared  the  other  information included  in  the  annual  report and  is responsible for its accuracy and consistency with the financial statements.

The financial  statements have been  audited by the  independent accounting firm, Coopers & Lybrand, L.L.P., which was given unrestricted access to all financial  records and related data,  including minutes of  all meetings of
stockholders, the  board of  directors and  committees of  the board.   The
Company  believes that all representations made to the independent auditors during their audit were valid and appropriate.  Coopers & Lybrand, L.L.P.'s audit report is presented on page 75.

The  Company  maintains  a  system  of  internal  control  over   financial
reporting,  which is  designed  to  provide  reasonable  assurance  to  the
Company's management  and board of  directors regarding the  preparation of reliable published financial statements.  The  system includes a documented
organizational  structure  and   division  of  responsibility,  established
policies and  procedures including  a code  of conduct to  foster a  strong ethical climate,  which are  communicated throughout  the Company, and  the
careful  selection,  training and  development  of  our people.    Internal
auditors  monitor the operation of  the internal control  system and report findings  and recommendations to management and the board of directors, and corrective actions  are taken  to address  control  deficiencies and  other opportunities for improving  the system as they are identified.  The board, operating through its audit  committee, which is composed of  directors who are not officers  or employees of  the Company,  provides oversight to  the financial reporting process.

There  are inherent  limitations  in the  effectiveness  of any  system  of internal  control,  including  the  possibility  of  human  error  and  the
circumvention or overriding  of controls.   Accordingly, even an  effective
internal control  system can provide only reasonable assurance with respect to financial statement  preparation.  Furthermore, the  effectiveness of an internal control system can change with circumstances.

The Company continually  evaluates its internal control system  in relation to  criteria  for  effective  internal  control  over  financial  reporting described  in  "Internal Control  -  Integrated  Framework" issued  by  the
Committee of  Sponsoring  Organizations of  the Treadway  Commission.   The
Company  believes  that  its  system  of  internal  control  over financial reporting met those criteria.

Robert N. Springer
President and Chief Executive Officer
TideMark Bancorp, Inc. and TideMark Bank

Pamela B. Lawson, C.P.A.
Executive Vice President and Chief Financial Officer
TideMark Bancorp, Inc. and TideMark Bank

Johnny G. Evans, C.P.A.
First Vice President and Controller
TideMark Bank






                           TideMark Bancorp, Inc.
               Consolidated Statements of Financial Condition

As of June 30,                                             1994      1993
(Dollars in thousands, except per share amounts)
Assets
  Cash                                                 $  5,843    $  3,650
  Interest-bearing deposits in other banks                6,479       2,200
  Trading account assets (cost $2,141)                    1,997         ---
  Assets available for sale
    Securities (cost 1994 - $20,080 and fair value
     1993 - $7,852)                                       19,722       7,765
    Mortgage-backed securities (cost 1994 - $57,056)      56,705         ---
  Loans held for sale (cost 1994 - $3,406 and fair
   value 1993 - $25,387)                                   3,331      24,961
  Investment securities (fair value 1993 - $9,280)           ---       8,849
  Mortgage-backed securities (fair value 1994 -
   $99,471 and 1993 - $126,559)                          102,952     125,213
  Loans receivable                                       170,591     180,319
  Accrued interest receivable                              2,304       2,133
  Real estate                                              1,217       8,043
  Premises and equipment                                   3,954       3,652
  Federal Home Loan Bank stock, at cost                    4,606       4,426
  Other assets                                             6,875       8,361
  Total assets                                          $386,576    $379,572

Liabilities
  Deposits                                              $232,725    $219,324
  Advances from Federal Home Loan Bank                    73,000      78,800
  Securities sold under agreements to
   repurchase and other borrowings                        58,111      57,602
  Advance payments by borrowers for
   taxes and insurance                                       493         774
  Other liabilities                                        3,610       5,008
  Total liabilities                                      367,939     361,508

Stockholders' Equity
  Common stock, $0.01 par value;
   authorized 20,000,000 shares;
   issued and outstanding 6,931,321
   shares                                                     69          69
  Preferred stock, $0.01 par value;
   authorized 5,000,000 shares; no
   shares issued or outstanding                              ---         ---
  Additional paid-in capital                              18,191      18,191
  Retained earnings (deficit)                              1,129        (196)
  Net unrealized holding loss on
   assets available for sale                               (752)         ---
   Total stockholders' equity                             18,637      18,064

Commitments and contingencies

  Total liabilities and
   stockholders' equity                                 $386,576    $379,572


See accompanying Notes to Consolidated Financial Statements.








                           TideMark Bancorp, Inc.
                   Consolidated Statements Of Operations
                                                        1994     1993    1992
Fiscal Year Ended June 30,
(Dollars in thousands, except per share amounts)
Interest Income
   Loans                                              $15,078  $17,576 $20,776
   Mortgage-backed securities                          7,456    7,037    6,505
   Investment securities                               1,128    1,028      944
   Other                                                  49       58      271
      Total interest income                           23,711   25,699   28,496
Interest Expense
   Deposits                                            9,249    9,907   13,963
   Advances from Federal Home Loan Bank                3,819    4,648    4,582
   Reverse repurchase agreements and
    other borrowings                                   1,918    2,343    2,276
      Total interest expense                          14,986   16,898   20,821
   Net interest income                                 8,725    8,801    7,675
Provision for Losses on Loans                             83       65    1,982
   Net interest income after provision
      for losses on loans                              8,642    8,736    5,693
Other Income
   Mortgage-banking gains                              2,004    2,387    1,780
   Loan fees and service charges                         324      492      566
   Loan servicing fees                                   558      197      587
   Gains on sales of securities                        1,079      207    1,995
   Other                                               1,329      914      993
      Total other income                               5,294    4,197    5,921
Other Expense
   Compensation and employee benefits                  5,000    4,957    4,554
   Occupancy and equipment                             1,783    1,634    1,551
   Federal deposit insurance premiums                    660      510      507
   Professional services                                 507      597      624
   Provision for losses on real estate owned,
    net of sales                                         810      425      374
   Losses from real estate operations                  1,014      801      453
   Other                                               2,061    3,031    1,829
      Total other expense                             11,835   11,955    9,892
   Income before income taxes,
    extraordinary item and cumulative
    effect of an accounting change                     2,101      978    1,722
Provision for Income Taxes                               776      389      747
   Income before extraordinary item
      and cumulative effect of an accounting change    1,325      589      975
   Extraordinary item - Reduction of income taxes
    arising from the carryforward of prior years'
    net operating losses                                 ---      ---      590
   Cumulative effect of change in accounting for
    income taxes                                         ---    2,027      ---
Net Income                                            $1,325   $2,616   $1,565

Earnings Per Share
   Earnings before extraordinary item and
    cumulative effect of accounting
    change                                           $  0.19   $ 0.09   $ 0.25
   Extraordinary item                                    ---      ---     0.15
   Cumulative effect of accounting change                ---     0.29      ---
Net Earnings Per Share                               $  0.19    $0.38    $0.40

See accompanying Notes to Consolidated Financial Statements.







                           TideMark Bancorp, Inc.
         Consolidated Statements of Changes in Stockholders' Equity


                                                                       Net Unrealized
                                             Additional   Retained      Holding Loss          Total
                                   Common     Paid-In     Earnings       on Assets        Stockholders'
                                   Stock      Capital    (Deficit)   Available for Sale      Equity
(Dollars in thousands)
Balance as of June 30, 1991       $1,380      $11,620     $(4,377)          $---             $8,623

Issuance of common stock           5,551         (291)       ---             ---              5,260

Net income for the year ended
 June 30, 1992                      ---          ---       1,565             ---              1,565

Balance as of June 30, 1992       6,931       11,329      (2,812)            ---             15,448

Net income for the year ended
 June 30, 1993                      ---          ---       2,616             ---              2,616

Change in par value of common
 stock of Holding Company        (6,862)       6,862        ---              ---                ---

Balance as of June 30, 1993          69       18,191        (196)            ---             18,064

Net income for the year ended
 June 30, 1994                      ---          ---       1,325             ---              1,325

Net unrealized holding loss on
 assets available for
 sale at July 1, 1993               ---          ---         ---              436               436

Change in net unrealized holding
 loss on assets available for sale  ---         ---          ---           (1,188)           (1,188)

Balance as of June 30, 1994       $  69       $18,191     $1,129            $(752)           $18,637

See accompanying Notes to Consolidated Financial Statements.






                           TideMark Bancorp, Inc.
                   Consolidated Statements of Cash Flows
                                                        1994        1993       1992
Fiscal Year Ended June 30,
(Dollars in thousands)
Operating Activities
Net income                                             $1,325      $2,616     $1,565
Adjustments to reconcile net income to net
  cash provided by (used in) operating activities
  Provision for losses on loans                            83          65      1,982
  Provision for losses on real estate owned               810         425        374
  Depreciation                                            453         446        417
  Amortization of premiums on investments               1,353         379         20
  Amortization of intangible assets                       582         578        358
  Amortization of deferred loan fees                     (292)        (82)      (187)
  Market value adjustment on trading account assets
   and loans held for sale                                219         ---        ---
  Mortgage-banking activities
   Proceeds from sales of loans held for sale          20,545       15,690     50,012
   Realized gains from sales of loans held for sale      (862)      (1,787)      (987)
   Loan originations                                  (67,932)    (133,626)   (91,954)
   Proceeds from sales of mortgage-backed securities
     arising from securitization of mortgage loans     63,955      114,194     35,484
   Principal payments on loans held for sale              428         ---        ---
  Gains on sales of trading account assets                (18)        ---        ---
  Purchase of trading account assets                   (4,004)        ---        ---
  Proceeds from sales of trading account assets         4,023         ---        ---
  (Gains) losses on sales of mortgage-backed
   securities                                             ---          69      (1,976)
  Gains on sales of mortgage-backed securities
   available for sale                                  (1,045)        ---         ---
  Losses on disposal of premises and equipment              8          24          43
  Gains on sales of mortgage servicing rights          (1,360)     (1,336)        ---
  Gains on sales of investment securities
   available for sale                                     (16)       (276)        (19)
  Decrease (increase) in interest receivable             (171)        645         278
  Decrease (increase) in income tax receivable          1,004      (2,794)      2,127
  Increase in other assets                               (373)       (956)       (484)
  Increase (decrease) in other liabilities               (128)      1,662      (5,773)
  Increase (decrease) in deferred income                  184         883        (197)
  (Income) loss from equity investment and joint
   ventures                                              ---           (5)        774
  Equity investment in joint ventures                      (6)        ---         ---
  Federal Home Loan Bank stock dividend                  (180)       (256)       (287)
     Net cash provided by (used in) operating
      activities                                       18,585      (3,442)     (8,430)

Investing Activities
  Loan principal repayments (originations)
   net of originations (repayments)                    (2,779)     (1,512)       7,421
  Loans purchased                                      (1,628)        ---          ---
  Proceeds from sales of mortgage loans                  ---          573       12,869
  Purchases of securities held for sale                  ---       (2,797)     (17,823)
  Proceeds from sales of investment securities
   available for sale                                   5,423         ---          ---

  Purchase of investment securities available
   for sale                                            (9,272)        ---          ---
  Purchases of mortgage-backed securities
   available for sale                                 (57,005)        ---          ---
  Proceeds from sales of mortgage-backed
   securities available for sale                       53,262      19,987        2,019
  Principal repayments on mortgage-backed
   securities available for sale                       29,842         ---          ---
  Purchases of investment securities                      ---      (7,923)     (17,996)
  Principal repayments on investment securities           287         149          ---
  Proceeds from maturity of investment securities         ---         ---       18,000
  Purchases of mortgage-backed securities held
   to maturity                                        (53,033)     (55,591)    (70,454)
  Principal repayments on mortgage-backed
   securities held to maturity                         15,280       21,555      12,486
  Balances carried forward                           $(19,623)    $(25,559)   $(53,478)





                           TideMark Bancorp, Inc.
             Consolidated Statements of Cash Flows (Continued)

                                                        1994         1993       1992
Fiscal Year Ended June 30,
(Dollars in thousands)
Balances brought forward                             $(19,623)    $(25,559)   $(53,478)
  Purchase of mortgage servicing rights                  (810)        ---         ---
  Proceeds from sales of mortgage servicing rights      1,625          990        ---
  Proceeds from sales of mortgage-backed securities      ---         5,955      55,636
  Additions to real estate owned                       (1,623)        (430)       (262)
  Proceeds from sales of real estate                    1,191        1,527       2,475
  Purchases of premises and equipment                    (769)        (862)       (366)
  Proceeds from sales of equipment                          6         ---         ---
  Proceeds from sale of branch offices and
   equipment                                               61           11          15
  Net capital withdrawals from real estate joint
   ventures                                               ---           29         ---
     Net cash provided by (used in) investing
      activities                                      (19,942)     (18,339)      4,020

Financing Activities
  Net increase in non-time deposits                    10,172       24,584      14,375
  Net increase (decrease) in time deposits              3,229      (14,923)    (32,374)
  Repayments of Federal Home Loan Bank advances       (57,800)      (6,000)    (40,400)
  Proceeds from Federal Home Loan Bank advances        52,000       12,000      50,000
  Net increase in securities sold under
   agreements to repurchase and other borrowings          509        4,890       3,311
  Decrease in advance payments by borrowers
   for taxes and insurance                               (281)        (151)       (675)
  Proceeds from issuance of common stock                  ---          ---       5,260
     Net cash provided by (used in) financing
     activities                                         7,829       20,400        (503)

Increase (decrease) in cash and cash equivalents        6,472       (1,381)      (4,913)
  Cash and cash equivalents at beginning of year        5,850       7,2311        2,144
  Cash and cash equivalents at end of year          $  12,322       $5,850       $7,231

Supplemental Schedules and Cash Flow Information

Cash and cash equivalents include
  Cash                                               $  5,843       $3,650       $4,884
  Interest-bearing deposits in other banks              6,479        2,200        2,347
                                                      $12,322       $5,850       $7,231

Supplemental disclosures of cash flow information
  Cash paid for interest                              $15,391      $16,752       $21,334
  Cash paid for income taxes                                3          ---           171

Schedule of noncash operating activities
  Real estate acquired in settlement of loans,
   net of allowances                                  $   293      $ 1,660       $ 5,489
  Securitization of mortgage loans                     89,771      109,966        38,357

See accompanying Notes to Consolidated Financial Statements.







                           TideMark Bancorp, Inc.
                 Notes to Consolidated Financial Statements


Note 1 - Summary of Significant Accounting Policies


The accounting and reporting policies of TideMark Bancorp, Inc., a thrift holding company, ("TideMark" or "the Company") and TideMark Bank ("the Bank") and subsidiaries (formerly known as Newport News Savings Bank) conform to generally accepted accounting principles within the industry. The following is a summary of the more significant accounting policies which the Company follows:

            (a) Principles of Consolidation The accompanying consolidated financial statements include the accounts of TideMark Bancorp, Inc. and TideMark Bank and its wholly-owned subsidiaries, Newport News Service Corporation ("NNSC") and Dominion Motor Inns, Inc. ("DMI"). The subsidiaries are engaged in real estate development and ownership and a real estate joint venture. All significant intercompany transactions and balances have been eliminated in the consolidation.

Both NNSC and DMI have investments in general and limited real estate joint ventures which are accounted for by the equity method.

            (b) Trading Account Assets, Assets Available for Sale, and Assets Held to Maturity Upon adoption of Statement of Financial Accounting Standards No. 115 ("SFAS 115") Accounting for Certain Investments in Debt and Equity Securities, effective July 1, 1993, the Company classifies its debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading.

Debt securities are classified as held-to-maturity when the Company has a positive intent and ability to hold them to maturity and are carried at cost, adjusted for amortization of premiums and accretion of discounts, both computed by the level yield method.

Debt and equity securities that are held principally for the purpose of selling in the near term, reflecting frequent purchases and sales, and mortgage-backed securities that are held for sale in conjunction with mortgage banking activities are classified as trading securities. These securities are carried at their fair value in the Consolidated Statements of Financial Condition with the net unrealized holding gains and losses included in earnings.

Debt, equity and mortgage-backed securities that are not classified as held-to-maturity or trading are classified as available-for-sale securities. These securities are carried at their fair value and the net unrealized holding gains and losses are reported net of applicable income taxes as a separate component of stockholders' equity.

Prior to the adoption of SFAS 115, investment securities and mortgage-backed securities were classified as held for sale if it was management's intent to sell the securities in the foreseeable future. These securities were carried at the lower of aggregate cost or fair value. When these securities were sold, gains and losses were recognized on the specific identification method. Investment securities and mortgage-backed securities that were not held for sale were classified as investments if it was management's intent and the Company had the ability to hold them to maturity. Such securities were carried at cost, adjusted for amortization of premiums and accretion of discounts, both computed by the level yield method. Mortgage-backed securities created through the mortgage-banking operations of the Company were classified as held for sale and carried at the lower of aggregate cost or market.







            (c) Loans Held for Sale Loans which are expected to be sold in the foreseeable future have been classified as "held for sale" in the Consolidated Statements of Financial Condition and are recorded at the lower of aggregate cost or market value. Adjustments necessary to record these assets at the lower of aggregate cost or market value are included in mortgage-banking gains.

The Company hedges a portion of its interest-rate risk on mortgage commitments that are expected to close and on the inventory of mortgage loans held for sale through a combination of mandatory forward contracts and options. Hedging gains and losses are recognized when the related loans are sold.

            (d) Loans Receivable Loans receivable held for investment purposes are stated at cost, adjusted for amortization of premiums and accretion of discounts, both computed by the level yield method. Interest on loans is computed using methods which generally result in level rates of return on principal amounts outstanding. It is management's practice to cease accruing interest on commercial and real estate loans when payments are 90 days delinquent. However, management may elect to continue the accrual of interest when the estimated fair value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection.

For those loans on which the accrual of interest is discontinued, the accrued interest for the current period is reversed from the Consolidated Statements of Operations.

Loan origination and commitment fees and certain direct loan origination costs are deferred and generally amortized as an adjustment of the related loan's yield over the contractual life of the related loans.

            (e) Allowance for Losses on Loans  The allowance  for losses on loans is maintained to absorb possible future losses, net of recoveries, inherent in the existing loan portfolio. The provision for estimated losses on loans is the periodic cost of maintaining an adequate allowance. In evaluating the adequacy of the allowance for losses on loans, management takes into consideration the following factors: the condition of industries and geographic areas experiencing or expected to experience particular economic adversities; historical charge-off and recovery activity (noting any particular trend changes over recent periods); trends in asset classifications, delinquencies, bankruptcies and non-performing loans; trends in loan volume and size of credit risks; any irrevocable commitments to extend funds; the degree of risk inherent in the composition of the loan portfolio; current and anticipated economic conditions; credit evaluations; underwriting policies; and the liquidity and volatility of the markets in which the Company does business.

            (f) Real Estate Owned Properties acquired through foreclosure or deed-in-lieu of foreclosure and properties classified as in-substance foreclosure are recorded at fair value less estimated selling costs as of the foreclosure or reclassification date, as provided by independent appraisals. Costs related to the development of the real estate are capitalized. Capitalizable costs in excess of the estimated fair value of the property and net costs related to holding the asset are expensed.

Subsequent to foreclosure, management continues to monitor the valuation of the assets and an allowance for losses is established by a charge to earnings if the carrying value of the assets exceeds their estimated fair value less estimated selling costs.

Loans secured by property on which there is an indication that the borrower no longer has the ability to repay the loan and it is doubtful that equity will be rebuilt are classified as in-substance foreclosures.

            (g) Premises and Equipment Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 30 years or, for leasehold improvements, over the shorter of the estimated life of the asset or the lease term.


            (h)  Securities Sold  under  Agreements  to  Repurchase     The
Company enters into sales of securities under agreements to repurchase which are treated as financings. The obligations to repurchase the securities sold are reflected as a liability in the consolidated statements of financial condition while the securities underlying the agreements remain as an asset.

            (i) Loan Sales Gains and losses on sales of loans are determined by the difference between the selling price and carrying amount of the loans sold, adjusted by the present value of estimated future interest collections in excess of future interest payments to investors and an allowance for servicing revenues if servicing is retained.

            (j) Purchased Mortgage Servicing Rights Purchased mortgage servicing rights ("PMSR") represent the cost of acquiring the right to service mortgage loans. These costs are initially capitalized and subsequently amortized in proportion to, and over the period of, estimated net loan servicing income. In accordance with Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities," the Bank capitalizes PMSR in connection with loans and loan servicing rights purchased.

            (k) Income Taxes  TideMark files a consolidated  federal income tax return with its subsidiaries. The provision for federal income taxes is based upon earnings reported for financial statement purposes rather than amounts reported on the Company's tax returns.The Company's policy is to claim the maximum bad debt deduction allowed using the experience method of computing the bad debt deduction. Deferred income taxes for fiscal 1992, which resulted from timing differences in the recognition of income and expense for financial statement and tax return purposes, are included in the calculation of income tax expense. As of July 1, 1992, the Company changed from the deferred method of accounting for income taxes to the asset and liability method, and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993
Consolidated Statement of Operations. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            (l) Interest-rate Swaps and Caps Net interest received (paid) on contracts that qualify as hedges is recognized over the life of the contract as an adjustment to interest income (expense) of the hedged financial instrument.

            (m) Earnings per Share Earnings per share of common stock was based on the weighted average number of shares outstanding during the periods presented, a total of 6,931,321 shares for fiscal years ended June 30, 1994 and 1993 and 3,912,980 shares for fiscal year ended June 30, 1992. Earnings per share would not be materially diluted by the outstanding stock options granted pursuant to the Employee Compensatory Stock Option Plan.

            (n) Statement of  Cash Flows   For purposes  of reporting  cash
flows, cash and cash equivalents include cash, interest-bearing deposits and federal funds sold.

            (o) Reclassifications Prior years' financial statements have been reclassified to conform with any changes in current financial statement presentation.

            (p)  New Pronouncements  In May 1993, the FASB issued Statement of Financial Accounting Standards 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"), which requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. SFAS 114 applies to financial statements for fiscal years beginning after December 15, 1994, and based on current accounting guidance is not expected to have a material effect on the financial condition of the Company.


Note 2 - Trading Account Assets
As described in Note 1, the Company adopted SFAS 115 on July 1, 1993 and classified its debt and equity securities into one of three categories - trading, available for sale or held to maturity.

Trading account assets at June 30, 1994 consist of:

                                                            Gross          Gross
                                                          Unrealized    Unrealized
                                  Amortized    Market      Holding        Holding      Average
June 30, 1994                        Cost      Value        Gains         Losses        Yield
(Dollars in thousands)
GNMA                               $1,383     $1,288        $---           $(95)        7.10%
FNMA                                  758        709         ---            (49)        6.92%
                                   $2,141     $1,997        $---          $(144)        6.98%


Sales of trading account assets for the year ended June 30, 1994 resulted in realized gains of $19,000.

Gross unrealized holding losses on trading account assets in the amount of $144,000 are included in the Consoldiated Statements of Operations for the fiscal year ended June 30, 1994.


Note 3 - Assets Available for Sale
At the time of adoption of SFAS 115, the Company transferred approximately $8.8 million of securities held for investment to securities available for sale, thereby increasing the securities available for sale to $16.6 million. These securities had a market value of approximately $17.1 million with net unrealized holding gains of $322,000, net of applicable income taxes of $197,000, at the time of the transfer.

Securities available for sale consist of the following:

                                                                Gross         Gross
                                                              Unrealized    Unrealized
                                        Amortized   Market     Holding       Holding     Average
June 30, 1994                              Cost     Value       Gains         Losses      Yield

(Dollars in thousands)
U.S. Government and Agency securities
  Due within one year                    $4,000    $4,074      $  74        $ ---          8.60%
  Due after one year through five years   3,081     2,976        ---         (105)         5.34%
  Due after five years through ten years  1,993     1,920        ---          (73)         6.05%
Corporate notes and other securities
  Due within one year                     2,999     3,022         23          ---          8.27%
  Due after one year through five years     732       729        ---          (3)          4.54%
FHLMC preferred stock -
  callable by issuer June 1997            7,275      7,001       ---         (274)         5.89%
                                        $20,080    $19,722     $  97        $(455)         6.67%

June 30, 1993


U.S. Government and Agency securities
  Due after one year through five years $4,001      $4,031     $  30        $ ---          4.22%
Corporate notes and other securities
  Due after one year through five years  3,764       3,821        57          ---          6.21%
                                        $7,765      $7,852     $  87        $ ---          5.97%

Proceeds from sales of securities available for sale for the year ended June 30, 1994 totaled $5.4 million with realized gains of $28,000 and realized losses of $12,000. For the year ended June 30, 1993, proceeds from sales of securities held for sale totaled $20.0 million with realized gains of $282,000 and realized losses of $6,000. No securities identified as being held for sale were sold during the fiscal year ended June 30, 1992. At June 30, 1994, net unrealized holding losses on securities available for sale of $222,000, net of applicable income taxes of $136,000, are included in stockholders' equity.

The  securities   described  above  were  neither   pledged  nor  otherwise
encumbered as of June 30, 1994.

On July 1, 1993, the Company also transferred approximately $72.3 million from mortgage-backed securities held for investment to mortgage-backed securities available for sale. The securities had a fair value of approximately $72.5 million with net unrealized holding gains of $114,000, net of applicable income taxes of $69,000, at the time of transfer. Following is a summary of the Company's mortgage-backed securities available for sale:



                                                               Gross        Gross
                                                            Unrealized   Unrealized
                                    Amortized    Market       Holding      Holding    Average
June 30, 1994                         Cost       Value         Gains       Losses      Yield
(Dollars in thousands)
FHLMC                               $14,274     $14,145        $ 20        $(149)      5.98%
GNMA                                  9,289       9,036           5         (258)      5.48%
FNMA                                 19,737      19,860         275         (152)      5.55%
Private Issuer Collateralized
   Mortgage Obligations              13,756      13,664          14         (106)      5.59%
                                    $57,056     $56,705        $314        $(665)      5.65%

At June 30, 1994, net unrealized holding losses on mortgage-backed securities available for sale of $218,000, net of applicable income taxes of $133,000, are included in stockholders' equity.

Sales of mortgage-backed securities available for sale, including securities arising from the origination of loans for resale, for the year ended June 30, 1994 resulted in realized gains of $1.0 million and realized losses of $5,000. No mortgage-backed securities classified as available for sale were sold during fiscal years ended June 30, 1993 or 1992.

The amortized cost of the Company's mortgage-backed securities available for sale at June 30, 1994 by maturity is as follows:


                                                      1996-       2001-      2011 and
Maturing in Fiscal Year Ending June 30,   1995        2000        2010      Thereafter     Total

Amount in thousands                     $  ---      $6,939     $12,014      $38,103      $57,056
Average Yield                              ---%       6.01%       5.32%        5.69%        5.65%


Note 4 - Loans Held for Sale

At June 30, 1994 and 1993, the Company had $3.3 million and $25.0 million, respectively, in loans classified as being held for sale. The loans consisted of one-to-four family residential loans originated by the mortgage banking division of the Bank. The loans had a market value of approximately $3.3 million (cost of $3.4 million) and $25.4 million at June 30, 1994 and 1993, respectively.


Note 5 - Investment securities

No investment securities were classified as held to maturity at June 30, 1994. Investment securities held to maturity at June 30, 1993 consist of the following:

                                                                Gross         Gross
                                          Carrying   Market   Unrealized   Unrealized
June 30, 1993                              Value     Value      Gains        Losses
(Dollars in thousands)
U.S. Government and Agency securities
  Due after one year through five years   $5,000     $5,271     $271          $---
Corporate notes and other securities
  Due after one year through five years
  (Issuer - Tennessee Valley Authority)    2,998      3,158      160           ---
  Due after five years through ten years     851        851      ---           ---
                                          $8,849     $9,280     $431          $---



The weighted average interest rate on investment securities was 7.65% at June 30, 1993.

No investment securities were sold during fiscal years ended June 30, 1994 or 1993. Proceeds from sales of investment securities for the year ended June 30, 1992 totaled $2.0 million with gross gains of $19,000.


Note 6 - Mortgage-backed Securities

The following is a summary of the Company's mortgage-backed securities classified as held to maturity:

                                                               Gross        Gross
                                                             Unrealized   Unrealized
                                    Carrying     Market       Holding      Holding       Average
June 30, 1994                         Value      Value         Gains       Losses         Yield
(Dollars in thousands)
FHLMC                              $31,474      $30,302       $ 102       $(1,274)        6.23%
GNMA                                17,478       17,497          28            (9)        7.60%
FNMA                                40,480       38,247          10        (2,243)        5.93%
Resolution Trust Corporation        13,520       13,425          42          (137)        5.97%
                                  $102,952      $99,471       $ 182       $(3,663)        6.31%

                                                                Gross       Gross
                                                             Unrealized   Unrealized
                                   Carrying      Market       Holding      Holding       Average
June 30, 1993                       Value        Value         Gains       Losses         Yield
(Dollars in thousands)
FHLMC                              $55,921      $56,547        $ 804       $(178)         6.14%
GNMA                               35,573        36,094          521          ---         5.47%
FNMA                               11,118        11,118           51         (51)         5.29%
Resolution Trust Corporation       18,391        18,592          227         (26)         6.32%
Prudential-Bache CMO Trust          3,199         3,207            8          ---         5.63%
Other                               1,011         1,001          ---         (10)         7.59%
                                 $125,213      $126,559       $1,611       $(265)         5.90%

At June 30, 1994, $16.4 million of adjustable-rate mortgage-backed securities were transferred at a market value of $15.9 million from available for sale to held to maturity. Gross unrealized holding losses of $312,000, net of applicable income taxes of $190,000, were written off as of June 30, 1994 as a component of stockholders' equity, and will be amortized as yield adjustments to the mortgage-backed securities.

Mortgage-backed securities with an amortized cost plus accrued interest receivable of approximately $39.6 million at June 30, 1994 were pledged to secure advances from the Federal Home Loan Bank of Atlanta. At that same date, mortgage-backed securities with an amortized cost plus accrued interest receivable of approximately $41.6 million had been sold under agreements to repurchase and mortgage-backed securities with amortized cost plus accrued interest receivable of approximately $19.5 million had been sold under dollar reverse repurchase agreements.

There were no sales of mortgage-backed securities held to maturity during the year ended June 30, 1994. Sales of mortgage-backed securities held for investment for the year ended June 30, 1993 resulted in realized losses of $69,000. Sales of mortgage-backed securities held for investment for the year ended June 30, 1992 resulted in gross gains of $2.1 million and gross losses of $153,000.

The carrying value of the Company's mortgage-backed securities held to maturity at June 30, 1994 by maturity date is as follows:

                                                      1996-      2001-      2011 and
Maturing in Fiscal Year Ending June 30,    1995       2000       2010      Thereafter    Total
Amount in thousands                     $  ---       $2,528     $63,035     $37,389    $102,952
Average Yield                              ---%        5.35%      5.92%        7.02%       6.31%






Note 7 - Loans Receivable

Loans receivable consist of the following:

As of June 30,                                               1994      1993
(Dollars in thousands)
Real estate loans
  Residential
   Existing property
   One-to-four family                                     $ 85,898   $104,175
   Multi-family                                              2,560      6,567
   Construction, one-to-four family                         17,481     13,919
  Commercial
   Real estate                                              55,416     48,731
   Construction                                              1,425      1,526
   Loans to facilitate the sale of real estate owned         6,263      8,230

                                                           169,043    183,148
   Less
    Loans in process                                       (11,522)    (9,654)
    Deferred fees and discounts                               (818)      (872)
    Allowance for losses                                    (4,395)    (6,605)
    Net real estate loans                                  152,308    166,017
 Commercial business loans                                   7,318      4,239
 Consumer and other loans                                   19,166     15,047
  Less
   Loans in process and unused lines of credit              (7,957)    (4,756)
   Unearned income                                             (21)       (37)
   Allowance  for losses                                      (223)      (191)
    Net consumer loans                                      18,283     14,302
     Net loans receivable                                  $170,591  $180,319


The carrying value of loans on nonaccrual status, including troubled debt restructurings, at June 30, 1994 totaled $11.7 million. The amount of interest that was contractually due but not recognized because loans were placed on nonaccrual status was $290,000. Loans are placed on nonaccrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

Loans whose terms have been modified through the reduction of interest totaled approximately $15.0 million as of June 30, 1994 including $7.5 million classified as troubled debt restructurings. Interest income that would have been recorded under the original terms of such loans and interest income actually recognized totaled $979,000 and $766,000, respectively, for the year ended June 30, 1994. The Company had no outstanding commitments to fund additional loans to these parties as of June 30, 1994.

Following are balances of loans serviced by the Company as of the dates indicated:

As of June 30,                                        1994      1993      1992
(Dollars in thousands)

Whole loans originated                             $83,891    $149,831  $201,800
Loans in which the Company owns a partial
 interest                                           11,169      26,440    19,100

Whole loans sold, servicing retained               188,681     177,960   126,100
Loans servicing purchased                           71,808      39,140    49,254
Total loans serviced                              $355,549    $393,371  $396,254



In 1990, the Company acquired the right to service approximately $62.7 million in loans for $1.1 million. Amortization of the premium amounted to $126,000, $476,000 and $170,000 in fiscal years ended June 30, 1994, 1993 and 1992, respectively. The Company acquired additional servicing rights related to $80.5 million in loans in June 1993 at a premium of $1.1 million. Amortization of the premium on these servicing rights amounted to $238,000 in fiscal year ended June 30, 1994. No amortization of the premium on these servicing rights was made in fiscal 1993.

The Company had outstanding loan origination commitments aggregating approximately $11.3 million and $10.6 million at June 30, 1994 and 1993, respectively. No commitments for loans to facilitate the sale of real estate owned were included in the outstanding commitments at June 30, 1994 or 1993.


Note 8 - Allowances for Losses

Changes in the allowances for losses are presented in the following summary:

                                                Loans                   Real Estate       Equity
                                  General      Specific     Total          Owned       Investments     Total

(Dollars in thousands)
Balance June 30, 1991             $5,074        $ 464       $5,538         $692           $---         $6,230
  Provision for losses             1,200          ---        1,200          303            782          2,285
  Transfers to specific
   allowances                     (2,883)                    2,782         (101)           101            ---        ---
  Net (charge-offs) recoveries     1,623       (1,073)         550          (20)           ---            530
Balance June 30, 1992              5,014        2,173        7,187        1,076            782          9,045
  Provision for losses                65          ---           65          435            ---            500
  Transfers to specific
   allowances                     (1,541)                    1,541          ---            ---            ---
- --                                   ---
  Net (charge-offs) recoveries       430         (886)        (456)        (764)           ---         (1,220)
Balance June 30, 1993              3,968        2,828        6,796          747            782          8,325
  Provision for losses                83          ---           83          627            ---            710
  Transfers to specific allowances  (300)         300          ---          ---            ---            ---
- --
  Net (charge-offs) recoveries        17       (2,278)      (2,261)        (754)           ---         (3,015)
Balance June 30, 1994             $3,768        $ 850       $4,618         $620           $782         $6,020






Note 9 - Real Estate Owned

Real estate owned by the Company is summarized as follows:

Fiscal Year Ended June 30,                                   1994     1993
(Dollars in thousands)
Acquired by foreclosure                                     $ 176   $4,242
Classified as in-substance foreclosure                        255    3,119
Held for development or resale                              1,406    1,429
Allowance for losses                                         (620)    (747)
                                                           $1,217   $8,043

The amount of costs capitalized, principally for improvements, on real estate acquired and under development during the years ended June 30, 1994 and 1993 was $502,000 and $612,000, respectively.

Land held for development or resale consists primarily of two parcels of undeveloped land located in Charlotte, North Carolina which are zoned for multi-family development and are carried at their estimated fair value less selling costs. The parcels were purchased for an aggregate of $946,000. As of June 30, 1994, the undeveloped land had a book value of approximately $786,000.

Provision for losses on real estate owned, net of sales, consists of the following:

Fiscal Year Ended June 30,                           1994     1993   1992
(Dollars in thousands)

Provision for losses                                $ 627    $435   $ 303
Losses (gains) on sales of REO properties             183     (10)     71
                                                    $ 810    $425   $ 374


Loss from real estate operations is summarized as follows:

Fiscal Year Ended June 30,                           1994     1993   1992
(Dollars in thousands)
Income (loss) from equity investments and
 joint ventures                                     $  ---    $  3   $(19)
REO operating costs                                  (1,014)  (804)  (434)
                                                    $(1,014) $(801) $(453)


Note 10 - Premises and Equipment

Premises and equipment are summarized as follows:

Fiscal Year Ended June 30,                                  1994     1993
(Dollars in thousands)
Land                                                       $  736   $  736
Buildings and building improvements                         4,847    5,259
Furniture, fixtures and equipment                           2,015    2,163
Leasehold improvements                                        140      128
                                                            7,738    8,286
Less accumulated depreciation and amortization              3,784    4,634
                                                           $3,954   $3,652

The  Company owns the building and land for eight of its retail offices and
leases its  remaining property.   In  addition,   the Company  operates one
leased mortgage origination office outside its home office building.



Note 11 - Equity Investments

The Company, through its subsidiaries NNSC and DMI, has equity investments in real estate ventures which are included in other assets in the Consolidated Statements of Financial Condition and are reflected in the following schedule:


Carrying Value As of June 30,           1994   1993         Ownership Type
(Dollars in thousands)
Investment in real estate partnerships
  Country Club Partners                 $173   $169   50% General Partnersip Interest
  VM Investors                         1,564  1,564   33% General Partnership Interest
  Allowance for losses                  (782)  (782)
                                        $955   $951

The following is a summary of condensed combined financial information for Country Club Partners and VM Investors:


                                                             1994     1993
(Dollars in thousands, unaudited)
Assets
  Cash and investments                                     $    3    $   5
  Loans and contracts receivable                           16,471   16,471
  Accounts receivable                                          88       88
  Land held for development                                   585      595
  Prepaid and other assets                                     26       26
      Total assets                                        $17,173  $17,185
Liabilities
  Notes payable                                            $  129    $ 144
  Accounts payable                                            917      917
     Total liabilities                                      1,046    1,061

Owners' equity
  NNSC and DMI                                              2,801    2,800
  Other investors                                          13,326   13,324
     Total owners' equity                                  16,127   16,124
         Total liabilities and owners' equity             $17,173  $17,185

Following is a summary of condensed combined results of operations of the above equity investments:

                                                    1994     1993     1992
(Dollars in thousands, unaudited)
Operations
  Sales                                             $ 32    $ 356   $1,782
  Cost of sales                                       31      328    1,423
    Gross profit                                       1       28      359
  Other income, net                                  ---    1,072    1,812
  General and administrative expenses                  1       40      161
    Net income                                      $---   $1,060   $2,010


The balances included in the combined financial information of the equity investments are for Country Club Partners and VM Investors. These balances are as of December 31, 1993 and 1992 and for the twelve months ended December 31, 1993, 1992 and 1991, except operations information for VM Investors is for the eight months ended August 31, 1992 and the twelve months ended December 31, 1992 and May 31, 1991. The Company's portion of income recognized was approximately $5,000 and $7,000 for the years ended June 30, 1993 and 1992, respectively. No income was recognized for the year ended June 30, 1994. The Bank had outstanding loans receivable to the equity investment and joint venture parties totaling $266,000 and $469,000 at June 30, 1994 and 1993, respectively.

NNSC,  through its  wholly-owned  subsidiary,  DMI,  is  a  partner  in  VM
Investors. VM Investors is a partner with the Managing Partner (the "Managing Partner") for a timesharing project called Fairfield Williamsburg Joint Venture (the "Joint Venture"). On October 3, 1990, the Managing Partner, along with its parent company (the "Parent Company") filed for voluntary Chapter 11 bankruptcy. On August 18, 1992, the Parent Company's Amended and Restated Joint Plan of Reorganization was confirmed by the U.S. Bankruptcy Court. On June 20, 1994, the final liquidation and settlement documents were filed with the Court. Under these terms, the Joint Venture will be dissolved and the pre-petition claims of VM Investors will be converted to a note from the Parent Company. This note is to be collateralized by certain assets of the Parent Company to be mutually agreed upon by VM Investors, the Parent Company and certain senior creditors of the Parent Company. There are restrictions on any cash disbursements by the Parent Company to unsecured creditors or stockholders until the VM Investors' note is paid or fully collateralized. It is currently estimated that DMI's portion of the note will be approximately $2.0 million and will accrue interest at a rate of 10% annually until paid. The ultimate realization of proceeds from the note is dependent upon the successful post bankruptcy operations of the Parent Company. In addition to the note, the post-petition claim of VM Investors is to be satisfied by approximately 56,000 shares of common stock of the reorganized Parent Company. The common stock of the Parent Company is traded on the NASDAQ Stock Market System, and closed at $6.125 per share on June 30, 1994. While management of the Parent Company is optimistic about its future, it is in large part dependent upon the state of the economy and the
availability  of   continued  funding  to  support   the  Parent  Company's
operations. The Company discontinued the recognition of income from its equity interest in VM Investors in fiscal year 1990 and established a loss allowance of $782,000 in fiscal year 1992, representing 50% of its investment therein. The Company anticipates final dissolution during the first quarter of fiscal 1995.

Note 12 - Deposits

Deposits consist of the following:


As of June 30,                                               1994     1993
(Dollars in thousands)
Demand deposits                                            $10,365  $9,777
NOW accounts -- 2.35% at June 30, 1994                      12,114  13,856
Money market deposit accounts -- 3.00% to 3.25%
 at June 30, 1994                                           41,022  33,381
Savings deposits -- 2.75% to 3.00% at June 30, 1994        22,690   19,005
                                                           86,191   76,019
Time deposits                                             146,534  143,305
                                                         $232,725 $219,324

Weighted average rate                                        3.94%    4.27%

The following table presents by various interest rate categories the amounts of time deposits at the dates indicated and the amounts of time deposits at June 30, 1994 which mature during the periods indicated:




                                                Amounts Outstanding at June 30, 1994
                                                    Maturing During the Periods
                                 June 30,                Ending June 30,
                                                                       1998 and
(Dollars in thousands)         1994     1993     1995    1996   1997  Thereafter
Less than 4.00%              $59,002  $54,916  $58,695   $256  $  51    $ ---
4.00% to 5.99%                64,308   51,604   39,254 12,068  4,423    8,563
6.00% to 7.99%                 9,877   17,019    1,814  1,090  2,670    4,303
8.00% to 9.99%                11,699   17,355    1,892  9,187   ---       620
10.00% and over                1,648    2,411      818   830    ---       ---
 Total time deposits
  at end of year            $146,534 $143,305 $102,473 $23,431 $7,144  $13,486

Included in total deposits at June 30, 1993 were $396,000 in funds obtained
through  arrangements with  brokers.   As  of September  1990, the  Company
discontinued accepting or renewing brokered deposits.

Included in time deposits at June 30, 1994 and 1993 are $33.1 million and $25.1 million, respectively, in large denomination deposits ("Jumbo certificates"). These deposits carry interest rates ranging between 2.75% and 10.00% at June 30, 1994 and mature within two years of June 30, 1994.

The following is a summary of interest expense on deposits:

Fiscal Year Ended June 30,                          1994     1993    1992
(Dollars in thousands)
NOW accounts                                       $ 317    $ 393    $ 547
Savings deposits                                     632      646      734
Money market deposit accounts                      1,368      642      632
Time deposits                                      6,961    8,269   12,125
                                                   9,278    9,950   14,038
Early withdrawal penalties                           (29)     (43)     (75)

  Net interest expense                             $9,249   $9,907 $13,963



Note 13 - Advances from Federal Home Loan Bank

Advances from the Federal Home Loan Bank of Atlanta ("FHLB") are as follows:

                                                                 Weighted                  Weighted
                                                       1994      Average       1993        Average
Amounts Maturing in Fiscal Year Ending June 30,       Amount      Rate        Amount        Rate


(Dollars in thousands)
  1994                                                  $ ---      ---%      $42,800        6.47%
  1995                                                 62,000     6.33%       25,000        5.33%
  1996                                                  3,000     4.61%        3,000        4.61%
  1997                                                  5,000     6.49%        5,000        6.49%
  1998                                                  3,000     5.49%        3,000        5.49%

    Total advances                                    $73,000     6.23%      $78,800        6.00%








At  June  30, 1994  and  1993,  the  advances were  collateralized  by  the
Company's stock in the FHLB and  by a specific assignment of first mortgage
loans,  mortgage-backed  securities  and  FHLB  Bonds.    Qualifying  first
mortgage  loans approximating  $54.8  million,  mortgage-backed  securities approximating $39.6 million and FHLB Bonds approximating $4.0  million were pledged as collateral for advances from the FHLB at June 30, 1994.  For the year ended June 30, 1994, interest expense on advances maturing in one year or less totaled approximately $3.0 million and totaled $939,000 on advances maturing in more than one year.  For the year ended June 30, 1994, the FHLB paid  quarterly a  rebate,  averaging  10.26  basis  points  based  on  the aggregate average daily outstanding advance balance.

At June  30,  1994   the  Company had  no  outstanding line  of  credit  or
commitments from the FHLB to fund additional advances.

Note  14 -  Securities  Sold  Under  Agreements  to  Repurchase  and  Other
Borrowings

A summary of securities sold under agreements to repurchase and other borrowings follows:



                                                                  Weighted               Weighted
                                                      1994        Average      1993      Average
As of June 30,                                       Amount        Rate       Amount      Rate
(Dollars in thousands)
Securities sold under agreements to
 repurchase identical securities                    $39,129       4.52%      $57,215       3.39%
Securities sold under agreements to
 repurchase substantially identical securities
 (Dollar reverse repurchase agreements)              18,437       4.01%         ---        ---
Other borrowings
  Bank remittances, unsecured                           466        ---           304       ---
  Other                                                  79      10.00%          831       0.00%

       Total  $                                      58,111       4.33%     $ 57,602       3.38%

The following is a summary of certain information regarding the Company's repurchase agreements:


Fiscal Year Ended June 30,                                   1994     1993
(Dollars in thousands)
Agreements to repurchase identical securities
  Average month-end balance during the year                $26,845  $51,125
  Maximum amount outstanding at any month
  end during the year                                      $47,917 $ 65,603
  Weighted average interest rate during the year              3.37%    3.42%
  Weighted average interest rate at the end of year           4.52%    3.39%

Agreements to repurchase substantially identical securities
 Average month-end balance during the year                 $14,477      ---
 Maximum amount outstanding at any month
  end during the year                                      $32,823      ---
 Weighted average interest rate during the year               3.00%     ---







          Weighted average interest rate at the end of year  4.01%  ---


At June 30, 1994 and 1993, the Company had mortgage-backed securities with amortized cost plus accrued interest receivable of $41.6 million and $59.8 million, respectively, and market values of $39.9 million and $59.6 million, respectively, collateralizing the repurchase agreements. At June 30, 1994, the Company had mortgage-backed securities with amortized cost plus plus accrued interest receivable of $19.5 million and market values of $18.2 million collateralizing the dollar reverse repurchase agreements. All securities sold under agreements to repurchase mature in less than one year.

The securities sold under agreements to repurchase were delivered to the primary dealers or bank trustees who arranged or were party to the transactions. They may have sold, loaned, or otherwise disposed of such securities to other parties and have agreed to resell to the Company the same securities.

The securities sold under dollar reverse repurchase agreements were delivered to the primary dealers or bank trustees who arranged or were party to the transactions. They may have sold, loaned, or otherwise disposed of such securities to other parties and have agreed to resell to the Company substantially identical securities.

At June 30, 1994, $39.7 million was outstanding with a Virginia-based commercial bank and $17.9 million was outstanding with two nationally recognized dealers.

The Company has an agreement with a national banking concern to utilize a payment instrument drawn on the national bank. The agreement provides that the proceeds of each sale are to be held in trust for the bank and then transferred to the bank on the first business day following the date of sale. The Company utilizes these payment instruments for disbursements in its operations.

Note 15 - Income Taxes

As discussed in Note 1, Summary of Significant Accounting Policies, the Company changed its method of accounting for income taxes as of the beginning of fiscal year 1993. The cumulative effect of this change in accounting for income taxes of $2.0 million is reported separately in the Consolidated Statement of Operations for the year ended June 30, 1993. Exclusive of this amount, the impact on 1993 pretax earnings resulting from the application of SFAS 109 was not material. Prior years' financial statements have not been restated to apply the provisions of SFAS 109.

Provision for income taxes before extraordinary items and the cumulative effect of the accounting change includes:

Fiscal Year Ended June 30,                         1994     1993     1992
(Dollars in thousands)
Current                                            $561     $---    $ 758
Deferred                                            215      389      (11)
                                                   $776     $389     $747

The valuation allowance for deferred tax assets as of July 1, 1992 was $227,000. Significant components of the Company's deferred tax assets and liabilities as of June 30, 1994 and 1993 are as follows:

As of June 30,                                               1994     1993
(Dollars in thousands)
Deferred tax assets
 Book bad debt reserves                                    $1,088   $1,105
 Excess of tax over book basis of
  equity investments                                          690      692
 Loan origination fees, deferred for book purposes            332      374
 Accrued, unfunded pension cost                                 6       92
 Accrued vacation pay                                          57       53
 Other                                                          8       48
                                                            2,181    2,364
 Less valuation allowance                                     299      210
 Total deferred tax assets                                  1,882    2,154
Deferred tax liabilities
 FHLB dividends                                               564      495
 Loan swap principal recovery deferred for
  tax purposes                                                169      297
 Tax over book depreciation                                   137      113
 Installment sale gains deferred for tax purposes              75       79
 Excess servicing gains                                        14       60
 Other                                                          6        5
 Tax effect of net unrealized holding loss
  of assets available for sale                               (368)     ---
   Total deferred tax liabilities                             597    1,049
Net deferred tax assets, included in other assets          $1,285   $1,105


The following is a reconciliation of the provision for federal income taxes at the statutory federal income tax rate to the provision at the effective income tax rate:

Fiscal Year Ended June 30,                          1994     1993     1992
(Dollars in thousands)

Provision for income taxes at statutory rates       $714     $371     $585
Statutory bad debt tax deduction under book
 provision for estimated losses                      ---      ---      121
State income taxes, net of federal benefit            18      ---       51
Tax exempt income and dividends                      (91)     (26)     ---
Amortization of intangible assets                     33       39       36
Resolution of taxing authority examinations, net     (31)     ---      (51)
Change in valuation allowance for deferred tax
assets                                               139      ---      ---
Other                                                 (6)       5        5
            Provision for income taxes              $776     $389     $747

In connection with the adoption of SFAS 109, the Company now recognizes a net deferred tax asset for its bad debt reserve for financial reporting purposes for changes from the base year amount in its bad debt reserves for income tax purposes, as defined by the Internal Revenue Code. Accordingly, beginning July 1, 1992, changes in these reserves will no longer be considered permanent differences for purposes of the provision for income taxes and will not create a reconciling item between the income tax provision calculated at the federal statutory rate and the effective tax rate on pre-tax accounting income.

The components of the provision for deferred income taxes for the years ended June 30, 1994, 1993 and 1992 are as follows:


Fiscal Year Ended June 30,                          1994     1993     1992
(Dollars in thousands)
Gain (loss) from joint ventures                     $  2     $ 10     $(126)
Principal recovery on loans sold at a loss for
   tax purposes as part of reciprocal loan sale     (128)     (73)     (98)
Allowance for uncollected interest                    26       13        5
Deferred loan fees                                    42       39      120
FHLB stock dividends                                  68       97      109
Gain on sales of loans                               (47)     (30)     (27)
Effect of allowable federal bad debt deduction        76      397      ---
Increase (decrease) in balance of the valuation
   allowance for deferred tax assets                  66      (17)     ---
Gain on curtailment of pension plan                   85      ---      ---
Other                                                 25       (47)      6
                                                    $215     $ 389    $(11)


As of June 30, 1994, the Company had $2.8 million of carryforwards available to offset future alternative minimum tax liability.







Note 16 - Pension and Stock Compensation Program

Until June 30, 1994, the Company had a defined benefit pension plan ("Plan") covering substantially all of its employees. As of June 30, 1994, the accrual of benefits under the Plan was curtailed; thus, all compensation and periods of service after that date are no longer used to compute benefits. As a result, a net gain on plan curtailment of $323,000 is included in net periodic pension benefit for the year ended June 30, 1994. The gain consists primarily of a decrease in the projected benefit obligation. The Plan continues to be in existence, and all participants in the Plan as of June 30, 1994 became immediately vested in the benefits accrued as of that date. The Company has no plans to terminate the Plan at this time, but reserves the right to revise or discontinue the Plan in the future. The Company's funding is determined by an annual actuarial valuation. For fiscal 1994, the Plan required funding of $100,000. Contributions are intended to provide for benefits attributed to service to date.

The following table sets forth the Plan's funded status and amounts recognized in the Company's consolidated statements of financial condition:


Fiscal Year Ended June 30,                                    1994   1993
(Dollars in thousands)
Actuarial present value of benefit obligations
     Accumulated benefit obligation, including vested
        benefits of $465 and $235                            $(465) $(303)
Projected benefit obligation for service rendered to date    $(465)  (535)
Plan assets at fair value, primarily mortgage-backed
 securities and cash equivalents at June 30, 1994 and 1993     541    501
Plan assets in excess of (less than) projected benefit
 obligation                                                     76    (34)
Unrecognized net gain from past experience different
 from that assumed and effects of changes in assumptions       (89)  (209)
Prior service cost not yet recognized                          ---      5
Unrecognized net asset at July 1, 1985, being recognized over
  15 years                                                      (4)    (4)
Accrued pension cost included in other liabilities           $ (17) $(242)


Net pension cost includes the following components:

Fiscal Year Ended June 30,                            1994   1993    1992
(Dollars in thousands)
Service cost -- benefits earned during the periods   $107   $ 74     $47
Interest cost on projected benefit obligation          43     35      34
Actual return on Plan assets                          (13)   (19)    (36)
Net amortization and deferral                         (39)   (35)    (22)
Gain on Plan curtailment                             (323)   ---     ---
Net periodic pension cost (benefit)                 $(225)  $ 55     $23


The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5 percent for the year ended June 30, 1994 and 8.0 percent for the years ended June 30, 1993 and 1992. The rate of increase in future compensation levels was 5.0 percent prior to curtailment. The expected long-term rate of return on assets was 8 percent.

The  Company also  maintains a  profit sharing  plan which  qualifies under
Section 401 of the Internal Revenue Code for employees meeting certain eligibility requirements. Voluntary contributions to the 401(k) portion of the profit sharing plan may be made by participants, subject to specified limitations in the plan. Until June 30, 1994, participants could contribute from 1% to 10% of their base pay to the plan. The Company matched employee contributions up to 6% of their base pay at a rate of 50% of employee contributions. Beginning July 1, 1994, participants may contribute from 1% to 10% of their base pay to the plan, with the Company matching employee contributions up to 10% of their base pay at a rate of 50% of employee contributions. The Company's matching contributions amounted to approximately $60,000, $43,000 and $36,000 for the years ended June 30, 1994, 1993 and 1992, respectively. Any additional contributions to the profit sharing portion of the plan by the Company are to be determined each year by the Board of Directors. Such contributions, if any, are solely at the discretion of the Board of Directors. No discretionary contributions were made to the plan in fiscal 1994, 1993 or 1992. A 2.0 percent discretionary contribution will be made in fiscal 1995.

The Company has an Employee Compensatory Stock Option Plan for the benefit of selected officers and other selected employees. Options to purchase common stock of the Company are granted at no less than market value on the date of grant and are exercisable in varying amounts over a five-year period. All options expire on July 1, 1996. At June 30, 1994, 138,000 shares of common stock were reserved for issuance under the Plan, of which options for 42,000 shares had been granted at option prices ranging from $2 to $11 per share. Options for all such shares are exercisable beginning July 1, 1994. No options were exercised during the fiscal years ended June 30, 1994, 1993 and 1992.

The Company does not provide postretirement or postemployment benefits.


Note 17 - Lease Commitments

The Company has various leases for land and real property under long-term operating lease arrangements. Total lease expense for the fiscal years under such arrangements was $124,000 in 1994, $154,000 in 1993 and $190,000
in 1992. At June 30, 1994, future minimum rental payments due under noncancelable operating leases that have initial or remaining lease terms in excess of one year are as follows:

Fiscal Year Ending June 30,
(Dollars in thousands)
           1995                                                       $114
           1996                                                        117
           1997                                                        103
           1998                                                         94
           1999                                                         78
           Later years                                                 124
             Total minimum lease payments                             $630







Note 18 - Stockholders' Equity and Regulatory Capital

Following is a reconciliation of the Company's consolidated stockholders' equity for financial reporting purposes to its tangible, core and risk-based capital available to meet the Bank's regulatory capital requirements:


Fiscal Year Ended June 30,                                  1994      1993
(Dollars in thousands)
Stockholders' equity of TideMark Bancorp, Inc. as
  reported in the accompanying financial statements        $18,637  $18,064
Less
  Capitalization of parent company                             23       74
  Goodwill                                                    148      215
  Other intangible assets                                      98      343
  Phase-out of investment in non-includable subsidiary        513      573
  Nonqualifying deferred tax asset                            197      537
Tangible capital of the Bank                               17,658   16,322
  Plus qualifying intangibles                                  98      183

Core capital of the Bank                                   17,756   16,505
  Plus supplementary capital
  Allowable general loss reserves                           2,344    2,427
  Less phase-out of equity investments                         30       20
Risk-based capital of the Bank                            $20,070  $18,912


The following information presents the Bank's regulatory capital levels and ratios relative to its minimum capital requirements:

                                                  1994             1993
Fiscal Year Ended June 30,                   Amount     %     Amount   %
(Dollars in thousands)
Tangible capital                            $17,658  4.58%  $16,322  4.32%
Tangible capital requirement                  5,782  1.50%    5,668  1.50%
     Excess                                 $11,876  3.08%  $10,654  2.82%
Core capital                                $17,756  4.61%  $16,505  4.37%
Core capital requirement                     11,566  3.00%   11,342  3.00%
     Excess                                  $6,190  1.61%   $5,163  1.37%
Risk-based capital                          $20,070 10.79%  $18,912  9.78%
Risk-based capital requirement               14,887  8.00%   15,464  8.00%
     Excess                                  $5,183  2.79%   $3,448  1.78%



Federally insured savings associations are required to maintain minimum levels of regulatory capital. Pursuant to FIRREA, the OTS has established capital standards applicable to all savings associations. These standards generally must be no less stringent than the capital requirements applicable to national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. The capital regulations create three capital requirements: a tangible capital requirement, a leverage or core capital requirement and a risk-based capital requirement.


Tangible Capital Requirement Under current OTS regulations, each savings association must maintain tangible capital equal to at least 1.5% of its adjusted total assets. Tangible capital includes common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in the equity accounts of fully consolidated subsidiaries. In calculating tangible capital, the following items are deducted from capital: (i) 100% of intangible assets (other than purchased mortgage servicing rights ("PMSRs")); (ii) the amount, if any, by which PMSRs exceed the lower of 90% of their determinable fair market value, 90% of their original cost or current amortized book value; and (iii) equity in and loans to subsidiaries that are not "includable subsidiaries," which are defined as subsidiaries engaged solely in activities permissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers or engaged solely in mortgage banking activities.

In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to appropriately account for the investments in and assets of both includable and nonincludable subsidiaries.

Core Capital Requirement Under current OTS regulations, each savings association must maintain core capital equal to at least 3% of its adjusted total assets. Core capital includes common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interest in the equity accounts of fully consolidated subsidiaries and (subject to phase-out) qualifying supervisory goodwill. At June 30, 1994, TideMark Bank did not have any supervisory goodwill.

Risk-based Capital Requirement The risk-based capital standard adopted by the OTS requires savings associations to maintain a minimum ratio of total capital to risk-weighted assets of 8.0%. Total capital consists of core capital, defined above, and supplementary capital. Supplementary capital consists of certain capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only in an amount equal to the amount of core capital. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights assigned by the OTS for principal categories of assets are (i) 0% for cash and securities issued by the U.S. Government or unconditionally backed by the full faith and credit of the U.S. Government; (ii) 20% for securities (other than equity securities) issued by U.S. Government sponsored agencies and mortgage-backed securities issued by, or fully guaranteed as to principal and interest by, the FNMA or the FHLMC, except for those classes with residual characteristics or stripped mortgage-related securities; (iii) 50% for prudently underwritten permanent one-to-four family first lien mortgage loans not more than 90 days delinquent and having a loan-to-value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or the FHLMC; and
(iv) 100% for all other loans and investments, including consumer loans, commercial loans, and one-to-four family residential real estate loans more than 90 days delinquent, and all repossessed assets or assets more than 90 days past due. In January 1993, the OTS amended its risk-weighting classifications to remove the 200% risk weight category and to place all assets previously assigned to the 200% risk-weight category, including foreclosed assets, into the 100% risk-weight category. This change was made in view of the requirement to value foreclosed assets at fair value pursuant to Statement of Position 92-3 ("Accounting for Foreclosed Assets").

In April 1991, the OTS proposed to modify the 3% of adjusted total assets core capital requirement in the same manner as was done by the Comptroller of the Currency for national banks. Under the OTS proposal, only savings associations rated composite 1 under the OTS MACRO (now CAMEL) rating system will be permitted to operate at the regulatory minimum core capital ratio of 3%. For all other savings associations, the minimum core capital ratio will be 3% plus at least an additional 100 to 200 basis points, which will increase the core capital ratio requirement to 4% or 5% of adjusted total assets. In determining the amount of additional capital, the OTS will assess both the quality of risk management systems and the level of overall risk in each individual savings association through the supervisory process on a case-by-case basis. As set forth above, TideMark Bank's core capital ratio at June 30, 1994 was 4.61%.



In August 1993, the OTS adopted a final rule incorporating an interest-rate risk component into the risk-based capital regulation. Under the rule, an institution with a greater than "normal" level of interest-rate risk will be subject to a deduction of its interest-rate risk component from total capital for purposes of calculating the risk-based capital requirement. As a result, such an institution will be required to maintain additional capital in order to comply with the risk-based capital requirement. An institution with a greater than "normal" interest-rate risk is defined as an institution that would suffer a loss of net portfolio value exceeding 2.0% of the estimated market value of its assets in the event of a 200 basis point increase or decrease (with certain minor exceptions) in interest rates. The interest-rate risk component will be calculated, on a quarterly basis, as one-half of the difference between an institution's measured interest-rate risk and 2.0% multiplied by the market value of its assets. The rule also authorizes the director of the OTS, or his designee, to waive or defer an institution's interest-rate risk component on a case-by-case basis. The latest revision to this rule includes a provision to require an institution to maintain additional capital equal to the lowest interest-rate risk component calculated by the OTS using data from the three previous quarters. An institution with greater than "normal" risk will not be subject to any deduction from total capital until September 30, 1994. Finally, the OTS indicated in the final rule that it intended to lower the leverage ratio requirement (in its prompt corrective action regulation) to 3.0% from the current level of 4.0%, on July 1, 1994. The new regulation is not expected to have a material effect on the Bank's regulatory capital position.

Any savings association that fails any of the capital requirements is subject to possible enforcement actions by the OTS or the FDIC. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on an association's operations and the appointment of a conservator or receiver. The OTS capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of corrective actions.

TideMark has not paid a cash dividend on its common stock since the last quarter of fiscal 1988. The payment and amount of future dividends will be determined by the Board of Directors of the Company, based upon the results of operations and financial condition of TideMark, economic conditions at the time of declaration and regulatory restrictions.


Note 19 - Other Regulatory Matters

Due to its relatively high level of classified assets, the OTS has retained certain provisions of the Bank's Supervisory Agreement entered into on August 23, 1990, even though the lending restrictions were removed in fiscal year 1992 upon achievement of capital compliance.

Under the remaining terms of the Supervisory Agreement, the Bank is required to conduct its lending activities in a manner consistent with its three-year business plan and adhere to the Bank's loan underwriting policies and procedures as submitted to the OTS. Provisions of the agreement require the Bank to submit quarterly status reports of classified assets and to review quarterly the sufficiency of general and specific valuation allowances, review and revise annually the three-year business plan previously submitted and to discontinue the indirect lending activities of CFC. The Bank is in compliance in all material respects with the remaining provisions of the Supervisory Agreement.

During Fiscal 1994, TideMark was subject to certain growth restrictions as contained in Regulatory Bulletin 3a-1. Effective August 19, 1994, these growth restrictions were lifted, with the condition that TideMark adhere to the projections contained in its fiscal 1995 operating budget.


Note 20 - Concentrations of Credit Risk

The Company's current primary lending emphasis is on the origination of residential one-to-four family mortgage loans, small commercial loans and consumer loans. Other than loans in the hospitality industry discussed below, the Company's loan portfolio is geographically concentrated in the Hampton Roads area of Virginia, the primary market for the Company's activities; however, the inventory of loans held for sale is comprised of loans secured by property located throughout the Commonwealth of Virginia.


The Company's loan portfolio at June 30, 1994 contains $42.0 million of loans collateralized by properties in the hospitality industry, a decrease of $6.9 million or 14.1% from June 30, 1993 levels. The current portfolio consists of 33 properties with carrying values that range from $96,000 to $5.4 million and are primarily located throughout the Mid-Atlantic region. Management diligently monitors all loans in this industry including, when possible, making inspections of the properties, maintaining current operating statements and performing fair value calculations, with allowances for losses established as necessary to properly reflect the value of the properties. Management believes the current loss allowances are sufficient to cover the credit risk estimated to exist at June 30, 1994.

Note 21 - Off-Balance Sheet Items and Contingent Liabilities

In addition to undisbursed construction and commercial loan funds of $11.5 million and $9.7 million at June 30, 1994 and 1993, respectively, it is in the normal course of business, for the Company to be a party to financial instruments with off-balance sheet risk to meet the financing needs of customers and to reduce its own exposure to interest rate fluctuations. These financial instruments include commitments to extend credit, commercial letters of credit, put options, forward sales of mortgage loans and mortgages sold with recourse. These items involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. Notional principal amounts are often used to express the volume of the transaction; however, the amounts potentially subject to credit risk are much smaller.

The table below presents the contract or notional amount of each class of instrument at June 30, 1994 and 1993:

Fiscal Year Ended June 30,                                   1994     1993
(Dollars in thousands)
Financial instruments  whose notional or
contract amounts represent credit risk
 (risk that counter-party defaults and collateral proves
 to be worth less than notional amounts)
 Legally binding unfunded commitments to extend credit    $11,327   $10,597
 Commercial letters of credit                               1,233     3,924
 Unused lines of credit                                     7,957     8,077
 Mortgages sold with recourse, including
  forward sales                                             5,456     3,834
               Total                                      $25,973   $26,432

Financial instruments whose notional or contract
 amounts exceed the amount of credit risk
  Commitments to purchase securities                       $2,236    $4,890
  Commitments to sell securities                            4,726    29,000
  Commitments to sell whole loans                             766     2,017
  Options purchased to hedge lending commitments            1,000     3,000
  Interest-rate caps                                       45,000    45,000
  Interest-rate swaps                                         ---    15,000
               Total                                       $53,728  $98,907



Commitments to extend credit are legally binding agreements to lend to a customer which typically contain clauses that permit cancellation of the commitment in the event of the credit deterioration of the borrower. Commercial letters of credit are conditional commitments issued by TideMark in return for a commitment fee to guarantee the performance of customers to a third party. The credit risk associated with commitments to extend credit and letters of credit is similar to direct lending; therefore, all of these items are subject to the Company's loan approval and review policies and procedures. The Company evaluates each customer's credit worthiness individually; the amount of collateral deemed necessary, if any, is based on management's credit evaluation of the counterparty and the particular transaction and may include residential homes, accounts receivable, marketable securities, inventory and plant and equipment. Commitments generally have fixed expiration dates and may require payment of a fee by the counterparty. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments is represented by the contractual amount of those instruments. No significant losses are anticipated as a result of these transactions.

TideMark sells certain residential mortgage loans to third party investors, some of which require the Company to repurchase the loans in the event of default or faulty documentation. Recourse periods vary from 90 days up to 210 days and conditions for repurchase vary with the investor. As of June 30, 1994, the Company had sold loans with recourse which remained outstanding to five investors. Credit risk exists to the extent of recourse, which totaled $5.5 million at June 30, 1994. Mortgages are collateralized by one-to-four family residential homes, many of which are guaranteed by an agency of the United States government and have loan-to-value ratios of 80% or less, unless they have mortgage insurance. Repurchase obligations have historically been minimal and no material losses are expected to occur.

At June 30, 1994, the Company had commitments totaling $2.2 million to purchase securities from three national securities dealers. Failure of the counterparties would not result in an accounting loss as the Company could purchase similar securities from alternate dealers at current market prices.

In addition, as of June 30, 1994, the Company had commitments to sell mortgage-backed securities and whole loans of $4.7 million and $766,000, respectively. Failure of the counterparties would result in the assets remaining in the Company's portfolio or in selling them to alternate investors at potentially different prices.

The Company enters into a variety of interest-rate contracts to manage its interest rate exposure. As of June 30, 1994, the Company had purchased $1.0 million of long put options to hedge its mortgage loan commitments. Failures of the counterparties in these transactions would not result in an accounting loss except to the extent of payments for the options which are included in the balance sheet as assets ($3,000 at June 30, 1994).

At June 30, 1994, the Company had purchased interest-rate caps totaling $45.0 million to lessen the interest-rate risk associated with a balance sheet based on longer term assets funded by short-term deposits and borrowings. Risk arises from the possible inability of the counterparties to meet the terms of the contracts. Interest-rate caps provide the Company protection from rising interest rates; whereby, in exchange for a fee, the counterparty agrees to pay to the Company an amount based upon the degree to which a specified interest rate exceeds an established "strike" rate. The Company attempts to minimize that risk by carefully choosing the counterparty to the transaction and by limiting the exposure with any one party. Failure of the counterparties in the transaction would not result in an accounting loss except to the extent of payments for the caps which are included in the balance sheet as other assets ($1.4 million at June 30,
1994), or to the extent that the Company's cost of funds could increase in a rising interest rate environment if the counterparty failed to make the contracted payments. The interest-rate caps were purchased from three national securities dealers and a regional bank headquartered in Virginia.

Interest-rate swap transactions involve the exchange of fixed- and floating-rate interest payment obligations without the exchange of the underlying principal amounts and are used as part of asset and liability management. Notional principal amounts often are used to express the volume of these transactions and represent the base upon which interest payments are calculated; therefore, the amounts potentially subject to credit risk are much smaller. Should an individual counterparty default, the interest rate on the swapped instrument would revert to its original form, i.e., fixed payments would revert to floating payments and floating payments would revert to fixed payments, thus creating exposure to interest-rate risk. Risks are monitored in accordance with the Company's asset and liability management guidelines and counterparties are monitored as with interest-rate caps. At June 30, 1994, the Company had no interest-rate swap agreements.

On June 26, 1986, the Bank converted to a capital stock form of organization and ownership. As a result of the conversion, the Bank established a liquidation account in an amount equal to its net worth as of March 31, 1986. The liquidation account is maintained for the benefit of depositors who hold a savings or demand account at a specified eligibility date. At June 30, 1994, the amount remaining in this liquidation account was $613,000.

Note 22 - Acquisitions and Divestitures

On September 21, 1993, the Company executed an agreement to sell the loans in process, business equipment and leasehold improvements in three of its mortgage origination offices located in Roanoke, Staunton and Colonial Heights, Virginia (the "Branches") to Columbia National, Inc., ("Columbia") a subsidiary of Paine Webber. In addition, Columbia assumed the remaining lease obligations on the branches transferred. Pursuant to the agreement, TideMark received consideration of $55,000 plus prorated operating expenses, in exchange for $5.4 million of the Branches' loans not yet closed as well as new loan applications taken by the Branches between September 1, 1993 and September 21, 1993, and equipment with a net book value of $6,000. The transaction resulted in a gain of $8,000, after the write-off of $53,000 of goodwill associated with the offices, which were purchased by TideMark in 1990 as part of the acquisition of Johnson Mortgage Company, a former subsidiary of the Bank.

On December 15, 1993, the Company executed a definitive agreement, subject to regulatory approval, to sell its retail branch office located in Kilmarnock, Virginia to Bank of Lancaster. The sale will include the building, furniture and equipment and deposit account loans originated in that branch location. In addition, the deposits in the branch as of the closing date will be transferred. The application was submitted to the Federal Reserve Bank of Richmond in January 1994. The regulators expressed concern with respect to the effect on competition in the Kilmarnock market of such sale. To resolve those concerns, certain deposits of customers residing closer to the Gloucester area were transferred from TideMark's Kilmarnock branch office to its Gloucester branch office and will not be assumed, leaving deposits totaling $5.2 million as of June 30, 1994 in the Kilmarnock branch office. The application has been resubmitted and TideMark and Bank of Lancaster are awaiting regulatory approval. The sale is expected to be completed during fiscal 1995.

On July 12, 1994, the Company announced the execution of a definitive agreement whereby TideMark will acquire the branch offices and deposits of Bay Savings Bank, FSB ("Bay"), a subsidiary of FirstFed Michigan
Corporation. On July 28, 1994, TideMark executed agreements whereby TideMark would acquire the right to service the residential loan portfolio of Bay. The agreements call for TideMark to pay a premium of $1.8 million (approximately 2.5%) for the deposits of approximately $71.0 million at June 30, 1994. The deposit premium is to be reduced by an amount equal to 2.5% of the difference between $70.0 million and the amount of the deposits to be assumed as of the closing date in the event the amount of deposits assumed falls below $70.0 million. In addition, TideMark will acquire approximately $581,000 of related customer loans at book value. The premises and equipment and real property are to be purchased for an amount equal to the net book value of such property on the closing date, with the exception of two branch locations which will be adjusted to current market prices, which are estimated to be lower than net book value. The estimated purchase price for the property and equipment as of June 30, 1994 is $747,000. The residential loan servicing rights are to be purchased at a price equal to approximately 90 basis points of the outstanding principal balance of the loans on the sale date, which is estimated to be $1.9 million, based on June 30, 1994 balances. The servicing rights are scheduled to be purchased and transferred on August 31, 1994. The application for the purchase of assets and assumption of deposit liabilities was filed with the OTS in August 1994. TideMark, as of the date hereof, plans to finance the transaction through the sale of common stock during the Fall of 1994. The transaction is expected to be consummated during the second quarter of fiscal 1995.


Note 23 - Fair Value of Financial Instruments

In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS 107"). The pronouncement requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate the value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Certain financial instruments and all nonfinancial instruments are excluded from the scope of SFAS 107; accordingly, the fair value disclosures required by SFAS 107 provide only a partial view of the value of the Company. For example, TideMark has not included the fair value in its long-term relationships with its customers through its deposit base, commonly referred to as core deposit intangibles, or the value of foreclosed real estate. In the aggregate, these items may add significant value to the Company.

Active markets may not exist for a portion of the Company's financial instruments, especially commercial real estate loans, and thus the estimated fair value is based upon management's assumptions of the fair value and not on independent markets.

The following summary presents the methodologies and assumptions used to estimate the fair value of the Company's financial instruments. Much of the information used to determine fair value is highly subjective and judgmental in nature and therefore the results may not be precise. The subjective factors include, among other things, estimates of cash flows, risk characteristics, credit quality and interest rates. Since the fair value is estimated as of the balance sheet date, the amounts which will actually be realized or paid upon settlement or maturity of the various instruments could be significantly different.

The following table sets forth the fair value of the Company's financial instruments at June 30, 1994:

                                           Carrying      Fair
Fiscal Year Ended June 30,                  Value       Value
(Dollars in thousands)

Financial Instruments
 Assets
  Cash and short-term investments          $12,322    $12,322
  Trading account assets                     1,997      1,997
  Securities available for sale             19,722     19,722
  Mortgage-backed securities available
   for sale                                 56,705     56,705
  Loans held for sale                        3,331      3,331
  Mortgage-backed securities held to
   maturity                                102,952     99,471
  Loans receivable                         170,591    173,423
  Purchased mortgage loan servicing rights   1,027      1,210
 Liabilities
  Deposits
   Demand deposits and savings deposits     86,191     86,191
   Time deposits                           146,534    145,706
  FHLB advances                             73,000     72,917
  Securities sold under agreements to
   repurchase and other borrowings          58,111     58,135



The fair value of cash and short-term investments approximates the carrying value. The fair values of investments and mortgage-backed securities are based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The fair values of loans held for sale and loans receivable held in the portfolio are based on current market prices for securities backed by similar loans. Loans receivable have been valued on a pooled basis by discounting the estimated future cash flows to their present value using an assigned discount rate. Each pool was assigned a discount rate at which a loan with similar credit risk and remaining maturity would be offered as of the balance sheet date. Purchased mortgage loan servicing rights are valued based on a comparison of the estimated discounted net cash flows to be received and the estimated market cost of servicing.

The fair value of demand deposits and savings deposits approximates the carrying value. The fair value of time deposits is estimated using the rates currently offered for deposits of similar remaining terms. The fair value of FHLB advances is estimated based on current rates for borrowings with similar terms. The fair value of securities sold under agreements to repurchase approximates the carrying value.

The Company has off-balance sheet financial instruments in the form of commitments to extend credit, letters of credit and mandatory forward commitments to sell loans. There are no material differences between the notional amounts and fair values of these commitments.

Management uses its best judgment in estimating the fair value of non-traded financial instruments but there are inherent limitations in any estimation technique. For example, liquid markets do not exist for many categories of loans held by the Company. By definition, the function of a financial intermediary is, in large part, to provide liquidity where organized markets do not exist. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Company could realize in a current transaction.

The information presented is based on pertinent information available to management as of June 30, 1994. Although management is not aware of any factors, other than changes in interest rates, that would significantly affect the estimated fair values, the current estimated fair value of these instruments may have changed significantly since that point of time.

Note 24 - Other Matters

On December 30, 1992, a motion for judgment and award of execution was filed in the Circuit Court of the City of Newport News against Newport News Savings Bank (now TideMark Bank) and NNSC by Caleb D. West, Jr., former Chairman of the Board of the Bank, for reimbursement of legal fees and expenses totaling $1.2 million incurred in his successful defense against charges brought against him by the OTS plus his additional reasonable expenses, including legal fees, incurred in pursuing his claim for indemnification.

On December 4, 1992, Timothy Ryan, then Director of the OTS, issued the agency's final decision in the administrative action, dismissing all charges against Mr. West. On December 17, 1992, the Company announced receipt of a claim by Mr. West for indemnification for legal fees and expenses totaling $1.2 million incurred in connection with his defense against the OTS action. Virginia law requires a Virginia institution to indemnify a director or officer or former director or officer against reasonable legal fees and expenses incurred in his defense in the event such person prevails entirely in the defense of any proceeding to which he was a party because he is or was a director of the institution.

On January 30, 1993, the Company filed its Answer and Grounds of Defense to the Motion for Judgment, stating that the unresolved issue in the case was whether the claim constituted reasonable expenses as contemplated by the applicable provisions of Virginia law.

Upon advice of legal counsel and after due consideration of the matter, on May 14, 1993, the Board of Directors of TideMark, determined to reimburse Mr. West in the amount of $1.1 million, which represented settlement in full of the legal fees and expenses for which he was entitled to indemnification. The reimbursement is included in other expense in the Consolidated Statements of Operations for the year ended June 30, 1993.


Note 25 - Parent Company Financial Statements

On December 31, 1992, TideMark acquired all of the outstanding stock of the Bank in connection with the reorganization of the Bank into the holding company form of ownership.

The following Condensed Statement of Financial Condition as of June 30, 1994 and 1993 and Condensed Statement of Operations and Cash Flows for the period from December 31, 1992 to June 30, 1993 and for the year ended June 30, 1994 for TideMark (parent only) should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

Condensed Statement of Financial Condition       June 30, 1994    June 30, 1993
(Dollars in thousands)

Assets
 Cash                                               $    19          $    73
 Equity interest in net assets of the Bank           18,613           17,990
 Other assets                                            21                1
              Total assets                          $18,653          $18,064

Liabilities and Stockholders' Equity
  Liabilities                                       $    16         $    ---
  Stockholders' Equity
   Common stock                                          69               69
   Additional paid-in capital                        18,191           18,191
   Net unrealized holding loss on assets
    available for sale                                (752)              ---
   Retained earnings (deficit)                       1,129              (196)
     Total stockholders' equity                     18,637            18,064
     Total liabilities and stockholders'
       equity                                     $ 18,653           $18,064


                                                                 Period from
                                           Year Ended      December 31, 1992 to
Condensed Statement of Operations        June 30, 1994         June 30, 1993
(Dollars in thousands)

Equity interest in earnings of the Bank     $ 1,375                 $ 211
Other expense                                    80                   ---
          Income before income taxes          1,295                   211
Benefit from income taxes                       (30)                  ---
          Net income                        $ 1,325                 $ 211

                                                                Period from
                                          Year Ended       December 31, 1992 to
Condensed Statement of Cash Flows       June 30, 1994          June 30, 1993
(Dollars in thousands)

Operating activities
  Net income                                $ 1,325                $ 211
  Add (deduct) items not affecting
     cash
   Equity interest in earnings of the
    Bank, less distributions                 (1,375)                (136)
   Increase in other assets                     (20)                  (1)
   Increase in liabilities                       16                  ---
 Net cash used by operations                    (54)                 (74)

Investing activities
 Purchase of common stock of the Bank           ---                   (1)
Net increase (decrease) in cash and
 cash equivalents                               (54)                  73
Cash and cash equivalents at beginning
 of period                                       73                  ---
Cash and cash equivalents at end of period  $    19                $  73



Note 26 - Quarterly Results of Operations (unaudited)

                                                  September 30,       December 31,        March 31,        June 30,
                                                 1993      1992      1993     1992      1994     1993    1994    1993
(Dollars in thousands, except per share data)

Interest income                                $5,799     $6,716    $5,979    $6,584   $5,845   $6,306  $6,088   $6,093
Interest expense                                3,941      4,514     3,790     4,340    3,586    3,980   3,669    4,064

Net interest income                             1,858      2,202     2,189     2,244    2,259    2,326   2,419    2,029
Provision for (recoveries from) losses on
 loans                                            ---        (83)      ---       (96)      73      178      10       66
Net interest income after provision
 for losses on loans                            1,858       2,285    2,189      2,340    2,186   2,148   2,409    1,963

Other income                                    1,226       1,048    1,696      1,102    1,210    1,036  1,162    1,011
Other expense                                   2,603       2,530    3,443      3,618    2,944    2,687  2,845    3,120
Income (loss) before income taxes                 481         803      442       (176)     452     497     726     (146)
Provision for (benefit from) income taxes          99         319      109        (70)     119     198     449      (58)

Income (loss) before cumulative
 effect of an accounting change                   382         484      333       (106)     333     299     277      (88)
Cumulative effect of change in
 accounting for income taxes                      ---       2,027      ---         ---     ---     ---     ---      ---
Net income (loss)                                $382      $2,511     $333      $(106)   $ 333    $299    $277   $  (88)
Earnings (loss) per share (6,931,321 shares
 outstanding for all periods)                   $0.06       $0.37    $0.05     $(0.02)   $0.05   $0.04    $0.03  $(0.01)


Note: The above quarterly results of operations for fiscal 1993 have been adjusted for the effects of adoption of SFAS 109 ("Accounting for Income Taxes") as of July 1, 1992. Also, certain reclassifications were made for fiscal 1992 financial statement presentation which are not reflected in the quarterly results above.



                     Report of Independent Accountants




The Board of Directors and Stockholders
TideMark Bancorp, Inc.



We have audited the accompanying consolidated statements of financial condition of TideMark Bancorp, Inc. and Subsidiaries ("the Company") as of June 30, 1994 and 1993 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of TideMark Bancorp, Inc. and Subsidiaries, formerly Newport News Savings Bank, for the year ended June 30, 1992 were audited by other auditors, whose report, dated September 9, 1992, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and Subsidiaries as of June 30, 1994 and 1993 and the consolidated results of their operations and their cash flows for the years ended June 30, 1994 and 1993 in conformity with generally accepted accounting principles.

As discussed in Notes 1, 2, 3, 6 and 15 to the consolidated financial statements, the Company changed its method of accounting for certain investments in debt and equity securities effective July 1, 1993 and changed its method of accounting for income taxes effective July 1, 1992.


Coopers & Lybrand, L.L.P.

Newport News, Virginia
August  11, 1994



                           TideMark Bancorp, Inc.
                       Consolidated Financial History


As of June 30,                                   1994      1993      1992      1991      1990
(Dollars in thousands)
Year-End Balances
Assets
   Cash and temporary investments             $ 12,322  $  5,850  $  7,231  $ 12,144  $  24,471
   Trading account assets                        1,997       ---       ---       ---        ---
   Assets available for sale
     Securities                                 19,722     7,765    17,805       ---        ---
     Mortgage-backed securities                 56,705       ---       ---       ---        ---
   Loans held for sale                           3,331     24,961   20,900     16,817       ---
   Investment securities                           ---      8,849    7,997      9,991    10,080
   Mortgage-backed securities                  102,952    125,213  100,614     93,222    81,321
   Loans receivable
     Real estate - residential mortgage         85,898    104,175   98,167    126,833   123,057
     Real estate - multi-family                  2,560      6,567    6,790      3,336     3,089
     Real estate - construction                 18,906     15,445    8,097      3,633     3,193
     Real estate - commercial                   61,679     56,961   64,192     67,322    72,291
     Commercial business and consumer           26,484     19,286   14,141     11,973    18,518
     Total loans                               195,527    202,434  191,387    213,097   220,148
     Less Loans in process and unused
           lines of credit                     (19,479)   (14,410)  (6,152)    (1,175)   (1,690)
          Unearned income                          (21)       (37)    (288)      (753)   (2,334)
          Deferred fees and discounts             (818)      (872)    (734)    (1,410)     (703)
          Allowances for losses                 (4,618)    (6,796)  (7,187)    (5,538)   (5,285)
          Net loans receivable                  170,591   180,319  177,026    204,221   210,136
   Real estate owned and held for sale            1,217     8,043    8,235      5,251    16,129
   Premises and equipment                         3,954     3,652    3,271      3,378     3,888
   Other assets                                  13,785    14,920   11,815     14,581    15,168

     Total assets                              $386,576   $379,572 $354,894  $359,605  $361,193

Liabilities And Stockholders' Equity
Liabilities
   Deposits
     Demand deposits                           $ 10,365   $  9,777 $  5,519  $    951  $    ---
     NOW accounts                                12,114     13,856   12,647     9,214     6,948
     Savings deposits                            22,690     19,005   18,889    14,317    17,672
     Money market deposit accounts              41,0223      3,381   14,380    12,578    16,157
     Time deposits                              146,534    143,305  158,228   190,602   205,871
     Total deposits                             232,725    219,324  209,663   227,662   246,648
   Securities sold under agreements to repurchase
     and other borrowings                        58,111     57,602   52,712    49,401    36,731
   Advances from Federal Home Loan Bank          73,000     78,800   72,800    63,200    63,200
   Other liabilities                              4,103      5,782    4,271    10,719     6,541
     Total liabilities                          367,939    361,508  339,446   350,982   353,120

Stockholders' Equity                             18,637     18,064   15,448     8,623     8,073
     Total liabilities and stockholders'
      equity                                    $386,576  $379,572 $354,894  $359,605  $361,193

Average Yields
   Temporary investments                          3.21%     3.23%    4.25%     7.55%     8.83%
   Investment securities                          6.71%     6.78%    7.96%     8.45%     8.69%
   Mortgage-backed securities                     5.31%     6.26%    7.98%     9.03%     8.72%
   Loans                                          8.02%     8.45%    9.49%    10.55%    11.07%
   Weighted average yield on average interest-earning
     assets                                       6.84%     7.61%    8.94%    10.00%    10.61%
Average Rates
   Deposits                                       4.09%     4.76%    6.49%     7.84%     8.42%
   Borrowed funds                                 4.86%     5.59%    6.69%     8.02%     9.91%
   Weighted average rate on interest-bearing
     liabilities                                  4.36%     5.07%    6.56%     7.90%     8.73%
   Net interest margin                            2.52%     2.61%    2.41%     1.76%     1.53%




                           TideMark Bancorp, Inc.
                       Consolidated Financial History


As of June 30,                                    1994            1993          1992
(Dollars in thousands)
Average Balances
Assets
   Cash and temporary investments              $  8,379         $  5,376      $ 12,167
   Trading account assets                           161              ---           ---
   Assets available for sale
     Securities                                  16,998            8,189           ---
     Mortgage-backed securities                  69,411              235           ---
   Loans held for sale                           10,714           23,786         18,805
   Investment securities                            ---            6,972         11,855
   Mortgage-backed securities                    71,373          112,236         81,547
   Loans receivable
     Real estate - residential mortgage          93,117           99,884        118,439
     Real estate - multi-family                   4,793            5,998          6,679
     Real estate - construction                  17,192           10,268         10,073
     Real estate - commercial                    57,009           61,211         60,557
     Commercial business and consumer            22,424           15,510         15,588
     Total loans                                194,535          192,871        211,336
     Less Loans in process and unused
          lines of credit                        16,391            7,624         10,281
         Unearned income                             21              137            163
         Deferred fees and discounts                947              845            804
         Allowances for losses                    6,263            7,270          6,281
         Net loans receivable                   170,913          176,995        193,807
   Real estate owned and held for sale            6,769            7,828          6,646
   Premises and equipment                         3,762            3,504          3,378
   Other assets                                  12,951            9,681         14,745

     Total assets                              $371,431         $354,802       $342,950

Liabilities And Stockholders' Equity
Liabilities
   Deposits
     Demand accounts                            $10,357           $6,467         $ 2,078
     NOW accounts                                12,126           14,249          10,628
     Savings accounts                            20,914           20,357          15,677
     Money market deposit accounts               41,176           24,124          12,190
     Time deposits                              141,421          142,869         174,627
     Total deposits                             225,994          208,066         215,200
   Securities sold under agreements to
    repurchase and other borrowings              41,359           51,125          55,209
   Advances from Federal Home Loan Bank          76,611           74,004          47,254
   Other liabilities                              8,041            5,251          13,432

     Total liabilities                          352,005          338,446         331,095

Stockholders' Equity                             19,426           16,356          11,855
     Total liabilities and stockholders'
       equity                                $  371,431         $354,802        $342,950


                           TideMark Bancorp, Inc.
                       Consolidated Financial History


Fiscal Year Ended June 30,                               1994           1993        1992      1991      1990
(Dollars in thousands, except per share amounts)

Summary of Operations
Interest Income
   Loans                                                $15,078      $17,576       $20,776   $23,121   $28,932
   Mortgage-backed securities                             7,456        7,037         6,505     7,963     3,792
   Investment securities                                  1,128        1,028           944       847     1,178
   Other                                                     49           58           271       548       510
     Total interest income                               23,711       25,699        28,496    32,479    34,412

Interest Expense
   Deposits                                               9,249        9,907        13,963     18,091   22,520
   Advances from Federal Home Loan Bank                   3,819        4,648         4,582      5,904    4,909
   Reverse repurchase agreements and other borrowings     1,918        2,343         2,276      2,764    2,031
     Total interest expense                              14,986       16,898        20,821     26,759   29,460

   Net interest income                                    8,725        8,801         7,675      5,720    4,952
Provision for Losses on Loans                                83           65         1,982      1,895    9,436

   Net interest income (expense) after
   provision for losses on loans                          8,642        8,736         5,693      3,825   (4,484)

Operating Income
   Loan fees and service charges                            324          492           566        427      834
   Loan servicing fees                                      558          197           587        658      369
   Mortgage-banking gains                                 2,004        2,387         1,780      1,747      429
   Other                                                  1,329          914           993      1,200      696
     Total operating income                               4,215        3,990         3,926      4,032    2,328

Operating Expense
   Compensation and employee benefits                      5,000       4,957         4,554      3,987     3,863
   Occupancy and equipment                                 1,783       1,634         1,551      1,430     1,568
   Federal deposit insurance premiums                        660         510           507        511       553
   Professional services                                     507         597           624        731       614
   Other                                                   2,061       1,914         1,829      1,707     2,039
     Total operating expense                              10,011       9,612         9,065      8,366     8,637

Operating Income (Loss)                                    2,846       3,114           554       (509)  (10,793)
Nonoperating Income (Expense)
   Gains (losses) on sales of
   securities                                              1,079         207         1,995      1,197      (236)
   Loss from real estate operations
    and sales                                             (1,824)     (1,226)         (827)      (138)   (2,394)
   Legal settlement                                          ---      (1,117)          ---        ---       ---
     Total nonoperating income (expense)                    (745)     (2,136)         1,168      1,059   (2,630)

   Income (loss) before income taxes, extraordinary item
     and cumulative effect of an accounting change         2,101         978          1,722        550  (13,423)
Provision for (Benefit from) Income Taxes                    776         389            747        461   (1,895)

   Income (loss) before extraordinary item and cumulative
     effect of an accounting change                        1,325         589            975         89  (11,528)
   Extraordinary item - Reduction of income taxes arising
   from the carryforward of prior years' operating losses    ---         ---            590        461       ---




   Cumulative effect of change in accounting for income
    taxes                                                    ---        2,027           ---        ---       ---

Net Income (Loss)                                         $1,325       $2,616        $1,565       $550  $(11,528)

Earnings (Loss) Per Share
   Earnings before extraordinary item                      $0.19        $0.09         $0.25      $0.07    $(8.35)
   Extraordinary item                                        ---          ---          0.15       0.33       ---
   Cumulative effect of accounting change                    ---         0.29           ---        ---       ---

Net Earnings (Loss)                                        $0.19        $0.38         $0.40      $0.40    $(8.35)



                        GLOSSARY OF FINANCIAL TERMS


BASIS POINT - a measurement unit defined as one hundredth of one percent, which usually refers to an interest rate.

BOOK VALUE PER SHARE - the value of a share of common stock determined by dividing stockholders' equity at the end of the same period by the shares outstanding.

CLASSIFIED ASSETS - the sum of problem loans, other assets and real estate which has been acquired through foreclosure which contain certain weaknesses and the Company has determined involve the possibility that the Company could sustain some loss if the deficiencies are not corrected.

CORE CAPITAL RATIO - common stockholders' equity less certain intangible assets, such as goodwill, divided by regulatory assets. Current regulatory minimum requires that at least a 3% ratio be maintained.

CORE DEPOSITS - demand deposits, savings accounts, NOW accounts, insured money-market accounts and certificates of deposit under $100,000. This is a more stable source of funds than funds purchased in the money market on the basis of rates.

COST OF FUNDS - interest on deposits and borrowed funds divided by the average balance of such funds.

EARNINGS PER SHARE - net income divided by the average number of common shares outstanding during the period.

EFFICIENCY RATIO - noninterest expense divided by net operating revenue, excluding nonrecurring items and securities gains and losses.

EQUITY CAPITAL/ STOCKHOLDERS' EQUITY - a balance sheet amount which represents the total investment in the Company by holders of common and preferred stock; it includes amounts added through the retention of earnings.


INTEREST-BEARING LIABILITIES - deposits and borrowed funds on which the Company pays interest; includes NOW accounts, money-market accounts, certificates of deposit, reverse repurchase agreements and advances from the Federal Home Loan Bank of Atlanta.


INTEREST-EARNING ASSETS - loans, investment securities, federal funds sold and mortgage-backed securities.

INTEREST-RATE SPREAD - the difference between the average interest rates received on interest-earning assets and the average interest rates paid for interest-bearing liabilities.


LEVERAGE (TANGIBLE) CAPITAL RATIO - the total stockholders' equity less certain intangible assets such as goodwill, divided by regulatory assets. A key regulatory capital requirement with the minimum amount allowed of 1.5%.


MORTGAGE BANKING - the origination, packaging and sale of mortgage loans to institutional investors who pay the mortgage banker to collect loan payments, pay insurance premiums and property taxes, maintain accounting records and administer the loans.


NET INTEREST INCOME - the difference between income from interest-earning assets and interest paid on interest-bearing liabilities.


NET INTEREST MARGIN - net interest income divided by average interest-earning assets.


NET OPERATING REVENUE OR GROSS INCOME - the total of net interest income and noninterest income.


NONPERFORMING ASSETS - the sum of loans on which interest income is not being accrued, restructured loans on which the interest rates or terms of repayment have been materially revised and real estate which has been acquired through foreclosure.


RATE-SENSITIVE ASSETS/ LIABILITIES - interest-earning assets and interest-bearing liabilities which can be repriced or replaced at a different interest rate within a specific period due to rate changes or maturity.

RETURN ON  AVERAGE ASSETS (ROA)  - net  income as a  percentage of  average
total assets.   A key profitability ratio which indicates how effectively a bank has used its total resources.

RETURN ON  AVERAGE EQUITY  (ROE)  - net  income as  a  percentage of  total
average stockholders' equity.   Provides  a measure of  how productively  a
bank's equity has been employed.

RISK-BASED ASSETS - a regulatory method of classifying assets based on their potential risk of loss, used in calculating various capital ratios. Assets are classified in one of four risk categories based primarily on credit risk and are adjusted to reflect the relative riskiness of that category.


RISK-BASED CAPITAL RATIO - total capital divided by risk-based assets. Total capital consists of common stockholders' equity, the allowance for loan losses, certain components of nonpermanent preferred stock and subordinated debt less certain intangible assets, such as goodwill.
Current   regulatory  minimum  requires  that  at  least  an  8%  ratio  be maintained.


YIELD ON INTEREST-EARNING ASSETS - total interest income divided by the average balance of interest-earning assets.




                           TideMark Bancorp, Inc.
                            Board of Directors

               Gordon L. Gentry, Jr., Chairman of the Board
 James S. G. Davenport, Chairman of the Board, Davenport Dukes Associates, Inc.
     Robert L. Freeman, Jr., Partner, Law firm of Jones, Blechman, Woltz and Kelly, P.C.
          John R. Lawson, II, President, W.M. Jordan Company, Inc.
       Nelson L. St. Clair, Jr., President & Chief Executive Officer,
                           Riverside Health System
       Anthony R. Santoro, President, Christopher Newport University
         Robert N. Springer, President & Chief Executive Officer
     Gary A. Suttle, Chief Financial Officer, Suttle Motor Corporation
 Lindsay B. Trittipoe, Institutional Sales, Craigie, Inc., Investment Bankers
       Alan S. Witt, Managing Partner, CPA firm of Rauch, Witt & Co.

                           TideMark Bancorp, Inc.
                             Executive Officers

               Gordon L. Gentry, Jr., Chairman of the Board
          Robert N. Springer, President & Chief Executive Officer
    Pamela B. Lawson, Executive Vice President & Chief Financial Officer

                               TideMark Bank
                        Executive & Senior Officers

               Gordon L. Gentry, Jr., Chairman of the Board
          Robert N. Springer, President & Chief Executive Officer
    Pamela B. Lawson, Executive Vice President & Chief Financial Officer John M. Lunsford, Senior Vice President, Commercial Lending Division
         John D. Meade, III, Senior Vice President, Retail Division Robert L. Midgette, Senior Vice President, Mortgage-Banking Division
      Ralph R. Allen, Senior Vice President & Chief Compliance Officer


                           Retail Banking Offices

Hidenwood                                              Coliseum
301 Hiden Boulevard                                    2034 Coliseum Drive
Oyster Point                                           Grafton
601 Thimble Shoals Boulevard                           Grafton Shopping Center
Newmarket                                              Williamsburg
4910 West Mercury Boulevard                            1312 Jamestown Road
Denbigh                                                Gloucester
Sherwood Shopping Center                               Route 17
Old Hampton                                            Kilmarnock
30 South Armistead Avenue                              Lancaster Square
                                                       Shopping Center

                             Mortgage Division

  Residential Mortgage Origination Offices in Newport News and Chesapeake







                        Corporate Information

Corporate Headquarters
301 Hiden Blvd.
P.O. Box 6040
Newport News, Virginia 23606
(804) 599-1400

Corporate Counsel
Jones, Blechman, Woltz & Kelly, P.C.
Newport News, Virginia

Special Counsel
Elias,  Matz, Tiernan & Herrick, L.L.P.
Washington, D.C.

Independent Certified Public Accountants
Coopers & Lybrand, L.L.P.
Newport News, Virginia

Transfer Agent
Mellon Securities Trust Company
Stockholder Relations
Four Station Square, Third Floor
Pittsburgh, Pennsylvania 15219
(412) 236-8000


Common Stock

   TideMark Bancorp, Inc.  common stock  is traded  in  the over-the-counter
(OTC) market and is quoted on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System under the symbol "TDMK". Most newspaper stock tables identify the stock as "TDE BNC".

   As of June 30, 1994, there were approximately 1,407 stockholders of record, not including the number of persons or entities whose stock is held in nominee or "street" name through various brokerage firms or banks.

   The following table sets forth the high and low closing sales prices of TideMark Bancorp, Inc. common stock for the periods shown. The information set forth below for the quarters ended prior to January 1, 1993 reflect the closing sale prices of the common stock of TideMark Bank. At June 30, 1994 the last sale price of TideMark's common stock as reported on the NASDAQ National Market System was $2.875.


                                         High            Low

Fiscal 1994        First Quarter        $2.000         $1.500
                   Second Quarter        2.500          1.750
                   Third Quarter         2.250          1.750
                   Fourth Quarter        3.500          1.875

                                         High            Low

Fiscal  1993       First Quarter        $2.250         $1.750
                   Second Quarter        2.094          1.250
                   Third Quarter         2.000          1.500
                   Fourth Quarter        2.250          1.500


Investor Information

  Copies of the Company's Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission, are available without charge to stockholders
upon request.    Requests for  this  or other financial  information   about
TideMark should be directed to Pamela B. Lawson, Executive Vice President and Chief Financial Officer, P.O. Box 6040, Newport News, Virginia 23606 or requested by calling (804) 599-1400.



                                                                  ANNEX VII


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 10-Q

  X           QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                    For Quarter Ended September 30, 1994

                                     OR

             TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                       Commission File No. 0 - 21058

                            TideMark Bancorp, Inc.
           (Exact name of registrant as specified in its charter)


                       Virginia                  54-1642520
            (State or other jurisdiction of   (I.R.S. Employer
            incorporation or organization)  Identification No.)


             301 Hiden Boulevard, Newport News, VA      23606
       (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (804) 599-1400


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), (2) and has been subject to such filing requirements for the past 90 days.

                      Yes   X                 No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

           Common Stock, $0.01 par value              6,934,484 Shares
                  (Title of class)              Number of shares outstanding
                                                   as of October 31, 1994




                                   INDEX


                                                                           Page
PART I        FINANCIAL INFORMATION

     Item 1.       Financial Statements

                   Consolidated Statements of Financial Condition as of
                   September 30, 1994 (Unaudited) and June 30, 1994          3

                   Consolidated Statements of Operations for the Three
                   Months Ended September 30, 1994 and 1993 (Unaudited)      4

                   Consolidated Statement of Changes in Stockholders'
                   Equity for the Three Months Ended September 30, 1994
                   (Unaudited)                                                5

                   Consolidated Statements of Cash Flows for the Three
                   Months Ended September 30, 1994 and 1993 (Unaudited)       6

                   Notes to  Unaudited Consolidated Financial Statements      8

     Item 2.       Management's Discussion and Analysis of Financial
                   Condition and Results of Operations                        9


              OTHER INFORMATION

PART II

     Item 1.       Legal Proceedings                                         20

     Item 2.       Changes in Securities                                     20

     Item 3.       Defaults Upon Senior Securities                           20

     Item 4.       Submission of Matters to a Vote of Security Holders       20

     Item 5.       Other Information                                         20

     Item 6.       Exhibits and Reports on Form 8-K                          20

                                                                             21
     Signatures




                           TideMark Bancorp, Inc.
               Consolidated Statements of Financial Condition

                                                        September 30,  June 30,
                                                            1994         1994
(Dollars in thousands, except per share amounts)         (unaudited)

Assets
  Cash                                                    $  5,304    $  5,843
  Interest-bearing deposits in other banks                     ---       6,479
  Trading account assets (cost $2,141)                         ---       1,997
  Assets available for sale
    Securities (cost $20,244 and $20,080)                   19,822      19,722
    Mortgage-backed securities (cost $67,343 and $57,056)   66,549      56,705
  Loans held for sale (fair value $1,602 and $3,406)         1,591       3,331
  Mortgage-backed securities (fair value $96,111 and
    $99,471)                                               100,317     102,952
  Loans receivable                                         173,841     170,591
  Accrued interest receivable                                2,432       2,304
  Real estate                                                1,179       1,217
  Premises and equipment                                     3,898       3,954
  Federal Home Loan Bank stock, at cost                      4,606       4,606
  Other assets                                               7,872       6,875
  Total assets                                            $387,411    $386,576

Liabilities
  Deposits                                                $228,490    $232,725
  Advances from Federal Home Loan Bank                      73,000      73,000
  Securities sold under agreements to repurchase
    and other borrowings                                    60,507      58,111
  Advance payments by borrowers for taxes and insurance        843         493
  Other liabilities                                          5,205       3,610
  Total liabilities                                        368,045     367,939

Stockholders' Equity
  Common stock, $0.01 par value; authorized
    20,000,000 shares; issued and outstanding
    (6,934,484 shares at September 30, 1994
    and 6,931,321 shares at June 30, 1994)                      69          69
  Preferred stock, $0.01 par value; authorized
    5,000,000 shares; no shares issued or outstanding          ---         ---
  Additional paid-in capital                                18,216      18,191
  Retained earnings                                          2,105       1,129
  Net unrealized holding loss on assets available for
    sale                                                    (1,024)       (752)
  Total stockholders' equity                                19,366      18,637

Commitments and contingencies

  Total liabilities and stockholders' equity              $387,411    $386,576

See accompanying notes to unaudited consolidated financial statements.




                           TideMark Bancorp, Inc.
                   Consolidated Statements Of Operations
                                (unaudited)

                                               Three Months Ended September 30,
                                                        1994         1993
(Dollars in thousands, except per share amounts)

Interest Income
   Loans                                               $3,636       $4,063
   Mortgage-backed securities                           2,447        1,447
   Investment securities                                  338          281
   Other                                                    7            8
      Total interest income                             6,428        5,799
Interest Expense
   Deposits                                             2,341        2,386
   Advances from Federal Home Loan Bank                   974        1,006
   Reverse repurchase agreements and other borrowings     709          549
      Total interest expense                            4,024        3,941
   Net interest income                                  2,404        1,858
Provision for Losses on Loans                              11          ---
   Net interest income after provision
      for losses on loans                               2,393        1,858
Other Income
   Mortgage-banking gains                                 163          753
   Loan fees and service charges                           67           90
   Loan servicing fees                                    157           47
   Gains on sales of securities                            21           28
   Other                                                1,028          320
      Total other income                                1,436        1,238
Other Expense
   Compensation and employee benefits                   1,310        1,236
   Occupancy and equipment                                491          432
   Federal deposit insurance premiums                     173          159
   Professional services                                  114          128
   Provision for losses on real estate owned,
     net of sales                                          61           41
   (Income) losses from real estate operations            (38)          69
   Other                                                  391          550
      Total other expense                               2,502        2,615
   Income before provision for income taxes             1,327          481
Provision for Income Taxes                                351           99
Net Income                                             $  976       $  382

Net Earnings Per Share                                 $ 0.14       $  .06

See accompanying notes to unaudited consolidated financial statements.




                           TideMark Bancorp, Inc.
         Consolidated Statements of Changes in Stockholders' Equity
                                (unaudited)

                                                                                            Net Unrealized
                                                                                             Holding Loss         Total
                                                       Common      Paid-In     Retained        on Assets       Stockholders'
                                                        Stock      Capital     Earnings   Available for Sale      Equity
(Dollars in thousands)
Balance as of June 30, 1994                            $  69       $18,191      $1,129          $(752)            $18,637

Net income for the three months ended September 30,
  1994                                                   ---           ---         976            ---                 976

Change in net unrealized holding loss on assets
  available for sale for the three months ended
  September 30, 1994                                     ---           ---         ---           (272)               (272)

Common Stock awarded pursuant to the Key Employee
  Restricted Stock Plan                                  ---            25         ---            ---                  25
Balance as of September 30, 1994                       $  69       $18,216      $2,105        $(1,024)            $19,366

See accompanying notes to unaudited consolidated financial statements.





                           TideMark Bancorp, Inc.
                   Consolidated Statements of Cash Flows

                                                         Three Months Ended
                                                            September 30,
                                                      1994                1993
(Dollars in thousands)
Operating Activities
Net income                                           $ 976               $ 382
Adjustments to reconcile net income to net
  cash provided by operating activities
  Provision for losses on loans                         11                 ---
  Provision for losses on real estate owned             61                  50
  Depreciation                                         132                 115
  Amortization of premiums on investments              274                 491
  Amortization of intangible assets                    120                 205
  Amortization of deferred loan fees                   (69)                 83
  Market value adjustment on trading account assets
   and loans held for sale                             (75)                ---
  Mortgage-banking activities
   Proceeds from sales of loans held for sale         5,581              9,382
   Realized gains from sales of loans held for sale     (30)              (407)
   Loan originations                                 (6,609)           (26,970)
   Proceeds from sales of mortgage-backed securities
     arising from securitization of mortgage loans    2,202             29,337
   Principal payments on loans held for sale              5                181
  Gains on sales of trading account assets               (9)               ---
  Purchase of trading account assets                 (1,943)               ---
  Proceeds from sales of trading account assets       3,873                ---
  Principal payments on trading account assets            3                ---
  Gains on sales of mortgage-backed securities
    available for sale                                  (12)               ---
  (Gains) losses on disposal of premises and
    equipment                                            (3)               (57)
  Gains on sales of mortgage servicing rights          (133)              (298)
  Gains on sales of investment securities available
    for sale                                            ---                (28)
  (Decrease) increase in interest receivable           (128)                19
  (Decrease) increase in income tax receivable          (14)                65
  (Decrease) increase in other assets                  (377)               192
  Increase in other liabilities                       1,823              2,245
  Increase (decrease) in deferred income                (39)                66
  Federal Home Loan Bank stock dividend                 ---                (66)
     Net cash provided by operating activities        5,620             14,987

Investing Activities
  Loan principal originations net of repayments      (2,486)            (3,138)
  Purchase of investment securities available
    for sale                                            ---             (1,629)
  Purchases of mortgage-backed securities available
    for sale                                        (15,936)            (2,050)
  Proceeds from sales of mortgage-backed securities
    available for sale                                1,455                ---
  Proceeds from sales of investment securities
    available for sale                                  ---              4,028
  Principal repayments on mortgage-backed securities
    available for sale                                4,072              6,043
  Purchases of investment securities                   (242)               ---
  Principal repayments on investment securities          41                 69
  Purchases of mortgage-backed securities held to
    maturity                                            (28)            (9,898)
  Principal repayments on mortgage-backed securities
    held to maturity                                  2,630              3,896
  Balances carried forward                         $(10,494)           $(2,679)




                           TideMark Bancorp, Inc.
             Consolidated Statements of Cash Flows (Continued)

                                                         Three Months Ended
                                                            September 30,
                                                      1994                1993
(Dollars in thousands)
Balances brought forward                           $(10,494)           $(2,679)
  Loan recoveries net of charge offs                     50                 50
  Purchase of mortgage servicing rights              (1,849)              (810)
  Proceeds from sales of mortgage servicing rights      472                 70
  Additions to real estate owned                        ---               (474)
  Proceeds from sales of real estate                    ---                 50
  Purchases of premises and equipment                   (77)              (131)
  Proceeds from sales of equipment                        3                ---
  Proceeds from sale of branch offices and equipment    ---                 70
  Net capital withdrawals from real estate joint
   ventures                                            784                ---
     Net cash used in investing activities          (11,111)            (3,854)

Financing Activities
  Net increase in non-time deposits                  (1,696)             9,260
  Net increase (decrease) in time deposits           (2,539)               829
  Repayments of Federal Home Loan Bank advances     (35,000)           (24,800)
  Proceeds from Federal Home Loan Bank advances      35,000             25,000
  Net increase (decrease) in securities sold under
   agreements to repurchase and other borrowings      2,333            (11,849)
  Increase in advance payments by borrowers
   for taxes and insurance                              350                217
  Issuance of stock grants                               25                ---
     Net cash used in financing activities           (1,527)            (1,343)

Increase (decrease) in cash and cash equivalents     (7,018)             9,790
  Cash and cash equivalents at beginning of period   12,322              5,850
  Cash and cash equivalents at end of period        $ 5,304            $15,640

Supplemental Schedules and Cash Flow Information

Cash and cash equivalents include
  Cash                                              $ 5,304            $ 7,611
  Interest-bearing deposits in other banks              ---              8,029
                                                    $ 5,304            $15,640

Supplemental disclosures of cash flow information
  Cash paid for interest                            $ 4,057            $ 4,070
  Cash paid for income taxes                            378                ---

Schedule of noncash operating activities
  Real estate acquired in settlement of loans,
   net of allowances                                $   ---            $   ---
  Securitization of mortgage loans                    2,236             29,229

See accompanying notes to unaudited consolidated financial statements.




                           TideMark Bancorp, Inc.

            Notes to Unaudited Consolidated Financial Statements
                             September 30, 1994

Note 1 - Basis of presentation
The consolidated financial statements included herein have been prepared by TideMark Bancorp, Inc. (the "Company" or "TideMark") without audit, in accordance with instructions to Form 10-Q and Rule 10-01 of Regulation S-X. TideMark Bancorp, Inc. is the holding company of TideMark Bank (the "Bank"), a federally chartered savings bank. The Bank reorganized into the holding company form of organization concurrently with the conversion of the Bank from a Virginia chartered savings and loan association to a federally chartered savings bank on December 31, 1992. The accompanying statements do not include all of the information and notes required by generally accepted accounting principles; however, in the opinion of management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months ended September 30, 1994 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1995. The consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in TideMark Bancorp, Inc.'s Annual Report to Stockholders and Annual Report on Form 10-K for the year ended June 30, 1994.

Note 2 - Earnings per share
Earnings per share of common stock for the three months ended September 30, 1994 and 1993 were based upon 6,937,088 and 6,931,321 shares, respectively, representing the weighted-average number of shares outstanding during the periods. Earnings per share would not be materially diluted by the outstanding stock options granted pursuant to the Employee Compensatory Stock Option Plan.

Note 3 - Sale of branch office
In October 1993, the Company announced the sale, subject to regulatory approval and execution of a definitive agreement, of its retail branch office in Kilmarnock, Virginia, to the Bank of Lancaster. The sale will include the building, furniture and equipment and deposit account loans originated in that branch location. In addition, the deposits in the branch as of the closing date will be transferred. The application was submitted to the Federal Reserve Bank of Richmond on January 28, 1994 and approval was granted on August 20, 1994. The sale was completed on November 10, 1994.

Note 4 - Acquisition of TideMark by Crestar Financial Corporation ("Crestar") On October 31, 1994, TideMark announced the execution of a definitive agreement under which Crestar will acquire TideMark. Under terms of the definitive agreement, TideMark shareholders will receive $5.50 per share in cash or a tax-free exchange of Crestar common stock for each share of TideMark common stock held. The number of shares submitted for cash may not exceed 40 percent of TideMark's total shares outstanding at the effective date of the merger. Following approval by TideMark shareholders and regulatory authorities, the acquisition is expected to close early in 1995. Prior to the closing, TideMark expects to complete two transactions that are currently pending -the purchase of eight branches of Bay Savings, a local division of FirstFed Michigan Corporation, which is expected to close prior to December 31, 1994, and the sale of TideMark's Kilmarnock branch office, which was completed on November 10, 1994.

Note 5 - Reclassifications
Certain  reclassifications  have  been   made  to  prior  period  financial
statements to conform them to the current period's presentation.




                    Management's Discussion and Analysis
              of Financial Condition and Results of Operations
GENERAL

TideMark is a savings and loan holding company which was incorporated under the laws of the Commonwealth of Virginia in September 1992 and is the sole shareholder of the Bank. As of September 30, 1994, the major asset of the Company was the stock of the Bank. The Bank's primary business consists of attracting deposits from the general public and investing such deposits, together with other available funds, primarily in loans secured by first mortgages on one-to-four family residential and commercial real estate properties, mortgage-backed securities, consumer loans, United States government and agency securities and other permissible investments. TideMark conducts business from its corporate headquarters and home office in the City of Newport News, Virginia, and nine additional retail offices located in the cities of Newport News, Hampton, and Williamsburg and in the counties of Gloucester, Lancaster, and York. In addition, the Bank operates mortgage-origination offices in the cities of Newport News and Chesapeake, Virginia.

FINANCIAL CONDITION

General At September 30, 1994, TideMark had assets of $387.4 million, an increase of $835,000 over the June 30, 1994 level of $386.6 million. Specific changes in major asset and liability categories are discussed below.

Cash and interest-bearing deposits in other banks Cash and interest-bearing deposits in other banks decreased by $7.0 million from $12.3 million at June 30, 1994 to $5.3 million at September 30, 1994. The decrease was primarily attributable to the transfer of trustee accounts for loans serviced for certain agency investors from a commercial bank to TideMark Bank, together with the investment of a $6.0 million overnight investment account balance as of June 30, 1994 into mortgage-backed securities.

Mortgage-backed securities available for sale Mortgage-backed securities available for sale increased by $9.8 million from June 30, 1994 to $66.5 million at September 30, 1994. The increase resulted from purchases of $15.9 million, partially offset by sales totaling $1.5 million and principal repayments of $4.1 million.

Mortgage-backed securities Mortgage-backed securities being held to maturity totaled $100.3 million as of September 30, 1994, a decrease of $2.6 million from the June 30, 1994 level as the result of net principal repayments.

Loans held for sale Loans held for sale, which consist of residential one-to-four family loans originated by the mortgage division, decreased by $1.7 million from June 30, 1994 to a level of $1.6 million at September 30, 1994, as the result of reduced financing and refinancing activity occuring due to rising interest rates.

Loans receivable The Bank's lending activities continue to be focused primarily on the origination of single-family residential, small commercial, commercial real estate, consumer and residential construction loans secured by properties located in its local community. The net loan portfolio totaled $173.8 million at September 30, 1994, an increase of $3.3 million since June 30, 1994. The increase was primarily the result of the receipt of a note having a carrying value of $1.3 million in partial settlement of a joint venture which was liquidated during the quarter, and commercial, consumer and residential originations totaling $5.0 million, partially offset by principal repayments totaling $2.5 million.

The following table sets forth information concerning the composition of the Company's loan portfolio by type of loan at the dates indicated.


                                      September 30, 1994       June 30, 1994
                                       Amount       %          Amount      %
(Dollars in thousands)
Loans receivable
 Real estate loans:
  Residential
   Existing property
    One-to-four family                $ 86,359    49.68%     $  85,898   50.35%
    Multi-family                         2,430     1.40          2,560    1.50
   Construction, one-to-four family     16,262     9.35         17,481   10.25
  Commercial
   Existing property                    54,772    31.51         55,416   32.48
   Construction                          1,100     0.63          1,425    0.84
   Loans to facilitate the sale of
    real estate owned                    6,252     3.60          6,263    3.67
                                       167,175    96.17        169,043   99.09
   Less:
    Loans in process                    10,937     6.29         11,522    6.75
    Deferred fees and discounts          1,646     0.95            818    0.48
    Allowance for losses                 4,429     2.55          4,395    2.58
     Net real estate loans             150,163    86.38        152,308   89.28
 Commercial business loans               7,998     4.60          7,318    4.29
 Consumer and other loans               20,470    11.77         19,166   11.24
   Less:
    Loans in process and unused
     lines of credit                     4,531     2.61          7,957    4.67
    Unearned income                          9      ---             21    0.01
    Allowance for losses                   250     0.14            223    0.13
     Net consumer loans                 23,678    13.62         18,283   10.72
Net loans receivable                  $173,841   100.00%      $170,591  100.00%


Deposits Deposits totaled $228.5 million as of September 30, 1994, a decrease of $4.2 million or 1.8% from the June 30, 1994 levels of $232.7 million. Deposit outflows largely reflect the preference of consumers to move funds from shorter-term investments (money market accounts and short-term certificates) into higher yielding, intermediate-term products in reaction to rising market interest rates.

The following table shows the distribution of and weighted-average rates paid on the Company's deposits by type of deposit as of the dates indicated:

                                 September 30,              June 30,
(Dollars in thousands)                1994                    1994
                                    % of    Average              % of   Average
    Type of Account       Balance  Deposits   Rate    Balance  Deposits   Rate
Demand deposits         $ 12,599     5.52%    ---%   $ 10,365    4.45%     ---%
NOW accounts              12,735     5.57    2.35      12,114    5.21     2.34
Money market deposit
 accounts                 37,799    16.54    3.25      41,022   17.63     3.17
Savings deposits          21,362     9.35    2.75      22,690    9.75     2.92
Time deposits            143,995    63.02    4.96     146,534   62.96     4.72
   Total deposits and
    weighted average
    rates               $228,490   100.00%   4.05%   $232,725  100.00%    3.94%

Other  borrowed  money   Deposit  outflows  have  resulted  in the  Company
increasing its short-term borrowings since June 30, 1994 by $2.4 million, or 4.1%, to $60.5 million as of September 30, 1994.

Stockholders' equity Net earnings of $976,000 for the first quarter of fiscal 1995, partially offset by net unrealized holding losses on available for sale securities of $272,000 combined to increase TideMark's stockholders' equity to $19.4 million as of September 30, 1994 from $18.6 million at June 30, 1994. The Bank meets all of its current regulatory capital requirements, as discussed more fully in the "Regulatory Capital Requirements" section.

RESULTS OF OPERATIONS

Overview The Company reported net income of $976,000 or $0.14 per share for the three months ended September 30, 1994, an increase of 155.5% over earnings of $382,000 or $0.06 per share for the same period of the prior year.

Net interest income Net interest income for the first fiscal quarter totaled $2.4 million, an increase of $546,000 or 29.4% over the same quarter of the prior fiscal year. The Company's net interest margin (net interest income divided by average interest-earning assets) was 2.65% for the first quarter of fiscal 1995, compared with 2.13% for same period of the prior year. TideMark's net interest income has been positively affected by improving yields on the loan portfolio resulting from decreased nonperforming asset levels and adjustable-rate loans repricing upward as market interest rates rise, and improved performance in the mortgage-backed securities portfolio, where rapid prepayment activity in the prior year caused a reduction in yields. As a result, TideMark's yield on earning assets increased to 7.08% for the three months ended September 30, 1994 from 6.64% for the same period of the prior year. Net interest income has also benefitted from increasing levels of demand accounts, as well a shift by customers, during much of fiscal 1994, into shorter-term, lower-costing funds, resulting in a 30 basis point decline in the average cost of the Company's deposits for the first quarter of fiscal 1995 to 4.01% as compared to the same period last year. Offsetting such benefits has been an increase in the Company's cost of short-term borrowings of 44 basis points from prior year levels to 5.33% for the first quarter of fiscal 1995, reflecting rising market interest rates.


The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income of the Company from interest-earning assets and resultant average yields, (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost, (iii) net interest income, (iv) interest rate spread and (v) net yield on interest-earning assets. Average balances are determined on a monthly basis.




                                                           Three Months ended September 30,
                                                      1994                                  1993
(Dollars in thousands)                                        Average                               Average
                                          Average              Yield/           Average              Yield/
                                          Balance   Interest   Rate1            Balance   Interest   Rate1
Interest-earning assets:
  Loans                                  $178,800    $3,636     8.14%          $204,666    $4,063     7.94%
  Mortgage-backed securities              164,166     2,447     5.96            126,195     1,447     4.59
  Investment securities                    20,086       338     6.72             17,435       281     6.45
   Other interest-earning assets              589         7     4.95              1,170         8     2.65
    Total interest-earning assets         363,641     6,428     7.08            349,466     5,799     6.64

Interest-bearing liabilities:
  Deposits                                231,486     2,341     4.01            219,594     2,386     4.31
  FHLB advances and other borrowings      126,111     1,683     5.33            126,496     1,555     4.89
   Total interest-bearing liabilities     357,597     4,024     4.48            346,090     3,941     4.52

Net interest-earning assets and
 interest rate spread                    $  6,044               2.60%          $  3,376               2.12%

Net interest income                                  $2,404                                $1,858

Net yield on average interest-earning
 assets                                                         2.65%                                 2.13%



  1 Annualized, based on interest methods appropriate for each type of asset or liability


Provisions for losses on loans and real estate owned TideMark reviews the adequacy of the allowance for losses on loans and real estate owned on a quarterly basis with appraisals performed and fair value evaluations made as deemed appropriate. While the establishment of provisions for losses requires management to make many assumptions and estimates relating to the economy, interest rates, the industries in which the Company has loan concentrations, and the ability of the borrowers to perform as agreed, management believes the loss allowances currently established are adequate at this time to cover potential losses from known and inherent credit risk. See also "Asset Quality" for a discussion of the Company's nonperforming assets and classified assets at September 30, 1994.


The  following  table  sets   forth  information  regarding  the  Company's
allowances for losses on loans, real estate owned ("REO") and equity investments for the three months ended September 30, 1994:

                                        Allowances for Losses on
                                                                Equity
                                  Loans Receivable     REO    Investments
                           General  Specific  Total  Specific   Specific  Total
(Dollars in thousands)
Balance at July 1, 1994    $3,768     $850   $4,618    $620      $ 782   $6,020
Provision for losses           11      ---       11      61        ---       72
Charge-offs                    (2)     ---       (2)    ---       (782)    (784)
Recoveries                     52      ---       52     ---        ---       52
Sales of REO                  ---      ---      ---     ---        ---      ---
Balance at September 30,
 1994                      $3,829     $850   $4,679    $681      $ ---   $5,360



Based on valuations of the loans in its portfolio, the Company provided an additional $11,000 to its general allowance for loans during the three months ended September 30, 1994. The net recoveries of $52,000 experienced with respect to loans during the three months ended September 30, 1994, were primarily the result of recoveries experienced in liquidating the loan portfolio of Community Finance Company ("CFC"), a former subsidiary of the Bank.

The provision for losses on REO properties totaled $61,000 for the three months ended September 30, 1994 compared with $50,000 for the three months ended September 30, 1993. The current fiscal year's provision relates to several residential properties and was made to reduce their carrying values to the estimated fair value of the properties.

During the quarter, an equity investment carrying a specific valuation allowance of $782,000 was liquidated with TideMark receiving a note and stock from the managing partner in settlement of its equity interest. As a result, the specific allowance related to such asset was reversed and recognized as income during the quarter. See "Asset Quality" for a description of the equity investment resolution.

Other income Other income totaled $1.4 million for the three months ended September 30, 1994, an increase of $198,000 or 16.0% over the same period of the prior year. Gains on sales of loans held for sale totaled $163,000 for the three months ended September 30, 1994, down from $753,000, for the same period in the prior year. The level of gains experienced during the first quarter of fiscal 1995 reflect the effect of rising market interest rates, which have significantly curtailed loan financing and refinancing activity, as well as narrowed gains on existing pipelines of loans originated for sale. Loan servicing fees for the first quarter of fiscal 1995 totaled $157,000, an increase of 234.0% over the same period of the prior year. The increase in fees resulted from the purchase of the $199.7 million loan servicing portfolio of Bay Savings Bank, a division of First Federal of Michigan ("Bay Savings"), which was completed in September 1994, and the slower amortization of purchased mortgage servicing rights resulting from the rise in market interest rates. Other income totaled $1.0 million for the three months ended September 30, 1994, an increase of $708,000 over the same period of the prior year. The increase is the result of the equity investment recovery described above.

Other expense Other expense decreased by $113,000 or 4.3% from the quarter ended September 30, 1993 to $2.5 million for the three months ended September 30, 1994, primarily as the result of decreases in REO costs, along with certain other operating expenses which have been curtailed in anticipation of the acquisition of Tidemark by Crestar.

Provision for income taxes The Bank's provision for income taxes totaled $351,000 or 26.5% of income before taxes for the three months ended September 30, 1994. The primary reason for the effective tax rate being lower than the statutory rate relates to the tax treatment of the dissolution of the equity investment discussed above.


ASSET QUALITY

Nonperforming assets Nonperforming assets consist of nonaccrual loans, accruing loans past due 90 days or more, real estate acquired in settlement of loans or deemed in-substance foreclosure, real estate held for development or resale, equity investments in troubled projects, and formally restructured loans which are classified as troubled debt restructurings. Generally, the accrual of income is discontinued if management believes, after considering economic conditions, the borrower's financial condition, and collection efforts, that the collection of principal or interest is in doubt, or when the payment of principal and interest has become contractually 90 days past due.

Following are balances of assets, net of specific loss allowances of $707,000 and $1.5 million at September 30, 1994 and June 30, 1994, respectively, considered by management to be nonperforming as of the dates indicated:

                                                September 30,       June 30,
                                                     1994             1994
(Dollars in thousands)
Nonaccrual loans
 Residential, 1-4 family homes                    $   868            $ 887
 Multi-family                                         235              578
 Hospitality industry                               2,346            2,464
 Other commercial                                     195               43
 Consumer                                              24              152
Accruing loans past due 90 days or more               ---              ---
                                                    3,668            4,124
Real estate acquired in settlement of loans or
 in-substance foreclosure
  Residential, 1-4 family homes                       392              431
                                                      392              431
Real estate held for development or resale            786              786
Equity investment                                     ---              782

  Total nonperforming assets                        4,846            6,123

Troubled debt restructurings                        7,535            7,549
  Total nonperforming assets and troubled debt
   restructurings                                 $12,381          $13,672

Ratio of nonperforming assets to total assets        1.25%            1.58%

Ratio of nonperforming assets and troubled debt
 restructurings to total assets                      3.20%            3.54%

Nonperforming assets and troubled debt restructurings decreased by $1.3 million from the June 30, 1994 level of $13.7 million to $12.4 million as of September 30, 1994.

Nonaccrual loans Nonaccrual loans decreased by $456,000 from the June 30, 1994 level to $3.7 million as of September 30, 1994, largely as the result of the prepayment and refinance of two individual loans on multi-family properties with a single investor which were on nonaccrual status as of June 30, 1994.

Equity Investment During the first quarter of fiscal 1995, VM Investors, a joint venture in which Dominion Motor Inns, Inc. ("DMI"), a subsidiary of TideMark Bank, was a partner was liquidated. DMI received a note from the managing partner, Fairfield Communities, Inc. ("Fairfield"), with a face amount of $2.1 million and shares of common stock in Fairfield having a market value of $346,000 in settlement of its joint venture investment, which had a carrying value of approximately $800,000. As a result, DMI recovered $781,500 which was previously reserved as the result of the Fairfield filing for reorganization under Federal Bankruptcy laws in October 1990. The remaining recovery in excess of the previously reserved amount (approximately $800,000) will be accreted into income in future periods.

Asset classification. In addition to rating loans according to their performance, the Bank has adopted a policy concerning the classification of problem assets, pursuant to applicable OTS regulations. Under the policy, problem loans and other assets are classified into three categories: (i) substandard, (ii) doubtful and (iii) loss.
An asset is classified Substandard if it is determined to involve a distinct possibility that the Bank could sustain some loss if deficiencies associated with the loan are not corrected. An asset is classified as Doubtful if full collection is highly questionable or improbable. An asset is classified as Loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The Bank also evaluates assets deserving "special mention" which, while not necessarily exposing the Bank to loss, do possess potential credit deficiencies or potential weaknesses deserving management's close attention. If an asset is classified pursuant to the Bank's policies, or by regulatory examiners, specific allowances for loan losses may be established. If an asset is classified as Loss, the Bank establishes a specific allowance in an amount equal to 100% of the portion of the asset classified Loss or charges off that amount. According to procedures established by the Bank in fiscal 1990, general loan loss allowances are provided against all loans based upon their classification. Certain percentage general allowances are provided for all loan amounts with increasing percentage provisions made as classification levels indicate increased concern with asset quality. Such percentages are subject to periodic review and adjustment to take into account current market conditions as well as historical experience.

The following table details information concerning the Bank's classified assets, net of allowance for losses, at September 30, 1994 and June 30, 1994.


                                            September 30, 1994                        June 30, 1994
                                    Sub-                                    Sub-
                                  standard   Doubtful   Loss    Total      standard   Doubtful   Loss    Total
(Dollars in thousands)
Loans Receivable
 Residential                     $   799       $---     $---   $  799      $   826      $---     $---   $   826
 Multi-family                        235        ---      ---      235          578       ---      ---       578
 Hospitality Industry             13,329        ---      ---   13,329       13,629       ---      ---    13,629
 Other Commercial Real Estate        179        ---      ---      179          181       ---      ---       181
 Consumer                             48         24      ---       72          172        30      ---       202
                                  14,590         24      ---   14,614       15,386        30      ---    15,416

Real Estate Acquired in
 Settlement of Loans Residential     393        ---      ---      393          431        ---     ---       431
                                     393        ---      ---      393          431        ---     ---       431
Real Estate Held for Development     786        ---      ---      786          786        ---     ---       786
Equity Investment                    ---        ---      ---      ---          ---        782     ---       782
  Total Classified Assets        $15,769       $ 24     $---  $15,793       $16,603      $812    $---   $17,415
  % of Total Assets                 4.07%      0.01%     ---     4.08%         4.29%     0.21%    ---      4.50%


Classified assets decreased by $1.6 million from June 30, 1994 levels to $15.8 million as of September 30, 1994, largely as the result of the changes discussed above under "Asset Quality - Nonperforming assets."

LIQUIDITY

Liquidity represents the TideMark's ability to maintain sufficient cash flows to fund its operations and to meet financial obligations to its depositors and borrowers, while pursuing business opportunities as they arise. The OTS, as the primary regulator of the Bank, establishes minimum liquidity requirements which are measured by the ratio of cash and eligible investments to the sum of net withdrawable savings and borrowings due within one year. TideMark is currently required to maintain a minimum liquidity level of 5% with 1% being in short-term assets. At September 30, 1994 and June 30, 1994, TideMark's total qualifying liquid assets were $20.4 million and $17.0 million, respectively, resulting in average liquidity ratios of 5.9% and 5.1%, respectively.

In addition to funds provided by continuing operations, the principal sources of funds for the Company for the three months ended September 30, 1994 included $1.5 million from sales of assets available for sale, $6.7 million in principal payments on mortgage-backed securities and $5.6 million in proceeds from the sale of loans held for sale. Funds were used primarily to fund deposit outflows of $4.2 million, to fund loan originations totaling $6.6 million, to purchase mortgage-backed securities held to maturity and available for sale totaling in the aggregate $16.0 million, and to purchase mortgage servicing rights from Bay Savings for $1.8 million.

Another indicator of a bank's liquidity is the ability to reprice interest-earning assets and interest-bearing liabilities. The differences between asset and liability repricing characteristics, or the "gap", is an approximate measure of interest rate sensitivity. At September 30, 1994, TideMark had a cumulative negative gap of $26.2 million, or 6.8% of assets in the one-year time period and $40.5 million, or 10.4% of assets in the three-year time period, respectively. The Company's negative gap has been a primary contributor to the increased earning capacity of the Company in periods of declining interest rates, such as much of the past two years. The Company has a program to reduce its exposure to movements in market interest rates, largely by using interest-rate caps and longer-term borrowings, to minimize the effect of such interest-rate movements on earnings. In order to further reduce exposure to rising interest rates and improve branch profitability, the Company entered into a definitive agreement on July 12, 1994 to purchase the deposits of the eight local branches of Bay Savings. This transaction is expected to be consummated prior to December 31, 1994. Under the agreement, TideMark will assume approximately $66.0 million of customer deposits consisting largely of fixed-rate, fixed-term time deposits and transaction accounts which are generally considered to be less sensitive to interest rate fluctuations than indicated by their contractual terms.





The following table displays the distribution of the Company's interest-earning assets and interest-bearing liabilities at September 30, 1994, maturing or repricing over various time periods, adjusted for estimated loan prepayments, deposit decay and for the effect of its interest-rate caps and swaps:


                                                       Maturity/Rate Sensitivity at September 30, 1994
                                       0-6             7-12           1-3            3-5           More than 5
                                      Months          Months         Years          Years            Years               Total
(Dollars in thousands)
Interest-earning
  assets                            $108,931         $87,486       $70,872        $53,842            $55,927            $377,058
Interest-bearing
   liabilities                       203,597          64,043        55,130         23,070             15,629             361,469
(Deficiency) excess of
   interest-earning assets
   over interest-bearing
   liabilities                       (94,666)         23,443        15,742         30,772             40,298              15,589
Effect of interest-rate caps and
   exchange agreements (1)            45,000             ---       (30,000)       (15,000)               ---                 ---

Adjusted GAP                        $(49,666)      $  23,443      $(14,258)       $15,772             $40,298            $15,589

Cumulative adjusted GAP             $(49,666)      $ (26,223)     $(40,481)      $(24,709)          $  15,589            $   ---
Cumulative adjusted GAP as
   a percent of total assets           (12.8%)          (6.8%)       (10.4%)         (6.4%)               4.0%               ---


  (1) Interest-rate  caps  are  included  at   100%  of  their
      notional amounts.  The strike rates, or  the rates which
      the  index (the  three-month London  Interbank  Offering
      Rate, "LIBOR")  must exceed before the  Company would be
      entitled to  interest payments range from  5.0% to 6.0%.
      As  of September  30,  1994, the  three-month  LIBOR was
      5.50%.


TideMark's Asset/Liability Management Committee ("ALCO") is responsible for formulating liquidity strategies and monitoring performance based on guidelines approved by the Board of Directors. As of September 30, 1994, the Company's gap position was within guidelines set by the Board of Directors. The Company's liquidity position is monitored daily, and gap positions are actively managed on a regular basis by the ALCO to ensure continued compliance and sound business practices.


REGULATORY CAPITAL REQUIREMENTS

Under FIRREA and implementing OTS regulations, the Bank is currently required to maintain (i) core capital equal to 3.0% of adjusted total assets, (ii) tangible capital equal to 1.5% of adjusted total assets, and
(iii) risk-based capital equal to 8.0% of risk-weighted assets. The requirements and methods for calculating the same are described in detail in the 1994 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended June 30, 1994.


At September 30, 1994, TideMark Bank was in compliance with all current regulatory capital ratio requirements of the Office of Thrift Supervision ("OTS"), with a tangible ratio of 4.67%, a core capital ratio of 4.69% and a risk-based capital ratio of 10.88%. These exceeded regulatory requirements as described above. In August 1993, the OTS adopted a final rule incorporating an interest-rate risk component into the risk-based capital requirement, which is described in the Company's Annual Report. The deduction from capital for any institution having greater than "normal" interest-rate risk was scheduled to begin in September 1994; however, on October 13, 1994 the OTS extended that date to March 31, 1995, to allow for the completion of an appeals process by institutions who believe the OTS calculated deduction to be inaccurate, as well as to assess how the proposal relates to the requirements of Section 309 of the recently passed Riegle Community Development and Regulatory Improvement Act, which established standards for a regulatory appeals process for certain "material supervisory determinations."

The new regulation is not expected to have a material effect on the Bank's regulatory capital position.


Following is a reconciliation of the Bank's consolidated stockholders' equity for financial reporting purposes to its tangible, core and risk-based capital available to meet its regulatory requirements:



                                                        September 30, June 30,
                                                            1994      1994
(Dollars in thousands)                                        (unaudited)
Stockholders' equity of TideMark
  as reported in the accompanying
  financial statements                                    $19,366  $18,637

Less:
  Capitalization of parent company                             23       23
  Goodwill                                                    145      148
  Other intangible assets                                     183       98
  Phase-out of investment in non-includable subsidiary        602      513
  Nonqualifying deferred tax asset                            390      197

Tangible capital of the Bank                               18,023   17,658
  Plus qualifying intangibles                                  77       98

Core capital of the Bank                                   18,100   17,756
Plus supplementary capital:
  Allowable general loss reserves                           2,363    2,344
  Less phase-out of equity investments                         50       30

Risk-based capital                                         $20,413  $20,070


The following information presents the Bank's capital levels and ratios relative to its minimum capital requirements:

                                             September 30,      June 30,
                                                  1994            1994
                                             Amount     %     Amount   %
(Dollars in thousands)                             (unaudited)
Tangible capital                            $18,023  4.67%   $17,658 4.58%
Tangible capital requirement                 5,791   1.50%    5,782  1.50%
     Excess                                 $12,232  3.17%   $11,876 3.08%
Core capital                                $18,100  4.69%   17,756  4.61%
Core capital requirement                    11,584   3.00%   11,566  3.00%
     Excess                                 $6,516   1.69%   $6,190  1.61%
Risk-based capital                         $20,413  10.88%  $20,070 10.79%
Risk-based capital requirement              15,008   8.00%   14,887  8.00%
     Excess                                 $5,405   2.88%   $5,183  2.79%

Due to its relatively high level of classified assets, the OTS has retained certain provisions of the Bank's Supervisory Agreement entered into on August 23, 1990, even though the lending restrictions were removed in fiscal year 1992 upon achievement of capital compliance.

Under the remaining terms of the Supervisory Agreement, the Bank is required to conduct its lending activities in a manner consistent with a three-year business plan and adhere to the Bank's loan underwriting policies and procedures as submitted to the OTS. Provisions of the Supervisory Agreement require the Bank to submit quarterly status reports of classified assets and to review quarterly the sufficiency of general and specific valuation allowances, review and revise annually the three-year business plan previously submitted and to discontinue the indirect lending activities of CFC. The Bank is in compliance in all material respects with the remaining provisions of the Supervisory Agreement.

During fiscal 1994, the Bank was subject to certain growth restrictions as contained in Regulatory Bulletin 3a-1. Effective August 19, 1994, these growth restrictions were removed, subject to the condition that TideMark adhere to the projections contained in its fiscal 1995 operating budget.


CURRENT REGULATORY DEVELOPMENTS

Major current developments in accounting and regulatory requirements are discussed in the Corporation's 1994 Annual Report and Form 10-K, which are available without charge upon written request. Requests for these and other financial information about the Company or the Bank should be directed to Pamela B. Lawson, Executive Vice President and Chief Financial Officer, 301 Hiden Boulevard, P. O. Box 6040, Newport News, Virginia, 23606.


                        PART II - OTHER INFORMATION


ITEM 1.  LEGAL PROCEEDINGS

Not applicable.

Item 2.  CHANGES IN SECURITIES

Not applicable.

Item 3.  DEFAULTS UPON SENIOR SECURITIES

Not applicable.

Item 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

Item 5.  OTHER INFORMATION
Not applicable.

Item 6.  EXHIBITS AND REPORTS ON FORM 8-K

(A)  Exhibits - none.
(B)  Reports

  Report on Form 8-K dated July 29, 1994 announcing the execution of a definitive agreement whereby TideMark will acquire the branch offices, deposits and loan servicing rights of Bay Savings, the Newport News-based division of First Federal of Michigan.

  Report on Form 8-K dated September 29, 1994 announcing the execution of a binding Letter Agreement dated September 20, 1994 whereby TideMark would be acquired by Crestar Financial Corporation ("Crestar").

  Report on Form 8-K dated November 4, 1994 announcing the execution of a definitive agreement on October 31, 1994 whereby Crestar would acquire TideMark and TideMark would be merged with and into Crestar.


                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             Registrant:

                                             TideMark Bancorp, Inc.



        Date:  November 10, 1994             \s\ Robert N. Springer
                                             Robert N. Springer
                                             President  and  Chief  Executive
                                             Officer



        Date:  November 10, 1994             \s\ Pamela B. Lawson

                                             Pamela B. Lawson
                                             Executive  Vice   President  and
                                             Chief Financial Officer

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Officers and Directors

  Crestar's Articles of Incorporation implement the provisions of the VSCA, which provide for the indemnification of Crestar's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Crestar's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Crestar also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. In addition, the VSCA and Crestar's Articles of Incorporation eliminate the liability of a director or officer of Crestar in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated herein by reference.


Item 21.  Exhibits and Financial Statement Schedules

     (a)               Exhibits

                    2(a) Agreement and Plan of Reorganization dated as of October 31, 1994, among Crestar, Crestar Bank, TideMark and TideMark Bank (attached to the Proxy Statement/Prospectus as Annex I)

                    2(b) Stock Option Agreement dated as of September 20, 1994, between Crestar and TideMark (attached to the Proxy Statement/Prospectus as Annex II)

                    5 Opinion of Hunton & Williams with respect to legality

                    8 Opinion of Hunton & Williams with respect to tax consequences of the Transaction

                    24(a) Consent of KPMG Peat Marwick LLP

                    24(b) Consent of Coopers & Lybrand L.L.P.

                    24(c) Consent of Ernst & Young LLP
                    24(d) Consent of Scott & Stringfellow, Inc.

                    24(e) Consent of Hunton & Williams (included in Exhibit
                          5 and Exhibit 8)

                    25 Power of Attorney (included on page II-__ of the Registration Statement)

                    99(a) Form of Proxy

                    99(b) Cash Option Election Form

                 (b)  Financial Statement Schedules -- None

                 (c) Report, Opinion or Appraisal -- (attached to the Proxy Statement/Prospectus as Annex III)


Item 22. Undertakings

     (a) The undersigned Registrant hereby undertakes as fol-lows:

                    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                         (i) To include any prospectus required by sec-tion 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the in-formation set forth in the registration statement.

                         (iii) To  include  any  material information  with
                               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                               Provided, however, that paragraphs (a)(1)(- i) and (a)(1)(ii) do not apply if the reg-istration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                               Section 13 or Section 15(d) of the Securi-ties Exchange Act of 1934 that are incorpo-rated by reference in the registration sta-tement.

                    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the ini-tial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    4. That prior to any public reoffering of the securi-ties registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                    5. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provi-sions, or otherwise, the Registrant has been ad-vised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the suc-cessful defense of any action, suit or proceeding) is asserted by such director, officer or control-ling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of the post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                 SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on November 30, 1994.

                                        CRESTAR FINANCIAL CORPORATION
                                                (Registrant)

                                        By: /s/John C. Clark, III
                                            John C. Clark, III,
                                            Corporate Senior Vice
                                            President, General Counsel
                                            and Secretary


                             POWER OF ATTORNEY

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 30, 1994. Each of the directors and/or officers of Crestar Financial Corporation whose signature appears below hereby appoints John C. Clark, III, Lathan M. Ewers, Jr. and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Crestar
Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

         Signature                            Title

                                     Chairman of the Board and Chief
Richard G. Tilghman                        Executive Officer and Director
                                     (Principal Executive Officer)

                                     President and Director
James M. Wells, III

                                     Vice Chairman of the Board and Chief
Patrick D. Giblin                          Financial Officer and Director
                                     (Principal Financial and Accounting
                                     Officer)

                                     Director
Richard M. Bagley


                                     Director
J. Carter Fox

                                     Director
Bonnie Guiton Hill

                                     Director
Gene A. James

                                     Director
H. Gordon Leggett, Jr.

                                     Director
Charles R. Longsworth

                                     Director
Patrick J. Maher

                                     Director
Frank E. McCarthy

                                     Director
G. Gilmer Minor, III

                                     Director
Gordon F. Rainey, Jr.

                                     Director
Frank S. Royal, M.D.


                                     Director
L. Dudley Walker

                                     Director
Karen Hastie Williams



                               EXHIBIT INDEX

                                        Location or Sequentially
  Exhibit          Description               Numbered Pages

    2(a)       Agreement and Plan of    Filed herewith on se-
               Reorganization           quential page no. ___ as
                                        Annex I.
    2(b)       Stock Option Agreement   Filed herewith on seq-
                                        uential page no. ___ as
                                        Annex II.

    5          Opinion of Hunton &      Filed herewith on seq-
               Williams with respect    uential page no. ___
               to legality

    8          Opinion of Hunton &      Filed herewith on seq-
               Williams with respect    uential page no. ___
               to tax consequences
   24(a)       Consent of KPMG Peat     Filed herewith on seq-
               Marwick LLP              uential page no. ___

   24(b)       Consent of Coopers &     Filed herewith on se-
               Lybrand L.L.P.           quential page no. ___
   24(c)       Consent of Ernst &       Filed herewith on
               Young LLP                sequential page no. ___

   24(d)       Consent of Scott &       Filed herewith on sequ-
               Stringfellow             ential page no. ___

   25          Power of Attorney        Included on page II-__
                                        of the Registration Sta-
                                        tement.
   99(a)       Form of Proxy            Filed herewith on se-
                                        quential page no. ___

   99(b)       Cash Option Election     Filed herewith on
               Form                     sequential page no. ___